    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 2001
                                                     Registration No. 333-
                                                                          -----


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        PAXSON COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)

            DELAWARE                              4832                       59-3212788
(State or other jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)         Classification Code Number)      Identification Number)


                            601 Clearwater Park Road
                         West Palm Beach, Florida 33401
                                 (561) 659-4122
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                               Anthony L. Morrison
           Executive Vice President, Chief Legal Officer and Secretary
                        Paxson Communications Corporation
                            601 Clearwater Park Road
                         West Palm Beach, Florida 33401
                                 (561) 659-4122
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             See Table of Additional
                                Registrants Below

                                   Copies to:

                                 David L. Perry
                              Holland & Knight LLP
                       625 North Flagler Drive, Suite 700
                         West Palm Beach, Florida 33401
                                 (561) 833-2000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

                        CALCULATION OF REGISTRATION FEE

    TITLE OF EACH CLASS OF            AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
  SECURITIES TO BE REGISTERED          TO BE           OFFERING PRICE          AGGREGATE           REGISTRATION
                                    REGISTERED          PER UNIT(1)        OFFERING PRICE(1)           FEE
                                   ------------         -----------        -----------------       ---------
10-3/4% Senior Subordinated
Notes due 2008...................  $200,000,000             100%             $200,000,000            $50,000
                                   ------------         -----------        -----------------       ---------
Guarantee of 10-3/4% Senior
Subordinated Notes due 2008......       N/A                 N/A                   N/A                 $0(2)
                                   ------------         -----------        -----------------       ---------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act.

(2) The Additional Registrants, each a subsidiary of Paxson Communications Corporation, will guarantee the payment of the 10-3/4% Senior Subordinated Notes due 2008. Pursuant to Rule 457(n) under the Securities Act of 1933, no filing fee is required.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             ADDITIONAL REGISTRANTS

                                                                                    PRIMARY
                                                              STATE OR OTHER       STANDARD              I.R.S.
                                                              JURISDICTION OF     INDUSTRIAL            EMPLOYER
                                                              INCORPORATION/    CLASSIFICATION       IDENTIFICATION
NAME                                                             FORMATION          NUMBER               NUMBER
----                                                             ---------          ------               ------
AMERICA 51, L.P.                                                 Delaware            4833              86-0889042
BUD HITS, INC.                                                    Florida            7819              65-0912159
BUD SONGS, INC.                                                   Florida            7819              65-0897301
CAP COMMUNICATIONS LICENSE OF NEW LONDON, INC.                    Florida            4833              65-0882807
CAP COMMUNICATIONS OF NEW LONDON, INC.                            Florida            4833              65-0882805
CAP COMMUNICATIONS, INC.                                          Florida            4833              65-0882809
CHANNEL 66 OF TAMPA, INC.                                         Florida            4833              59-3227857
CLEARLAKE PRODUCTIONS, INC.                                       Florida            7812              65-0863302
COCOLA MEDIA CORPORATION OF FLORIDA                              Delaware            4833              77-0406411
COCOLA MEDIA CORPORATION OF SAN FRANCISCO, INC.                 California           4833              77-0448296
DP MEDIA, INC.                                                    Florida            4833              59-3227378
DP MEDIA LICENSE OF BATTLE CREEK, INC.                            Florida            4833              65-0769770
DP MEDIA LICENSE OF BOSTON, INC.                                  Florida            4833              65-0822057
DP MEDIA LICENSE OF MARTINSBURG, INC.                             Florida            4833              65-0769782
DP MEDIA LICENSE OF MILWAUKEE, INC.                               Florida            4833              65-0817050
DP MEDIA LICENSE OF RALEIGH DURHAM, INC.                          Florida            4833              65-0769780
DP MEDIA OF BATTLE CREEK, INC.                                    Florida            4833              65-0773604
DP MEDIA OF BOSTON, INC.                                          Florida            4833              65-0829541
DP MEDIA OF MARTINSBURG, INC.                                     Florida            4833              65-0719860
DP MEDIA OF MILWAUKEE, INC.                                       Florida            4833              65-0816378
DP MEDIA OF RALEIGH DURHAM, INC.                                  Florida            4833              65-0733737
DP MEDIA OF ST. LOUIS, INC.                                       Florida            4833              65-0769772
FLAGLER PRODUCTIONS, INC.                                         Florida            7812              65-1118465
HISPANIC BROADCASTING, INC.                                       Florida            4833              59-2537913
IRON MOUNTAIN PRODUCTIONS, INC.                                   Florida            4833              65-1001631
OCEAN STATE TELEVISION, LLC                                      Delaware            4833               06-14832
PAX HITS PUBLISHING, INC                                          Florida            7819              65-0897299
PAX INTERNET, INC.                                                Florida            7373              59-2907133
PAX NET TELEVISION PRODUCTIONS, INC.                              Florida            7812              65-0830580
PAX NET, INC.                                                    Delaware            7812              65-0789886
PAXSON AKRON LICENSE, INC.                                        Florida            4833              65-0611729
PAXSON ALBANY LICENSE, INC.                                       Florida            4833              65-0736665
PAXSON ALBUQUERQUE LICENSE, INC.                                  Florida            4833              65-0813266
PAXSON ATLANTA LICENSE, INC.                                      Florida            4833              59-3291854
PAXSON BIRMINGHAM LICENSE, INC.                                   Florida            4833              65-0688716
PAXSON BOSTON LICENSE, INC.                                       Florida            4833              59-3283741
PAXSON BOSTON-68 LICENSE, INC.                                    Florida            4833              65-0964667
PAXSON BUFFALO LICENSE, INC.                                      Florida            4833              65-0744425
PAXSON CEDAR RAPIDS LICENSE, INC.                                 Florida            4833              65-0744422
PAXSON CHARLESTON LICENSE, INC.                                   Florida            4833              65-0780849
PAXSON CHICAGO LICENSE, INC.                                      Florida            4833              59-3498673
PAXSON COMMUNICATIONS LICENSE COMPANY, LLC                       Delaware            4833              65-0858700
PAXSON COMMUNICATIONS LPTV, INC.                                  Florida            4833              65-0641981
PAXSON COMMUNICATIONS MANAGEMENT COMPANY, INC.                    Florida            7842              59-3212233
PAXSON COMMUNICATIONS OF AKRON-23, INC.                           Florida            4833              65-0611718
PAXSON COMMUNICATIONS OF ALBANY-55, INC.                          Florida            4833              65-0628627

                                                                                    PRIMARY
                                                              STATE OR OTHER       STANDARD              I.R.S.
                                                              JURISDICTION OF     INDUSTRIAL            EMPLOYER
                                                              INCORPORATION/    CLASSIFICATION       IDENTIFICATION
NAME                                                             FORMATION          NUMBER               NUMBER
----                                                             ---------          ------               ------
PAXSON COMMUNICATIONS OF ALBUQUERQUE-14, INC.                     Florida            4833              65-0766945
PAXSON COMMUNICATIONS OF ATLANTA-14, INC.                         Florida            4833              59-3235962
PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC.                      Florida            4833              65-0688713
PAXSON COMMUNICATIONS OF BOSTON-46, INC.                          Florida            4833              65-0686132
PAXSON COMMUNICATIONS OF BOSTON-60, INC.                          Florida            4833              59-3283737
PAXSON COMMUNICATIONS OF BOSTON-68, INC.                          Florida            4833              65-0918840
PAXSON COMMUNICATIONS OF BUFFALO-51, INC.                         Florida            4833              65-0744433
PAXSON COMMUNICATIONS OF CEDAR RAPIDS-48, INC                     Florida            4833              65-0744431
PAXSON COMMUNICATIONS OF CHARLESTON-29, INC.                      Florida            4833              65-0780847
PAXSON COMMUNICATIONS OF CHICAGO-38, INC.                         Florida            4833              65-0806274
PAXSON COMMUNICATIONS OF DALLAS-68, INC.                          Florida            4833              59-3283742
PAXSON COMMUNICATIONS OF DAVENPORT-67, INC.                       Florida            4833              65-0813879
PAXSON COMMUNICATIONS OF DENVER-59, INC.                          Florida            4833              65-0603895
PAXSON COMMUNICATIONS OF DES MOINES-39, INC.                      Florida            4833              65-0813632
PAXSON COMMUNICATIONS OF DETROIT-31, INC.                         Florida            4833              65-0735187
PAXSON COMMUNICATIONS OF FAYETTEVILLE-62, INC                     Florida            4833              65-0771647
PAXSON COMMUNICATIONS OF FRESNO-61, INC.                          Florida            4833              65-0742713
PAXSON COMMUNICATIONS OF GREENSBORO-16, INC.                      Florida            4833              65-0653894
PAXSON COMMUNICATIONS OF GREENVILLE-38, INC.                      Florida            4833              65-0813242
PAXSON COMMUNICATIONS OF HONOLULU-66, INC.                        Florida            4833              65-0754528
PAXSON COMMUNICATIONS OF HOUSTON-49, INC.                         Florida            4833              76-0461679
PAXSON COMMUNICATIONS OF JACKSONVILLE-21, INC.                    Florida            4833              65-1004849
PAXSON COMMUNICATIONS OF JACKSONVILLE-35, INC.                    Florida            4833              65-0922580
PAXSON COMMUNICATIONS OF KANSAS CITY-50, INC.                     Florida            4833              65-0712686
PAXSON COMMUNICATIONS OF KNOXVILLE-54, INC.                       Florida            4833              65-0804455
PAXSON COMMUNICATIONS OF LEXINGTON-67, INC.                       Florida            4833              65-0826029
PAXSON COMMUNICATIONS OF LOS ANGELES-30, INC.                     Florida            4833              59-3295991
PAXSON COMMUNICATIONS OF LOUISVILLE-21, INC                       Florida            4833              65-0917351
PAXSON COMMUNICATIONS OF MEMPHIS-50, INC.                         Florida            4833              65-0804519
PAXSON COMMUNICATIONS OF MIAMI-35, INC.                           Florida            4833              65-0471066
PAXSON COMMUNICATIONS OF MINNEAPOLIS-41, INC                      Florida            4833              59-3295983
PAXSON COMMUNICATIONS OF MOBILE-61, INC.                          Florida            4833              65-0815802
PAXSON COMMUNICATIONS OF NASHVILLE-28, INC.                       Florida            4833              65-0744429
PAXSON COMMUNICATIONS OF NEW ORLEANS-49, INC                      Florida            4833              65-0804451
PAXSON COMMUNICATIONS OF NEW YORK-31, INC                         Florida            4833              65-0752309
PAXSON COMMUNICATIONS OF NORFOLK-49, INC                          Florida            4833              65-0814356
PAXSON COMMUNICATIONS OF OKLAHOMA CITY-62, INC.                   Florida            4833              65-0682182
PAXSON COMMUNICATIONS OF ORLANDO-56, INC.                         Florida            4833              59-3297996
PAXSON COMMUNICATIONS OF PHILADELPHIA-61, INC.                    Florida            4833              59-3283731
PAXSON COMMUNICATIONS OF PHOENIX-13, INC.                         Florida            4833              65-0635181
PAXSON COMMUNICATIONS OF PHOENIX-51, INC.                         Florida            4833              65-0686052
PAXSON COMMUNICATIONS OF PITTSBURGH-40, INC.                      Florida            4833              65-0731832
PAXSON COMMUNICATIONS OF PORTLAND-22, INC.                        Florida            4833              65-0826031
PAXSON COMMUNICATIONS OF PORTLAND-23, INC.                        Florida            4833              65-0806275
PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC.                      Florida            4833              65-0643775
PAXSON COMMUNICATIONS OF ROANOKE-38, INC.                         Florida            4833              65-0741687
PAXSON COMMUNICATIONS OF SACRAMENTO-29, INC.                      Florida            4833              65-0685880
PAXSON COMMUNICATIONS OF SALT LAKE CITY-30, INC.                  Florida            4833              65-0717339
PAXSON COMMUNICATIONS OF SAN ANTONIO-26, INC.                     Florida            4833              65-0826035
PAXSON COMMUNICATIONS OF SAN JOSE-65, INC.                        Florida            4833              59-3283735

                                                                                    PRIMARY
                                                              STATE OR OTHER       STANDARD              I.R.S.
                                                              JURISDICTION OF     INDUSTRIAL            EMPLOYER
                                                              INCORPORATION/    CLASSIFICATION       IDENTIFICATION
NAME                                                             FORMATION          NUMBER               NUMBER
----                                                             ---------          ------               ------
PAXSON COMMUNICATIONS OF SAN JUAN, INC.                           Florida            4833             58-22195653
PAXSON COMMUNICATIONS OF SCRANTON-64, INC.                        Florida            4833              65-0735747
PAXSON COMMUNICATIONS OF SEATTLE-33, INC                          Florida            4833              65-0686130
PAXSON COMMUNICATIONS OF SHREVEPORT-21, INC.                      Florida            4833              65-0813244
PAXSON COMMUNICATIONS OF SPOKANE-34, INC.                         Florida            4833              65-0815799
PAXSON COMMUNICATIONS OF ST. CROIX-15, INC.                       Florida            4833              65-0815807
PAXSON COMMUNICATIONS OF SYRACUSE-56, INC.                        Florida            4833              65-0795912
PAXSON COMMUNICATIONS OF TAMPA-66, INC.                           Florida            4833              59-3227558
PAXSON COMMUNICATIONS OF TUCSON-46, INC.                          Florida            4833              65-0744426
PAXSON COMMUNICATIONS OF TULSA-44, INC.                           Florida            4833              65-0653898
PAXSON COMMUNICATIONS OF WASHINGTON-66, INC.                      Florida            4833              65-0735951
PAXSON COMMUNICATIONS OF WAUSAU-46, INC.                          Florida            4833               65-08317
PAXSON COMMUNICATIONS OF WEST PALM BEACH-67, INC.                 Florida            4833              65-0823013
PAXSON COMMUNICATIONS TELEVISION, INC.                            Florida            4833              59-3283729
PAXSON DALLAS LICENSE, INC.                                       Florida            4833              59-3283743
PAXSON DAVENPORT LICENSE, INC.                                    Florida            4833              65-0813875
PAXSON DENVER LICENSE, INC.                                       Florida            4833              65-0645191
PAXSON DES MOINES LICENSE, INC.                                   Florida            4833              65-0813637
PAXSON DETROIT LICENSE, INC.                                      Florida            4833              65-0735190
PAXSON DEVELOPMENT, INC.                                          Florida            7812              65-0860488
PAXSON FAYETTEVILLE LICENSE, INC.                                 Florida            4833              65-0771656
PAXSON FRESNO LICENSE, INC.                                       Florida            4833              65-0742709
PAXSON GREENSBORO LICENSE, INC.                                   Florida            4833              65-0653901
PAXSON GREENVILLE LICENSE, INC.                                   Florida            4833              65-0813243
PAXSON HAWAII LICENSE, INC.                                       Florida            4833              65-0754523
PAXSON HOUSTON LICENSE, INC.                                      Florida            4833              76-0461475
PAXSON JACKSONVILLE LICENSE, INC.                                 Florida            4833              65-0903781
PAXSON JAX LICENSE, INC.                                          Florida            4833              65-1004850
PAXSON KANSAS CITY LICENSE, INC.                                  Florida            4833              65-0712711
PAXSON KNOXVILLE LICENSE, INC.                                    Florida            4833              65-0829210
PAXSON LEXINGTON LICENSE, INC.                                    Florida            4833              65-0826033
PAXSON LOS ANGELES LICENSE, INC.                                  Florida            4833              59-3295992
PAXSON MERCHANDISING & LICENSING, INC.                            Florida            5999              65-0926836
PAXSON MIAMI-35 LICENSE, INC.                                     Florida            4833              65-0752329
PAXSON MINNEAPOLIS LICENSE, INC.                                  Florida            4833              59-3295988
PAXSON MOBILE LICENSE, INC.                                       Florida            4833              65-0815806
PAXSON NEW YORK LICENSE, INC.                                     Florida            4833              65-0611721
PAXSON NORFOLK LICENSE, INC.                                      Florida            4833              65-1086982
PAXSON OKLAHOMA CITY LICENSE, INC.                                Florida            4833              65-0741346
PAXSON ORLANDO LICENSE, INC.                                      Florida            4833              65-0806278
PAXSON PHILADELPHIA LICENSE, INC.                                 Florida            4833              59-3283730
PAXSON PHOENIX LICENSE, INC.                                      Florida            4833              65-0625873
PAXSON PORTLAND LICENSE, INC.                                     Florida            4833              65-0812841
PAXSON PRODUCTIONS, INC.                                          Florida            7812              65-0860490
PAXSON ROANOKE LICENSE, INC.                                      Florida            4833              65-0741692
PAXSON SACRAMENTO LICENSE, INC.                                   Florida            4833              65-0685878
PAXSON SALEM LICENSE, INC                                         Florida            4833              65-0826037
PAXSON SALT LAKE CITY LICENSE, INC.                               Florida            4833              65-0748582
PAXSON SAN ANTONIO LICENSE, INC.                                  Florida            4833              65-1086981
PAXSON SAN JOSE LICENSE, INC.                                     Florida            4833              59-3283733

                                                                                    PRIMARY
                                                              STATE OR OTHER       STANDARD              I.R.S.
                                                              JURISDICTION OF     INDUSTRIAL            EMPLOYER
                                                              INCORPORATION/    CLASSIFICATION       IDENTIFICATION
NAME                                                             FORMATION          NUMBER               NUMBER
----                                                             ---------          ------               ------
PAXSON SCRANTON LICENSE, INC.                                     Florida            4833              65-0735746
PAXSON SEATTLE LICENSE, INC.                                      Florida            4833              65-0686136
PAXSON SHREVEPORT LICENSE, INC.                                   Florida            4833              65-0813247
PAXSON SPOKANE LICENSE, INC.                                      Florida            4833              65-0815800
PAXSON SPORTS OF MIAMI, INC.                                      Florida            7941              59-3227303
PAXSON ST. CROIX LICENSE, INC.                                    Florida            4833              65-0815808
PAXSON SYRACUSE LICENSE, INC.                                     Florida            4833              65-0795915
PAXSON TAMPA-66 LICENSE, INC.                                     Florida            4833              65-0752325
PAXSON TELEVISION PRODUCTIONS, INC.                               Florida            7812              65-0791898
PAXSON TELEVISION, INC.                                           Florida            7812              65-0902915
PAXSON TENNESSEE LICENSE, INC.                                    Florida            4833              65-0744418
PAXSON TULSA LICENSE, INC.                                        Florida            4833              65-0829209
PAXSON WASHINGTON LICENSE, INC.                                   Florida            4833              59-3319719
PAXSON WAUSAU LICENSE, INC.                                       Florida            4833              65-0834744
PCC DIRECT, INC.                                                  Florida            7313              65-0684251
RDP COMMUNICATIONS LICENSE OF INDIANAPOLIS, INC.                  Florida            4833              65-0866576
RDP COMMUNICATIONS OF INDIANAPOLIS, INC.                          Florida            4833              65-0866575
RDP COMMUNICATIONS, INC.                                          Florida            4833              65-0860333
TRAVEL CHANNEL ACQUISITION CORPORATION                            Florida            4841              65-0766049

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 2001

PROSPECTUS

                    [PAXSON COMMUNICATIONS CORPORATION LOGO]

                                  $200,000,000

                        PAXSON COMMUNICATIONS CORPORATION

                               EXCHANGE OFFER FOR

                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2008

         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME
                    ON _______________, 2001, UNLESS EXTENDED

     We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying Letter of Transmittal, to exchange up to $200,000,000 aggregate principal amount of our 10-3/4% Senior Subordinated Notes due 2008 that have been registered under the Securities Act of 1933, which we refer to as the new notes, for up to $200,000,000 aggregate principal amount of our 10-3/4% Senior Subordinated Notes due 2008 that were sold pursuant to a private offering consummated in July 2001, which notes we refer to as the original notes. The new notes and the original notes are sometimes referred to herein collectively as the notes.

     The terms of the new notes are substantially identical in all respects (including interest rate and maturity) to the terms of the original notes, except that the new notes will be freely transferable by holders thereof and free of any covenant restricting transfer absent registration, except in certain circumstances relating to broker-dealers described in this prospectus. For a complete description of the terms of the new notes, see "Description of the Notes". There will be no cash proceeds to us from the exchange offer.

     We will accept all original notes that noteholders properly tender and do not withdraw before the expiration of the exchange offer. The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC. You will not recognize any income, gain or loss for U.S. federal income tax purposes as a result of the exchange. The exchange offer is not conditioned on the tender of any minimum principal amount of original notes.

     The new notes are expected to trade in the Private Offerings, Resales, and Trading through Automatic Linkages Market, commonly referred to as the PORTAL Market.

     SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE MAKING ANY DECISION CONCERNING THIS EXCHANGE OFFER.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SECURITIES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT, AND THE INITIAL PURCHASERS ARE NOT, MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFERING IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.


                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary ................................................................      1
Risk Factors ...........................................................     13
Ratios of Earnings to Fixed Charges ....................................     23
Use of Proceeds ........................................................     24
Capitalization .........................................................     25
Selected Consolidated Financial and Other Data .........................     26
Management's Discussion and Analysis of Financial Condition
  and Results of Operations ............................................     28
Business ...............................................................     36
Management .............................................................     53
Executive Compensation .................................................     57
Principal Stockholders .................................................     60
Certain Relationships and Related Transactions .........................     62
Description of Material Indebtedness and Preferred Stock ...............     65
The Exchange Offer .....................................................     75
Description of Notes ...................................................     82
Important Federal Income Tax Considerations ............................    119
Plan of Distribution ...................................................    122
Legal Matters ..........................................................    122
Experts ................................................................    122
Where You Can Find Additional Information ..............................    122
Index of Financial Statements ..........................................    F-1



                           FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this prospectus, including, without limitation, statements under the captions "Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and other statements located elsewhere in this prospectus, in each case regarding the prospects of our industry and our prospects, plans, financial position and business strategy, may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations are disclosed in this prospectus, including in conjunction with the forward-looking statements included in this prospectus and under "Risk Factors." All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this document. These forward-looking statements speak only as of the date of this prospectus. We do not intend to update these statements unless the securities laws require us to do so.

                                     SUMMARY

     This summary highlights selected information about us. In addition to reading this summary, you should carefully review the entire prospectus, especially the "Risk Factors" section beginning on page 13. Unless the context otherwise requires, in this prospectus, the terms "we," "us" and "our" refer to Paxson Communications Corporation and its subsidiaries.

     We have obtained audience ratings and share, market rank and television household data contained in this prospectus from the most recent information available from Nielsen Media Research. We do not assume responsibility for the accuracy or completeness of this data.

                                   OUR COMPANY

     We are a network television broadcasting company which owns and operates the largest broadcast television station group in the U.S., as measured by the number of television households in the markets our stations serve. We currently own and operate 65 full power broadcast television stations (including three stations we operate under time brokerage agreements), which reach all of the top 20 U.S. markets and 41 of the top 50 U.S. markets. We operate PAX TV, a television network that provides family entertainment programming seven days per week and reaches approximately 84% of prime time television households in the U.S. through our broadcast television station group and pursuant to distribution agreements with cable and satellite systems and independently owned broadcast stations we refer to as "affiliates." PAX TV's programming consists of shows originally developed by us and shows that have appeared previously on other broadcast networks which we have purchased the right to air. PAX TV reaches approximately 64% of U.S. television households through our broadcast television station group. We have agreements with cable television system owners and satellite television providers to carry PAX TV, through which we reach an additional 15% of U.S. television households in markets not served by our owned and operated stations. We reach an additional 5% of U.S. television households through affiliation agreements with 58 independently owned PAX TV affiliated stations.

     As discussed in more detail below, in September 1999, National Broadcasting Company, Inc. ("NBC"), invested $415.0 million in our company. In connection with this investment, we have entered into a number of business arrangements with NBC that are intended to strengthen our business.

     We derive our revenues from the sale of network spot advertising time, network long form paid programming and station advertising:

     - Network spot advertising. We sell commercial air time to advertisers who want to reach the entire nationwide PAX TV viewing audience with a single advertisement. Most of our network advertising is sold under advance, or "upfront," commitments to purchase advertising time which are obtained before the beginning of each PAX TV programming season. NBC serves as our exclusive sales representative to sell most of our network advertising. Our network advertising sales represented approximately 29% of our 2000 revenue.

     - Network long form paid programming. We sell air time for long form paid programming, consisting primarily of infomercials, during broadcasting hours when we are not airing PAX TV. Infomercials are shows produced by others, at no cost to us, principally to promote and sell products or services through viewer direct response. Our network long form paid programming represented approximately 31% of our 2000 revenue.

     - Station advertising. We sell commercial air time to advertisers who want to reach the viewing audience in specific geographic markets in which our stations operate. These advertisers may be local businesses or regional or national advertisers who want to target their advertising in these markets. In markets in which our stations are operating under joint sales agreements, or JSAs, our JSA partner serves as our exclusive sales representative to sell this advertising. Our local sales forces sell this advertising in markets without JSAs. Our station spot advertising sales represented approximately 40% of our 2000 revenue (including 18% of our 2000 revenue which was derived from long form paid programming).

     We believe that our business model benefits from many of the favorable attributes of both traditional television networks and network-affiliated television station groups. Similar to traditional television networks, we provide advertisers with nationwide reach through our extensive television distribution system. We own and operate most of our distribution system and, therefore, we receive advertising revenue from the entire broadcast day (consisting of both PAX TV and long form paid programming), unlike traditional networks, which receive advertising revenue only from commercials aired during network programming hours. In addition, due to the size and centralized operations of our station group, we are able to achieve economies of scale with respect to our programming, promotional, research, engineering, accounting and administrative expenses which we believe enable us to have lower per station expenses than those of a typical network-affiliated station.

     We have made consistent progress in the development of our PAX TV network since its launch on August 31, 1998. Before launching PAX TV, our stations aired infomercials and other long form paid programming throughout the day. In our 2000-2001 season, we have improved our prime time audience ratings among total viewing households by 23% over the previous year. We have also made significant gains in advertising sales. We increased our upfront network advertising sales for the 2000-2001 season by 36% over the previous year. Our revenues for the year ended December 31, 2000 were $315.9 million, compared with $248.4 million for the year ended December 31, 1999, our first full year of PAX TV operations. In the fourth quarter of 2000, we generated $7.1 million of EBITDA, and we believe we achieved positive quarterly EBITDA faster than any other recently launched television broadcast network.

     Our principal programming on PAX TV consists of original programs and syndicated programs.

     - Original programs. We produce original family entertainment programs to air during our network's prime time hours. Our original shows, such as Doc, Mysterious Ways, Miracle Pets, It's a Miracle and Encounters with the Unexplained, have achieved an average of 39% ratings improvements over programs shown in their time slots the prior year. We currently have six one-hour PAX TV original programs which we air during prime time hours. We intend to continue increasing the number of hours of original programming aired on PAX TV because this programming has generated improved ratings and we are able to produce it in a cost efficient manner.

     - Syndicated programs. We have purchased the rights to air on PAX TV a variety of syndicated programs, which are programs that have previously appeared on other broadcast networks. Our library of syndicated programming includes shows that have had successful first runs on television in terms of audience ratings, such as Touched by an Angel and Diagnosis Murder. While most of our current PAX TV programming is syndicated programming, we expect the amount of syndicated programming we air to decrease as we increase our offerings of original programs on PAX TV.

     Our PAX TV programming also includes sports, movies and other content provided to us by NBC from time to time, the amount of which varies and is dependent upon mutual agreement as to the terms under which we have access to this programming. During non-PAX TV programming hours, our owned and operated stations and cable and satellite distribution carry infomercials and other forms of long form paid programming. We believe that airing long form paid programming provides us with a significant and stable source of revenue.

                                NBC RELATIONSHIP

     In September 1999, NBC, a subsidiary of General Electric Company, invested $415 million in our company. In connection with this investment, we entered into a number of business arrangements with NBC that are intended to strengthen our business. As part of these arrangements and our relationship with NBC:

     - NBC provides network advertising sales, marketing and network research services for PAX TV;

     - NBC provides some of its programming, including movies and sporting events, for broadcast on PAX TV; and

     - We have entered into JSAs with NBC with respect to 13 of our stations serving 11 markets also served by an NBC owned and operated station, and with 35 independently owned NBC affiliated stations serving our markets.

     In connection with NBC's investment in us, NBC also entered into an agreement with Lowell W. "Bud" Paxson, our Chairman and controlling stockholder, which gives NBC the right, exercisable on or after February 1, 2002, to purchase all the shares of our Class B common stock owned by Mr. Paxson, and thereby acquire control of our company. The acquisition of these shares by NBC is subject to the satisfaction of various conditions, including compliance with applicable provisions of the Communications Act of 1934 and the approval of the Federal Communications Commission.

                             JOINT SALES AGREEMENTS

     In order to improve our station operations, increase revenues and reduce operating expenses, since the fourth quarter of 1999, we have entered into JSAs with other stations operating in the markets we serve. To date, we have entered into JSAs with respect to 55 of our stations, including JSAs between 48 of our stations and NBC owned or affiliated stations. We generally expect all of those stations to be operating under the terms of these JSAs by the end of this year. Each JSA typically provides the following:

     - The JSA partner serves as our exclusive sales representative to sell our station advertising, enabling our station to benefit from the strength of the JSA partner's sales organization and existing advertiser relationships;

     - We integrate and co-locate many of our station operations with those of the JSA partner, reducing our costs through operating efficiencies and economies of scale, including the elimination of redundant owned and leased facilities and staffing; and

     - The JSA partner may provide local news and syndicated programming, supplementing and enhancing our station's programming lineup.

                                BUSINESS STRATEGY

    The principal components of our strategy are:

     - To build a nationally recognized brand by offering quality family programming;

     - To achieve operating efficiencies and cost savings by centralizing many of the functions of our owned and operated stations, including programming, promotions, advertising and research;

     - To streamline our station operations and achieve both revenue gains and cost savings through the implementation of JSAs;

     - To enhance our operations by expanding our relationship with NBC, especially in the areas of programming and advertising sales;

     - To further expand and improve our television distribution system to reach as many U.S. television households as possible in a cost efficient manner and to thereby increase the attractiveness of PAX TV to network advertisers; and

     - To capitalize on opportunities in digital broadcasting through our ownership of a significant portfolio of broadcast television stations.

                                   OUR HISTORY

     We were founded in 1991 by Mr. Paxson, who remains our Chairman and controlling stockholder. We began by purchasing radio and television stations, and grew to become Florida's largest radio station group, while also owning two network-affiliated television stations and other television stations which carried principally infomercials and other paid programming. In 1997, we sold our radio station group and our network-affiliated television stations to concentrate on building our owned and operated television station group. Since commencing our television operations in 1994, we have established the largest owned and operated broadcast television station group in the U.S., as measured by the number of television households in the markets our stations serve. We launched PAX TV on August 31, 1998, and are now in our third network programming season.

     Our Class A common stock is listed on the American Stock Exchange under the symbol "PAX." Our principal executive offices are located at 601 Clearwater Park Road, West Palm Beach, Florida 33401 and our telephone number is (561) 659-4122.

                                 THE REFINANCING

     The issuance of the original notes was part of our July 2001 refinancing of $415.0 million of outstanding indebtedness and $59.1 million of outstanding preferred stock. We refer to this refinancing plan as the "Refinancing." In addition to issuing the original notes, we concurrently entered into a new $360.0 million senior secured credit facility. The new senior credit facility consists of three facilities:

     - a Term A facility in the aggregate principal amount of $50.0 million to be used for capital expenditures;

     - a Term B facility in the aggregate principal amount of $285.0 million that was used to fund the repayment of indebtedness and the redemption of preferred stock in connection with the Refinancing; and

     - a revolving facility in the aggregate principal amount of $25.0 million to be used for capital expenditures and working capital purposes, including a portion of the fees and expenses relating to the Refinancing.

     The following table summarizes the sources and uses of funds in the
Refinancing:

                                                                                  (IN
                                                                                THOUSANDS)
SOURCES:
Original notes .............................................................    $  200,000
New senior secured credit facility -- Term B facility ......................       285,000
New senior secured credit facility -- Revolving facility ...................         2,000
                                                                                ----------
          Total sources ....................................................    $  487,000
                                                                                ==========
USES:
Repay existing senior credit facility ......................................    $  120,500
Repay existing equipment credit facility ...................................        59,900
Redeem 11 5/8% senior subordinated notes due 2002(a) .......................       234,600
Redeem 12% preferred stock .................................................        59,100
Pay transaction fees and expenses ..........................................        12,900
                                                                                ----------
          Total uses .......................................................    $  487,000
                                                                                ==========

-----------------------
(a) Includes redemption premium of $4.6 million.

                          PURPOSE OF THE EXCHANGE OFFER

         On July 12, 2001, we sold, through a private placement exempt from the registration requirements of the Securities Act of 1933, $200,000,000 of our 10-3/4% Senior Subordinated Notes due 2008. We used the net proceeds from the sale of the original notes and the borrowings under the Term B facility and Revolving facility portions of our new senior credit facility to effect the Refinancing.

         Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the original notes. Under the registration rights agreement, we are required to use our reasonable best efforts to cause a registration statement for substantially identical notes, which will be issued in exchange for the original notes, to become effective on or before November 15, 2001. You may exchange your original notes for new notes in this exchange offer. You should read the discussion under the headings " -- Summary of the Exchange Offer," "The Exchange Offer" and "Description of the Notes" for further information regarding the new notes.

         We did not register the original notes under the Securities Act or any state securities laws, nor do we intend to after the exchange offer. As a result, the original notes may only be transferred in limited circumstances under the securities laws. If the holders of the original notes do not exchange their original notes in the exchange offer, they lose their right to have the original notes registered under the Securities Act, subject to certain limitations. Anyone who still holds original notes after the exchange offer may be unable to resell their original notes.

         We believe, however, that holders of the new notes may resell the new notes without complying with the registration and prospectus delivery provisions of the Securities Act, if they meet certain conditions. You should read the discussion under the headings " -- Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and resales of the new notes.

                          SUMMARY OF THE EXCHANGE OFFER

The Initial Offering of
Original Notes ..................................   We sold the original notes on July 12, 2001 to
                                                    Salomon Smith Barney Inc., Merrill Lynch,
                                                    Pierce, Fenner & Smith Incorporated, CIBC World
                                                    Markets Corp. and Bear, Stearns & Co. Inc.  We
                                                    collectively refer to these parties in this
                                                    prospectus as the "initial purchasers."  The

                                                    initial purchasers subsequently resold the
                                                    original notes (1) to qualified institutional
                                                    buyers pursuant to Rule 144A under the
                                                    Securities Act and (2) outside the United States
                                                    in accordance with Regulation S under the
                                                    Securities Act.


Registration Rights
Agreement .......................................   We are making the exchange offer in reliance on
                                                    the position of the staff of the SEC as set
                                                    forth in certain no-action letters addressed to
                                                    other parties in other transactions. We have
                                                    not, however, sought our own no-action letter,
                                                    and we cannot assure you that the staff of the
                                                    SEC would make a similar determination with
                                                    respect to the exchange offer as in such other
                                                    circumstances.  Based on these interpretations
                                                    by the staff of the SEC, we believe that the
                                                    new notes issued under this exchange offer in
                                                    exchange for original notes may be offered for
                                                    resale, resold and otherwise transferred by a
                                                    holder thereof other than (i) a broker-dealer
                                                    who purchased such original notes directly from
                                                    us to resell under Rule 144A or any other
                                                    available exemption under the Securities Act or
                                                    (ii) a person that is our "affiliate" (as
                                                    defined in Rule 405 of the Securities Act),
                                                    without compliance with the registration and
                                                    prospectus delivery provisions of the
                                                    Securities Act, provided that such original
                                                    notes are acquired in the ordinary course of
                                                    the holder's business and that the holder is
                                                    not participating, and has no arrangement or
                                                    understanding with any persons to participate,
                                                    in the distribution of those original notes.
                                                    Holders of original notes accepting the
                                                    exchange offer will represent to us in the
                                                    Letter of Transmittal that these conditions
                                                    have been met.

Resale ..........................................   Any holder who participates in the exchange
                                                    offer for the purpose of participating in a
                                                    distribution of the new notes may not rely on
                                                    the position of the staff of the SEC as set
                                                    forth in the no-action letters referred to
                                                    above and would have to comply with the
                                                    registration and prospectus delivery
                                                    requirements of the Securities Act in
                                                    connection with any secondary resale
                                                    transaction.  This prospectus may not be used
                                                    by such holders for any secondary resale.  A
                                                    secondary resale transaction in the United
                                                    States by a holder who is using the exchange
                                                    offer to participate in the distribution of new
                                                    notes must be covered by a registration
                                                    statement containing the selling securityholder
                                                    information required by Item

                                                    507 of Regulation S-K of the Securities Act.
                                                    Each broker-dealer (other than an "affiliate"
                                                    of us) that receives new notes for its own
                                                    account under the exchange offer in exchange
                                                    for original notes, where such original notes
                                                    were acquired by such broker-dealer as a result
                                                    of market-making activities or other trading
                                                    activities, must acknowledge that it acquired
                                                    the original notes as the result of
                                                    market-making activities or other trading
                                                    activities and must deliver a prospectus in
                                                    connection with any resale of such new notes.
                                                    See "Plan of Distribution." The Letter of
                                                    Transmittal states that by so acknowledging and
                                                    by delivering a prospectus, a broker-dealer
                                                    will not be deemed to admit that it is an
                                                    "underwriter" within the meaning of the
                                                    Securities Act. This prospectus, as it may be
                                                    amended or supplemented from time to time, may
                                                    be used by a broker-dealer in connection with
                                                    resales of new notes received in exchange for
                                                    original notes where such original notes were
                                                    acquired by such broker-dealer as a result of
                                                    market-making activities or other trading
                                                    activities. In addition, under Section 4(3)
                                                    under the Securities Act, all dealers effecting
                                                    transactions in the new notes, whether or not
                                                    participating in the exchange offer, may be
                                                    required to deliver a prospectus. We have
                                                    agreed that we will make this prospectus
                                                    available to any broker-dealer for use in
                                                    connection with any such resale. See "Plan of
                                                    Distribution." Any broker-dealer who is our
                                                    affiliate may not rely on the no-action letters
                                                    referred to above and must comply with the
                                                    registration and prospectus delivery
                                                    requirements of the Securities Act in
                                                    connection with any secondary resale
                                                    transaction. See "The Exchange Offer - Purpose
                                                    and Effect of the Exchange Offer" and "Plan of
                                                    Distribution."

The Exchange Offer ..............................   We are offering to exchange pursuant to the
                                                    exchange offer up to $200,000,000 aggregate
                                                    principal amount of  new notes for up to
                                                    $200,000,000 aggregate principal amount of
                                                    original notes.  The terms of the new notes are
                                                    substantially identical in all respects
                                                    (including interest rate and maturity) to the
                                                    terms of the original notes for which they may
                                                    be exchanged under the exchange offer, except
                                                    that the new notes are freely transferable by
                                                    holders thereof (other than as provided
                                                    herein), and are not subject to any covenant
                                                    restricting transfer absent registration under
                                                    the Securities Act.  See "The Exchange Offer -
                                                    Terms of the Exchange" and "The Exchange Offer-

                                                    Procedures for Tendering."

                                                    The Exchange Offer is not conditioned upon any
                                                    minimum number of original notes being tendered
                                                    for exchange.


Record Date ....................................    We mailed this prospectus and the related
                                                    exchange offer documents to registered holders
                                                    of original notes on _________, 2001.


Expiration Date .................................   The exchange offer will expire at 5:00 p.m.,
                                                    New York City time on ____________, 2001,
                                                    unless extended, which date we refer to in this
                                                    prospectus as the "expiration date."


Conditions of the Exchange Offer ................   Our obligations to consummate the exchange
                                                    offer are subject to certain conditions.  See
                                                    "The Exchange Offer - Conditions to the
                                                    Exchange Offer." We reserve the right to
                                                    terminate or amend the exchange offer at any
                                                    time before the expiration date upon the
                                                    occurrence of any such conditions.


Withdrawal Rights ...............................   Tenders may be withdrawn at any time before the
                                                    expiration date; otherwise, all tenders will be
                                                    irrevocable.


Procedures for Tendering Notes ..................   See "The Exchange Offer - Procedures for
                                                    Tendering."


Federal Income Tax Consequences .................   The exchange of original notes for new notes
                                                    should not be a taxable exchange for federal
                                                    income tax purposes. See "Certain Federal
                                                    Income Tax Considerations."

Effect on Holders of the Original Notes .........   As a result of the making of this exchange
                                                    offer, and upon acceptance for exchange of all
                                                    validly tendered original notes under the terms
                                                    of this exchange offer, we will have fulfilled
                                                    our obligations related to the exchange offer
                                                    that are contained in the registration rights
                                                    agreement and, accordingly, there will be no
                                                    increase in the interest rate on the original
                                                    notes pursuant to the applicable terms of the
                                                    registration rights agreement or the indenture
                                                    governing the notes because of the exchange
                                                    offer.  Holders of the original notes who do
                                                    not tender their original notes will be
                                                    entitled to all the rights and limitations
                                                    applicable thereto under the indenture except
                                                    for any rights which

                                                    by their terms terminate or cease to have
                                                    further effect as a result of the making of,
                                                    and the acceptance for exchange of all validly
                                                    tendered original notes under, the exchange
                                                    offer. All untendered original notes will
                                                    continue to be subject to the restrictions on
                                                    transfer provided for in the indenture. To the
                                                    extent that original notes are tendered and
                                                    accepted in the exchange offer, the trading
                                                    market for untendered original notes could be
                                                    adversely affected.


Exchange Agent ..................................   The exchange agent with respect to the exchange
                                                    offer is The Bank of New York, which we refer
                                                    to in this prospectus as the "exchange agent".
                                                    The address and telephone number of the
                                                    exchange agent are set forth in "The Exchange
                                                    Offer - Exchange Agent."


Use of Proceeds .................................   There will be no cash proceeds to us from the
                                                    exchange under the exchange offer.

Special Procedures for
Beneficial Owners ...............................   If you are the beneficial owner of book-entry
                                                    interests and your name does not appear on a
                                                    security position listing of DTC as the holder
                                                    of the book-entry interests or if you are a
                                                    beneficial owner of original notes that are
                                                    registered in the name of broker, dealer,
                                                    commercial bank, trust company or other nominee
                                                    and you wish to tender the book-entry interests
                                                    or original notes in the exchange offer, you
                                                    should contact the person in whose name the
                                                    book-entry interests or original notes are
                                                    registered promptly and instruct that person to
                                                    tender on your behalf.

                                  THE NEW NOTES

         The form and terms of the new notes will be identical in all material respects to the form and terms of the original notes, except that the new notes will be registered under the Securities Act. As a result, the new notes will not bear legends restricting their transfer and will not contain the registration rights provisions that applied to the original notes. The new notes represent the same debt as the original notes exchanged for the new notes. Both the original notes and the new notes are governed by the same indenture. We use the term notes in this prospectus to collectively refer to the original notes and the new notes.

Issuer ...............................................   Paxson Communications Corporation

Notes ................................................   $200.0 million aggregate principal amount of 10 3/4% Senior Subordinated
                                                         Notes due 2008.

Maturity .............................................   July 15, 2008.

Interest Payment Dates ...............................   January 15 and July 15 of each year, beginning on January 15, 2002.

Guarantees ...........................................   The notes are guaranteed, on a senior subordinated unsecured basis, by all of our domestic subsidiaries.

Ranking ..............................................   The notes are:

                                                            -   our senior subordinated, unsecured obligations;

                                                            -   subordinate in right of payment to all of our existing and future senior debt and that of the subsidiary guarantors;

                                                            -   pari passu in right of payment with all of our existing and future senior subordinated debt and that of the guarantors;

                                                            -   senior to all of our existing and future subordinated
                                                                obligations and those of the subsidiary guarantors; and

                                                            -   senior to all of our preferred stock; however, we have the option, subject to various limitations, of exchanging
                                                                outstanding shares of our Series B preferred stock, 13-1/4%
                                                                preferred stock and 12-1/2% preferred stock into exchange
                                                                debentures, which will rank pari passu with the notes.

                                                         As of June 30, 2001, after giving effect to the Refinancing, we and the subsidiary guarantors would have had approximately $287.6 million of senior debt and approximately $200.0 million of senior subordinated debt.
                                                         In addition, as of that date, we would have had $1,037.4 million of preferred stock outstanding that is exchangeable, subject to various restrictions, into an aggregate of $1,037.4 million of senior subordinated debt.

Optional Redemption ..................................   Before July 15, 2005, we may redeem all or part of the notes by paying a
                                                         "make-whole" premium based on U.S. Treasury rates as specified in this prospectus under "Description of Notes -- Optional Redemption."

                                                         At any time on or after July 15, 2005, we may redeem all or a part of the notes at the redemption prices specified in this prospectus under
                                                         "Description of Notes -- Optional Redemption."

                                                         At any time before July 15, 2004, we may redeem up to 35% of the notes with the net proceeds of certain equity offerings, at a price equal to
                                                         110.75%

                                                         of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, provided that at least 65% of the aggregate principal amount of the notes remains outstanding after the redemption.

Change of Control ....................................   Following a change of control, we will be required to make an offer to purchase all of the notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest.

Certain Covenants ....................................   We issued the original notes under, and the new notes will be issued under, an indenture between us, the guarantors and The Bank of New York, as trustee. The indenture limits our ability and the ability of our restricted subsidiaries to:

                                                            -   incur more debt;

                                                            -   pay dividends or make other restricted payments;

                                                            -   create or permit to exist certain liens;

                                                            -   issue stock of subsidiaries;

                                                            -   sell certain assets;

                                                            -   incur dividend or other payment restrictions affecting our subsidiaries;

                                                            -   enter into transactions with affiliates; and

                                                            -   consolidate, merge or transfer all or substantially all our assets.

                                                         These limitations are subject to a number of important exceptions and qualifications.

Use of Proceeds ......................................   We used the proceeds from the offering of the original notes and a portion of the proceeds from the new senior credit facility to:

                                                            -   repay all outstanding principal under our existing senior credit facility;

                                                            -   repay all outstanding principal under our existing equipment credit facility;

                                                            -   redeem all of our outstanding 11 5/8% senior subordinated notes due 2002;

                                                            -   redeem all of our outstanding shares of 12% preferred stock; and

                                                            -   pay fees and expenses related to the Refinancing.

                                                         We will not receive any proceeds from the exchange offer.

Risk Factors .........................................   You should carefully consider the information set forth in the section entitled "Risk Factors" and the other information in this prospectus in deciding whether to participate in the exchange offer.

                  SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

    The following table sets forth our summary consolidated financial data for the years ended December 31, 1998, 1999 and 2000, for the six months ended June 30, 2000 and 2001, and at June 30, 2001. The data for the years ended December 31, 1998, 1999 and 2000 have been derived from our audited consolidated financial statements and the data for the six months ended June 30, 2000 and 2001 and at June 30, 2001 have been derived from our unaudited consolidated financial statements. In our opinion, our unaudited consolidated financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our results for the unaudited interim periods. Our audited and unaudited consolidated financial statements are included elsewhere in this prospectus. This summary financial data should be read in conjunction with the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated audited and unaudited financial statements, including the notes related thereto.

                                                                                                           SIX MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31,                   JUNE 30,
                                                                     -----------------------                   --------
                                                                1998           1999          2000         2000          2001
                                                                ----           ----          ----         ----          ----
                                                                                                              (UNAUDITED)
                                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues                                                      $ 134,196     $ 248,362     $ 315,936     $ 156,607     $ 159,195
Less: agency commissions                                        (16,908)      (34,182)      (44,044)      (21,870)      (22,148)
                                                              ---------     ---------     ---------     ---------     ---------
Net revenues                                                    117,288       214,180       271,892       134,737       137,047
Expenses:
  Programming and broadcast operations                           26,717        33,139        38,633        18,484        20,382
  Program rights amortization                                    31,422        91,799       100,324        51,931        45,863
  Selling, general and administrative                           118,559       135,063       137,804        65,901        62,245
  Time brokerage and affiliation fees                            15,699        14,257         5,259         3,370         1,833
  Stock-based compensation(1)                                    10,413        16,814        13,866         7,750         3,189
  Adjustment of programming to net realizable
    value                                                            --        70,499        24,400        24,400            --
  Restructuring charge related to joint sales
    agreements                                                       --            --         5,760            --            --
  Depreciation and amortization                                  50,009        77,860        96,881        42,574        48,132
                                                              ---------     ---------     ---------     ---------     ---------
          Total operating expenses                              252,819       439,431       422,927       214,410       181,644
                                                              ---------     ---------     ---------     ---------     ---------
Operating loss                                                 (135,531)     (225,251)     (151,035)      (79,673)      (44,597)
Other income (expense):
  Interest expense                                              (41,906)      (50,286)      (47,973)      (23,392)      (24,138)
  Interest income                                                14,992         8,570        14,022         8,686         2,737
  Other expenses, net                                            (2,744)       (7,855)       (4,426)       (2,441)       (1,607)
  Gains on modification of program rights
    obligations                                                      --            --        10,221         9,910           466
  Gains on sale of Travel Channel and
     other broadcast assets                                      51,603        59,453         1,325        (1,800)       10,649
  Equity in loss of unconsolidated investment                   (13,273)       (2,260)         (539)           --            --
                                                              ---------     ---------     ---------     ---------     ---------
Loss from continuing operations before
  income taxes                                                 (126,859)     (217,629)     (178,405)      (88,710)      (56,490)
Income tax (provision) benefit                                   37,389        57,257          (120)           --           (60)
                                                              ---------     ---------     ---------     ---------     ---------
Loss from continuing operations                                 (89,470)     (160,372)     (178,525)      (88,710)      (56,550)
Gain on disposal of discontinued operations,
  net of applicable income taxes(2)                               1,182            --            --            --            --
                                                              ---------     ---------     ---------     ---------     ---------
Net loss                                                        (88,288)     (160,372)     (178,525)      (88,710)      (56,550)
Dividends, accretion and beneficial
  conversion feature on preferred stock(3)                      (49,667)     (154,207)     (212,804)      (67,761)      (73,009)
                                                              ---------     ---------     ---------     ---------     ---------
Net loss available to common stockholders                     $(137,955)    $(314,579)    $(391,329)    $(156,471)    $(129,559)
                                                              =========     =========     =========     =========     =========

Basic and diluted earnings (loss) per share(4):
Continuing operations                                         $   (2.31)    $   (5.10)    $   (6.16)    $   (2.48)    $   (2.01)
Discontinued operations                                            0.02            --            --            --         --
Net loss                                                          (2.29)        (5.10)        (6.16)        (2.48)        (2.01)
Weighted average shares outstanding --                               --
  basic and diluted                                              60,360        61,738        63,515        63,090        64,386
OTHER DATA:
EBITDA(5)                                                     $ (59,410)    $ (45,821)    $  (4,869)    $  (1,579)    $   8,557
Program rights payments and deposits                             62,076       125,916       128,288        56,607        58,710
Payments for cable distribution rights                           19,905        30,713        10,727         2,160         8,425
Capital expenditures                                             82,922        34,609        25,110         8,866        13,688
Cash flows used in operating activities                        (150,580)     (181,808)      (76,036)      (26,908)      (34,775)
Cash flows (used in) provided by
  investing activities                                         (168,486)     (160,508)      (12,784)      (19,914)        3,716
Cash flows provided by financing activities                     285,865       418,065        14,994            64         7,811

                                                                                               AT JUNE 30, 2001
                                                                                               ----------------
                                                                                                            AS
                                                                                           ACTUAL       ADJUSTED(10)
                                                                                           ------       ------------
                                                                                                 (UNAUDITED)
BALANCE SHEET DATA:
Working capital................................................................         $    47,365     $    43,417
Total assets...................................................................           1,431,250       1,435,679
Total  debt....................................................................             414,369         487,648
Total redeemable preferred stock...............................................           1,149,852       1,092,631
Total common stockholders' deficit.............................................            (323,453)       (335,082)

--------

(1) Stock-based compensation represents a non-cash charge associated with the granting of stock options to employees. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(2) Includes gain of $1.2 million, net of applicable income taxes, on the 1997 disposal of our former Network-Affiliated Television and Paxson Radio segments.

(3) Dividends, accretion and beneficial conversion feature on preferred stock include non-cash dividends, accretion and the beneficial conversion feature on our mandatorily redeemable securities of $49.7 million in 1998, $154.0 million in 1999, $205.7 million in 2000, $64.2 million for the six months ended June 30, 2000, and $69.5 million for the six months ended June 30, 2001.

(4) Because of losses from continuing operations, the effect of stock options and warrants is antidilutive. Accordingly, our presentation of diluted earnings per share is the same as that of basic earnings per share.

(5) "EBITDA" is defined as operating loss plus depreciation, amortization, stock-based compensation, programming net realizable value adjustments, restructuring and other one-time charges, and time brokerage and affiliation fees. EBITDA does not purport to represent cash provided by operating activities as reflected in the consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles, and should not be considered in isolation. We believe the presentation of EBITDA is relevant and useful because EBITDA is a measurement industry analysts use when evaluating our operating performance.

(6)  Adjusted to give effect to the Refinancing.

                                  RISK FACTORS

    You should consider carefully the following risk factors in addition to the other information in this prospectus before deciding whether to participate in the exchange offer.

                         RISKS RELATING TO OUR BUSINESS

WE HAVE A HISTORY OF OPERATING LOSSES AND NEGATIVE CASH FLOW AND WE MAY NOT BECOME PROFITABLE IN THE FUTURE.

     We have incurred losses from continuing operations in each fiscal year since our inception. As a result of these net losses, for the years ended December 31, 2000, 1999 and 1998, our earnings were insufficient to cover combined fixed charges and preferred stock dividend requirements by approximately $390.7 million, $369.6 million and $163.3 million, respectively. These amounts include non-cash charges of $75.1 million and $65.5 million in 2000 and 1999, respectively, which resulted from our issuance of convertible preferred stock to NBC with a conversion price per share of Class A common stock that was less than the public trading price of the Class A common stock on the closing date of the preferred stock sale. We expect to continue to experience net losses in the foreseeable future, principally due to interest charges on outstanding indebtedness (and the debentures into which our outstanding preferred stock can be exchanged, if issued), dividends on outstanding preferred stock, and non-cash charges for depreciation and amortization expense related to fixed assets and intangible assets relating to acquisitions. Future net losses could be greater than those we have experienced in the past.

     Our cash flow from operations, as measured by our EBITDA, has been insufficient to cover our operating expenses, debt service requirements and other cash commitments in each of the years ended December 31, 2000, 1999 and 1998. Our negative EBITDA for these periods was $4.9 million, $45.8 million and $59.4 million, respectively. We have financed our operating cash requirements, as well as our capital needs, during these periods with the proceeds of financing activities, including the issuance of preferred stock and additional borrowings. We cannot assure you that we will generate sufficient operating cash flow in the future to pay our debt service requirements on the notes or that we will be able to obtain sufficient additional financing to meet our debt service requirements on terms acceptable to us, or at all.

WE CANNOT PREDICT WHETHER PAX TV WILL BE SUCCESSFUL.

     We launched PAX TV on August 31, 1998, and have a relatively limited history of operating PAX TV. The experiences of other new television networks during the past decade indicate that it requires a substantial period of time and the commitment of significant financial, managerial and other resources to gain market acceptance of a new television network by viewing audiences and advertisers to a sufficient degree that the new network can attain profitability. The network television industry has been dominated for many years by ABC, NBC and CBS, and only recently have additional broadcast networks entered the market. Although we believe that our approach is unique among broadcast television networks, in that we own and operate the stations reaching most of the television households reached by PAX TV, our business model is unproven. We cannot assure you that PAX TV will gain sufficient market acceptance to be profitable or otherwise be successful.

IF OUR TELEVISION PROGRAMMING DOES NOT ATTRACT SUFFICIENT NUMBERS OF VIEWERS IN DESIRABLE DEMOGRAPHIC GROUPS, OUR ADVERTISING REVENUE COULD DECREASE.

     Our success depends upon our ability to generate advertising revenues, which constitute substantially all of our operating revenues. Our ability to generate advertising revenues in turn largely depends upon our ability to provide programming which attracts sufficient numbers of viewers in desirable demographic groups to generate audience ratings that advertisers will find attractive. While PAX TV audience ratings and our advertising revenues generally have been increasing since the launch of PAX TV on August 31, 1998, we cannot assure you that our programming will attract sufficient targeted viewership or that, whether or not it achieves favorable ratings, we will be able to generate enough advertising revenues to achieve profitability. Our ratings depend partly upon unpredictable volatile factors beyond our control, such as viewer preferences, competing programming and the availability of other entertainment activities. A shift in viewer preferences could cause our programming not to gain popularity or to decline in popularity, which could adversely impact our advertising revenues. We may not be able to anticipate and react effectively to shifts in viewer tastes and interests in our markets or to generate sufficient demand and market acceptance for our programming. Further, we acquire rights to our syndicated programming under multi-year commitments, and it is difficult to accurately predict how a program will perform in relation to its cost. In some instances, we must replace programs before their costs have been fully amortized, resulting in write-offs that increase our operating costs. We cannot assure you that our programming costs will not increase to a degree which may materially adversely affect our operating results. In addition, we incur production, talent and other ancillary costs to produce original programs for PAX TV. We cannot assure you that our original programming will generate advertising revenues in excess of our programming costs.

OUR JOINT SALES AGREEMENTS MAY NOT IMPROVE THE OPERATIONS OF OUR TELEVISION STATIONS, AND THIS COULD MATERIALLY INCREASE OUR COSTS TO OPERATE THOSE STATIONS OR MATERIALLY REDUCE THE REVENUES WE RECEIVE FROM THOSE STATIONS.

     While we believe that each of our stations which operates under a JSA should experience an improvement in overall operating performance through a combination of improved revenues and operating cost reductions, we cannot assure you that we will realize any operating improvements. The achievement of operating improvements at our stations operating under JSAs depends to a substantial degree on the performance of our JSA partners, over which we have no control. In addition, if we elect to terminate a JSA in a particular market, we may incur significant costs to transfer the JSA to another broadcast television station operator or to resume operating the station ourselves.

IF ADVERTISERS HAVE TO PAY HIGHER RESIDUAL PAYMENTS TO THE MEMBERS OF THE ACTORS GUILDS THAT THEY USE IN SPOT ADVERTISEMENTS ON OUR NETWORK, ADVERTISERS MAY REDUCE OR DISCONTINUE THEIR ADVERTISING ON OUR NETWORK.

     Approximately 29% of our 2000 revenues were derived from network commercial spot advertisements aired on PAX TV. We believe substantially all of our network spot advertisements were produced by advertisers or their advertising agencies using performers who are members of the Screen Actors Guild and the American Federation of Television and Radio Artists. When commercials are aired on broadcast and cable television networks, the performers are entitled to residual payments from the advertisers, which are determined under collective bargaining agreements between the guilds and the advertising community. In the fall of 2000, after the expiration of the then effective guild agreements and a prolonged strike by performers, the guilds and the advertising community entered into new guild agreements. Under both the old guild agreements and the current guild agreements, the residual payments required to be paid by advertisers in connection with advertisements aired on cable networks are substantially lower than the residuals required to be paid in connection with advertising aired on broadcast networks. To date, we believe that a substantial portion of the network spot advertising time on PAX TV was purchased by advertisers under the assumption that the residual payment obligations the advertising community incurred in connection with airing these spots were to be calculated under the rates applicable to cable networks, not those applicable to other broadcast networks. Although the old guild agreements did not specify how residual payments were to be calculated for advertisements aired on PAX TV, the current guild agreements include provisions establishing residual rates that are applicable to network advertisements aired on PAX TV and that are substantially lower than the rates applicable to broadcast networks but still higher, in most circumstances, than the rates applicable to cable networks. As a result of this development, some advertisers have informed us that our network advertising spots are no longer as attractive as those of cable networks because of the relatively higher residual payments applicable to PAX TV under the current guild agreements. Because of these higher residual payments, some advertisers may be unwilling to purchase advertising time on PAX TV unless we lower our rates or otherwise provide financial compensation to them. We are unable to predict the magnitude of the effect of this development on our network spot advertising revenues.

NBC'S EXERCISE OF ITS RIGHTS TO EXERT SIGNIFICANT INFLUENCE UPON THE MANAGEMENT OF OUR BUSINESS COULD ADVERSELY AFFECT OUR BUSINESS.

     In September 1999, we entered into a series of agreements with NBC under which it invested $415 million in our company. The agreements with NBC provided, among things, that we must obtain NBC's consent for:

     -    approval of annual budgets;

     -    expenditures materially in excess of budgeted amounts;

     -    material acquisitions of programming;

     -    material amendments to our certificate of incorporation or bylaws;

     - material asset sales or purchases, including, in some cases, sales of our television stations;

     - business combinations where we would not be the surviving corporation or as a result of which we would experience a change of control;

     -    issuances or sales of any capital stock, with some exceptions;

     -    stock splits or recombinations;

     - any increase in the size of our board of directors other than any increase resulting from provisions of our outstanding preferred stock of up to two additional directors; and

     - joint sales, joint services, time brokerage, local marketing or similar agreements as a result of which our stations with national household coverage of 20% or more would be subject to those agreements.

     As a result of our agreements with NBC, NBC is in a position to exert significant influence over our management and policies and to prevent us from taking actions which our management may otherwise desire to take. NBC may have interests that differ from those of our other stockholders and debtholders.

     In connection with its investment in us, NBC acquired rights to purchase more of our securities from us and the right, on or after February 1, 2002, and subject to various conditions, to purchase all of the shares of our Class B common stock owned by Mr. Paxson. The exercise of these rights would result in NBC acquiring control of our company.

WE MAY NOT BE ABLE TO REDEEM OUR SECURITIES HELD BY NBC IF AND WHEN REQUIRED AND THIS COULD HAVE ADVERSE CONSEQUENCES FOR US.

     NBC has the right, at any time that the Federal Communications Commission renders a final decision that NBC's investment in us is "attributable" to NBC (as that term is defined under applicable rules of the FCC), or for a period of 60 days beginning on September 15, 2002 and on each September 15 after 2002, to require us to redeem, or arrange for a third party to acquire, any shares of our Series B preferred stock then held by NBC. Our ability to effect any required redemption is restricted by the terms of our debt and preferred stock and will be restricted by the notes. NBC also has the right to require us to redeem any Series B preferred stock and Class A common stock issued upon conversion of the Series B preferred stock then held by NBC upon the occurrence of various events of default. Should we fail to effect a required redemption, NBC generally will be permitted to transfer, without restriction, any of our securities acquired by it, its right to acquire Mr. Paxson's Class B common stock, the contractual rights described above, and its other rights under the related transaction agreements. Should we fail to effect a redemption triggered by an event of default on our part, NBC will also have the right to exercise in full its existing warrant to purchase shares of our Class A common stock and its right to acquire Mr. Paxson's Class B common stock without regard to the limitations on exercisability before February 1, 2002 otherwise applicable and, to the extent the minimum exercise price provisions of those instruments would otherwise be applicable, at a reduced minimum exercise price. If NBC does not exercise these rights, we will have another 30 day period to effect a redemption. If we then fail to effect a redemption, NBC may require us to effect, at our option, a public sale or liquidation of our assets, after which time NBC will not be permitted to exercise its rights to acquire more of our securities.

     Should NBC exercise any of its redemption rights, we may not have sufficient funds to pay the redemption price for the securities to be redeemed and may not be able to identify another party willing to purchase those securities at the required redemption prices. If we are unable to complete a required redemption, we will be unable to prevent NBC from transferring a controlling interest in our company to a third party selected by NBC in its discretion or requiring us to effect a public sale or liquidation of our assets. The occurrence of any of these events could have a material adverse effect upon us.

WE COULD BE SUBJECT TO A MATERIAL TAX LIABILITY IF THE IRS SUCCESSFULLY CHALLENGES OUR POSITION REGARDING THE 1997 DISPOSITION OF OUR RADIO DIVISION.

     We structured the disposition of our radio division in 1997 in a manner that management believes will permit us to defer recognizing for income tax purposes up to approximately $333 million of gain (before deferred taxes). The IRS could, however, contest our position. Based on the advice of our legal counsel, our management believes that, were the IRS to challenge our tax position, it is more likely than not that we would prevail. Should the IRS successfully challenge our position on these matters, we could be subject to a material current tax liability.

WE ARE REQUIRED BY THE FCC TO ABANDON THE ANALOG BROADCAST SERVICE OF 24 OF OUR FULL POWER STATIONS OCCUPYING THE 700 MHZ SPECTRUM AND MAY SUFFER ADVERSE CONSEQUENCES IF WE ARE UNABLE TO SECURE ALTERNATIVE DISTRIBUTION ON REASONABLE TERMS.

     Twenty-four of our full power stations are licensed to broadcast by using either an analog or digital signal on channels 52 -- 69, a portion of the frequency within the 700 MHz band of broadcast spectrum currently allocated to television broadcasters by the FCC. As part of the nationwide transition from analog to digital broadcasting, current FCC rules require that, after December 31, 2006, provided that 85% of television households in a television market are capable of receiving digital services, broadcasters give up their analog signal occupying the 700 MHz spectrum and broadcast only on their allotted digital frequency. In some cases broadcasters, including our company, have been given a digital channel allocation within the 700 MHz band of spectrum. We recently lobbied Congress and the FCC to delay enforcement of these rules to allow us to develop and implement strategies to vacate our 700 MHz spectrum and secure alternative distribution, such as utilizing our own digital television allocation in the affected markets or third party cable and satellite distribution agreements. We cannot predict when we will abandon, by private agreement or as required by law, the broadcast service of each of our 24 stations occupying the 700 MHz spectrum. We could suffer adverse consequences if we are unable to secure alternative distribution on reasonable terms and conditions. We cannot now predict the impact, if any, on our business of the abandonment of our broadcast television service in the 700 MHz spectrum.

WE CANNOT ASSURE YOU THAT WE WILL SUCCESSFULLY DEVELOP OUR BROADCAST STATION GROUP'S DIGITAL TELEVISION PLATFORM.

     We have commenced construction of our digital broadcasting facilities and intend to explore the most effective use of digital broadcast technology for each of our stations. We cannot assure you, however, that we will derive commercial benefits from the development of our digital broadcasting capacity. Although we believe that proposed alternative and supplemental uses of our analog and digital spectrum will continue to grow in number, the viability and success of each proposed alternative or supplemental use of spectrum involves a number of contingencies and uncertainties. We cannot predict what future actions the FCC or Congress may take with respect to regulatory control of these activities or what effect these actions would have on us.

WE ARE DEPENDENT UPON OUR SENIOR MANAGEMENT TEAM AND KEY PERSONNEL AND THE LOSS OF ANY OF THEM COULD MATERIALLY AND ADVERSELY AFFECT US.

     Our business depends upon the efforts, abilities and expertise of our executive officers and other key employees, including Mr. Paxson and Jeffrey Sagansky, our Chief Executive Officer. We cannot assure you that we will be able to retain the services of any of our key executives. If any of these executive officers were to leave us, our operating results could be adversely affected.

WE OPERATE IN A VERY COMPETITIVE BUSINESS ENVIRONMENT.

     We compete for audience share and advertising revenues with other providers of television programming. Our PAX TV programming competes for audience share and advertising revenues with the programming offered by other broadcast and cable networks, and also competes for audience share and advertising revenues in our stations' respective market areas with the programming offered by non-network affiliated television stations. Our ability to compete successfully for audience share and advertising revenues depends upon the popularity of our programming with viewing audiences in demographic groups that advertisers desire to reach. Our ability to provide popular programming depends upon many factors, including our ability to correctly gauge audience tastes and accurately predict which programs will appeal to viewing audiences, to produce original programs and purchase the right to air syndicated programs at costs which are not excessive in relation to the advertising revenue generated by the programming, and to fund marketing and promotion of our programming to generate sufficient viewer interest. Many of our competitors have greater financial and operational resources than we do which may enable them to compete more effectively for audience share and advertising revenues. All of the existing television broadcast networks and most of the cable networks have been operating for a longer period than we have been operating PAX TV, and therefore have more experience in network television operations than we have which may enable them to compete more effectively.

     Our television stations also compete for audience share with other forms of entertainment programming, including home entertainment systems and direct broadcast satellite video distribution services which transmit programming directly to homes equipped with special receiving antennas and tuners. Further advances in technology may increase competition for household audiences. Our stations also compete for advertising revenues with other television stations in their respective markets, as well as with other advertising media, such as newspapers, radio stations, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail and local cable systems. We cannot assure you that our stations will be able to compete successfully for audience share or that we will be able to obtain or maintain significant advertising revenue.

     The television broadcasting industry faces continual technological change and innovation, the possible rise in popularity of competing entertainment and communications media, and governmental restrictions or actions of federal regulatory bodies, including the FCC and the Federal Trade Commission, any of which could have a material effect on our operations.

RISKS RELATING TO OUR INDUSTRY

OUR TELEVISION STATIONS COULD BE ADVERSELY AFFECTED BY CHANGES IN THE TELEVISION BROADCASTING INDUSTRY OR A RECESSION IN THE BROADER U.S. ECONOMY.

     The profitability of our television stations is subject to various factors that influence the television broadcasting industry as a whole, including:

     -    changes in audience tastes;

     -    changes in priorities of advertisers;

     -    new laws and governmental regulations and policies;

     -    changes in broadcast technical requirements;

     -    technological changes;

     - proposals to eliminate the tax deductibility of expenses incurred by advertisers;

     - changes in the law governing advertising by candidates for political office; and

     - changes in the willingness of financial institutions and other lenders to finance television station acquisitions and operations.

We cannot predict which, if any, of these or other factors might have a significant impact on the television broadcasting industry in the future, nor can we predict what impact, if any, the occurrence of these or other events might have on our operations. Generally, advertising expenditures tend to decline during economic recession or downturn. Consequently, our revenues are likely to be adversely affected by a recession or downturn in the U.S. economy or other events or circumstances that adversely affect advertising activity. Our operating results in individual geographic markets also could be adversely affected by local regional economic downturns. Seasonal revenue fluctuations are common in the television broadcasting industry and result primarily from fluctuations in advertising expenditures by local retailers.

OUR BUSINESS IS SUBJECT TO EXTENSIVE AND CHANGING REGULATION THAT COULD INCREASE OUR COSTS, EXPOSE US TO GREATER COMPETITION, OR OTHERWISE ADVERSELY AFFECT THE OWNERSHIP AND OPERATION OF OUR STATIONS OR OUR BUSINESS STRATEGIES.

     Our television operations are subject to significant regulation by the FCC under the Communications Act of 1934. A television station may not operate without the authorization of the FCC. Approval of the FCC is required for the issuance, renewal and transfer of station operating licenses. In particular, our business depends upon our ability to continue to hold television broadcasting licenses from the FCC. FCC licenses generally have a term of eight years. Our station licenses are subject to renewal at various times between 2004 and 2007. Third parties may challenge our license renewal applications. Although we have no reason to believe that our licenses will not be renewed in the ordinary course, we cannot assure you that our licenses or the licenses owned by the owner-operators of the stations with which we have JSAs will be renewed. The non-renewal or revocation of one or more of our primary FCC licenses could have a material adverse effect on our operations.

     The Communications Act of 1934 empowers the FCC to regulate other aspects of our business, in addition to imposing licensing requirements. For example, the FCC has the authority to:

     - determine the frequencies, location and power of our broadcast stations,

     -    regulate the equipment used by our stations,

     - adopt and implement regulations and policies concerning the ownership and operation of our television stations, and

     - impose penalties on us for violations of the Communications Act of 1934 or FCC regulations.

Our failure to observe FCC or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures or the revocation of a license.

     Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations, and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation and ownership of our broadcast properties. Relaxation of existing multiple ownership and cross-ownership rules and policies by the FCC and other changes in the FCC's rules following passage of the Telecommunications Act of 1996 have affected the competitive landscape in ways that could increase the competition we face, including competition from larger media, entertainment and telecommunications companies, which may have greater access to capital and resources. We are unable to predict the impact that any such laws, regulations or policies may have on our operations.

WE BELIEVE THAT THE SUCCESS OF OUR TELEVISION OPERATIONS DEPENDS TO A SIGNIFICANT EXTENT UPON ACCESS TO HOUSEHOLDS SERVED BY CABLE TELEVISION SYSTEMS. IF THE LAW REQUIRING CABLE SYSTEM OPERATORS TO CARRY OUR SIGNAL WERE TO CHANGE, WE MIGHT LOSE ACCESS TO CABLE TELEVISION HOUSEHOLDS, WHICH COULD ADVERSELY AFFECT OUR OPERATIONS.

     Under the 1992 Cable Act, each broadcast station is required to elect, every three years, to exercise the right to either require cable television system operators in their local market to carry their signals, which we refer to as "must carry" rights, or to prohibit cable carriage or condition it upon payment of a fee or other consideration. By electing the "must carry" rights, a broadcaster can demand carriage on a specified channel on cable systems within its market. These "must carry" rights are not absolute, and under some circumstances, a cable system may decline to carry a given station. Our television stations elected "must carry" on local cable systems for the three year election period which commenced January 1, 2000. The required election date for the next three year election period commencing January 1, 2003 will be October 1, 2002. If the law were changed to eliminate or materially alter "must carry" rights, our business could be adversely affected.

     The FCC is developing rules to govern the obligations of cable television systems to carry local television stations during and following the transition from analog to digital television broadcasting. The FCC tentatively concluded that a television broadcast station would not be entitled to mandatory carriage of both the station's analog signal and its digital signal, and would not be entitled to mandatory carriage of its digital signal unless it first gives up its analog signal. Furthermore, the FCC tentatively concluded that a broadcaster with multiple digital programming streams would be required to designate the primary video stream eligible for mandatory carriage. If the FCC maintains its current position, mandatory carriage rights for digital signals would be accorded only to those television stations operating solely with a digital signal. Broadcasters operating with both analog and digital signals nevertheless could negotiate with cable television systems for carriage of their digital signal. We cannot predict what final rules the FCC ultimately will adopt or what effect those rules will have on our business.

IF A COURT WERE TO DETERMINE THAT RECENTLY ENACTED FEDERAL LEGISLATION REQUIRING SATELLITE TELEVISION SERVICE PROVIDERS TO CARRY BROADCAST TELEVISION SIGNALS IS UNCONSTITUTIONAL, OUR RIGHTS TO HAVE OUR TELEVISION BROADCAST SIGNALS CARRIED ON SATELLITE SERVICE PROVIDERS COULD BE ADVERSELY AFFECTED.

     Under recently enacted federal law, satellite television providers have an obligation to deliver local broadcast signals to customers residing in a broadcast television station's local market. Satellite carriers must obtain consent from the broadcast television station before carrying its signal, and television stations must negotiate for retransmission consent in good faith. Beginning January 1, 2002, a satellite carrier delivering the signal of any local television station will be required to carry all stations licensed in the carried station's local market. To implement this law, the FCC recently adopted rules similar to the "must carry" obligations that apply to cable television systems. Under the new rules, stations may elect either mandatory carriage or negotiate for retransmission consent. Two satellite television providers and a satellite broadcasting trade association have instituted litigation challenging the constitutionality of the statutory satellite "must carry" requirements. In June 2001 a federal district court upheld the constitutionality of the federal law. This decision is on appeal. Our PAX TV signal currently is carried on satellite systems under agreements we negotiated with the satellite television providers, which allow the satellite provider to sell and retain the advertising revenues from a portion of the non-network advertising time during PAX TV programming hours. We cannot predict the final outcome of the litigation challenging the constitutionality of satellite "must carry" requirements or the effect, if any, that the failure to implement satellite "must carry" would have on our business.

                           RISKS RELATING TO THE NOTES

OUR SUBSTANTIAL INDEBTEDNESS AND PREFERRED STOCK COULD IMPAIR OUR FINANCIAL CONDITION AND OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER OUR INDEBTEDNESS AND PREFERRED STOCK.

     We have substantial debt and redeemable preferred stock. After giving effect to the Refinancing, as of June 30, 2001 we would have had total indebtedness of $487.6 million and redeemable preferred stock with an aggregate liquidation preference of approximately $1,138.0 million ($1,037.4 million of which is exchangeable, subject to certain restrictions, into subordinated indebtedness ranking equally with the notes). Our interest expense was $41.9 million for the year ended December 31, 1998, $50.3 million for the year ended December 31, 1999, and $48.0 million for the year ended December 31, 2000. In addition, we will be required to commence payment of cash dividends on our 12-1/2% exchangeable preferred stock with respect to the period commencing October 15, 2002. Subject to the restrictions to be contained in the indenture governing the notes and in the agreement governing the new senior credit facility and the terms of our existing preferred stock and the indentures governing the indebtedness for which the preferred stock may be exchanged, we may incur additional indebtedness. The level of our indebtedness and redeemable preferred stock could have important consequences to us and you.

     For example, our substantial indebtedness and redeemable preferred stock could:

     - make it more difficult for us to satisfy our obligations with respect to the notes;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our debt and preferred stock, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate requirements;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - place us at a competitive disadvantage compared to our competitors that have proportionately less debt and preferred stock;

     - make it more difficult for us to borrow money for working capital, capital expenditures, acquisitions or other purposes; and

     - expose us to the risk of increased interest rates with respect to that portion of our debt which has a variable rate of interest.

     If we are unable to meet our indebtedness and preferred stock obligations, we could be forced to restructure or refinance our indebtedness, seek additional equity capital or sell assets. We may be unable to obtain financing or sell assets on satisfactory terms, or at all.

THE TERMS OF OUR INDEBTEDNESS AND OUR PREFERRED STOCK IMPOSE SIGNIFICANT RESTRICTIONS ON OUR BUSINESS.

     The indenture governing the notes and the agreement governing the new senior credit facility contain, and the terms of our existing preferred stock and the indentures governing the indebtedness for which the preferred stock may be exchanged contain, various covenants that limit our ability to:

     -    incur additional indebtedness;

     -    engage in transactions with affiliates;

     -    incur liens;

     -    make restricted payments, including dividends;

     -    enter into business combinations and asset sale transactions; and

     -    make investments.

     These restrictions could limit our ability to obtain future financing, make acquisitions or needed capital expenditures, withstand a future downturn in our business or the economy in general, conduct operations or otherwise take advantage of business opportunities that may arise. The new senior credit facility also requires us to maintain specified financial ratios. Our ability to meet future financial ratios can be affected by events beyond our control, such as general economic conditions. Our failure to maintain any applicable financial ratios would prevent us from borrowing additional amounts under the senior credit facility and could result in a default under that facility, which could cause the indebtedness outstanding under the facility, and by reason of cross-default provisions, the notes and any other indebtedness we may then have, to become immediately due and payable. If we were unable to repay those amounts, the lenders under the new senior credit facility could initiate a bankruptcy proceeding or liquidation proceeding or proceed against the collateral granted to them to secure that indebtedness. If the lenders under the new senior credit facility were to accelerate the repayment of outstanding borrowings, we might not have sufficient assets to repay our indebtedness, including the notes.

WE DEPEND UPON OUR SUBSIDIARIES' CASH FLOW TO MEET OUR OBLIGATIONS, AND THEREFORE OUR ABILITY TO PAY INTEREST AND PRINCIPAL ON THE NOTES MAY BE ADVERSELY AFFECTED BY RESTRICTIONS THAT APPLY TO OUR SUBSIDIARIES UNDER THE TERMS OF THEIR INDEBTEDNESS.

     Our operations are conducted through our direct and indirect wholly-owned subsidiaries, which will guarantee the notes, jointly and severally, on a senior subordinated unsecured basis. We do not have significant assets other than our equity in our subsidiaries, and we depend upon the cash flow of our subsidiaries to meet our own obligations. Accordingly, our ability to make interest and principal payments when due to holders of the notes and our ability to purchase the notes upon a change of control depend upon the receipt of sufficient funds from our subsidiaries, which may be restricted by the terms of their senior indebtedness. As a result, the notes and the subsidiary guarantees effectively are subordinated to all existing and future senior indebtedness and other liabilities and commitments of the guarantors.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES AND UNDER THE SUBSIDIARY GUARANTEES IS JUNIOR TO OUR SENIOR DEBT AND THAT OF THE SUBSIDIARY GUARANTORS.

     The notes are junior in right of payment to all of our existing and future senior debt, including obligations under our new senior credit facility. Each guarantee of the notes is subordinate to all existing and future senior debt of the respective guarantors, including the guarantors' obligations under the new senior credit facility. In the event of our bankruptcy, liquidation or reorganization, or the bankruptcy, liquidation or reorganization of a guarantor, our assets, or the assets of the guarantor, will be available to pay obligations on the notes or under the applicable guarantee only after all senior debt has been paid in full, and we cannot assure you that we or the guarantors have sufficient assets to pay amounts due on the notes. The lenders under our new senior credit facility have a first priority security interest covering substantially all of our assets and the assets of the guarantors. The subordination provisions of the indenture governing the notes also provide that we can make no payment to you during the continuance of payment defaults on our senior debt, and payments to you may be suspended for a period of up to 179 days if a nonpayment default exists under our senior debt. See "Description of Notes -- Ranking" for additional information. As of June 30, 2001, after giving effect to the Refinancing, we would have had senior debt in an aggregate principal amount of approximately $287.6 million (excluding unused commitments of $73.0 million under our new senior credit facility) and the guarantors would have guarantees with respect to senior debt in an aggregate principal amount of $227.9 million (excluding unused commitments of $73.0 million under our new senior credit facility, and consisting entirely of guarantees of a portion of our borrowings under our new senior credit facility). We may incur additional debt from time to time, subject to certain restrictions, some or all of which may be senior debt.

WE MAY BE UNABLE TO REPURCHASE THE NOTES IF WE EXPERIENCE A CHANGE OF CONTROL.

     If we were to experience a change of control, the indenture governing the notes requires us to offer to purchase all of the outstanding notes at a price equal to 101% of their principal amount, plus accrued interest. Our new senior credit facility restricts our ability to repurchase notes, including the repurchase of notes under a change of control offer. Our failure to repay holders tendering notes upon a change of control will result in an event of default under the notes. A change of control, or an event of default under the notes, may also result in an event of default under our new senior credit facility, which may result in the acceleration of the indebtedness under that facility requiring us to repay that indebtedness immediately. Further, the terms of our outstanding preferred stock require us to offer to purchase all of the preferred shares then outstanding at 101% or 100% (as applicable) of the then effective liquidation preference of those instruments, plus accumulated and unpaid dividends. The indentures governing the debentures for which most of the preferred stock may be exchanged have similar change of control provisions. If a change of control were to occur, we cannot assure you that we would have sufficient funds to repay debt outstanding under the new credit facility or to purchase the notes or any other securities which we would be required to offer to purchase. We expect that we would require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all.

A COURT MAY VOID THE GUARANTEES OF THE NOTES OR SUBORDINATE THE GUARANTEES TO OTHER OBLIGATIONS OF THE SUBSIDIARY GUARANTORS.

     Although standards may vary depending on the applicable law, generally under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, if a court were to find that, among other things, at the time any guarantor of the notes incurred the debt evidenced by its guarantee of the notes, the guarantor:

    either:

     - was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

     - was engaged or about to engage in a business or transaction for which that guarantor's remaining assets constituted unreasonably small capital;

     - was a defendant in an action for money damages, or had a judgment for money damages docketed against it, if in either case, after a final judgment, the judgment were unsatisfied; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature;

    and

     - that guarantor received less than reasonable equivalent value or fair consideration for the incurrence of its guarantee; or

     - incurred the guarantee or made related distributions or payments with the intent of hindering, delaying or defrauding creditors,

there is a risk that the guarantee of that guarantor could be voided by the court, or claims by holders of the notes under the guarantee could be subordinated to other debts of that guarantor. In addition, any payment by the guarantor pursuant to its guarantee could be required to be returned to that guarantor, or to a fund for the benefit of the creditors of that guarantor.

     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding. Generally, however, a guarantor of the notes would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets at a fair valuation; or

     - the present fair value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     -    it could not pay its debts as they become due.

THERE IS NO PUBLIC TRADING MARKET FOR THE NOTES.

     The notes are a new issue of securities for which there is currently no established trading market. We do not intend to have the notes listed on a national securities exchange, although we expect that they will be eligible for trading in the PORTAL market. In addition, although the initial purchasers of the notes have advised us that they currently intend to make a market in the notes, they are not obligated to do so, and may discontinue market making activities at any time without notice. If an active market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. We cannot assure you as to the liquidity of the market for the notes or the prices at which you may be able to sell the notes.

     In addition, any holder of original notes who tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

YOUR ORIGINAL NOTES WILL NOT BE ACCEPTED FOR EXCHANGE IF YOU FAIL TO FOLLOW THE EXCHANGE OFFER PROCEDURES.

     We will issue new notes under this exchange offer only after a timely receipt of your original notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, Letter of Transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange.

IF YOU DO NOT EXCHANGE YOUR ORIGINAL NOTES, YOUR ORIGINAL NOTES WILL CONTINUE TO BE SUBJECT TO THE EXISTING TRANSFER RESTRICTIONS AND YOU MAY BE UNABLE TO SELL YOUR ORIGINAL NOTES.

     We did not register the original notes, nor do we intend to do so following the exchange offer. Original notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your original notes, you will lose your right to have your original notes registered under the federal securities laws. As a result, if you hold original notes after the exchange offer, you may be unable to sell your original notes.

                       RATIOS OF EARNINGS TO FIXED CHARGES

    The following are the unaudited consolidated ratios of earnings to fixed charges for each of the years in the five-year period ended December 31, 2000 and for the six month period ended June 30, 2001.

                                                                                              SIX MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                    JUNE 30,
                                              -------------------------------------------      ---------------
                                              1996    1997      1998      1999       2000      2000       2001
                                              ----    ----      ----      ----       ----      ----       ----
Ratio of earnings to fixed charges(1)........   --      --        --        --         --        --         --

----------

(1) Earnings were inadequate to cover fixed charges by $30.4 million for 1996, $58.0 million for 1997, $113.6 million for 1998, $215.4 million for 1999,
    $177.9 million for 2000, $88.7 million for the six months ended June 30, 2000 and $56.5 million for the six months ended June 30, 2001.


    For purposes of the ratios of earnings to fixed charges, earnings are defined as net income (loss) from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and the component of operating lease expense which we believe represents an appropriate interest factor. A statement setting forth the computation of the ratio of earnings to fixed charges is filed as an exhibit to the Registration Statement of which this prospectus is a part.

                                 USE OF PROCEEDS

    This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes contemplated in this prospectus, we will receive original notes in like principal amount, the form and terms of which are the same as the form and terms of the new notes, except as otherwise described in this prospectus. The original notes surrendered in exchange for new notes will be retired and canceled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expenses of the exchange offer.

    The proceeds of the offering of the original notes were $200,000,000. We used the proceeds from the original notes, the Term B facility and an initial draw of approximately $2.0 million under the revolving credit facility to:

    - repay in full our outstanding indebtedness of $120.5 million under our then-existing senior credit facility;

    - repay in full our outstanding indebtedness of $59.9 million under our then-existing equipment credit facility;

    - redeem our then-outstanding 11 5/8% senior subordinated notes due 2002, in the outstanding principal amount of $230.0 million, and pay the $4.6 million redemption premium required in connection with this redemption;

    - redeem our then-outstanding 12% preferred stock, which had an accrued liquidation preference of $59.1 million, and

    -   pay the fees and expenses of the Refinancing.

    The indebtedness under our senior credit facility that was repaid in connection with the Refinancing would have matured on June 30, 2002, and bore interest at a rate of 2.5% per annum over a base rate or 3.5% per annum over LIBOR, as selected by us from time to time. The interest rate at repayment was 7.5%.

    The indebtedness under our equipment credit facility that was repaid in connection with the Refinancing would have matured on June 30, 2002, and bore interest at a rate of 2.75% per annum over a specified index rate or 3.75% per annum over LIBOR or a commercial paper rate, as selected by us from time to time. The interest rate at repayment was 7.7%.

    The indebtedness under our 11 5/8% senior subordinated notes that were redeemed in connection with the Refinancing would have matured on October 1, 2002 and bore interest at a fixed rate of 11 5/8%.

                                 CAPITALIZATION

    The following table sets forth our unaudited capitalization as of June 30, 2001 (1) on an historical basis and (2) as adjusted to give effect to the Refinancing as if it had occurred on June 30, 2001. This table should be read in conjunction with the information contained in our consolidated financial statements and the notes appearing elsewhere in this prospectus.

                                                                                         AT JUNE 30, 2001
                                                                                         ----------------
                                                                                     ACTUAL        AS ADJUSTED
                                                                                     ------        -----------
                                                                                           (IN THOUSANDS)
                   Senior secured credit facility that was repaid in the
                   Refinancing...............................................    $     121,000   $         --
                   Equipment purchase credit facility that was repaid in the
                   Refinancing...............................................           63,342             --
                   11 5/8 senior subordinated notes due 2002 that were
                   redeemed in the Refinancing (1)...........................          229,379             --
                   Revolving facility........................................              --            2,000
                   Term B facility...........................................              --          285,000
                   Notes offered under the original offering.................              --          200,000
                   Other long-term debt......................................              648             648
                                                                                 -------------   -------------
                             Total debt......................................          414,369         487,648
                                                                                 -------------   -------------
                   12% preferred stock that was redeemed in the Refinancing..           57,221             --
                   12-1/2% exchangeable preferred stock......................          262,895         262,895
                   13-1/4% exchangeable preferred stock......................          289,851         289,851
                   Series A convertible preferred stock......................           97,926          97,926
                   Series B convertible preferred stock......................          441,959         441,959
                                                                                 -------------   -------------
                             Total redeemable preferred stock................        1,149,852       1,092,631
                                                                                 -------------   -------------
                             Total debt and redeemable preferred stock.......        1,564,221       1,580,279
                                                                                 -------------   -------------
                   Class A common stock......................................               56              56
                   Class B common stock......................................                8               8
                   Class A and B common stock warrants.......................           68,384          68,384
                   Stock subscription notes receivable.......................           (1,088)         (1,088)
                   Additional paid-in capital................................          501,828         501,828
                   Deferred stock option compensation........................           (3,810)         (3,810)
                   Accumulated deficit.......................................         (888,831)       (900,460)
                                                                                 -------------   --------------
                             Total common stockholders' deficit..............         (323,453)       (335,082)
                                                                                 -------------   -------------
                             Total capitalization............................    $   1,240,768   $   1,245,197
                                                                                 =============   =============

----------

(1) Net of unamortized discount of $621,000.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

    The following table sets forth our consolidated financial data for the years ended December 31, 1996, 1997, 1998, 1999 and 2000, for the six months ended June 30, 2000 and 2001 and at June 30, 2001. The data for the years ended December 31, 1996, 1997, 1998, 1999 and 2000 have been derived from our audited consolidated financial statements and the data for the six months ended June 30, 2000 and 2001 and at June 30, 2001 have been derived from our unaudited consolidated financial statements. In our opinion, our unaudited consolidated financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our results for the unaudited interim periods. The audited consolidated financial statements for the years ended December 31, 1998, 1999 and 2000, and the unaudited consolidated financial statements for the six months ended June 30, 2000 and 2001 and at June 30, 2001 are included elsewhere in this prospectus. This financial data should be read in conjunction with the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated audited and unaudited financial statements, including the related notes.

                                                                                                             SIX MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                            JUNE 30,
                                              -------------------------------------------------------      --------------------
                                              1996        1997         1998         1999         2000         2000         2001
                                              ----        ----         ----         ----         ----         ----         ----
                                                                                                                 (UNAUDITED)
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues ..............................   $  62,333    $  88,421    $ 134,196    $ 248,362    $ 315,936    $ 156,607    $ 159,195
Less: agency commissions ..............      (7,855)     (10,537)     (16,908)     (34,182)     (44,044)     (21,870)     (22,148)
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net revenues ..........................      54,478       77,884      117,288      214,180      271,892      134,737      137,047
Expenses:
  Programming and broadcast operations        6,237       13,289       26,717       33,139       38,633       18,484       20,382
  Program rights amortization .........       1,382          704       31,422       91,799      100,324       51,931       45,863
  Selling, general and administrative .      27,322       33,751      118,559      135,063      137,804       65,901       62,245
  Time brokerage and affiliation fees .       3,568       16,961       15,699       14,257        5,259        3,370        1,833
  Stock-based compensation(1) .........       6,976        3,370       10,413       16,814       13,866        7,750        3,189
  Compensation associated with Paxson
    Radio asset sales(2) ..............          --        9,700           --           --           --           --           --
  Adjustment of programming to net
    realizable value ..................          --           --           --       70,499       24,400       24,400           --
  Restructuring charge related to
    joint sales agreements ............          --           --           --           --        5,760           --           --
  Depreciation and amortization .......      12,888       22,044       50,009       77,860       96,881       42,574       48,132
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------
         Total operating expenses .....      58,373       99,819      252,819      439,431      422,927      214,410      181,644
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------
Operating loss ........................      (3,895)     (21,935)    (135,531)    (225,251)    (151,035)     (79,673)     (44,597)
Other income (expense):
  Interest expense ....................     (31,526)     (37,728)     (41,906)     (50,286)     (47,973)     (23,392)     (24,138)
  Interest income .....................       6,742        9,495       14,992        8,570       14,022        8,686        2,737
  Other expenses, net .................      (1,757)      (5,722)      (2,744)      (7,855)      (4,426)      (2,441)      (1,607)
  Gains on modification of program
rights ................................          --           --           --           --       10,221        9,910          466
    obligations
  Gains on sale of Travel Channel and
    other broadcast assets ............          --           --       51,603       59,453        1,325       (1,800)      10,649
  Equity in loss of unconsolidated
    investment ........................          --       (2,493)     (13,273)      (2,260)        (539)          --           --
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------
Loss from continuing operations before
  income taxes ........................     (30,436)     (58,383)    (126,859)    (217,629)    (178,405)     (88,710)     (56,490)
Income tax (provision) benefit ........          --       21,879       37,389       57,257         (120)          --          (60)
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------
Loss from continuing operations .......     (30,436)     (36,504)     (89,470)    (160,372)    (178,525)     (88,710)     (56,550)
Gain on disposal of discontinued
operations, net of applicable income
  taxes(3)...........................         4,217      251,193        1,182           --           --           --           --
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------

Net income (loss) .....................     (26,219)     214,689      (88,288)    (160,372)    (178,525)     (88,710)     (56,550)
Dividends, accretion and beneficial
  conversion feature on preferred
  stock(4) ............................     (21,908)     (26,277)     (49,667)    (154,207)    (212,804)     (67,761)     (73,009)
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net income (loss) available to common
  stockholders ........................   $ (48,127)   $ 188,412    $(137,955)   $(314,579)   $(391,329)   $(156,471)   $(129,559)
                                          =========    =========    =========    =========    =========    =========    =========
Basic and diluted earnings (loss) per
  share(5):
Continuing operations .................   $   (1.20)   $   (1.17)   $   (2.31)   $   (5.10)   $   (6.16)   $   (2.48)   $   (2.01)
Discontinued operations ...............         .10         4.67         0.02           --           --           --           --
Net income (loss) .....................       (1.10)        3.50        (2.29)       (5.10)       (6.16)       (2.48)       (2.01)
Weighted average shares
  outstanding -- basic and diluted ....      43,837       53,808       60,360       61,738       63,515       63,090       64,386
OTHER DATA:
EBITDA(6) .............................   $  19,537    $  30,140    $ (59,410)   $ (45,821)   $  (4,869)   $  (1,579)   $   8,557
Program rights payments and deposits ..       1,425       37,485       62,076      125,916      128,288       56,607       58,710
Payments for cable distribution rights           --           --       19,905       30,713       10,727        2,160        8,425

                                                                                                             SIX MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                            JUNE 30,
                                              -------------------------------------------------------      --------------------
                                              1996        1997         1998         1999         2000         2000         2001
                                              ----        ----         ----         ----         ----         ----         ----
                                                                                (UNAUDITED)
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Capital expenditures ..................      36,709       44,474       82,922       34,609       25,110        8,866       13,688
Cash flows used in operating activities      (2,551)     (76,041)    (150,580)    (181,808)     (76,036)     (26,908)     (34,775)
Cash flows (used in) provided by
investing .............................    (258,530)     (21,772)    (168,486)    (160,508)     (12,784)     (19,914)       3,716
  activities
Cash flows (used in) provided by
financing .............................    (254,761)     118,705      285,865      418,065       14,994           64        7,811
  activities
Ratio of earnings to fixed
  charges(7)(8) .......................          --           --           --           --           --           --           --
Ratio of earnings to combined fixed
  charges and preferred stock
  dividends(7)(9) .....................          --           --           --           --           --           --           --


                                                                  AT DECEMBER 31,                           AT JUNE 30, 2001
                                           -------------------------------------------------------       --------------------------
                                           1996        1997         1998         1999         2000       ACTUAL    AS ADJUSTED (10)
                                           ----        ----         ----         ----         ----       ------    ----------------
                                                                                                              (UNAUDITED)
BALANCE SHEET DATA:
Working capital.....................   $  76,201  $    86,944   $    1,807   $  237,855   $   74,298   $   47,365   $   43,417
Total assets........................     543,182    1,057,113    1,542,786    1,690,087    1,526,047    1,431,250    1,435,679
Total debt..........................     231,708      350,754      373,998      388,421      405,476      414,369      487,648
Total redeemable preferred stock....     184,710      210,987      521,401      949,807    1,080,389    1,149,852    1,092,631
Total common stockholders' equity
  (deficit).........................     106,775      367,744      247,673       96,721     (199,789)    (323,453)    (335,082)


----------

    (1) Stock-based compensation represents a non-cash charge associated with the granting of stock options to employees. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    (2) Bonuses paid to certain members of our management team in connection with their efforts in assimilating, operating and arranging for the sale of our radio stations and properties in 1997.

    (3) Includes gains on the 1997 disposal of our former Network-Affiliated Television and Paxson Radio segments of $254.7 million in 1997 and $1.2 million in 1998, net of applicable income taxes.

    (4) Dividends, accretion and beneficial conversion feature on preferred stock include non-cash dividends, accretion and the beneficial conversion feature on our mandatorily redeemable securities of $49.7 million in 1998, $154.0 million in 1999, $205.7 million in 2000, $64.2 million for the six months ended June 30, 2000 and $69.5 million for the six months ended June 30, 2001.

    (5) Because of losses from continuing operations, the effect of stock options and warrants is antidilutive. Accordingly, our presentation of diluted earnings per share is the same as that of basic earnings per share.

    (6) "EBITDA" is defined as operating loss plus depreciation, amortization, stock-based compensation, programming net realizable value adjustments, restructuring and other one-time charges, and time brokerage and affiliation fees. EBITDA does not purport to represent cash provided by operating activities as reflected in the consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles, and should not be considered in isolation. Management believes the presentation of EBITDA is relevant and useful because EBITDA is a measurement industry analysts utilize when evaluating our operating performance.

    (7) For purposes of this calculation, earnings are defined as net income
        (loss) from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and the component of operating lease expense which we believe represents an appropriate interest factor.

    (8) Earnings were inadequate to cover fixed charges by $30.4 million for 1996, $58.0 million for 1997, $113.6 million for 1998, $215.4 million for 1999, $177.9 million for 2000, $88.7 million for the six months ended June 30, 2000 and $56.5 million for the six months ended June 30, 2001.

    (9) Earnings were inadequate to cover combined fixed charges and preferred stock dividends, accretion and beneficial conversion feature by $49.7 million for 1996, $84.2 million for 1997, $163.3 million for 1998, $369.6 million for 1999, $390.7 million for 2000, $156.5 million for the six months ended June 30, 2000 and $129.5 million for the six months ended June 30, 2001.

    (10) As adjusted to give effect to the Refinancing.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    We are a network television broadcasting company which owns and operates the largest broadcast television station group in the U.S., as measured by the number of television households in the markets our stations serve. We currently own and operate 65 broadcast television stations (including three stations we operate under time brokerage agreements), which reach all of the top 20 U.S. markets and 41 of the top 50 U.S. markets. We operate PAX TV, a network that provides family entertainment programming seven days per week and reaches approximately 84% of prime time television households in the U.S. through our broadcast television station group, and pursuant to distribution arrangements with cable and satellite distribution systems and our affiliates.

    We were founded in 1991 by Mr. Paxson, who remains our Chairman and controlling stockholder. We began by purchasing radio and television stations, and grew to become Florida's largest radio station group, while also owning two network-affiliated television stations and other television stations that carried principally infomercials and other paid programming. In 1997, we sold our radio station group and our network-affiliated television stations to concentrate on building our owned and operated television station group. We used the proceeds from the sale of our radio station group and network-affiliated television stations to acquire television stations and build the PAX TV network. Since commencing our television operations in 1994, we have established the largest owned and operated broadcast television station group in the U.S., as measured by the number of television households in the markets our stations serve. We launched PAX TV on August 31, 1998, and are now in our third network programming season.

    In September 1999, NBC invested $415 million in our company. We have also entered into a number of agreements with NBC that are intended to strengthen our business. Under these agreements, NBC sells our network spot advertising and performs our network research and sales marketing functions. We have also entered into JSAs with NBC with respect to all of our stations serving markets also served by an NBC owned and operated station, and with many independently owned NBC affiliated stations serving markets also served by our stations. During the six months ended June 30, 2001, we paid or accrued amounts due to NBC totaling approximately $9.7 million for commission compensation and cost reimbursements incurred under our agreements with NBC.

    We derive our revenues from the sale of network spot advertising time, network long form paid programming and station advertising:

    - Network spot advertising revenue. We sell commercial air time to advertisers who want to reach the entire nationwide PAX TV viewing audience with a single advertisement. Most of our network advertising is sold under advance, or "upfront," commitments to purchase advertising time, which are obtained before the beginning of our PAX TV programming season. Network advertising rates are significantly affected by audience ratings and our ability to reach audience demographics that are desirable to advertisers. Higher ratings generally will enable us to charge higher rates to advertisers. We pay commissions of up to 15% of gross revenue to advertising agencies for network advertising. Our network advertising revenue represented approximately 34% of our revenue during the six months ended June 30, 2001.

    - Network long form paid programming. We sell air time for long form paid programming, consisting primarily of infomercials, during broadcasting hours when we are not airing PAX TV. We pay commissions of up to 15% of gross revenue to advertising agencies for long form paid programming. Network long form paid programming represented approximately 33% of our revenue during the six months ended June 30, 2001.

    - Station advertising revenue. We also sell commercial air time to advertisers who want to reach the viewing audience in specific geographic markets in which we own and operate our television stations. These advertisers may be local businesses or regional or national advertisers who want to target their advertising in these markets. Station advertising rates are affected by ratings and local market conditions. We pay commissions of up to 15% of gross revenue to advertising agencies for station advertising sales. Our station advertising sales represented approximately 33% of our revenue during the six months ended June 30, 2001. Included in station advertising revenue is long form paid programming sold locally or nationally which represented approximately 16% of our revenue during the six months ended June 30, 2001.

    Our revenue mix has changed since we launched PAX TV in 1998. The percentage mix of our long form paid programming has declined from more than 90% in 1997 to 49% (combined network and station long form) in the six months ended June 30, 2001 due to the increase in spot advertising sales following the launch of PAX TV. Long-form paid programming, however, continues to represent a significant portion of our revenues.

    Starting in the fourth quarter of 1999, we began entering into JSAs with owners of broadcast stations in markets served by our stations. After implementation of a JSA, we no longer employ our own on-site station sales staff. The JSA partner provides station spot advertising sales management and representation for our stations and we integrate and co-locate our station operations with those of our JSA partners. During the fourth quarter of 2000, we approved a plan to restructure our television station operations by entering into JSAs with owners of broadcast stations in markets in which our stations were not already operating under JSAs. To date, we have entered into JSAs for 55 of our television stations. Our restructuring plan includes two major components: (1) termination of 226 station sales and administrative employees and (2) the closing of our leased studio and sales office facilities at each of our stations. These restructuring activities resulted in a charge of approximately $5.8 million in the fourth quarter of 2000, consisting of $2.7 million of termination benefits and $3.1 million of costs associated with the closing of our studios and sales offices that will no longer be utilized upon implementation of the JSAs. During the six months ended June 30, 2001, we paid termination benefits to 39 employees totaling approximately $905,000 and paid lease termination costs of approximately $342,000, which were charged against the restructuring reserve. We expect to substantially complete the restructuring plan by the end of 2001; however, certain lease obligations may continue through mid-2002.

    Our primary operating expenses include selling, general and administrative expenses, depreciation and amortization expenses, programming expenses, employee compensation and costs associated with cable and satellite distribution, ratings services and promotional advertising. Programming amortization is a significant expense and is affected significantly by several factors, including the mix of syndicated versus lower cost original programming as well as the frequency with which programs are aired. As we continue to produce original programming, we expect our programming amortization expense to increase in the near term. As we acquire a more complete library of lower cost original programming to replace our syndicated programming, however, our programming amortization expense should decline.

RESULTS OF CONTINUING OPERATIONS

    The following table sets forth net revenues, the components of operating expenses with percentages of net revenues, and other operating data for the periods presented:

                                            YEARS ENDED DECEMBER 31,                           SIX MONTHS ENDED JUNE 30,
                          ------------------------------------------------------------  -----------------------------------------
                             1998         %        1999        %         2000         %       2000        %       2001        %
                             ----         -        ----        -         ----         -       ----        -       ----        -
                                                                                                    (UNAUDITED)
                                                                      (IN THOUSANDS)
Revenues.................  $ 134,196             $ 248,362             $ 315,936            $156,607            $ 159,195
Less: agency commissions     (16,908)              (34,182)              (44,044)            (21,870)             (22,148)
                           ---------             ---------             ---------            --------            --------
Net revenues.............    117,288    100.0      214,180    100.0      271,892    100.0    134,737    100.0     137,047   100.0
Expenses:
  Programming and
    broadcast operations.     26,717     22.8       33,139     15.5       38,633     14.2     18,484     13.7      20,382    14.9
  Program rights
    amortization.........     31,422     26.8       91,799     42.9      100,324     36.9     51,931     38.5      45,863    33.5
  Selling, general and
    administrative.......    118,559    101.1      135,063     63.1      137,804     50.7     65,901     48.9      62,245    45.4
  Time brokerage and
    affiliation fees.....     15,699     13.4       14,257      6.7        5,259      1.9      3,370      2.5       1,833     1.3
  Stock-based
    compensation.........     10,413      8.9       16,814      7.8       13,866      5.1      7,750      5.8       3,189     2.3
  Adjustment of
    programming to net
    realizable value.....         --       --       70,499     32.9       24,400      9.0     24,400     18.1          --      --
  Restructuring charge
    related to JSAs......         --       --           --       --        5,760      2.1         --       --          --      --
  Depreciation and
    amortization.........     50,009     42.6       77,860     36.3       96,881     35.6     42,574     31.6      48,132    35.1
                           ---------    -----    ---------    -----    ---------    -----    --------   -----    --------    ----
        Total operating
          expenses.......    252,819    215.6      439,431    205.2      422,927    155.5    214,410    159.1     181,644   132.5
                           ---------    -----    ---------    -----    ---------    -----   --------    -----   --------    -----
Operating loss...........  $(135,531)  (115.6)   $(225,251)  (105.2)   $(151,035)   (55.5)  $(79,673)   (59.1)  $ (44,597)  (32.5)
                           =========   ======    =========   ======    =========    =====   ========    =====   =========   =====
OTHER DATA:
EBITDA(1)................  $ (59,410)            $ (45,821)            $  (4,869)           $ (1,579)           $   8,557
Program rights payments
and deposits.............     62,076               125,916               128,288              56,607               58,710
Payments for cable
  distribution rights....     19,905                30,713                10,727               2,160                8,425
Capital expenditures.....     82,922                34,609                25,110               8,866               13,688
Cash flows used in
  operating activities...   (150,580)             (181,808)              (76,036)            (26,908)             (34,775)
Cash flows (used in)
  provided by investing
  activities.............   (168,486)             (160,508)              (12,784)            (19,914)               3,716
Cash flows provided by
  financing activities...    285,865               418,065                14,994                  64                7,811

----------

(1) "EBITDA" is defined as operating loss plus depreciation, amortization, stock-based compensation, programming net realizable value adjustments, restructuring and other one-time charges, and time brokerage and affiliation fees. EBITDA does not purport to represent cash provided by operating activities as reflected in the consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles, and should not be considered in isolation. We believe the presentation of EBITDA is relevant and useful because EBITDA is a measurement industry analysts use when evaluating our operating performance.

SIX MONTHS ENDED JUNE 30, 2001 AND 2000

     Net revenues increased 1.7% to $137.0 million for the six months ended June 30, 2001 from $134.7 million for the six months ended June 30, 2000. This increase is primarily attributable to higher advertising revenues from the PAX TV network offset in part by a decrease in revenue from our television stations. The increase in PAX TV network advertising revenues resulted from increases in ratings and distribution of PAX TV, favorable results from our network sales agreement with NBC and increases in long-form programming rates. The decrease in television station revenues is primarily due to reduced television spot advertising revenues in our local markets.

    Programming and broadcast operations expenses were $20.4 million during the six months ended June 30, 2001 compared with $18.5 million for the comparable period last year. This increase is primarily due to higher programming costs associated with original program development and expenses of implementing JSAs and other JSA transition costs. Program rights amortization expense was $45.9 million during the six months ended June 30, 2001 compared with $51.9 million for the comparable period last year. The decrease is due to changes in program frequency and scheduling as well as a greater mix of lower cost original programming versus the comparable period last year. Selling, general and administrative expenses were $62.2 million during the six months ended June 30, 2001 compared with $65.9 million for the comparable period last year. The decrease is primarily due to lower selling costs, including promotional advertising, and other cost cutting measures. Time brokerage and affiliation fees were $1.8 million during the six months ended June 30, 2001 compared with $3.4 million for the comparable period last year. This decrease is due to the completion of acquisitions of stations we previously operated under TBAs. Stock-based compensation expense was $3.2 million during the six months ended June 30, 2001 compared with $7.8 million for the comparable period last year. This decrease is due to a reduction in options vesting in the first half of 2001 compared with the same period last year. During the first quarter of 2000, we recorded a programming rights adjustment to net realizable value of $24.4 million resulting from a change in our estimated future usage of certain programming. Depreciation and amortization expense was $48.1 million during the six months ended June 30, 2001 compared with $42.6 million for the comparable period last year. This increase is due to assets acquired as well as accelerated depreciation on assets to be disposed of in connection with the JSA restructuring plan described above.

     Interest expense for the six months ended June 30, 2001, increased 3.1% to $24.1 million from $23.4 million in the same period in 2000. The increase is primarily due to a greater level of senior debt and higher interest rates on our debt throughout the period. At June 30, 2001, total long-term debt and senior subordinated notes were $414.4 million compared with $390.2 million as of June 30, 2000. Interest income for the six months ended June 30, 2001 decreased 68.5% to $2.7 million from $8.7 million in the same period in 2000. The decrease is primarily due to lower average cash and short-term investment balances in 2001.

     Gain on modification of program rights obligations during 2000 primarily reflects our return of certain programming rights that had been written off during 1999, in exchange for cash of $4.9 million and the cancellation of the remaining payment obligations.

YEARS ENDED DECEMBER 31, 2000 AND 1999

    Net revenues increased to $271.9 million for 2000 from $214.2 million for 1999, an increase of 26.9%. The increase in net revenues in 2000 is due to increases in advertising revenues from PAX TV and our television stations. The increase in PAX TV network advertising revenues resulted from increased ratings and distribution of PAX TV as well as the favorable effect of our network sales agreement with NBC. The increase in station advertising revenues resulted from an increase in ratings and television station acquisitions. Our net revenues for 2000 were also favorably affected by increases in our long form programming rates.

    Programming and broadcast operations expenses were $38.6 million in 2000 compared with $33.1 million in 1999. The increase is primarily due to completion of acquisitions of stations we previously operated under TBAs. Program rights amortization expense was $100.3 million in 2000 compared with $91.8 million in 1999. The increase reflects the increased cost of new programming and greater usage of certain programs compared with last year. Selling, general and administrative expenses were $137.8 million in 2000 compared with $135.1 million in 1999. The increase is primarily due to commissions paid pursuant to JSAs entered into during 2000. Time brokerage and affiliation fees were $5.3 million in 2000 compared with $14.3 million in 1999. The decrease is due to the completion of acquisitions of stations we previously operated under TBAs. In 2000, we recorded a programming rights adjustment to net realizable value of $24.4 million compared with $70.5 million in 1999 resulting from changes in our estimated future usage of certain programming. Depreciation and amortization expense was $96.9 million in 2000 compared with $77.9 million in 1999. The increase is due primarily to acquisitions and accelerated depreciation on assets to be disposed of in connection with the JSA restructuring plan described above.

    Our JSA restructuring activities resulted in a charge of approximately $5.8 million in the fourth quarter of 2000, consisting of $2.7 million of termination benefits and $3.1 million of costs associated with moving out of leased properties that will no longer be used upon implementation of the JSAs. We expect to substantially complete the implementation of the restructuring by the end of 2001; however, certain lease obligations may continue through mid-2002.

    We have issued options to purchase shares of Class A common stock to certain members of management and employees under our stock compensation plans. As of December 31, 2000, there were 7,774,286 options outstanding under these plans. In addition to these options, we have granted options to purchase 3,200,000 shares of Class A common stock to members of senior management and others. In connection with option and warrant grants, we recognized stock-based compensation expense of approximately $13.9 million, $16.8 million and $10.4 million in 2000, 1999 and 1998, respectively, and expect that approximately $7.0 million of additional compensation expense will be recognized over the remaining vesting period of the outstanding options.

    In October 1999, we amended the terms of substantially all of our outstanding employee stock options to provide for accelerated vesting of the options in the event of termination of employment as a result of the consolidation of our operations or functions with those of NBC or within six months preceding or three years following a change in control of our company. If any of these events occur, we could be required to recognize stock-based compensation expense at earlier dates than currently expected.

    Interest expense for 2000 decreased 4.6% to $48.0 million from $50.3 million in 1999. The decrease is due to repayment in the fourth quarter of 1999 of debt of DP Media, Inc., a corporation formerly owned by family members of Mr. Paxson that we acquired in June 2000 and whose financial results were consolidated with ours since September 30, 1999. At December 31, 2000, we had total long term debt and senior subordinated notes of $405.5 million compared with $388.4 million as of December 31, 1999. Interest income for 2000 increased 63.6% to $14.0 million from $8.6 million in 1999. The increase is due primarily to the investment of the cash proceeds from the September 1999 $415 million investment by NBC.

    During 2000, we recognized a $10.2 million gain from the modification of program rights obligations primarily resulting from our return of certain fully amortized programming rights in exchange for cash of $4.9 million and the cancellation of our remaining payment obligations. During 1999, we recognized an approximately $59.5 million pre-tax gain on the sale of our 30% interest in the Travel Channel LLC and television stations. This gain consists of a $17.0 million pre-tax gain on the sale of our interest in the Travel Channel, a $23.8 million pre-tax gain on the transfer of our interest in station KWOK serving the San Francisco market during the first quarter of 1999 and pre-tax gains of $18.7 million on the sale of four television stations during the second quarter of 1999.

    The Series B preferred stock issued in conjunction with the NBC transaction was issued with a conversion price per share that was less than the closing price of the Class A common stock on the date of issuance. As a result, we recognized a beneficial conversion feature in connection with the issuance of the stock equal to the amount of the discount multiplied by the number of shares into which the Series B preferred stock is convertible. The beneficial conversion feature calculated for 1999, totaling approximately $65.5 million, was reflected in our statement of operations as a preferred stock dividend during 1999 and was allocated to additional paid-in capital because the preferred stock was immediately convertible. In November 2000, the Emerging Issues Task Force of the Financial Accounting Standards Board reached a consensus regarding the accounting for beneficial conversion features which required us to recalculate the beneficial conversion feature utilizing the accounting conversion price rather than the stated conversion price used for 1999. This change resulted in a cumulative catch-up adjustment totaling approximately $75.1 million, which was recorded as a preferred stock dividend in the fourth quarter of 2000.

YEARS ENDED DECEMBER 31, 1999 AND 1998

    Net revenues for 1999 increased to $214.2 million from $117.3 million in 1998, an increase of 82.6%. This increase was primarily due to increased advertising revenues as a result of greater distribution of our programming and the first full year of PAX TV operations following its launch on August 31, 1998.

    Programming and broadcast operations expenses were $33.1 million in 1999 compared with $26.7 million in 1998. This increase is due to completion of acquisitions. Programming rights amortization was $91.8 million in 1999 compared with $31.4 million in 1998. This increase is due to a full twelve months usage of programming during 1999 compared with four months in 1998 following the network launch. Selling, general and administrative expenses were $135.1 million in 1999 compared with $118.6 million in 1998.

This increase is due to a full year of costs associated with the launch and support of the PAX TV network. Stock-based compensation expense was $16.8 million in 1999 compared with $10.4 million in 1998. This increase is due to the vesting of options granted in 1998 and prior. Depreciation and amortization expense was $77.9 million in 1999 compared with $50.0 million in 1998. This increase is due to equipment purchases and acquisitions. In the second quarter of 1999, we recorded a programming rights adjustment to net realizable value of $70.5 million, reflecting a decrease in programming value due to lower anticipated future usage, ratings and related revenues for these programs.

    Interest expense for 1999 increased 20% to $50.3 million from $41.9 million in 1998, due to a higher level of senior debt and higher interest rates throughout the period as well as the consolidation of DP Media's interest expense for the fourth quarter. At December 31, 1999, we had total long term debt of $388.4 million, compared with $374.0 million as of December 31, 1998. Interest income for 1999 decreased 43% to $8.6 million from $15.0 million in 1998, primarily due to lower levels of cash and cash equivalents resulting from the use of the proceeds of the radio segment sale in 1997 and the June 1998 preferred stock sales to fund acquisitions and operating expenses.

    The $59.5 million gain on sale of the Travel Channel and television stations in 1999 resulted from the sale of our interests in the Travel Channel, the transfer of our interest in station KWOK serving the San Francisco market and the sale of four television stations. The $51.6 million gain in 1998 resulted from the sale of three television stations. Included in other expense, net for 1999, is a loss of $4.5 million, representing our estimate of advances and costs related to the planned acquisition of a television station, which were determined to be unrecoverable because of the termination of the acquisition contract.

    During 1998, we also recognized a $1.2 million gain on the 1997 sale of our former radio segment, net of applicable income taxes of $2.2 million. This gain reflects an adjustment of $2.7 million of estimated costs attributable to the radio segment sale and the recovery of a $3 million loan related to the billboard operations of our radio segment, which was charged off against the gain in 1997. We recorded an additional $2.3 million of income taxes within discontinued operations in 1998, as a result of certain adjustments by the IRS reducing our net operating loss carry-forwards relating to the historical results of the radio segment.

LIQUIDITY AND CAPITAL RESOURCES

    On July 12, 2001, we completed a $560 million financing consisting of the $360 million senior credit facility and a $200 million offering of the original notes. Proceeds from the original notes offering and the initial funding under the new senior credit facility were used to refinance all of our indebtedness and obligations under our previously existing credit facilities which were scheduled to mature in June 2002, our 11 5/8% Senior Subordinated Notes, and our 12% redeemable preferred stock, as well as pay premiums, fees and expenses in connection with the Refinancing. In the third quarter of 2001, we will recognize an extraordinary loss totaling approximately $10.0 million which includes unamortized debt costs related to the refinanced indebtedness and the $4.6 million redemption premium associated with the repayment of the 11 5/8% Senior Subordinated Notes.

    The $360 million senior credit facility consists of a $25 million revolving credit facility of which $2 million is currently drawn, maturing June 2006, a $50 million delayed draw Term A facility, maturing December 2005, and a $285 million fully drawn Term B facility, maturing June 2006. The revolving credit facility is available for general corporate purposes and the Term A facility is available to fund capital expenditures. Interest under the senior credit facility is at LIBOR plus 3.0%. The notes are due in 2008 and interest on the notes is payable on January 15 and July 15 of each year, beginning on January 15, 2002.

    Our primary capital requirements are to fund capital expenditures for our television properties, syndicated programming rights payments, cable carriage, promotion payments, debt service payments and working capital. Our primary sources of liquidity are our net working capital and availability under the delayed draw term facility and revolving facility portions of our new senior credit facility.

    As of June 30, 2001, we had $74.8 million in cash and short-term investments and working capital of approximately $47.4 million. During the six months ended June 30, 2001, our working capital decreased $26.9 million primarily due to the use of $12.9 million to complete the acquisition of television stations, $23.7 million to pay interest due under certain of our debt instruments and $3.5 million to pay preferred stock dividends, offset by proceeds from the sale of television stations of $15.1 million. During the year ended December 31, 2000, our working capital decreased $163.6 million due to our use of $74.2 million to complete the acquisition of television stations, $40.1 million to pay interest due under certain of our debt instruments, $25.1 million to fund capital expenditures, $7.1 million to fund preferred stock dividend payments and $17.1 million to fund other operating activities, offset by proceeds from the exercise of stock options, additional borrowings under our equipment credit facility and proceeds from the sale of certain of our television stations.

    On a pro forma basis, as if the Refinancing, including the offering of the original notes, had occurred on June 30, 2001, we would have had $287.0 million in outstanding indebtedness under the new senior credit facility. We intend to use the $50 million Term A portion of the new senior credit facility to fund the majority of our capital expenditures through the end of 2002. The terms of the new senior credit facility and the indenture governing the notes contain covenants limiting our ability to incur additional indebtedness except for specified indebtedness related to the funding of capital expenditures and refinancing indebtedness.

    In June 2001, we completed the sale of our Phoenix/Flagstaff and St. Louis television stations and received approximately $15.1 million in proceeds. In August 2001, we completed the sale of our three Puerto Rico television stations and received $11 million in proceeds. Additionally, we have entered or intend to enter into agreements to sell other specified assets and anticipate the proceeds from these transactions to be approximately $75 million to $85 million. These assets include our television stations serving markets in Honolulu and Boston/Merrimack, certain low-powered television stations, accounts receivable and certain tower assets. We expect to receive the proceeds related to these remaining asset sales during 2001 and 2002. We believe that cash provided by future operations, net working capital, available funding under the Term A facility and revolving facility portions of the new senior credit facility and the proceeds from the planned sales of assets will provide the liquidity necessary to meet our obligations and financial commitments for at least the next twelve months. If we are unable to sell the identified assets on acceptable terms or our financial results are not as anticipated, we may be required to seek to sell additional assets or raise additional funds through the offering of equity securities in order to generate sufficient cash to meet our liquidity needs. We cannot assure you that we would be successful in selling assets or raising additional funds if this were to occur.

    Cash used in operating activities was approximately $76.0 million, $181.8 million and $150.6 million for 2000, 1999 and 1998, respectively, and $34.8 million and $26.9 million for the six months ended June 30, 2001 and 2000, respectively. These amounts primarily reflect the operating costs incurred in connection with the operation of PAX TV and the related cable distribution rights and programming rights payments.

    Cash provided by (used in) investing activities was approximately $3.7 million and ($19.9) million for the six months ended June 30, 2001 and 2000, respectively. These amounts include acquisitions of broadcast properties, capital expenditures, short term investment transactions, proceeds from the sale of television stations and other transactions. As of June 30, 2001, we had agreements to purchase significant assets of, or to enter into time brokerage and financing arrangements with respect to broadcast properties totaling approximately $44.1 million, net of deposits and advances. We anticipate we will spend approximately $2 million in the remainder of 2001 to satisfy certain of these commitments. Cash used in investing activities of approximately $12.8 million, $160.5 million and $168.5 million for 2000, 1999 and 1998, respectively, primarily reflects acquisitions of and investments in broadcast properties, proceeds from the sale of television stations and the Travel Channel, capital expenditures, short term investment transactions and other transactions.

    In June 2000, we completed the acquisition of DP Media, Inc. Before the acquisition, DP Media was beneficially owned by family members of Mr. Paxson. We acquired DP Media for aggregate consideration of $113.5 million, $106 million of which we had previously advanced during 1999. DP Media's assets included a 32% equity interest in a limited liability company that owns television station WWDP in Norwell, Massachusetts and is controlled by the former stockholders of DP Media. We allocated the aggregate purchase price of DP Media to the assets acquired and liabilities assumed based on their relative fair market values. During the third quarter of 1999, we advanced funds to DP Media to fund operating cash flow needs. As a result of our significant operating relationships with DP Media and our funding of DP Media's operating cash flow needs, the assets and liabilities of DP Media, together with their results of operations, have been included in our consolidated financial statements since September 30, 1999. In consolidating the results of DP Media with ours, at December 31, 1999 we recorded current assets of approximately $4.3 million, current liabilities of approximately $1.3 million, property, plant and equipment of approximately $22.2 million, intangible assets of approximately $72.2 million and other assets of approximately $2.6 million.

    During 2000, we acquired the assets of four television stations for total consideration of approximately $68.7 million, of which $10.9 million was paid in prior years, and we paid approximately $8.9 million of additional consideration in respect of an acquisition completed in February 1999. During 1999, we acquired the assets of five television stations for total consideration of approximately $65.6 million. In February 1999, we also completed the acquisition of WCPX in Chicago by transferring our interest in KWOK serving the San Francisco market as partial consideration for WCPX. In connection with the transfer of ownership of KWOK, we recognized a pre-tax gain of approximately $23.8 million. During 1998, we acquired the assets of 26 television stations for total consideration of approximately $591.4 million, financed primarily from proceeds from the sale of our former Radio segment.

    During 2000, we sold our interests in four stations for aggregate consideration of approximately $14.5 million and realized pre-tax gains of approximately $1.3 million on these sales. During 1999, we sold our interests in four stations for aggregate consideration of approximately $61 million and realized pre-tax gains of approximately $18.7 million on these sales. In addition, in February 1999, we sold a 30% interest in the Travel Channel for aggregate consideration of approximately $55 million and realized a pre-tax gain of approximately $17 million. The results of operations of the Travel Channel have been included in our 1999 and 1998 consolidated statement of operations using the equity method of accounting through the date of sale. During 1998, we sold our interests in three stations for aggregate consideration of $79.5 million and realized pre-tax gains of approximately $51.6 million.

    Capital expenditures, which consist primarily of station construction costs and purchases of broadcasting equipment for our station operations, were approximately $25.1 million in 2000, $34.6 million in 1999, $82.9 million in 1998, and $13.7 million and $8.9 million for the six months ended June 30, 2001 and 2000, respectively. The FCC has mandated that each licensee of a full power broadcast television station, that was allotted a second digital television channel in addition to the current analog channel, complete the build-out of its digital broadcast service by May 2002. Despite the current uncertainty that exists in the broadcasting industry with respect to standards for digital broadcast services, planned formats and usage, we intend to comply with the FCC's timing requirements for the broadcast of digital television. We have commenced migration to digital broadcasting in certain of our markets and will continue to do so throughout the required time period. Because of the uncertainty as to standards, formats and usage, however, we cannot currently predict with reasonable certainty the amount or timing of the expenditures we will likely have to make to complete the digital conversion of our stations, but we currently anticipate spending at least $70 million. It is likely that we will fund our digital conversion from the $50 million Term A facility entered into as part of the Refinancing, as well as cash on hand, the monetization of certain non-core assets, and from other financing arrangements.

     Cash provided by financing activities primarily reflects the proceeds from long-term debt borrowings to fund capital expenditures and the exercise of common stock options, net of repayments of long-term debt and payments of preferred stock dividends.

     As of June 30, 2001, our programming contracts require aggregate payments of approximately $192.7 million as follows (in thousands):

                                                                     Obligation for        Program Rights
                                                                     Program Rights          Commitments           Total
                                                                     --------------          -----------           -----
       2001 (July -- December).............................            $   50,156             $  27,029        $   77,185
       2002................................................                55,343                15,974            71,317
       2003................................................                18,273                 8,692            26,965
       2004................................................                 6,106                 6,650            12,756
       2005................................................                    --                 4,433             4,433
                                                                       ----------             ---------        ----------
                                                                       $  129,878             $  62,778        $  192,656
                                                                       ==========             =========        ==========

     We have also committed to purchase at similar terms additional future series episodes of our licensed programs should they be made available.

     As of June 30, 2001, obligations for cable distribution rights require collective payments by us of approximately $14.9 million as follows (in thousands):

       2001 (July -- December).............................                                                     $  12,967
       2002................................................                                                         2,623
       2003................................................                                                           260
       2004................................................                                                           108
                                                                                                                ---------
                                                                                                                $  15,958
       Less: Amount representing interest..................                                                        (1,081)
                                                                                                                ---------
       Present value of cable rights payable...............                                                     $  14,877
                                                                                                                =========

NEW ACCOUNTING PRONOUNCEMENTS

    In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations"("SFAS 141"), and No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 addresses financial accounting and reporting for business combinations and requires all business combinations to be accounted for using the purchase method of accounting. SFAS 141 is effective for all business combinations initiated after June 30, 2001. We do not believe adoption of SFAS 141 will have a material impact on our financial position, results of operations or cash flows.

    SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. Under SFAS 142, goodwill and intangible assets that have indefinite lives will not be amortized but rather will be tested at least annually for impairment. Intangible assets that have finite useful lives will continue to be amortized over their useful lives. SFAS 142 is effective for fiscal years beginning after December 15, 2001. Impairment losses for goodwill and other indefinite-lived intangible assets that arise due to the initial application of SFAS 142 are to be reported as resulting from a change in accounting principle. We will adopt SFAS 142 on January 1, 2002. We do not expect to recognize a material impairment loss, if any, resulting from the adoption of SFAS 142. However, upon adoption of SFAS 142, we will no longer amortize goodwill and FCC license intangibles (which we believe have indefinite lives) which totaled approximately $869.4 million, net of accumulated amortization of $121.8 million at June 30, 2001. Under existing accounting standards, these assets are being amortized over 25 years. Amortization expense related to goodwill and FCC licenses totaled approximately $19.7 million and $17.8 million for the six months ended June 30, 2001 and 2000, respectively.

                                    BUSINESS

GENERAL

    We are a network television broadcasting company which owns and operates the largest broadcast television station group in the United States, as measured by the number of television households in the markets our stations serve. We currently own and operate 65 full power broadcast television stations (including three stations we operate under TBAs), 64 of which carry PAX TV, including stations reaching all of the top 20 U.S. markets, and 41 of the top 50 U.S. markets. We operate PAX TV, a network that provides family oriented entertainment programming seven days per week between the hours of 1:00 p.m. and midnight, Monday through Friday, and 4:00 p.m. and midnight Saturday and Sunday, and reach approximately 84% of prime time television households in the U.S. through our broadcast television station group, and pursuant to distribution agreements with cable and satellite systems and affiliates. PAX TV's programming consists of shows originally developed by us and shows that have appeared previously on other broadcast networks which we have purchased the right to air. PAX TV reaches approximately 64% of U.S. television households through our broadcast television station group. We have agreements with cable television system owners and satellite television providers to carry PAX TV, through which we reach an additional 15% of U.S. television households in markets not served by our owned and operated stations. We reach an additional 5% of U.S. television households through affiliation agreements with 58 independently owned PAX TV affiliated stations.

    We derive our revenues from the sale of network spot advertising time, network long form paid programming and station advertising:

    - Network spot advertising. We sell commercial air time to advertisers who want to reach the entire nationwide PAX TV viewing audience with a single advertisement. Most of our network advertising is sold under advance, or "upfront," commitments to purchase advertising time which are obtained before the beginning of each PAX TV programming season. NBC serves as our exclusive sales representative to sell most of our network advertising. Our network advertising sales represented approximately 29% of our 2000 revenue.

    - Network long form paid programming. We sell air time for long form paid programming, consisting primarily of infomercials, during broadcasting hours when we are not airing PAX TV. Infomercials are shows produced by others, at no cost to us, principally to promote and sell products or services through viewer direct response. Our network long form paid programming represented approximately 31% of our 2000 revenue.

    - Station advertising. We sell commercial air time to advertisers who want to reach the viewing audience in specific geographic markets in which our stations operate. These advertisers may be local businesses or regional or national advertisers who want to target their advertising in these markets. In markets in which our stations are operating under joint sales agreements, or JSAs, our JSA partner serves as our exclusive sales representative to sell this advertising. Our local sales forces sell this advertising in markets without JSAs. Our station spot advertising sales represented approximately 40% of our 2000 revenue (including 18% of our 2000 revenue which was derived from long form paid programming).

    We believe that our business model benefits from many of the favorable attributes of both traditional television networks and network-affiliated television station groups. Similar to traditional television networks, we provide advertisers with nationwide reach through our extensive television distribution system. We own and operate most of our distribution system and, therefore, we receive advertising revenue from the entire broadcast day (consisting of both PAX TV and long form paid programming), unlike traditional networks, which receive advertising revenue only from commercials aired during network programming hours. In addition, due to the size and centralized operations of our station group, we are able to achieve economies of scale with respect to our programming, promotional, research, engineering, accounting and administrative expenses which we believe enable us to have lower per station expenses than those of a typical network-affiliated station.

BUSINESS STRATEGY

    The principal components of our strategy are set forth below:

    - Provide Quality Family Programming. We believe there is significant demand, including from adult demographic groups which are attractive to advertisers, for quality family oriented programming which is free of excessive violence, sexual themes and foul language. We are attracting viewers and establishing a nationally recognized brand by offering quality family programming. As our PAX TV brand recognition grows, we believe that PAX TV will increasingly be a "destination channel" to which viewers turn regularly for family programming, and that PAX TV will continue to attract advertisers who want to reach the viewer demographics attracted by our programming.

        We are expanding the amount of original programming we air as we believe this will further improve our viewer demographics and our positive ratings trends by employing cost efficient development and production techniques. We have developed original entertainment programming for PAX TV at lower costs than those typically incurred by other broadcast networks for original entertainment programming. As opportunities become available, we also intend to co-develop and share programming with NBC in order to strengthen our programming lineup.

    - Benefit from a Centralized, Efficient Operating Structure. We centralize many of the functions of our owned and operated stations, including promotions, advertising, research, engineering, accounting and sales traffic. Our stations average fewer than ten employees compared to an average of 90 employees at network-affiliated stations, and an average of 60 employees at independent stations in markets of similar size to ours. We promote PAX TV and each of our television stations by utilizing a centralized advertising and promotional program. We also employ a centralized programming strategy, which we believe enables us to keep our programming costs per station significantly lower than those of comparable stations. We provide programming for all of our stations and, except for local news and syndicated programming provided by JSA partners, each station offers substantially the same programming schedule.

    - Improve Local Television Station Operations by Implementing Joint Sales Agreements. We believe we can further improve the operations of our local stations by implementing JSAs primarily with NBC owned or affiliated television stations operating in the same markets. To date, we have entered into JSAs with respect to 55 of our stations, including JSAs between 48 of our stations and NBC owned or affiliated stations. We generally expect all of those stations to be operating under the terms of these JSAs by the end of this year. Each JSA typically provides the following:

        - The JSA partner serves as our exclusive sales representative to sell our station advertising, enabling our station to benefit from the strength of the JSA partner's sales organization and existing advertiser relationships;

        - We integrate and co-locate many of our station operations with those of the JSA partner, reducing our costs through operating efficiencies and economies of scale, including the elimination of redundant owned and leased facilities and staffing; and

        - The JSA partner may provide local news and syndicated programming, supplementing and enhancing our station's programming lineup.

    - Expand Relationship with NBC. We continue to seek opportunities to enhance our operations by expanding our relationship with NBC. During 2000, we integrated our network sales operations, research and collections with those of NBC, which we expect to lead to increased advertising revenues and improved operating efficiency. We also continue to seek programming opportunities with NBC. We and NBC have shared the premiere of the dramatic series Mysterious Ways and NBC's new hit television show, The Weakest Link, and we have had special PAX TV runs of original NBC TV movies and sports programs. Our relationship with NBC has enabled us to access programming which would not be available to us except by virtue of our relationship with NBC, generally at costs that have been less than our existing syndicated programming costs. We believe the selective airing of NBC programming on PAX TV will further improve PAX TV's viewer demographics and its positive ratings trend.

    - Expand and Improve PAX TV Distribution. We intend to continue to expand our television distribution system through the addition of affiliated broadcast television stations and cable systems. We intend to expand our distribution to reach as many U.S. television households as possible in a cost efficient manner. We continue to improve the channel positioning of our broadcast television stations on local cable systems across the country, as we believe the ability to view our programming on one of the lower numbered channel positions (generally below channel 30) on a cable system improves the likelihood that viewers will watch our programming.

    - Develop Our Broadcast Station Group's Digital Television Platform. Our owned and operated station group gives us a significant platform for digital broadcasting. We have commenced construction of our digital broadcast facilities and intend to explore the most effective use of digital broadcast technology for each of our stations. Upon completion of the construction of our digital facilities, we believe that we will be able to provide a significant broadband platform on which to broadcast digital television, including multiple additional television networks. While future applications of this technology and the time frame within which digital broadcasting will commence are uncertain, we believe that our existing broadcast stations make us well positioned to take advantage of future digital broadcasting opportunities.

OUR HISTORY

    We were founded in 1991 by Mr. Paxson, who remains our Chairman and controlling stockholder. We began by purchasing radio and television stations, and grew to become Florida's largest radio station group, while also owning two network-affiliated television stations and other television stations which carried principally infomercial and other paid programming. In 1997, we sold our radio station group and our network-affiliated television stations to concentrate on building our owned and operated television station group. Since commencing our television operations in 1994, we have established the largest owned and operated broadcast television station group in the U.S., as measured by the number of television households in the markets our stations serve. We launched PAX TV on August 31, 1998, and are now in our third network programming season.

DISTRIBUTION

    We distribute PAX TV through a television distribution system comprised of our owned and operated broadcast television stations, cable television systems in various markets not served by a PAX TV station, satellite television providers and independently owned PAX TV affiliated broadcast stations. According to Nielsen our programming currently reaches 84% of U.S. television households.

    We seek to reach as many U.S. television households as possible in a cost efficient manner. In evaluating opportunities to increase our television distribution, we consider factors such as the attractiveness of specific geographic markets and their audience demographics to potential television advertisers, the degree to which the increased distribution would improve our nationwide audience reach or upgrade our distribution in a market in which we already operate, and the effect of any changes in our distribution on our national ownership position under the Communications Act and FCC rules restricting the ownership of attributable interests in television stations. We have increased the number of U.S. television households which can receive our programming by entering into agreements with cable system operators and satellite television providers under which they carry our programming on a designated channel of their cable system or satellite service.

    Our Owned and Operated Television Stations. We currently own and operate 65 full power broadcast television stations (including three stations we operate under TBAs), 64 of which carry PAX TV, including stations reaching all of the top 20 U.S. markets and 41 of the top 50 U.S. markets. Our owned and operated station group reaches approximately 64% of U.S. prime time television households, according to Nielsen. Our ownership of the stations providing most of our television distribution enables us to receive advertising revenue from each station's entire broadcast day and to achieve operating efficiencies typically not enjoyed by network affiliated television stations. As nearly all of our owned and operated stations operate in the "ultra high frequency," or UHF, portion of the broadcast spectrum, only half of the number of television households they reach are counted against the national ownership cap under the Communications Act. By exercising our rights under the Communications Act to require cable television system operators to carry the broadcast signals of our owned and operated stations, we reach many more television households in each station's designated market area, or DMA, than we would if our stations were limited to transmitting their broadcast signals over the airwaves.

    We operate an additional three stations (WPXL, New Orleans; WPXX, Memphis; and WBNA, Louisville) pursuant to time brokerage agreements, or TBAs, with the station owners. Under these agreements, we provide the station with PAX TV programming and retain the advertising revenues from the sale of advertising time during PAX TV programming hours. We have agreements to acquire two of these stations and a right of first refusal to acquire the third (WBNA). We may enter into additional TBAs to operate stations that we intend to acquire or to enable us to operate additional stations that we might not be able to own under the current ownership restrictions of the Communications Act.

    The table below provides information about our owned and operated stations, stations we operate pursuant to TBAs, and stations subject to pending acquisition and sales transactions. Upon completion of the pending acquisition and sale transactions and construction projects noted in the table, we will own 67 stations, 66 of which will carry PAX TV, including stations reaching all of the top 20 U.S. markets and 41 of the top 50 markets.

                                     MARKET    STATION CALL    BROADCAST    TOTAL MARKET
                 MARKET NAME         RANK(1)     LETTERS        CHANNEL   TV HOUSEHOLDS(2)         JSA PARTNER(3)
           ----------------------    -------     -------        -------   ----------------   -------------------------------
           New York                     1          WPXN            31         7,301,060      NBC
           Los Angeles                  2          KPXN            30         5,303,490      NBC
           Chicago                      3          WCPX            38         3,360,770      NBC
           Philadelphia                 4          WPPX            61         2,801,010      NBC
           San Francisco                5          KKPX            65         2,426,010      Granite Broadcasting Corp.
           Boston(4)                    6          WPXB            60         2,315,700      --
           Boston (3 stations)          6          WBPX            68         2,315,700      --
           Dallas                       7          KPXD            68         2,201,170      NBC
           Washington D.C.              8          WPXW            66         2,128,430      NBC
           Washington D.C.              8          WWPX            60         2,128,430      NBC
           Atlanta                      9          WPXA            14         1,990,650      Gannett Co., Inc.
           Detroit                     10          WPXD            31         1,878,670      Post-Newsweek Stations, Inc.
           Houston                     11          KPXB            49         1,831,680      Post-Newsweek Stations, Inc.
           Seattle                     12          KWPX            33         1,647,230      Belo Corp.
           Minneapolis                 13          KPXM            41         1,573,640      Gannett Co., Inc.
           Tampa                       14          WXPX            66         1,568,180      Media General, Inc.
           Miami                       15          WPXM            35         1,549,680      NBC
           Phoenix                     16          KPPX            51         1,536,950      Gannett Co., Inc.
           Cleveland                   17          WVPX            23         1,513,130      Gannett Co., Inc.
           Denver                      18          KPXC            59         1,381,620      Gannett Co., Inc.
           Sacramento                  19          KSPX            29         1,226,670      Hearst-Argyle Television, Inc.
           Orlando                     20          WOPX            56         1,182,420      Hearst-Argyle Television, Inc.
           Portland, OR                23          KPXG            22         1,069,260      Belo Corp.
           Indianapolis                25          WIPX            63         1,013,290      Dispatch Broadcast Group
           Hartford                    28          WHPX            26           953,130      NBC
           Raleigh-Durham              29          WFPX            62           939,000      NBC
           Raleigh-Durham              29          WRPX            47           939,000      NBC
           Nashville                   30          WNPX            28           879,030      --
           Kansas City                 31          KPXE            50           849,730      Scripps Howard Broadcasting
                                                                                             Company
           Milwaukee                   33          WPXE            55           832,330      Journal Broadcast Group, Inc.
           Salt Lake City              35          KUPX            16           782,960      --
           San Antonio                 37          KPXL            26           710,030      United Television, Inc.
           Grand Rapids                38          WZPX            43           702,210      LIN Television Corp.
           Birmingham                  39          WPXH            44           683,830      NBC
           West Palm Beach             40          WPXP            67           681,100      Scripps Howard Broadcasting
                                                                                             Company
           Memphis(5),(6)              41          WPXX            50           655,210      Raycom America, Inc.
           Norfolk                     42          WPXV            49           654,150      LIN Television Corp.
           New Orleans(5),(6)          43          WPXL            49           653,020      Hearst-Argyle Television, Inc.
           Greensboro                  44          WGPX            16           634,130      Hearst-Argyle Television, Inc.
           Oklahoma City               45          KOPX            62           623,760      The New York Times Company
           Buffalo                     47          WPXJ            51           616,610      Gannett Co., Inc.
           Albuquerque                 48          KAPX            14           607,170      Hubbard Broadcasting, Inc.
           Providence                  49          WPXQ            69           600,730      NBC
           Louisville(5),(7)           50          WBNA            21           598,940      --
           Wilkes Barre                52          WQPX            64           567,810      The New York Times Company
           Jacksonville-Brunswick      53          WBSG            21           563,510      Post-Newsweek Stations, Inc.
           Fresno-Visalia              55          KPXF            61           524,970      Granite Broadcasting Corp.
           Albany                      57          WYPX            55           514,770      Hubbard Broadcasting, Inc.
           Tulsa                       59          KTPX            44           502,500      Scripps Howard Broadcasting
                                                                                             Company
           Charleston, WV              61          WLPX            29           478,910      --
           Knoxville                   62          WPXK            54           478,190      Raycom America, Inc.
           Mobile(8)                   63          Ch. 61          61           470,720      --
           Lexington                   66          WAOM            67           435,780      --
           Roanoke                     67          WPXR            38           422,760      Media General, Inc.
           Des Moines                  70          KFPX            39           404,910      The New York Times Company
           Honolulu                    72          KPXO            66           398,460       --
           Spokane                     78          KGPX            34           380,480      KHQ, Incorporated
           Shreveport                  79          KPXJ            21           372,490      KTBS, Inc.
           Portland-Auburn, ME         80          WMPX            23           372,470      Gannett Co., Inc.
           Syracuse                    81          WSPX            56           363,340      Raycom America, Inc.
           Cedar Rapids                89          KPXR            48           317,980      Second Generation of Iowa, Ltd.
           Greenville-N. Bern         106          WEPX            38           250,780      GOCOM Television LLC
           Greenville-N. Bern         106          WPXU            35           250,780      GOCOM Television LLC
           Wausau(9)                  137          WTPX            46           168,510      --
           St. Croix                   NR          WPXO            15                --      Alpha Broadcasting Corporation

----------

    (1) Market rank is based on the number of television households in the television market or Designated Market Area, or "DMA," as used by Nielsen, effective as of September 2001.

    (2) Refers to the number of television households in the DMA as estimated by Nielsen, effective as of September 2001.

    (3) Indicates the company with which we have entered into a JSA for the station.

    (4) Currently carries the home shopping programming of ValueVision International, Inc.

    (5) Station is independently owned and is operated by us under a time brokerage agreement.

    (6) Our acquisition of the station is pending.

    (7) We have a right of first refusal to acquire the station.

    (8) Pending acquisition of a construction permit for the station which has been applied for but not yet issued; it is not currently operational.

    (9) We have applied for a construction permit for the station; it is not currently operational.

    Cable and Satellite Distribution. In order to increase the distribution of our programming, we have entered into carriage agreements with the nation's largest cable multiple system operators, as well as with other cable system operators and satellite television providers. These cable and satellite system operators carry our programming on a designated channel of their service. These carriage agreements enable us to reach television households in markets not served by our owned or affiliated stations. Our carriage agreements with cable system operators generally require us to pay an amount based upon the number of additional television households reached. Our carriage agreements with satellite television providers allow the satellite provider to sell and retain the advertising revenue from a portion of the non-network advertising time during PAX TV programming hours. Some of our carriage agreements with cable operators also provide this form of compensation to the cable operator. We do not pay compensation for reaching households in DMAs already served by our broadcast stations, even though the cable operator may provide our programming to these households because we have exercised our "must carry" rights under the Communications Act. We believe that the ability to view our programming on one of the lower numbered channel positions (generally below channel 30) on a cable system improves the likelihood that viewers will watch our programming, and we have successfully negotiated favorable channel positions with most of the cable system operators and satellite television providers with whom we have carriage agreements. Through cable and satellite distribution, we reach approximately 15% of U.S. prime time television households in DMAs not already served by a PAX TV station.

    Our PAX TV Affiliated Stations. To increase the distribution of PAX TV, we have entered into affiliation agreements with stations in markets where we do not otherwise own or operate a broadcast station. These stations include full power and low power television stations. Each affiliation agreement gives the particular station the right to broadcast PAX TV programming, or portions of it, in the station's market. Although the majority of the affiliation agreements provide for the distribution of PAX TV prime time programming, some affiliates do not carry all of our PAX TV programming. In addition, some affiliates do not air PAX TV programming in the exact time patterns that the programming is broadcast on our network because of issues related to their specific markets. Our affiliation agreements provide us with additional distribution of our PAX TV programming without the expense of acquiring a station or paying compensation to cable system operators in the markets reached. Under our affiliation agreements, we are not required to pay cash compensation to the affiliate, and the affiliate is entitled to sell and retain the revenue from all or a portion of the non-network advertising time during the PAX TV programming hours. We have affiliation agreements with respect to 58 television stations which reach approximately 5% of U.S. prime time television households.

PROGRAMMING

    During our PAX TV network hours, which are between 1:00 p.m. and midnight, Monday through Friday, and 4:00 p.m. and midnight Saturday and Sunday, we offer family entertainment programs that are free of excessive violence, sexual themes and foul language. We produce original shows to air during PAX TV's prime time hours. The balance of our PAX TV lineup consists of syndicated programs and, to a lesser extent, entertainment and sports programming provided by NBC under various cross programming agreements with us. We began PAX TV with a lineup of syndicated programming that had experienced successful first runs in terms of audience ratings, giving us the ability to offer a full programming schedule immediately upon the launch of PAX TV. Since our launch, we have sought to develop and increase our original PAX TV programming, as our operating experience with PAX TV has shown that quality original programs can generate higher ratings and deliver a greater return to us, in terms of advertising revenues, than syndicated programs of comparable cost.

     We have developed original entertainment programming for PAX TV at lower costs than those typically incurred by other broadcast networks for original entertainment programming. We have done this by employing cost efficient development and production techniques, such as the development of program concepts without the use of pilots, and by entering into production arrangements with foreign production companies through which we are able to share production costs, gain access to lower cost production labor and participate in tax incentives. In addition, we generally pre-sell the foreign and other distribution rights to our original PAX TV programming and thereby are able to recover a significant portion of the program's production costs, while retaining all of the domestic exploitation rights. Our agreements for syndicated programming generally entitle us to exclusive nationwide distribution rights over our entire television distribution system for a fixed cost, without regard to the number of households that receive our programming. As our syndicated programming licenses expire, we intend to replace that programming with less costly original programming.

    During non-network hours, our stations broadcast long form paid programming, consisting primarily of infomercials, which are shows produced at no cost to us to market and sell products and services through viewer direct response, and paid religious programming. Pursuant to an agreement with The Christian Network, Inc., or CNI, our broadcast stations carry CNI's programming during the hours of 1:00 a.m. and 6:00 a.m., seven days per week. For additional details on our relationship with CNI, see "Certain Relationships and Related Transactions."

    Original Prime Time Programming. Our current lineup of original programming consists of one hour shows which we broadcast during prime time hours on PAX TV. This lineup consists of:

                PROGRAM NAME                     PROGRAM DESCRIPTION
                ------------                     -------------------
                Doc                     Our heart warming series that captures
                                        the drama and comedy of big city
                                        medicine as seen through the eyes of
                                        Clint Cassidy (Billy Ray Cyrus), a
                                        country doctor from Montana who
                                        relocates to New York City.

                Encounters with the     A reality series hosted by Jerry Orbach
                 Unexplained            (Law & Order) where scientists,
                                        explorers, analysts and historians
                                        discover answers to mysteries and
                                        riddles that have baffled mankind for
                                        generations.

                It's a Miracle          A reality series hosted by Richard
                                        Thomas and devoted to exploring
                                        "miracles" -- life-altering stories of
                                        chance encounters, medical miracles,
                                        rescues and interventions that defy
                                        plausible explanation.

                Miracle Pets            A reality series hosted by Alan Thicke
                                        featuring miraculous animal stories.

                Mysterious Ways         A drama series in which professor of
                                        anthropology Declan Dunn (Adrian Pasdar)
                                        and skeptical psychiatrist Peggy Fowler
                                        (Rae Dawn Chong) join forces to uncover
                                        uncanny and inexplicable phenomena
                                        people call "miracles." destiny.

    We have announced that we will air the following new original programming during prime time hours on PAX TV during the 2001-2002 season:

                PROGRAM NAME                     PROGRAM DESCRIPTION
                ------------                     -------------------
                Candid Camera           The updated version of the classic
                                        television series "Candid Camera!" that
                                        is hosted by Peter Funt, son of original
                                        host Allen Funt, and Dina Eastwood.

                Crossing Jordan         A drama series about medical examiner
                                        Jordan Cavannaugh (Jill Hennessy from
                                        Law & Order) who plays by her own rules
                                        when it comes to exposing the truth
                                        behind a crime (developed by NBC).
                                        (Spring 2002)

                Forbidden Secrets       A documentary style reality series
                                        hosted by Lee Majors which addresses
                                        topics from the worlds of pop culture,
                                        money, mysticism and government.

                Left Behind             A drama series based on the best-selling
                                        series of novels of the same name.
                                        (Spring 2002)

                Next Big Star           A talent search program, hosted by Ed
                                        McMahon and produced by George Schlatter
                                        (Laugh-In), bringing together bright new
                                        stars-to-be for their shot at stardom.

                The Ponderosa           Our newest series, a prequel to the
                                        popular series Bonanza. This drama
                                        series picks up the story of the
                                        Cartwrights in 1849 and follows the
                                        family through the early years when they
                                        first settled on a small piece of scrub
                                        land in the wilds of the Nevada
                                        territory.

                The Weakest Link        A quiz show in which eight contestants
                                        are quizzed on trivia and general
                                        knowledge. At the end of each round, one
                                        of the contestants is deemed "the
                                        weakest link" and voted off the show
                                        (co-developed by NBC and us).

                Supermarket Sweep       A game show, hosted by David Ruprecht,
                                        where family members and friends race
                                        against each other and the clock to win
                                        supermarket goods.

                Shop `Til You Drop      A game show, hosted by Pat Finn, which
                                        combines physical stamina, pricing
                                        strategies and knowledge of retail items
                                        for the opportunity to win a mad-dash
                                        shopping spree.

    Syndicated Programming. We also broadcast syndicated programming during prime time and other network hours. Our current lineup of syndicated programming includes:

    -   Bonanza

    -   Diagnosis Murder

    -   Eight is Enough

    -   Promised Land

    -   Remington Steele

    -   Scarecrow & Mrs. King

    -   Touched by an Angel

    NBC Shared Programming. Through our relationship with NBC, we are offered opportunities from time to time to broadcast entertainment and sports programs that have first appeared on NBC or to which NBC owns the broadcast rights and to engage in other cross programming activities. For example, we recently agreed with NBC to air its popular new prime time game show The Weakest Link. Under our agreement with NBC, we are required, subject to our family programming content standards, to broadcast NBC programming which has been preempted by NBC's affiliate stations in the specific markets where the programming has been preempted. We generally are entitled to sell all non-network advertising time for this preempted programming and to be compensated by NBC if our advertising revenues for this programming are less than the advertising revenues we normally generate from our PAX TV programming.

    The table below describes some of the NBC shared programming that we have aired on PAX TV. In addition, NBC has aired, and has the option to air additional runs and episodes of, Mysterious Ways, a PAX TV original dramatic series.

          PROGRAM NAME                         PROGRAM DESCRIPTION
          ------------                         -------------------
          ENTERTAINMENT:

          The Promise                   Made for TV movie in which a devoted
                                        woman (Isabella Hoffman) seeks justice
                                        for her late sister (Tracy Nelson) who
                                        fell victim to domestic violence.

          The Spring                    Made for TV movie in which a man (Kyle
                                        MacLachlan) and his son stumble onto a
                                        modern-day fountain of youth while
                                        camping in the woods.

          Touch of Hope                 Made for TV movie presenting the life
                                        story of Dean Kraft (Anthony Michael
                                        Hall), a young man who discovers his
                                        abilities as a hands-on healer.

          Twenty One                    Revival of a popular prime time game
                                        show; hosted by television news and talk
                                        show host Maury Povich.

          Women of Camelot              Original NBC mini-series looking at
                                        America's "royal" family from the
                                        perspective of the Kennedy women,
                                        starring Lauren Holly (Ethel Kennedy),
                                        Jill Hennessy (Jackie Kennedy), Leslie
                                        Stefanson (Joan Kennedy) and Daniel Hugh
                                        Kelly (John F. Kennedy).

          SPORTS:

          2000 U.S. Olympic Team        Thirty-eight hours of prime time
            Trials                      programming capturing the drama and
                                        excitement of athletes qualifying to
                                        represent the U.S. at the 2000 Olympic
                                        Games in Sydney, Australia.

          Major League Baseball         Game One of the Yankees-Athletics
            Playoffs                    American League Playoff Series
                                        (broadcast in 13 of our markets); Game
                                        Six of the American League Championship
                                        Series (broadcast in 24 of our markets).

          Senior PGA Tour               Early round coverage of 33 Senior PGA
                                        Tour events.

          Tucson Open                   Second round of the PGA Tour's
                                        "Touchstone Energy Tucson Open."

    JSA Local Newscasts. Under many of our JSAs, the JSA partner provides our station with early and late evening local news broadcasts, which we believe enhances our station's appeal to viewers and advertisers. This news programming may be a rebroadcast of the JSA partner's news in a different time slot or a news broadcast produced for PAX TV.

RATINGS

    The advertising revenues from our PAX TV operations are largely dependent upon the popularity of our programming, in terms of audience ratings, and the attractiveness of our PAX TV viewing audience to advertisers. Higher ratings generally will enable us to charge higher rates to advertisers. Nielsen, one of the leading providers of national audience measuring services, has grouped all television stations in the country into approximately 210 DMAs that are ranked in size according to the number of television households, and periodically publishes data on estimated audiences for the television stations in the various DMAs. The estimates are expressed in terms of the percentage of the total potential audience in the market viewing a station (the station's "Rating") and of the percentage of the audience actually watching television (the station's "Share"). Nielsen provides this data on the basis of total television households and selected demographic groupings in the DMA.

    The ratings for PAX TV's lineup of original and syndicated family entertainment programming generally have increased in the current season over the prior season in most time periods and for most demographic groups which we target. Our prime time ratings increases this season primarily are attributable to increases in the ratings for our original programming. Our season to date ratings in the 8:00-9:00 p.m., Monday through Friday and Sunday time slots, during which we air our original programming, have increased 39% in total viewing households over last season. Among adults from ages 25-54, an audience segment which we believe many advertisers find attractive, ratings for our original programs have increased by 54% over the ratings from last season in the same time slots. Among adults from ages 18-49, ratings for our original programming have increased 60% over the ratings from last season in the 8:00-9:00 p.m. Monday through Friday and Sunday time periods. All of our other original programs have improved their time period's viewing audience among adults from ages 18-49 as well. Prime time ratings for our syndicated programming generally have increased as well, although at a slower rate than the ratings growth of our original programming.

    Our newest original PAX TV series, Doc, achieved a 2.0 rating, our highest ratings for any entertainment program, when it premiered on Sunday, March 11, 2001, in the 8:00-10:00 p.m. time slot. We currently repeat each episode of Doc on Tuesdays at 9:00 p.m., following Mysterious Ways, giving us a two hour block of original programming from 8:00-10:00 p.m. on Tuesdays.

    Some viewer demographic groups are more attractive to advertisers than others, such as adults of working age who typically have greater purchasing power than other viewer demographic groups. Many products and services are targeted to consumers with specific demographic characteristics, and a viewer demographic group containing a concentration of these types of consumers generally will be more attractive to advertisers. Based on our experiences with PAX TV, advertisers often will pay higher rates to advertise during programming that reaches demographic groups that are targeted by that advertiser. In general, we believe that advertisers for many products and services, consider adults from ages 25-54 to be one of the most desirable viewer demographic groups. A significant component of our original programming strategy is to develop and air programming that will increase PAX TV's ratings among the demographic groups that are most attractive to advertisers.

    The table below shows our PAX TV ratings over our first three broadcast seasons during prime time and during other network broadcast hours, for both total viewing households and adults from ages 25-54.

PAX TV AUDIENCE DELIVERY

                                              1998-1999 SEASON        1999-2000 SEASON         2000-2001 SEASON
                                              ----------------        ----------------         ----------------
                                            RATING    % INCREASE    RATING     % INCREASE    RATING    % INCREASE
                                            ------    ----------    ------     ----------    ------    ----------
                 PRIME TIME(1)
                 Total Households.....        0.7         NA          0.8           14%        1.0          25%
                 Adults 25-54.........        0.3         NA          0.4           33%        0.5          25%
                 OTHER PARTS OF DAY(2)
                 Total Households.....        0.2         NA          0.4          100%        0.4           0%
                 Adults 25-54.........        0.1         NA          0.2          100%        0.2           0%

----------

(1) 8:00 -- 11:00 p.m., Monday through Saturday; and 7:00 -- 11:00 p.m., Sunday.

(2) 1:00 -- 8:00 p.m., Monday through Friday.

ADVERTISING

    We sell commercial air time to advertisers who want to reach the entire nationwide PAX TV viewing audience with a single advertisement. Most of our network advertising is sold under advance, or "upfront," commitments to purchase advertising time, which are obtained before the beginning of our PAX TV programming season. NBC serves as our exclusive sales representative to sell most of our network advertising. Network advertising represented approximately 29% of our 2000 revenue. The central programming signal through which we supply PAX TV and other programming to our stations and to cable and satellite viewers includes advertising, generally of a direct response nature, which reaches our cable and satellite viewers (during both PAX TV and other viewing hours) in markets not served by our stations during time that is otherwise allocated to station spot advertising, and which reaches viewers in local markets during unsold station spot advertising time. We include the revenue from this advertising in our network advertising revenues.

    We also sell commercial air time to advertisers who want to reach the viewing audience in specific geographic markets in which we operate. These advertisers may be local businesses or regional or national advertisers who want to target their advertising in these markets. In markets in which our stations are operating under JSAs, our JSA partner handles the sale of this advertising. Our local sales force sells this advertising in markets without JSAs. Our station spot advertising represented approximately 40% of our 2000 revenue (including 18% of our 2000 revenue which was derived from long form paid programming).

    We believe that the average rates paid for air time by advertisers seeking to target viewers within specific markets are generally higher per viewer than those for a single commercial aired across an entire network. For example, based on industry data for the first quarter of 2001, advertisers paid weighted average rates per viewer for air time in the markets served by our stations which were approximately 67% higher per viewer than the rate per viewer for a single network advertisement. Since networks and station affiliates usually are owned by different entities, the allocation of commercial spots between network and station advertisers is relatively fixed by an affiliation agreement. With respect to our owned and operated station group, however, we retain the flexibility to allocate air time among various categories of advertisers and we seek to maximize our advertising revenue by optimizing the mix of advertising time sold to network and station advertisers.

    Our advertising rates are based upon:

    -   the size of the market in which a station operates;

    -   the ratings of the show during which the advertising will appear;

    -   the number of advertisers competing for a time slot; and

    -   the demographic composition of the market served by the station.

    We offer advertisers the opportunity to reach PAX TV's nationwide viewing audience with a single commercial and to target their advertising to the demographic groups with which our programming is most popular.

    We also sell long form paid programming, consisting primarily of infomercials. This programming may appear on our entire television distribution system or it may be aired only in specific markets. Network and regional paid programming time is sold by our national long form sales team. Local paid programming may be sold by our national sales team or by the local sales team at each station.

NBC RELATIONSHIP

    On September 15, 1999, we entered into an investment agreement with NBC under which wholly-owned subsidiaries of NBC purchased shares of our Series B preferred stock and warrants to purchase shares of our common stock for an aggregate purchase price of $415 million. At the same time, a wholly-owned subsidiary of NBC entered into an agreement with Mr. Paxson and entities controlled by Mr. Paxson, under which the NBC subsidiary was granted the right to purchase all, but not less than all, of the 8,311,639 shares of our Class B common stock beneficially owned by Mr. Paxson. This right is exercisable on or after February 1, 2002 through September 15, 2009. These shares of Class B common stock are entitled to ten votes per share on all matters submitted to a vote of our stockholders and are convertible into an equal number of shares of Class A common stock. The purchase price per share of Class B common stock is equal to the higher of:

    - the average of the closing sale prices of the Class A common stock for the 45 consecutive trading days ending on the trading day immediately preceding the exercise of NBC's call right, provided that the average price shall not be more than 17.5% higher or 17.5% lower than the six month trailing average closing sale prices; and

    - $22.50 per share for any shares purchased on or before September 15, 2002, and $20.00 per share for shares purchased after that date.

The owners of the shares that are subject to the call right have agreed not to transfer those shares before September 15, 2005, and not to convert those shares into any of our other securities, including shares of Class A common stock. NBC's exercise of the call right is subject to compliance with applicable provisions of the Communications Act and the rules and regulations of the FCC.

    Under the investment agreement, a wholly-owned subsidiary of NBC acquired $415 million aggregate liquidation preference of our Series B preferred stock, which accrues cumulative dividends at an annual rate of 8% and is convertible, subject to adjustment under the terms of the Series B preferred stock, into 31,896,032 shares of our Class A common stock at an initial conversion price of $13.01 per share. The Series B preferred stock is exchangeable at the option of the holder at any time, subject to various conditions, into our 8% exchange debentures. A wholly-owned subsidiary of NBC also acquired a warrant ("Warrant A") to purchase up to 13,065,507 shares of Class A common stock at an exercise price of $12.60 per share, and a warrant ("Warrant B") to purchase up to 18,966,620 shares of Class A common stock at an exercise price equal to the average of the closing sale prices of the Class A common stock for the 45 consecutive trading days ending on the trading day immediately preceding the warrant exercise date, provided that the average price shall not be more than 17.5% higher or 17.5% lower than the six month trailing average closing sale price, subject to a minimum exercise price during the three years ending September 15, 2002, of $22.50 per share. The warrants are exercisable for ten years subject to various conditions and limitations. In addition:

    -   Warrant B may not be exercised before the exercise in full of Warrant A;

    - before February 1, 2002, Warrant B may not be exercised to the extent that, after giving effect to the exercise, Mr. Paxson would no longer constitute our "single majority stockholder" (as that term is defined under applicable rules of the FCC); and

    - after February 1, 2002, Warrant B may not be exercised to the extent that, after giving effect to the exercise, Mr. Paxson would no longer constitute our "single majority stockholder" unless Warrant B is exercised in full and at the same time NBC exercises its right to purchase all the shares of our Class B common stock held by Mr. Paxson.

    NBC has the right to require us to redeem the Series B preferred stock if the FCC renders a final decision that NBC's investment in us and the acquisition of the other rights provided for in the transaction agreements is "attributable" to NBC (as that term is defined under applicable rules of the FCC), or for a period of 60 days beginning on September 15, 2002, and on each September 15 after 2002, or in case of events of default under the transaction agreements, subject in each case to conditions which include compliance by us with the covenants contained in the terms of our outstanding indebtedness (including the notes) and preferred stock. The investment agreement also provides that we must obtain the consent of NBC for various actions, including:

    -   approval of annual budgets;

    -   expenditures materially in excess of budgeted amounts;

    -   material acquisitions of programming;

    -   material amendments to our certificate of incorporation or bylaws;

    - material asset sales or purchases, including, in some cases, sales of our television stations;

    - business combinations where we would not be the surviving corporation or as a result of which we would experience a change of control;

    -   issuances or sales of any capital stock, with some exceptions;

    -   stock splits or recombinations;

    - any increase in the size of our board of directors other than any increase resulting from provisions of our outstanding preferred stock of up to two additional directors; and

    - joint sales, joint services, time brokerage, local marketing or similar agreements as a result of which our stations with national household coverage of 20% or more would be subject to those agreements.

    In connection with its investment in us, we also granted NBC various rights with respect to our broadcast television operations, including:

    - the right to require the conversion of our television stations to NBC network affiliates, subject to various conditions;

    -   a right of first refusal on proposed sales of television stations; and

    - the right to require our television stations to carry NBC network programming that is preempted by NBC network affiliates.

    We also entered into a stockholders agreement with NBC, Mr. Paxson and entities controlled by Mr. Paxson under which we are permitted (but not required) to nominate persons named by NBC for election to our board of directors upon request by NBC if NBC determines that its nominees are permitted under the Communications Act and FCC rules to serve on our board. Mr. Paxson and his affiliates agreed to vote their shares of common stock in favor of the election of those persons as our directors. The stockholders agreement further provides that we will not, without the prior written consent of NBC, enter into certain agreements or adopt certain plans which would be breached or violated upon the acquisition of our securities by NBC or its affiliates or would otherwise restrict or impede the ability of NBC or its affiliates to acquire additional shares of our capital stock.

    We also granted NBC demand and piggyback registration rights with respect to the shares of Class A common stock issuable upon:

    -   conversion of the Series B preferred stock;

    - conversion of the debentures for which the Series B preferred stock is exchangeable;

    -   exercise of the warrants; or

    -   conversion of the Class B common stock.

    Since the fourth quarter of 1999, we have entered into JSAs with respect to 13 of our television stations and 11 NBC owned and operated stations that serve the same market areas. Under the JSAs, the NBC stations sell all non-network advertising of our stations and receive commission compensation for those sales, and each of our stations may carry one hour per day of NBC syndicated programming, subject to compliance with our family programming content standards. We have also entered into agreements with NBC whereby NBC serves as our exclusive sales representative to sell our network advertising time and handles our network research and sales marketing functions.

COMPETITION

    We compete for audience and advertisers and our television stations are located in highly competitive markets and face strong competition on all levels.

    Audience. Stations compete for audience share principally on the basis of program popularity, which has a direct effect on advertising rates. Our PAX TV programming competes for audience share in all of our markets with the programming offered by other broadcast networks, and competes for audience share in our stations' respective market areas with the programming offered by non-network affiliated television stations. Our other programming also competes for audience share in our stations' respective market areas principally with the non-network programming offered by other television stations. We believe our stations also compete for audience share in their respective markets on the basis of their channel positions on the cable systems which carry our programming, and that the ability to view our programming on the lower numbered channel positions (generally below channel 30) generally improves the likelihood that viewers will watch our programming.

    Our stations also compete for audience share with other forms of entertainment programming, including home entertainment systems and direct broadcasting satellite video distribution services which transmit programming directly to homes equipped with special receiving antennas and tuners. Further advances in technology may increase competition for household audiences.

    Advertising.  Advertising rates are based upon:

    -   the size of the market in which the station operates;

    - a program's popularity among the viewers that an advertiser wishes to attract;

    -   the number of advertisers competing for the available time;

    -   the demographic makeup of the market served by the station;

    -   the availability of alternative advertising media in the market area;
        and

    - development of projects, features and programs that tie advertiser messages to programming.

PAX TV competes for advertising revenues principally with other television broadcast networks and to some degree with other nationally distributed advertising media, such as print publications. During the annual "up front" process, broadcast networks seek to obtain advance commitments from advertisers to purchase network commercial air time, and competition occurs principally on the basis of the advertisers' perception of the anticipated popularity (i.e., ratings) of a network's programming for the upcoming broadcast season and the demographic groups to which the programming is expected to appeal.

    Our television stations also compete for advertising revenues with other television stations in their respective markets, as well as with other advertising media, such as newspapers, radio stations, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail and local cable systems. Competition for advertising dollars at the television station level occurs primarily within individual markets. Generally, a television station in one market does not compete with stations in other market areas.



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
FEDERAL REGULATION OF BROADCASTING

   The FCC regulates television broadcast stations under the Communications Act. The following is a brief summary of certain provisions of the Communications Act and the rules of the FCC.

   License Issuance and Renewal. The Communications Act provides that a broadcast station license may be granted to an applicant if the public interest, convenience and necessity will be served thereby, subject to certain limitations. Television broadcast licenses generally are granted and renewed for a period of eight years. Interested parties including members of the public may file petitions to deny a license renewal application but competing applications for the license will not be accepted unless the current licensee's renewal application is denied. The FCC is required to grant a license renewal application if it finds that the licensee (1) has served the public interest, convenience and necessity; (2) has committed no serious violations of the Communications Act or the FCC's rules; and (3) has committed no other violations of the Communications Act or the FCC's rules which would constitute a pattern of abuse. Our licenses are subject to renewal at various times between 2004 and 2007.

   General Ownership Matters. The Communications Act requires the prior approval of the FCC for the assignment of a broadcast license or the transfer of control of a corporation or other entity holding a license. In determining whether to approve such an assignment or transfer of control, the FCC considers, among other things, the financial and legal qualifications of the prospective assignee or transferee, including compliance with rules limiting the common ownership of certain attributable interests in broadcast, cable and newspaper properties.

   The FCC's multiple ownership rules may limit the acquisitions and investments that we may make or the investments that others may make in us. The FCC generally applies its ownership limits to attributable interests held by an individual, corporation, partnership or other association or entity. In the case of corporations holding or controlling broadcast licenses, the interests of officers, directors and those who, directly or indirectly, have the right to vote five percent or more of the corporation's stock are generally attributable. The FCC treats all partnership and limited liability company interests as attributable, except for those interests that are insulated under FCC rules and policies. For insurance companies, certain regulated investment companies and bank trust departments that hold stock for investment purposes only, stock interests become attributable with the ownership of 20% or more of the voting stock of the corporation holding or controlling broadcast licenses.

   In January 2001, the FCC eliminated its "single majority shareholder" exception to its attribution rules prospectively. Under that exception, the FCC generally did not treat any minority voting shareholder as attributable if one person or entity (such as Mr. Paxson in the case of our company) held more than 50% of the combined voting power of the common stock of a company holding or controlling broadcast licenses. Under the FCC's new rule, a person who acquired a minority voting interest in a company holding or controlling broadcast licenses before December 14, 2000, will not have that interest treated as attributable for purposes of the FCC's ownership rules so long as a majority shareholder of the corporation (such as Mr. Paxson in the case of our company) continues to hold more than 50% of the combined voting power of the corporation. This exception for a minority interest acquired before December 14, 2000, will be permanent until the interest is transferred or assigned. The FCC's decision eliminating the single majority shareholder attribution exception has not yet taken effect. We have filed with the FCC a petition for reconsideration of the decision, and in March 2001, the U.S. Court of Appeals for the D.C. Circuit reversed and remanded a decision by the FCC to eliminate the single majority shareholder exception as it applies to the ownership of cable systems. We cannot predict at this time how the court's decision will affect the FCC's decision to eliminate the exception as it applies to the ownership of broadcast stations.

   The FCC treats as attributable debt and equity interests which combined exceed 33% of a station licensee's total assets, defined as the total amount of debt and equity capital, if the party holding the equity and debt interests (1) supplies more than 15% of the station's total weekly programming or (2) has an attributable interest in another media entity, whether television, radio, cable or newspaper, in the same market. Non-voting equity, loans, and insulated interests count toward the 33% equity/debt threshold. Non-conforming interests acquired before November 7, 1996, are permanently grandfathered for purposes of the equity/debt rules and thus do not constitute attributable ownership interests.

   Television National Ownership Rule. Under the Communications Act, no individual or entity may have an attributable interest in television stations reaching more than 35% of the national television viewing audience. The FCC applies a 50% discount for purposes of calculating a UHF station's audience reach. If a broadcast licensee has an attributable interest in a second television station in any of its markets, the audience for that market will not be counted twice for the purposes of determining compliance with the national cap.

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
   Television Duopoly Rule. The FCC's television duopoly rule permits a party to own two television stations without regard to signal contour overlap if each of the stations is located in a separate designated market area, or DMA. A party may own two television stations in the same DMA so long as (1) at least eight independently owned and operating full-power commercial and non-commercial television stations remain in the market at the time of acquisition and (2) at least one of the two stations is not among the four top-ranked stations in the market based on audience share. Without regard to numbers of independently owned television stations, the FCC permits television duopolies within the same DMA so long as the stations' Grade B service contours do not overlap. Satellite stations that are authorized to rebroadcast the programming of a "parent" station located in the same DMA are also exempt from the duopoly rule.

   Television Time Brokerage and Joint Sales Agreements. Over the past few years, a number of television stations, including certain of our television stations, have entered into agreements commonly referred to as time brokerage agreements and joint sales agreements. Under these agreements, separately owned and licensed stations agree to function cooperatively subject to the requirements of antitrust laws and compliance with the FCC's rules and policies, including the requirement that each party maintain independent control over the programming and operations of its own station. The FCC's attribution and television duopoly rules apply to time brokerage agreements in which one station brokers more than 15% of the broadcast time per week of another station with an overlapping Grade B contour. Time brokerage agreements that were in effect on August 5, 1999, are exempt from the television duopoly rule for a limited period of time of either two or five years, depending on the date of the time brokerage agreement.

   Alien Ownership. Under the Communications Act, no FCC broadcast license may be held by a corporation of which more than one-fifth of its capital stock is owned or voted by aliens or their representatives or by a foreign government or its representative, or by any corporation organized under the laws of a foreign country (collectively "Aliens"). Furthermore, the Communications Act provides that no FCC broadcast license may be granted to any corporation controlled by any other corporation of which more than one-fourth of its capital stock is owned of record or voted by Aliens if the FCC should find that the public interest would be served by the refusal of the license.

   Cross-Ownership Rules. The FCC's rules prohibit a party from holding attributable interests in (1) a television station and a cable television system, or (2) a television or radio station and a daily newspaper, in each case, in the same local market. The FCC rules also limit the number of commonly owned radio and television stations in the same market depending upon the number of independently owned media voices in that market.

   Dual Network Rule. FCC rules permit any of the four major networks (ABC, CBS, Fox or NBC) to acquire the UPN or WB networks. Nothing in the rules presently prohibits one of the four major networks from establishing a new network or from purchasing a network ranking below the top six networks. The dual network rule continues to prohibit a merger between any two or more of the top four networks.

   Biennial Review of Broadcast Ownership Rules. The Communications Act requires the FCC to undertake a biennial review of its broadcast ownership rules. In the review completed in June 2000, the FCC declined to amend the national television ownership and the local television/cable cross ownership rules, but stated it would begin rule making proceedings to relax the standards for waiving the daily newspaper/broadcast cross ownership rule. Our expansion of our broadcast operations on both a local and national level and the level of competition we face will continue to be subject to the FCC's ownership rules and any changes that may be adopted. We cannot predict the ultimate outcome of the FCC's ownership proceedings or their impact on our business operations.

   Programming and Operation. The Communications Act requires broadcasters to present programming that responds to community problems, needs and interests and to maintain certain records demonstrating its responsiveness. Stations also must follow various rules that regulate, among other things, obscene and indecent broadcasts, sponsorship identification, the advertising of contests and lotteries and technical operations, including limits on radio frequency radiation.

   The FCC's rules limit the amount of advertising in television programming designed for children 12 years of age and under and require that television broadcast stations air specified amounts of programming during specified time periods to serve the educational and informational needs of children 16 years of age and under.

   The Communications Act and FCC rules also regulate the broadcasting of political advertisements by television stations. Stations must provide "reasonable access" for the purchase of time by legally qualified candidates for federal office and "equal opportunities" for the purchase of equivalent amounts of comparable broadcast time by opposing candidates for the same elective office. Before

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
primary and general elections, legally qualified candidates for elective office may be charged no more than the station's "lowest unit charge" for the same class of advertisement, length of advertisement and daypart.

   The U.S. Congress presently is considering amending the political advertising law by changing the statutory definition of "lowest unit charge" in a manner which would require television stations to sell time to federal political candidates at lower rates. We are unable to predict whether changes to the law will be enacted or the effect, if any, such changes would have upon our business.

   Equal Employment Opportunity Requirements. In early 2000, the FCC adopted revised rules requiring broadcast licensees to develop and implement programs designed to promote equal employment opportunities and submit reports on these matters to the FCC. The United States Court of Appeals for the District of Columbia Circuit has struck down the recruitment, outreach and reporting portions of these rules as unconstitutional. On June 19, 2001, the court denied the FCC's petition for rehearing. Intervening parties have filed with the Supreme Court of the United States a writ of certiorari. The FCC has suspended the enforcement of the rules pending further developments. The general prohibition against discrimination in employment remains in effect.

   "Must Carry"/Retransmission Consent Regulations. Under the Communications Act, every local commercial television broadcast stations must elect once every three years to require a cable system to carry the station subject to certain exceptions, or to negotiate for retransmission consent to carry the station. Stations' "must carry" rights are not absolute, and their exercise depends on variables such as the number of activated channels on a cable system, the location and size of a cable system, the amount of duplicative programming on a broadcast station and the signal quality of the station at the cable system's headend. Alternatively, if a broadcaster chooses to exercise retransmission consent rights, it can prohibit cable systems from carrying its signal or grant the cable system consent to retransmit the broadcast signal for a fee or other consideration. Our television stations have generally elected the "must carry" alternative. Our elections of retransmission or "must carry" status will continue until the next election period, which commences on January 1, 2003.

   In an ongoing rulemaking proceeding, the FCC is considering rules to govern the obligations of cable television systems to carry the analog and digital television, or DTV, signals of local television stations or to obtain retransmission consent to carry those signals during and following the transition from analog to DTV broadcasting. In an initial order in the proceeding, the FCC tentatively concluded that broadcasters would not be entitled to mandatory carriage of both their analog and DTV signals and that broadcasters with multiple DTV video programming streams would be required to designate a single, primary video stream eligible for mandatory carriage. Alternatively, television licensees may negotiate with cable television systems for carriage of their DTV signal in addition to their analog signal under retransmission consent.

   Under retransmission consent agreements, our television stations are also carried as distant signals on cable systems which are located outside of the stations' markets. Cable systems must remit a compulsory license royalty fee to the United States Copyright Office to carry our stations in these distant markets. We have filed a request with the Copyright Office to change our stations' status under the compulsory license from "independent" to "network" signals. If the Copyright Office grants our request, certain cable systems may transmit our stations at reduced royalty rates. We cannot determine when the Copyright Office will act on this request, or whether we will receive a favorable ruling.

   Satellite Carriage of Television Broadcast Signals. Under the Satellite Home Viewer Improvement Act, which we refer to as SHVIA, a satellite carrier must obtain retransmission consent before carrying a television station, and beginning January 1, 2002, a satellite carrier delivering the signal of any local television station will be required to carry all stations licensed to the carried station's local market. The FCC recently adopted rules implementing SHVIA that are similar to the must-carry and retransmission consent rules that apply to cable television systems. Under the new rules, stations may elect either mandatory carriage or negotiation for retransmission consent. The first election period is four years, with subsequent election periods set at three years to coincide with the cable election period. We have elected, effective January 1, 2002, mandatory carriage with respect to our stations. Two satellite television providers and a satellite broadcasting trade association have instituted litigation challenging the constitutionality of the statutory satellite "must carry" requirements. In June 2001 a federal district court upheld the constitutionality of the federal law. This decision is on appeal. Several satellite providers and broadcasters have also appealed the FCC's orders in federal court.

   Digital Television Service. The FCC has adopted rules for the implementation of DTV service, a technology which is intended to improve the quality of television broadcast signals. Each existing television station was allotted a second channel for its DTV operations. Each station must return one of its two channels at the end of the DTV transition period currently scheduled to end on December 31, 2006. The transition period could be extended in certain areas depending generally on the level of DTV market penetration or if the FCC or Congress changes the schedule. The FCC has established a schedule by which broadcasters must begin DTV service absent extenuating circumstances that may affect individual stations. Each of our stations applied for a DTV

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
construction permit before November 1, 1999 and each must initiate DTV service covering its community of license by May 1, 2002; however, to the extent a station has not constructed DTV facilities replicating its analog coverage area by December 31, 2003, it will lose interference protection in the area not served.

   The FCC has adopted rules permitting DTV licensees to offer "ancillary or supplementary services" on their DTV channels, so long as such services are consistent with the FCC's DTV standards, do not derogate required DTV services, and are regulated in the same manner as similar non-DTV services. The FCC's rules require that DTV licensees pay a fee (based on revenues) for any subscription-based services that are provided.

   The FCC also has commenced a proceeding to consider additional public interest obligations for television stations as they transition to digital broadcast television operation. The FCC is considering various proposals that would require DTV stations to use digital technology to increase program diversity, political discourse, access for disabled viewers and emergency warnings and relief. If these proposals are adopted, our stations may be required to increase their current level of public interest programming, which generally does not generate as much revenue from commercial advertisers.

   Class A Television. In November 1999, Congress passed the Community Broadcasters Protection Act of 1999, which directs the FCC to offer a new Class A status to qualifying low power television stations. The FCC's rules grant Class A stations a measure of interference protection against full power and other low power television stations. The protected status of Class A stations could limit our ability to modify our television facilities in the future and could affect any pending applications for new or modified facilities to the extent that changes proposed by us would create interference to qualifying Class A stations. Class A stations will not be protected from interference from DTV stations proposing to maximize their DTV service, provided the DTV stations notified the FCC of their intent to maximize facilities no later than December 31, 1999, and filed a maximization application by May 1, 2000.

   Proposed Changes. Congress and the FCC have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect our operation, ownership and profitability of our company and our television broadcast stations. We cannot predict what other matters may be considered in the future, nor can we judge in advance what impact, if any, the implementation of any of these proposals or changes might have on our business.

EMPLOYEES

   As of August 31, 2001, we had 616 full-time employees and 77 part-time employees. The substantial majority of our employees are not represented by labor unions. We consider our relations with our employees to be good.

SEASONALITY

   Seasonal revenue fluctuations are common within the television broadcasting industry and result primarily from fluctuations in advertising expenditures. We believe that generally television advertisers spend relatively more for commercial advertising time in the second and fourth calendar quarters and spend relatively less during the first calendar quarter of each year.

TRADEMARKS AND SERVICE MARKS

   We have 13 federally registered trademarks and service marks and pending applications for registration of another 72 trademarks and service marks. We do not own any patents or have any pending patent applications.

PROPERTIES AND FACILITIES

   Our corporate headquarters is located in West Palm Beach, Florida. We have a satellite up-link facility through which we supply our central programming feed, including PAX TV, to satellite transmitters which relay the signal to our stations. Our satellite up-link facility is located on leased property in Clearwater, Florida.

   Each of our stations has a facility in the market in which it operates at which the central programming feed is received and retransmitted in its market. Each of our stations broadcasts its signal from a transmission tower or antenna situated on a transmitter site. Each station also has an office and studio and related broadcasting equipment. As we implement our JSAs and integrate our station operations with those of our JSA partner at our JSA partner's facilities, we expect to vacate the leased studio and office facilities of our stations. We generally own our broadcast transmission towers and we own substantially all of the equipment used in our broadcasting operations. We either own or lease our transmitter and antenna sites. In several cases, we lease the land on which

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
we have constructed our own tower and transmitter building. We may also lease broadcast tower space to third parties. Our transmitter and antenna site leases have expiration dates that range generally from two to twenty years. We do not anticipate any difficulties in renewing those leases that expire within the next several years or in leasing other space, if required.

   We believe our existing facilities are adequate for our current and anticipated future needs. No single property is material to our overall operations.

LEGAL PROCEEDINGS

   The Company is involved in litigation from time to time in the ordinary course of its business. We believe the ultimate resolution of these matters will not have a material effect on our financial position or results of operations or cash flows.

   In October, November and December 1999, complaints were filed in the 15th Judicial Circuit Court in Palm Beach County, Florida, in the Court of Chancery of the State of Delaware and in Superior Court of the State of California against certain of our officers and directors by alleged stockholders of our company alleging breach of fiduciary duty by the directors in approving the September 1999 transactions with NBC. The complaints assert nearly identical purported class and derivative claims and generally allege that the directors rejected a takeover offer and instead completed the NBC transactions, thereby precluding the plaintiffs from obtaining a premium price for their shares. The complaints seek to rescind the NBC transactions, to require us to pursue other acquisition offers and to recover damages. While we believe the suits to be wholly without merit and intend to vigorously defend our actions on these matters, we cannot predict the timing or outcome of the pending portions of this litigation. The four actions in Delaware were recently dismissed by the Delaware court. The Florida and California cases have been stayed pending resolution of the Delaware consolidated action.


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
                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

   Set forth below is information concerning our directors and executive officers.

     NAME                       AGE                TITLE

     Lowell W. Paxson......     66  Chairman of the Board, Class I Director
     Jeffrey Sagansky......     49  President, Chief Executive Officer, Class I
                                    Director
     Dean M. Goodman.......     53  Executive Vice President and Chief
                                    Operating Officer, President of PAX TV
                                    network operations
     Anthony L. Morrison...     40  Executive Vice President, Chief Legal
                                    Officer
     Seth A. Grossman......     36  Executive Vice President, Chief Strategic
                                    Officer
     Thomas E. Severson, Jr     37  Senior Vice President, Chief Financial
                                    Officer
     Ronald L. Rubin.......     35  Vice President, Chief Accounting Officer,
                                    Corporate Controller
     Henry J. Brandon......     43  Class I Director
     Bruce L. Burnham......     67  Class II Director
     James L. Greenwald....     74  Class II Director
     John E. Oxendine......     58  Class II Director
     R. Brandon Burgess....     33  Class III Director
     Keith G. Turner.......     47  Class III Director
     Royce E. Wilson.......     44  Class III Director

   Our board of directors is comprised of three classes, each consisting of three directors. Each director is elected for a three year term. Terms of all Class I directors expire at the annual meeting in 2004. Terms of all Class II directors expire at the annual meeting in 2002. Terms of all Class III directors expire at the annual meeting in 2003.

   LOWELL W. PAXSON. Mr. Paxson has been our Chairman of the Board since 1991 and was our Chief Executive Officer from 1991 to 1998. Mr. Paxson was a co-founder of Home Shopping Network, Inc. and served as its President from 1985 to 1990.

   JEFFREY SAGANSKY. Mr. Sagansky has been our President, Chief Executive Officer and a director since 1998. Mr. Sagansky was Co-President of Sony Pictures Entertainment, a producer of film and video programming, from 1996 to 1997.

   DEAN M. GOODMAN. Mr. Goodman became our Executive Vice President and Chief Operating Officer in August 2001 and has been the President of our PAX TV network television operations since 1998. Mr. Goodman was president of our inTV and Network-Affiliated Television divisions from 1995 to 1997. From 1993 to 1995, Mr. Goodman was general manager of our Miami, Florida radio station group.

   ANTHONY L. MORRISON. Mr. Morrison has served as our Executive Vice President, Secretary and Chief Legal Officer since 1995. Before that time, Mr. Morrison was an attorney in private practice with the O'Melveny & Myers law firm, concentrating his practice on commercial financings.

   SETH A. GROSSMAN. Mr. Grossman has been our Executive Vice President and Chief Strategic Officer since August 2000. Mr. Grossman also served as our Senior Vice President and Chief Financial Officer from December 1999 until August 2000. From 1997 to December 1999, Mr. Grossman was our Senior Vice President, Corporate Development and from 1995 to 1997, Mr. Grossman was our Director of Finance.

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
   THOMAS E. SEVERSON, JR. Mr. Severson has been our Senior Vice President and Chief Financial Officer since August 2000. From 1995 until August 2000, Mr. Severson was employed by Sinclair Broadcast Group, Inc., a television and radio broadcasting company, in various finance and accounting positions, most recently serving as its Vice President and Chief Accounting Officer.

   RONALD L. RUBIN. Mr. Rubin has been our Vice President, Chief Accounting Officer and Corporate Controller since January 2001. From 1996 until January 2001, Mr. Rubin was employed by AutoNation, Inc., an automotive retailer, in various finance and accounting positions, most recently serving as its Vice President and Corporate Controller and Principal Accounting Officer.

   HENRY J. BRANDON. Mr. Brandon has been a director since 2001. Mr. Brandon has been a Principal of William E. Simon & Sons, LLC, a private investment firm and merchant bank, since 1995.

   BRUCE L. BURNHAM. Mr. Burnham has been a Director since 1996. Mr. Burnham has been President of The Burnham Group, a firm providing consulting and marketing services to the retail industry, since 1993. Mr. Burnham is a director of Forcenergy, Inc. and J. B. Rudolph, Inc.

   JAMES L. GREENWALD. Mr. Greenwald has been a Director since 1996. Mr. Greenwald was the Chairman and Chief Executive Officer of Katz Communications, Inc., a broadcast advertising representative sales firm, from 1975 to 1994, and has been Chairman Emeritus of that firm since 1994. Mr. Greenwald is a director of Granite Broadcasting Company and Source Media, Inc.

   JOHN E. OXENDINE. Mr. Oxendine has been a Director since 2000. Mr. Oxendine has been President and Chief Executive Officer of Blackstar, Inc. since 1998, and Chairman and Chief Executive Officer of Broadcast Capital, Inc. since 1999. Mr. Oxendine was Chairman of Blackstar LLC from 1994 to 1998, and Chairman and Chief Executive Officer of Blackstar Communications, Inc. from 1987 to 1998. All of these entities are owners and operators of, or investors in, broadcast television stations.

   R. BRANDON BURGESS. Mr. Burgess has been a Director since 1999. Mr. Burgess has been Vice President and Chief Financial Officer, Business Development and New Media of NBC since 2000. Mr. Burgess was Vice President and CFO, Television Network, of NBC from 1999 to 2000, and Director of Business Development and International Business of NBC from 1998 to 1999. Mr. Burgess was Manager of Corporate Strategy and Mergers and Acquisitions of Pepsico, Inc., a beverage company, from 1995 to 1998.

   KEITH G. TURNER. Mr. Turner has been a Director since 1999. Mr. Turner has been President, Television Network Sales, of NBC since 1998. Mr. Turner was Vice President, Sports Sales and Television Network Sales, of NBC from 1990 to 1998.

   ROYCE E. WILSON. Mr. Wilson has been a Director since February 2001. Mr. Wilson has been the President of NBC Enterprises and Syndication since September 2000. Mr. Wilson was President and Chief Operating Officer of CBS Enterprises and its EYEMARK division from 1996 to September 2000.

EMPLOYMENT AGREEMENTS

   Mr. Paxson is employed as our Chairman, and in that capacity he serves as our senior executive officer, under an employment agreement for a three year term commencing on October 16, 1999. The agreement is automatically renewable after the initial term for successive one year periods so long as Mr. Paxson remains our "Single Majority Shareholder," as that term is defined under the rules of the FCC. Mr. Paxson's current base salary is $660,000, increasing 10% per year. Mr. Paxson may receive an annual bonus of up to twice his base salary if we attain revenue targets established by the compensation committee of our Board of Directors. In connection with the employment agreement, we granted Mr. Paxson nonqualified options to purchase 1,000,000 shares of Class A common stock, which vest in equal installments over a three year period, and which expire ten years from the date of grant. The exercise price for options which vested in October 2000 is $10 per share, $12.03 per share for options vesting October 2001, and the lower of $18 per share or the fair market value of the common stock on the prior anniversary date for options vesting in October 2002. Mr. Paxson is eligible to participate in all employee benefit plans and arrangements that are generally available to our other senior executives. The Board of Directors may terminate Mr. Paxson's employment agreement before expiration for good cause, and Mr. Paxson may terminate the agreement for good reason, each as defined in the agreement. If Mr. Paxson dies, becomes permanently disabled, terminates his employment for good reason or is terminated other than for good cause during the term of the agreement, we will pay Mr. Paxson or his estate, as the case may be, his then existing salary for the remaining term of the agreement, in the case of disability, termination for good reason or termination other than for good cause, or 18 months, in the case of death.

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
   Mr. Sagansky is employed as our President and Chief Executive Officer under an employment agreement entered into in September 1999 for a four year term expiring September 15, 2003. Mr. Sagansky's current base salary under the agreement is $660,000, increasing 10% per year. Mr. Sagansky may receive an annual bonus of up to twice his base salary if we attain revenue targets established by our compensation committee, which shall be the same revenue targets established for purposes of Mr. Paxson's bonus compensation. In connection with the employment agreement, we granted Mr. Sagansky nonqualified options to purchase 2,000,000 shares of Class A common stock, vesting in four equal annual installments commencing September 15, 2000, and expiring ten years from the date of the grant. The vesting of these options will be accelerated if, at any time after Mr. Paxson ceases to be our FCC Single Majority Shareholder, Mr. Sagansky's employment is terminated other than by reason of his death or disability and other than for good cause (as defined in the agreement). The exercise price for options which vested in September 2000 is $10 per share, $11.68 per share for options vesting in September 2001, and the lower of a range between $18 and $21 per share or the fair market value of the common stock on the prior anniversary date for options vesting on subsequent anniversaries. Mr. Sagansky is eligible to participate in all employee benefit plans and arrangements that are generally available to our other senior executives. The Board of Directors may terminate Mr. Sagansky's employment agreement before expiration for good cause, and Mr. Sagansky may terminate the agreement for good reason, each as defined in the agreement. If Mr. Sagansky dies, becomes permanently disabled, terminates his employment for good reason or is terminated other than for good cause during the term of the agreement, we will pay Mr. Sagansky or his estate, as the case may be, his then existing salary for the remaining term of the agreement, in the case of disability, termination for good reason or termination other than for good cause, or 18 months, in the case of death.

   Mr. Goodman is employed as our Executive Vice President and Chief Operating Officer and as President of our PAX TV network operations under a four year employment agreement commencing January 1, 2001. Mr. Goodman is eligible to receive an annual bonus. Mr. Goodman is eligible to participate in all employee benefit plans and arrangements that are generally available to our other senior executives and to receive such other cash and non-cash bonus awards and compensation, including awards under our stock incentive plans, as we may determine. We may terminate Mr. Goodman's employment for cause, as defined in the agreement. If Mr. Goodman's employment is terminated by reason of his disability, or other than for cause, or if Mr. Goodman terminates his death or employment for cause, as defined in the agreement, we will continue to pay Mr. Goodman his base salary for the lesser of one year or the balance of the employment term.

   Mr. Morrison is employed as our Executive Vice President and Chief Legal Officer under a four year employment agreement commencing January 1, 2001. Mr. Morrison is eligible to receive an annual bonus. Mr. Morrison is eligible to participate in all employee benefit plans and arrangements that are generally available to our other senior executives and to receive such other cash and non-cash bonus awards and compensation, including awards under our stock incentive plans, as we may determine. We may terminate Mr. Morrison's employment for cause, as defined in the agreement. If Mr. Morrison's employment is terminated by reason of his disability or other than for cause, or if Mr. Morrison terminates his employment for cause, as defined in the agreement, we will continue to pay Mr. Morrison his base salary for the lesser of one year or the balance of the employment term.

   Mr. Grossman is employed as our Executive Vice President and Chief Strategic Officer under a four year employment agreement commencing January 1, 2001. Mr. Grossman is eligible to receive an annual bonus. Mr. Grossman is eligible to participate in all employee benefit plans and arrangements that are generally available to our other senior executives and to receive such other cash and non-cash bonus awards and compensation (including awards under our stock incentive plans), as we may determine. We may terminate Mr. Grossman's employment for cause, as defined in the agreement. If Mr. Grossman's employment is terminated by reason of his death or disability or other than for cause, we will continue to pay Mr. Grossman his base salary for the lesser of one year or the balance of the employment term.

   Mr. Severson is employed as our Senior Vice President and Chief Financial Officer under a four year employment agreement which commenced January 1, 2001. Mr. Severson is eligible to receive an annual bonus and participate in all employee benefit plans and arrangements that are generally available to our other senior executives and to receive such other cash and non-cash bonus awards and compensation, including awards under our stock incentive plans, as we may determine. We may terminate Mr. Severson's employment for cause, as defined in the agreement. If Mr. Severson's employment is terminated by reason of his disability, death or other than for cause, or if Mr. Severson terminates his employment for cause, as defined in the agreement, we will continue to pay Mr. Severson his base salary for a period equal to the lesser of one year or the balance of the employment term.

                             EXECUTIVE COMPENSATION

        The following table presents information concerning the compensation received or accrued for services rendered during the fiscal years ended December 31, 2000, 1999 and 1998 for our Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer who were serving as of December 31, 2000 (collectively, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE


                                                                                      LONG-TERM
                                                  ANNUAL COMPENSATION                COMPENSATION
                                          -------------------------------------      ------------
                                                                                       NUMBER OF
                                                                                      SECURITIES       ALL OTHER
                                                                   OTHER ANNUAL       UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR    SALARY(1)     BONUS      COMPENSATION         OPTIONS         (2)(3)
---------------------------       ----    ---------     -----      ------------         -------         ------

Jeffrey Sagansky................  2000    $610,000     $     --     $       --                 0        $61,000
   Chief Executive Officer        1999     600,000           --        140,070(4)      2,000,000         61,000
   President                      1998     379,615           --        200,000(4)      1,200,000             --

Lowell W. Paxson................  2000     610,000           --             --                 0             --
   Chairman of the Board          1999     493,798           --             --         1,000,000             --
                                  1998     465,850       75,000             --                 0             --

Dean M. Goodman.................  2000     412,997           --      1,023,273(5)              0         42,300
  Executive Vice President and    1999     315,000           --        924,937(5)              0         13,600
  Chief Operating Officer,        1998     315,000      100,000             --           600,000         32,500
  President - PAX TV

Anthony L. Morrison.............  2000     275,000           --             --                 0         28,500
  Executive Vice President,       1999     223,438           --        432,781(5)         99,000         20,688
  Chief Legal Officer             1998     196,875       75,000             --           200,000         20,688

Seth A. Grossman................  2000     219,750       75,000             --                 0          1,000
   Executive Vice President,      1999     177,292           --             --            22,000          1,000
   Chief Strategic Officer        1998     165,000           --             --           100,000          1,000


(1) Includes amounts Named Executive Officers elected to defer pursuant to our Profit Sharing Plan.

(2)     Includes contributions to supplemental retirement plans as follows:
        during 2000, Mr. Sagansky -- $60,000; Mr. Goodman -- $41,300; Mr.
        Morrison -- $27,500; during 1999, Mr. Sagansky -- $60,000; Mr. Goodman
        -- $12,600; Mr. Morrison -- $19,688; during 1998, Mr. Goodman --
        $31,500; Mr. Morrison -- $19,688.

(3)     Includes $1,000 Company contributions to the Profit Sharing Plan during
        1998, 1999 and 2000.

(4) Consists of relocation allowance in 1998 and related tax reimbursement in 1999.

(5)     Represents the difference between the price paid by the Named Executive
        Officer upon the exercise of stock options and the fair market value of the underlying common stock at the time of exercise.

OPTION GRANTS IN LAST FISCAL YEAR

        None of the Named Executive Officers was granted any options to purchase shares of our Class A common stock during the year ended December 31, 2000.

2000 AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2000 and stock options held as of December 31, 2000 by each Named Executive Officer.


                                                 NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                         DECEMBER 31, 2000             DECEMBER 31, 2000(1)
                         SHARES                  -------------------------------   ---------------------------
                      ACQUIRED ON     VALUE       EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
NAME                    EXERCISE     REALIZED        (2)                                               (3)
----                  -----------   ----------   ------------     --------------   -----------   -------------
Jeffrey Sagansky......       --     $       --     1,160,000        2,040,000       $8,484,500     $6,440,850
Lowell W. Paxson......       --             --       333,333          666,667          645,833              0
Dean M. Goodman.......  100,000      1,023,273       337,661          390,000        1,956,828      1,943,025
Anthony L. Morrison...       --             --       284,600          209,400        2,004,313      1,058,163
Seth A. Grossman......       --             --       109,600           53,200          670,014        249,375

(1) Based on the closing sale price of the Class A common stock of $11.9375 on December 29, 2000.

(2) Excludes securities underlying options which vested January 1, 2001 as follows: Mr. Goodman, 150,000 shares; Mr. Morrison, 79,800 shares; Mr. Grossman, 24,400 shares.

(3) Certain options held by Mr. Sagansky and Mr. Paxson which are not currently exercisable have variable exercise prices to be determined at future dates, as described above under "Employment Agreements," and are therefore not treated as "in the money" for purposes of the amounts shown in this column.

STOCK INCENTIVE PLANS

        We established our Stock Incentive Plan, 1996 Stock Incentive Plan and 1998 Stock Incentive Plan (collectively, the "Stock Incentive Plans") to provide incentives to officers, employees and others who perform services for us through awards of options and shares of restricted stock. Awards are granted under the Stock Incentive Plans at the discretion of our Compensation Committee and may be in the form of either incentive or nonqualified stock options or awards of restricted stock. Options granted under the Stock Incentive Plans generally vest over a five year period and expire ten years after the date of grant. At December 31, 2000, 276,861 shares of Class A common stock were available for additional awards under the Stock Incentive Plans.

        The exercise price per share of Class A common stock, vesting schedule and expiration date of each stock option granted under the Stock Incentive Plans is determined by our Compensation Committee at the date the option is granted and as provided in the terms of the Plans. The Compensation Committee may, in its sole discretion, accelerate the time at which any stock option may be exercised. Holders of more than ten percent (10%) of the combined voting power of our capital stock may be granted stock options, provided that if any of such options are intended to be incentive stock options, the exercise price must be at least 110% of the fair market value of Class A common stock as of the date of the grant and the term of the option may not exceed five years. Options granted under the Stock Incentive Plans may be exercised by the participant to whom granted or by his or her legal representative. If a participant's employment is terminated for cause, each option which has not been exercised shall terminate.

        The Compensation Committee also has the discretion to award restricted stock, consisting of shares of Class A common stock which vest over a period determined by the Committee and are subject to forfeiture in whole or in part if the recipient's employment is terminated before the end of the restricted period. Before vesting, the participant may transfer the restricted stock to a trust for the benefit of the participant or an immediate family member, but may not otherwise sell, assign, transfer, give or otherwise dispose of, mortgage, pledge or encumber such restricted stock. The Compensation Committee may, in its discretion, provide that a participant shall be vested in whole or with respect to any portion of the participant's award not previously vested if the participant's employment with us is terminated because of death, disability or retirement. To date, we have not awarded any restricted stock under the Stock Incentive Plans.

EXECUTIVE BONUS PLAN

        Under our Executive Bonus Plan, members of our senior management approved by the Compensation Committee may earn cash bonus compensation on an annual basis in such amounts as are determined by the Committee, based upon the achievement of operating and financial objectives and individual performance criteria. The bonus calculation criteria are established on an annual basis by the Committee, and generally consist of a set of operating and financial performance objectives which we must meet for any participant to be entitled to receive a bonus, and individualized performance criteria and bonus levels for each participant (generally expressed as a percentage of the participant's base salary). Bonuses awarded with respect to a fiscal year are to be paid during the following year.

PROFIT SHARING PLAN

        We have a profit sharing plan under Section 401(k) of the Internal Revenue Code under which our employees must complete six months of service in order to be eligible to defer salary and, if available, receive matching contributions under the Section 401(k) portion of the plan. Participants may elect to contribute a specified percentage of their compensation to the plan on a pre-tax basis. We may, at our discretion, make matching contributions based on a percentage of deferred salary contributions at a rate to be determined by certain of our officers, which matching contributions may be paid in our stock. In addition, we may make supplemental profit sharing contributions in such amounts as certain of our officers may determine. Participants earn a vested right to their profit sharing contribution in increasing amounts over a period of five years. After five years of service, a participant's right to his or her profit sharing contribution is fully vested. Thereafter the participant may receive a distribution of the entire value of his or her account at age 55, 62 or 65 or upon termination of employment, death or disability.

COMPENSATION OF DIRECTORS

        Directors who are not our employees or employees of NBC receive an annual retainer of $24,000 and are paid fees of $1,500 for each board meeting attended, $1,000 for each committee meeting attended and $500 for each meeting chaired. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. In connection with his commencement of service as a director, Mr. Oxendine received options to purchase 50,000 shares of Class A common stock at an exercise price of $7.25 per share, vesting ratably over a five year period commencing in March 2000. In April 1999, Mr. Burnham and Mr. Greenwald each received a 50,000 share option grant at the same exercise price, vesting ratably over five years. No other directors receive separate compensation for services rendered as a director, including directors who are employed by us.

                             PRINCIPAL STOCKHOLDERS

        The table below sets forth information regarding the beneficial ownership of our shares of common stock as of August 31, 2001 by:

        - each of our directors and our five most highly compensated executive officers in 2000;

        -    all of our directors and executive officers as a group; and

        - any person who is known by us to be the beneficial owner of more than five percent of any class of our common stock.

                                                                                             AGGREGATE
        CLASS OF                                                       NUMBER       % OF    VOTING POWER
          STOCK               NAME OF BENEFICIAL OWNER                OF SHARES     CLASS       (%)
        --------              ------------------------               ------------   -----   ------------
        Class A    National Broadcasting Company, Inc.(1).........     63,928,159   53.2%      30.5%
                   Lowell W. Paxson(2)............................     21,038,309   36.9       14.4
                   Mario J. Gabelli(3)............................      5,523,050    9.8        3.8
                   Landmark Communications, Inc.(4)...............      4,007,297    7.1        2.8
                   Jeffrey Sagansky(6)............................      1,960,000    3.4        1.3
                   Henry J. Brandon(5)............................      1,026,559    1.8          *
                   Dean M. Goodman(6).............................        534,136      *          *
                   Anthony L. Morrison(6).........................        374,950      *          *
                   Seth A. Grossman(6)............................        162,175      *          *
                   Bruce L. Burnham(6)............................         55,850      *          *
                   James L. Greenwald(6)..........................         39,500      *          *
                   Thomas E. Severson, Jr.(6).....................         37,500      *          *
                   John E. Oxendine(6)............................         10,000      *          *
                   R. Brandon Burgess.............................              0      *          *
                   Keith G. Turner................................              0      *          *
                   R. Edward Wilson...............................              0      *          *
                   All directors and executive officers as a group
                   (14 persons)(7)................................     25,238,979   41.3
        Class B    Lowell W. Paxson...............................      8,311,639    100%      57.0%
                   All directors and executive officers as a group
                   (1 person).....................................      8,311,639    100%      57.0%

----------

 *  Less than 1%

(1) Consists of 31,896,032 shares of Class A common stock issuable upon conversion of shares of our Series B preferred stock held by NBC Palm Beach Investment I, Inc., and 32,032,127 shares of Class A common stock issuable upon exercise of outstanding warrants held by NBC Palm Beach Investment II, Inc. The holders' rights to acquire shares of Class A common stock upon conversion and exercise of those securities, although currently exercisable, are subject to material conditions, including compliance with the rules of the FCC. This amount does not include shares beneficially owned by Mr. Paxson that NBC Palm Beach Investment II, Inc. has the right to acquire. According to information contained in a Schedule 13D filed with the SEC, dated September 15, 1999, NBC Palm Beach Investment I and NBC Palm Beach Investment II are subsidiaries of NBC, and NBC and its parent entity, General Electric Company, Inc., each disclaims beneficial ownership of these securities.

(2) Includes 666,666 shares which may be acquired within 60 days through the exercise of stock options; does not include 8,311,639 shares of Class B common stock, each share of which is convertible into one share of Class A common stock. Mr. Paxson is the beneficial owner of all reported shares, other than 333,433 shares of Class A common stock, through his control of Second Crystal Diamond, Limited Partnership and Paxson Enterprises, Inc.

(3) According to information contained in an amendment to Schedule 13D filed with the SEC, dated May 22, 2001, various investment funds and other entities controlled by or affiliated with Mario J. Gabelli and Marc J. Gabelli acquired those shares for investment for one or more accounts over which they have shared or sole investment and voting power or for their own account.

(4) According to information contained in an amendment to Schedule 13D filed with the SEC, dated January 25, 2001, Landmark Communications, Inc. acquired those shares under an asset acquisition agreement, dated as of June 13, 1997, in connection with its sale to us of the assets related to the Travel Channel, and holds those shares for investment purposes.

(5) Consists of shares which may be acquired upon the exercise of warrants and conversion of shares of our Series A preferred stock held by an affiliate of William E. Simon & Sons, LLC, a private investment firm with which Mr. Brandon is employed as a Principal; Mr. Brandon disclaims beneficial ownership of all such shares.

(6) Includes shares which may be acquired within 60 days through the exercise of stock options granted under our stock incentive plans as follows: Jeffrey Sagansky -- 960,000; Dean M. Goodman -- 487,661; Anthony L. Morrison -- 344,400; Seth A. Grossman -- 134,000; Bruce L. Burnham -- 43,750; James L. Greenwald -- 39,500; Thomas E. Severson -- 37,500; and John E. Oxendine -- 10,000. Also includes 1,000,000 shares which may be acquired by Mr. Sagansky within 60 days through the exercise of additional stock options.

(7) Includes 2,056,811 shares which may be acquired within 60 days through the exercise of stock options granted under our stock incentive plans, 1,666,666 shares which may be acquired within 60 days through the exercise of additional stock options granted to Mr. Paxson and Mr. Sagansky, and 1,026,559 shares which may be acquired upon the exercise of warrants and conversion of shares of our Series A preferred stock held by an affiliate of William E. Simon & Sons, LLC, a private investment firm with which Mr. Brandon is employed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   NBC Transactions. On September 15, 1999, NBC entered into an agreement with us under which subsidiaries of NBC acquired $415 million liquidation preference of Series B preferred stock, which is convertible into 31,896,032 shares of our Class A common stock, and common stock purchase warrants entitling the holder to purchase 32,032,127 shares of Class A common stock. NBC also entered into an agreement with Mr. Paxson and entities controlled by Mr. Paxson under which NBC was granted the right to purchase all, but not less than all 8,311,639, shares of our Class B common stock beneficially owned by Mr. Paxson, which shares are entitled to ten votes per share on all matters submitted to a vote of our stockholders and are convertible into an equal number of shares of Class A common stock. We have entered into other agreements with NBC under which we pay amounts to NBC for commission compensation and cost reimbursements, as described in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General." During December 1999 and March 2000, our board of directors appointed Messrs. Burgess, Turner and Brook, employees of NBC, to fill vacancies on the board of directors. Mr. Brook resigned as a member of the board of directors on December 12, 2000. In February 2001, the board elected R. Edward Wilson to fill the vacancy on the board left by Mr. Brook's resignation. Apart from their service as employees of NBC, we are not aware of any interest of Messrs. Burgess, Turner and Wilson in our transactions with NBC. For more information regarding our relationship with NBC, see "Business -- NBC Relationship."

   DP Media. DP Media, Inc., CAP Communications, Inc. and RDP Communications, Inc., which we refer to collectively as DP Media, are companies formerly beneficially owned by family members of Mr. Paxson. During the past several years, we have engaged in numerous transactions with DP Media involving television station purchases and sales, time brokerage and affiliation agreements and other matters. In April 1998, DP Media, Inc. entered into a contract to acquire WHPX in Hartford, Connecticut, from Roberts Broadcasting Company for $250,000 plus the assumption of a note payable to us for $15 million, and WHPX became a PAX TV affiliate. In February 1999, DP Media, Inc. assigned its rights to acquire WHPX to CAP Communications, Inc., which completed the acquisition.

   During May 1998, we sold television station WPXE to DP Media, Inc. for $6 million. Upon its acquisition by DP Media, WPXE became a PAX TV affiliate. No significant gain or loss was recorded in connection with this transaction. During December 1997 and January 1998, we sold our interest in television stations WPXS and WZPX, serving the St. Louis, Missouri and Grand Rapids, Michigan markets, respectively, for $4.8 million and $7 million, respectively, to DP Media.

   During August 1998, DP Media entered into an asset purchase agreement to acquire certain assets relating to the business and operations of television station WIPX in Bloomington, Indiana. We joined in the execution of the asset purchase agreement for the purpose of guaranteeing DP Media's performance under this agreement. We advanced $1.75 million to DP Media in connection with this acquisition, which subsequently was repaid.

   In February 1999, DP Media acquired two television stations, which were PAX TV affiliates, indirectly from us for consideration of approximately $30.5 million, including the assumption of notes payable to us. These notes were repaid during August 1999. During 1998 and 1999, Mr. Paxson served as guarantor on approximately $31.4 million in bank loans made to DP Media, which guaranty was secured by a pledge of approximately 6.1 million shares of Class A common stock owned by an affiliate of Mr. Paxson. Mr. Paxson's guaranties were terminated in connection with DP Media's refinancing of its indebtedness during August 1999. During 1999, we had affiliation agreements with DP Media under which we provided the DP Media station affiliates with programming and paid a fixed monthly affiliation fee, and the affiliates retained a portion of the advertising airtime during our network programming. We also served as the network, national and regional sales representative for the DP Media station affiliates and received a commission of 15% for sales revenue generated. During 1999, we recorded $404,000 of commissions revenue under our services agreements with DP Media. We recorded time brokerage and affiliation fees expenses related to stations owned by DP Media of approximately $5.7 million in 1998 and $13.6 million in 1999.

   On November 21, 1999, we agreed to purchase the television station assets of DP Media and related corporations. These assets consisted of eight television stations and a contractual right to acquire a ninth television station, WBPX, and two full power satellite stations serving the Boston, Massachusetts market. We advanced approximately $106 million to DP Media in the transaction, under a secured loan agreement, which was used to repay DP Media's outstanding indebtedness to third party lenders. On March 3, 2000, we agreed with DP Media to convert the asset sale transaction into a purchase by us of all of the capital stock of DP Media. In June 2000, we completed the acquisition of DP Media for aggregate consideration of $113.5 million, including the $106 million previously advanced. DP Media's assets include a 32% equity interest in a limited liability company controlled by the former stockholders of DP Media, which owns television station WWDP in Norwell, Massachusetts. We have the right to require a sale of

WWDP, which is not a PAX TV affiliate, if the station is not sold within a specified period, and the right to receive 45% of the net proceeds from the sale of the station.

   The Christian Network, Inc. We have entered into several agreements with The Christian Network, Inc., or CNI. CNI is a section 501(c)(3) not-for-profit corporation to which Mr. Paxson has been a substantial contributor and of which he was a member of the Board of Stewards through 1993.

   On September 10, 1999, we entered into a master agreement with CNI for overnight programming and use of a portion of our digital capacity in exchange for CNI's providing public interest programming. The master agreement has a term of 50 years and is automatically renewable for successive ten-year periods unless CNI ceases to exist, commences action to liquidate, ceases family values programming or the FCC revokes the licenses of a majority of our stations. Under the master agreement, we broadcast CNI overnight programming on each of our stations seven days a week from 1:00 a.m. to 6:00 a.m. We do not receive or pay cash compensation for carrying this programming. If and when our stations begin digital programming in multiple channels, we are required to make a digital channel available for CNI's use. CNI will have the right to use the digital channel for 24 hour CNI digital programming.

   We entered into an agreement with CNI in May 1994 under which we agreed that, if the tax exempt status of CNI were jeopardized by virtue of its relationship with us, we would take certain actions to ensure that CNI's tax exempt status would no longer be so jeopardized. These steps could include additional payments by us or rescission of one or more transactions. We believe that our agreements with CNI have been on terms as favorable to CNI as it would obtain in arm's-length transactions, and we intend any future agreements with CNI to be as favorable to CNI as CNI would obtain in arm's-length transactions. Accordingly, if our activities with CNI are consistent with the terms governing our relationship, we should not be required to take any actions under this agreement. We cannot be sure, however, that we will not be required to take any actions under this agreement which might have a material cost to us.

   We have contracted with CNI to lease CNI's television production and distribution facility, the Worship Channel Studio, in Clearwater, Florida. We utilize this facility primarily as our network operations center and originate our PAX TV network signal from this location. During 2000, we incurred rental charges of $199,000 in connection with this agreement.

   Blackstar LLC. In January 1998, we purchased substantially all of the assets used in the operation of television station WBSX, Ann Arbor, Michigan, and low power television station W48AV, Detroit, Michigan, including the FCC station licenses, from subsidiaries of Blackstar LLC for $35 million. At the time of the purchase, John Oxendine, who has been one of our directors since March 2000, was Chairman of Blackstar LLC's Board of Managers and its Chief Executive Officer and Secretary, controlled a 66% voting interest in Blackstar and beneficially owned 25% of its equity securities. In connection with the station purchases, Mr. Oxendine executed a five-year noncompetition agreement with us, under which we paid him $335,000.

   In June 1998, we purchased substantially all of the assets used in the operation of television station KBSP, Salem, Oregon, including the FCC station license, from subsidiaries of Blackstar LLC for $30 million. At the time of the purchase, Mr. Oxendine served as Chairman of Blackstar LLC's Board of Managers and its Chief Executive Officer and Secretary, controlled a 66% voting interest in Blackstar and beneficially owned approximately 31% of its equity securities.

   Aircraft Lease. During 1997, we entered into a three-year lease with a company owned by Mr. Paxson for a Boeing 727 aircraft. The lease provided for monthly payments of $63,600. We incurred rental costs under the lease of approximately $759,000 during 2000. The lease expired in December 2000 without being renewed. At the lease expiration, we had leasehold improvements of approximately $222,577 (net of accumulated depreciation).

   Simon Interests. In May 1998, William E. Simon, Jr. was appointed Vice Chairman of our Board of Directors. In connection with this appointment, in June 1998 we issued to an affiliate of Mr. Simon fully vested warrants to purchase 155,500 shares of Class A common stock at an exercise price of $16 per share. In connection with our June 1998 offering of Series A preferred stock and warrants to purchase Class A common stock, we paid an affiliate of Mr. Simon a consulting fee of $500,000 and an underwriting fee of $550,000 for services rendered in connection with the placement of such securities. Also in June 1998, the affiliate of Mr. Simon purchased $10 million aggregate liquidation preference of our Series A preferred stock and warrants to purchase 32,000 shares of Class A common stock at an exercise price of $16 per share. In March 2000, we reduced the exercise price of the 187,500 warrants held by Mr. Simon's affiliate from $16 per share to $12.60 per share. Mr. Simon resigned from our Board of Directors in September 2001 and Mr. Brandon, who is employed as a Principal of William E. Simon & Sons, LLC, a private investment firm and an affiliate of Mr. Simon, was elected a director to serve the unexpired balance of Mr. Simon's term.

   Officer Loans. During December 1996, we approved a program to extend loans to members of our senior management to finance their purchase of shares of Class A common stock in the open market. The loans are full recourse promissory notes bearing interest at 5.75% per annum and are collateralized by a pledge of the shares of Class A common stock purchased with the loan proceeds. During 2000, we did not receive any payments of principal or interest in respect of the loans outstanding under this program. At June 30, 2001, the outstanding balances of principal and accrued interest on such loans to those of our officers included in our five most highly compensated executive officers during the year 2000 were as follows: Mr. Goodman, $623,187; Mr. Morrison, $327,299; and Mr. Grossman, $149,722.

                      DESCRIPTION OF MATERIAL INDEBTEDNESS
                               AND PREFERRED STOCK

   The following is a summary of the terms and conditions of some of our material indebtedness and of the terms of our preferred stock, and is subject to and qualified in its entirety by reference to the terms and conditions of the agreement, indenture or certificate of designation, as applicable, governing the indebtedness or preferred stock the terms and conditions of which are being summarized.

NEW SENIOR CREDIT FACILITY

   In connection with the Refinancing, we entered into an agreement for a new $360.0 million senior secured credit facility with Citicorp USA, Inc. as administrative agent and collateral agent, Union Bank of California, N.A. as syndication agent, Canadian Imperial Bank of Commerce and General Electric Capital Corporation as co-documentation agents, Salomon Smith Barney Inc. as sole book manager and sole lead arranger, and the lenders named in the agreement. The new senior credit facility comprises three facilities:

      (1) a Term A facility in the aggregate principal amount of $50.0 million to be used for capital expenditures, maturing December 31, 2005. Borrowing availability under the Term A facility will be reduced to $15 million on the second anniversary of the closing of the new senior credit facility and no further borrowings under the Term A facility will be permitted after the third anniversary of the closing of the new senior credit facility;

      (2) a Term B facility in the aggregate principal amount of $285.0 million used solely for the purpose of the Refinancing, maturing June 30, 2006; and

      (3) a revolving facility in the aggregate principal amount of up to $25.0 million partly for the Refinancing and to be used partly for capital expenditures and general corporate purposes, maturing June 30, 2006.

   We are required to begin making quarterly principal repayments under the Term A facility on September 30, 2003. The first four installments shall each be 0.25% of the amount outstanding under the Term A facility on each such repayment date, and the next four installments shall each be 0.25%, and the final two installments shall each be 49.5%, of the amount outstanding under the Term A facility on June 30, 2006. We are required to begin making quarterly principal repayments under the Term B facility on September 30, 2001. The first 18 installments shall each be $712,500 and the final two installments shall each be $136,087,500. The revolving facility is required to be permanently repaid at the maturity date of the revolving facility. Before its maturity date, the revolving facility may be repaid and then reborrowed; however, no amount repaid under the Term A facility or the Term B facility may be reborrowed.

   Borrowings under the Term A facility and the revolving facility bear interest at a rate per annum equal to (1) before January 1, 2004, at our option, either the alternate base rate (which is defined as the highest of -1/2% plus the federal funds rate, the prime rate most recently announced by the agent under the new senior credit facility and -1/2% plus the CD rate of the agent under the new senior credit facility) plus 2.00%, or LIBOR plus 3.00%, and (2) on and after January 1, 2004, at our option either:

      -  LIBOR plus

            -  if our leverage ratio is greater than 6 to 1, 3.00%;

            - if our leverage ratio is less than or equal to 6 to 1 and greater than 4.5 to 1, 2.75%; or

            -  if our leverage ratio is less than or equal to 4.5 to 1, 2.50%;
               or

      -  the alternate base rate plus

            -  if our leverage ratio is greater than 6 to 1, 2.00%;

            - if our leverage ratio is less than or equal to 6 to 1 and greater than 4.5 to 1, 1.75%; or

            -  if our leverage ratio is less than or equal to 4.5 to 1, 1.50%.

   Borrowings under the Term B facility bear interest at a rate per annum equal to, at our option, either the alternate base rate plus 2.00% or LIBOR plus 3.00%.

   Our obligations under the new senior credit facility, other than $59.1 million of borrowings under the Term B facility that were used to redeem our 12% preferred stock, are unconditionally guaranteed, jointly and severally, by all of our material subsidiaries. Our obligations and those of our guarantors under the new senior credit facility are secured primarily by a first priority lien on all the assets of our company and those guarantors.

   The new senior credit facility contains various covenants, representations, warranties and indemnities, including covenants restricting our ability and the ability of our subsidiaries to incur additional indebtedness, dispose of assets, pay dividends, repurchase or redeem capital stock and indebtedness (including the notes), create liens, make capital expenditures, make certain investments or acquisitions and enter into transactions with affiliates and otherwise restricting our activities. The new senior credit facility also contains the following financial covenants: (1) minimum net revenue and minimum EBITDA for each of the fiscal quarters ended June 30, 2001 through December 31, 2003, and
(2) maximum ratio of total senior debt to EBITDA, maximum ratio of total debt to EBITDA, minimum permitted interest coverage ratio and minimum permitted fixed charge coverage ratio, each beginning for each of the fiscal quarters ending on or after June 30, 2004.

   The new senior credit facility also contains provisions requiring repayment of the facilities (and permanent commitment reductions) from certain net proceeds of asset sales, insurance, debt and equity issuances and excess cash flow as well as to the extent necessary to ensure that outstanding amounts under the new senior credit facility do not exceed a certain percentage of the value of the broadcasting stations of our company and the subsidiary guarantors.

   Events of defaults under the new senior credit facility include those usual and customary for transactions of this type, including, among other things, failure to pay principal, interest and other amounts payable under the new senior credit facility; material breaches of representations or warranties under the new credit facility; breach of negative or financial covenants under the new credit facility; breach of any other covenant under the new senior credit facility (subject to a 30 day cure period in most cases); failure to pay or default under other material indebtedness; failure generally to pay debts or bankruptcy; material judgments, unenforceability of any guaranty or security in respect of the new senior credit facility or loss of protection or priority of liens thereunder; change of control; material adverse change; loss of any material FCC license or failure to comply with material FCC requirements in respect of an acquisition; and material liabilities arising under breach of environmental law or ERISA (each of the foregoing applying to the company and our subsidiaries). Upon the occurrence and continuance of an event of default under the new senior credit facility, the agent may declare the then outstanding loans due and payable and exercise remedies, including foreclosure upon collateral.

12-1/2% EXCHANGEABLE PREFERRED STOCK

   General. We have designated 440,000 shares as our 12-1/2% Cumulative Exchangeable Preferred Stock of which, as of June 30, 2001, there were 261,063 shares issued and outstanding.

   Dividends. The holders of the 12-1/2% exchangeable preferred stock are entitled to receive dividends out of legally available funds at a rate equal to 12-1/2% per year of the liquidation preference per share, payable semi-annually and accumulating from the original issue date. We may, at our option, pay dividends on any dividend payment date occurring on or before October 31, 2002 either in cash or by the issuance of additional shares of 12-1/2% exchangeable preferred stock having an aggregate liquidation preference equal to the amount of those dividends. To date, we have paid no cash dividends on the 12-1/2% exchangeable preferred stock. During 2000, 1999 and 1998, we paid dividends of approximately $28.1 million, $24.9 million, $22.0 million, respectively, by the issuance of additional shares of 12-1/2% exchangeable preferred stock. Accrued 12-1/2% exchangeable preferred stock dividends since the last dividend payment date aggregated approximately $5.4 million and $4.8 million at June 30, 2001 and 2000, respectively.

   Voting Rights. The 12-1/2% exchangeable preferred stock is non-voting, except as otherwise required by law and except in certain circumstances, including with respect to (1) amending certain rights of the holders of the 12-1/2% exchangeable preferred stock and (2) issuing any class of equity securities that ranks on a parity with or senior to the 12-1/2% exchangeable preferred stock. In addition, if we:

   - after October 31, 2002, fail to pay cash dividends in respect of three or more semi-annual dividend periods in the aggregate;

   - fail to make a mandatory redemption or a change of control offer (as defined); or

   - fail to comply with certain covenants or make certain payments on our indebtedness,

then holders of a majority of the outstanding shares of 12-1/2% exchangeable preferred stock, voting separately as one class, will be entitled to elect the lesser of two directors or that number of directors constituting at least 25% of the board of directors.

   Liquidation Rights. The 12-1/2% exchangeable preferred stock, with respect to dividend rights and rights on our liquidation, winding-up and dissolution, ranks senior to all classes of common stock and all other series of our preferred stock, and junior to all of our outstanding indebtedness.

   Redemption; Priorities. We may redeem all or a portion of the 12-1/2% exchangeable preferred stock, at our option, at any time on or after October 31, 2001 at the redemption prices set forth below (expressed as a percentage of liquidation preference), plus, without duplication, accumulated and unpaid dividends to the date of redemption, if redeemed during the 12 month period commencing October 31 of the year set forth below:

                                       REDEMPTION
            PERIOD                       PRICE
            ------                     ----------
            2001..............          106.250%
            2002..............          104.167%
            2003..............          102.083%
            2004 and thereafter         100.000%

   We are required to redeem all of the 12-1/2% exchangeable preferred stock outstanding on October 31, 2006 at a redemption price equal to 100% of the liquidation preference, plus, without duplication, accumulated and unpaid dividends to the date of redemption. Upon a change of control (as defined in the certificate of designation for the 12-1/2% exchangeable preferred stock), we are required to offer to purchase the 12-1/2% exchangeable preferred stock at a price equal to 101% of the liquidation preference, plus accumulated and unpaid dividends.

   Exchange Provisions. As described below under "12-1/2% Exchange Debentures," the 12-1/2% exchangeable preferred stock is exchangeable into the 12-1/2% exchange debentures, at our option, subject to certain conditions, in whole or in part, on a pro rata basis, on any scheduled dividend payment date; provided that immediately after giving effect to any partial exchange, there must be outstanding shares of 12-1/2% exchangeable preferred stock (whether initially issued or issued in lieu of cash dividends) with an aggregate liquidation preference of not less than $75.0 million and not less than $75.0 million of aggregate principal amount of 12-1/2% exchange debentures. Subject to various conditions, we have agreed to exchange all outstanding 12-1/2% exchangeable preferred stock for 12-1/2% exchange debentures when an exchange is permitted under the terms of our then outstanding indebtedness and preferred stock.

   Restrictive Covenants. The certificate of designation for the 12-1/2% exchangeable preferred stock contains covenants for the benefit of the holders of the 12-1/2% exchangeable preferred stock that, among other things, and subject to certain exceptions, restrict our ability and the ability of our restricted subsidiaries to:

   -  incur additional indebtedness;

   -  pay dividends and make other restricted payments;

   -  issue certain stock of subsidiaries;

   -  enter into transactions with affiliates;

   -  merge or consolidate us or the guarantors; and

   -  transfer and sell assets.

13-1/4% EXCHANGEABLE PREFERRED STOCK

   General. We have designated 72,000 shares as our 13-1/4% Cumulative Junior Exchangeable Preferred Stock of which, as of June 30, 2001, there were 29,145 shares issued and outstanding.

   Dividends. The holders of the 13-1/4% exchangeable preferred stock are entitled to receive dividends at a rate equal to 13-1/4% per year of the liquidation preference per share, payable semi-annually and accumulating from the original issue date. We may, at our option, pay dividends on any dividend payment date either in cash or by the issuance of additional shares of 13-1/4% exchangeable preferred stock having an aggregate liquidation preference equal to the amount of such dividends. If dividends for any period ending after May 15, 2003 are not paid in cash, the dividend rate will increase by 1% per year for that dividend payment period. To date, we have paid no cash dividends on the 13-1/4% exchangeable preferred stock. During 2000, 1999 and 1998, we paid dividends of approximately $32.9 million, $28.9 million and $11.5 million, respectively, by the issuance of additional shares of 13-1/4% exchangeable preferred stock. Accrued 13-1/4% exchangeable preferred stock dividends since the last dividend payment date aggregated approximately $4.8 million and $4.2 million at June 30, 2001 and 2000, respectively.

   Voting Rights. The 13-1/4% exchangeable preferred stock is non-voting, except as otherwise required by law and in certain circumstances, including with respect to:

   - amending certain rights of the holders of the 13-1/4% exchangeable preferred stock; and

   - issuing any class of equity securities that ranks on a parity with or senior to the 13-1/4% exchangeable preferred stock, other than the issuance of additional shares of:

      - 13-1/4% exchangeable preferred stock to pay dividends on the 13-1/4% exchangeable preferred stock in accordance with its terms; or

      - 12-1/2% exchangeable preferred stock to pay dividends on the 12-1/2% exchangeable preferred stock in accordance with its terms.

   In addition, if we fail to (1) make a mandatory redemption or a change of control offer (as defined in the certificate of designation for the 13-1/4% exchangeable preferred stock) or (2) comply with certain covenants or make certain payments on our indebtedness, holders of a majority of the outstanding shares of 13-1/4% exchangeable preferred stock, voting separately as one class, will be entitled to elect the lesser of two directors or that number of directors constituting at least 25% of the board of directors.

   Liquidation Rights. The 13-1/4% exchangeable preferred stock, with respect to dividend rights and rights on our liquidation, winding-up and dissolution, ranks senior to all classes of our common stock and all other series of our preferred stock other than the 12-1/2% exchangeable preferred stock, and junior to all of our outstanding indebtedness and our 12-1/2% exchangeable preferred stock.

   Redemption; Priorities. We may redeem all or a portion of the 13-1/4% exchangeable preferred stock, at our option, at any time on or after May 15, 2003 at the redemption prices set forth below, plus, without duplication, accumulated and unpaid dividends to the date of redemption, if redeemed during the 12 month period commencing May 15 of the year set forth below:

                                  REDEMPTION
            PERIOD                   PRICE
            ------                ----------
            2003..............     106.625%
            2004..............     103.313%
            2005 and thereafter    100.000%

   We are required to redeem all of the 13-1/4% exchangeable preferred stock outstanding on November 15, 2006 at a redemption price equal to 100% of the liquidation preference, plus, without duplication, accumulated and unpaid dividends to the date of redemption. Upon a change of control (as defined in the certificate of designation for the 13-1/4% exchangeable preferred stock), we are required to offer to purchase the 13-1/4% exchangeable preferred stock at a price equal to 101% of the liquidation preference, plus accumulated and unpaid dividends.

   Exchange Provisions. As described below under "13-1/4% Exchange Debentures," the 13-1/4% exchangeable preferred stock is exchangeable into the 13-1/4% exchange debentures, at our option, subject to certain conditions in whole or in part, on a pro rata basis, on any scheduled dividend payment date; provided that immediately after giving effect to any partial exchange, there must be outstanding shares of 13-1/4% exchangeable preferred stock (whether initially issued or issued in lieu of cash dividends) with an aggregate liquidation preference of not less than $75.0 million and not less than $75.0 million of aggregate principal amount of 13-1/4% exchange debentures.

   Restrictive Covenants. The certificate of designation for the 13-1/4% exchangeable preferred stock contains covenants for the benefit of the holders of the 13-1/4% exchangeable preferred stock that, among other things, and subject to certain exceptions, restrict our ability and the ability of our restricted subsidiaries to:

   -  incur additional indebtedness;

   -  pay dividends and make other restricted payments;

   -  issue certain stock of subsidiaries;

   -  enter into transactions with affiliates;

   -  merge or consolidate us or the guarantors; and

   -  transfer and sell assets.

SERIES A PREFERRED STOCK

   General. We have designated 17,500 shares as our 9 3/4% Series A convertible preferred stock, of which, as of June 30, 2001, there were 10,069 shares issued and outstanding.

   Dividends. The holders of the Series A preferred stock are entitled to receive dividends at a rate equal to 9 3/4% per year of the liquidation preference per share, payable quarterly and accumulating from the original issue date. We may, at our option, pay dividends on any dividend payment date either in cash or by the issuance of additional shares of Series A preferred stock having an aggregate liquidation preference equal to the amount of such dividends or shares of Class A common stock having a market value equal to the amount of such dividends; provided that if we elect to pay dividends in shares of Class A common stock and those shares are not freely tradeable without volume or manner of sale limitations by any holder of Series A preferred stock which is not one of our affiliates, the dividend rate per year for such payment will be increased to 12 1/4%.

   Voting Rights. Holders of the Series A preferred stock have voting rights (voting as a class with the Class A common stock) on all matters equivalent to one vote for each share of Class A common stock into which their Series A preferred stock is convertible. In addition, if we fail to (1) make a mandatory redemption or a change of control offer (as defined in the certificate of designation for the Series A preferred stock) or (2) comply with certain covenants or make certain payments on our indebtedness, holders of a majority of the outstanding shares of Series A preferred stock, voting separately as one class, will be entitled to elect the lesser of two directors or that number of directors constituting at least 25% of the board of directors.

   Liquidation Rights. The Series A preferred stock, with respect to dividend rights and rights on our liquidation, winding-up and dissolution, ranks senior to all classes of common stock and to our Series B preferred stock and junior to all other series of our preferred stock.

   Redemption. We may redeem all or a portion of the Series A preferred stock, at our option, at any time on or after June 30, 2003 at the redemption prices set forth below, plus, without duplication, accumulated and unpaid dividends to the date of redemption, if redeemed during the 12 month period commencing June 30 of the year set forth below:

                                REDEMPTION
                PERIOD             PRICE
          -------------------   ----------
          2003..............     104.000%
          2004..............     102.000%
          2005 and thereafter    100.000%

   We are required to redeem all of the Series A preferred stock outstanding on December 31, 2006 at a redemption price equal to 100% of its liquidation preference, plus, without duplication, accumulated and unpaid dividends to the date of redemption.

   Conversion Rights. The Series A preferred stock is convertible at any time at the option of its holder into a number of shares of Class A common stock equal to the aggregate liquidation preference of the shares of Series A preferred stock surrendered for conversion divided by the conversion price. The conversion price is an initial conversion rate of 625 shares of Class A common stock for each share of Series A preferred stock (equivalent to a conversion price of $16.00 per share of Class A common stock), and is subject to adjustment in certain events.

   Restrictive Covenants. The certificate of designation for the Series A preferred stock contains covenants for the benefit of the holders of the Series A preferred stock that, among other things, and subject to certain exceptions, restrict our ability and the ability of our restricted subsidiaries to:

   -  pay dividends and make other restricted payments;

   -  enter into transactions with affiliates;

   -  merge or consolidate us or the guarantors; and

   -  transfer and sell assets.

SERIES B PREFERRED STOCK

   General. We have designated 41,500 shares as our Series B preferred stock, all of which are issued and outstanding.

   Dividends. The holders of the Series B preferred stock are entitled to receive dividends at a rate equal to 8% per year of its liquidation preference per share, subject to adjustment under the terms of the Series B certificate of designation, payable quarterly and accumulating from its original issue date. Series B preferred stock dividends in arrears aggregated approximately $59.5 million and $26.3 million at June 30, 2001 and 2000, respectively.

   Voting Rights. The Series B preferred stock is non-voting, except as otherwise required by law and except in certain circumstances, including with respect to:

   -  amending certain rights of the holders of the Series B preferred stock;
      and

   - issuing any class of equity securities that ranks on a parity with or senior to the Series B preferred stock, other than the issuance of:

      - a new class of senior securities at any time after the trading price of our Class A common stock first exceeds 120% of the conversion price (as then in effect) for 20 consecutive trading days;

      - additional shares of existing preferred stock, parity securities or senior securities, which senior securities rank equally with the existing preferred stock, and which senior securities or parity securities require cash dividends at a time and in an amount not in excess of one percentage point greater than the dividend rate borne by any series of the existing preferred stock (as existing on the issue date of the Series B preferred stock) and which do not prevent either the payment of cash dividends on the Series B preferred stock, or the exchange of the Series B preferred stock for the 8% exchange debentures, in an amount sufficient to acquire any series of the existing preferred stock, in accordance with its terms on the original issue date of the Series B preferred stock (including any premium required to be paid), plus the amount of reasonable expenses incurred by us in acquiring such series of existing preferred stock and issuing such additional existing preferred stock, parity securities or senior securities (as the case may be); with such shares being issued no sooner than the date we repurchase, redeem or otherwise retire such series of the existing preferred stock; and

      - additional shares of existing preferred stock as dividends on the existing preferred stock in accordance with the certificates of designation of the existing preferred stock, as in existence on the original issue date of the Series B preferred stock.

   In addition, if we fail to (1) make a mandatory redemption or conversion or a change of control offer or (2) comply with certain covenants or make certain payments on our indebtedness, holders of a majority of the outstanding shares of Series B preferred stock, voting separately as one class, will be entitled to elect the lesser of two directors or that number of directors constituting at least 25% of the board of directors.

   Liquidation Rights. The Series B preferred stock, with respect to dividend rights and rights on our liquidation, winding-up and dissolution, ranks senior to all classes of common stock and junior to all of our outstanding indebtedness and all other series of our preferred stock.

   Redemption. We may redeem all or a portion of the Series B preferred stock, at our option, at any time on or after the date that is five years after its original issue date, at the redemption price set forth in the Series B certificate of designation. The Series B preferred stock is also redeemable, at the option of its holder, for a period of 60 days beginning on September 16, 2002, and on each September 16 after 2002, or in case of events of default under the transaction agreements with NBC, which is the holder of the Series B preferred stock, subject in each case to conditions which include compliance by us with the covenants contained in the terms of our outstanding indebtedness and preferred stock. NBC has the right to require us to redeem the Series B preferred stock if the FCC renders a final decision that NBC's investment in us and the acquisition of the other rights provided for in the transaction agreements with NBC is "attributable" to NBC (as that term is defined under applicable rules of the FCC). In the event of a change of control, we are required to make an offer to purchase all then outstanding shares of Series B preferred stock at a purchase price of 101% of the liquidation preference plus, without duplication, an amount in cash equal to all of its accumulated and unpaid dividends.

   Conversion Rights. Shares of the Series B preferred stock will be convertible at the option of the holder into (1) a number of shares of Class A common stock or (2) in the case of NBC only, if NBC determines in its sole discretion that it is prevented under applicable laws and regulations of the FCC from holding shares of Class A common stock issuable upon conversion of its shares of Series B preferred stock, into a number of shares of non-voting common stock (which upon disposition by NBC will automatically be converted into shares of Class A common stock), equal to the original issue price of the shares of Series B preferred stock surrendered for conversion, plus, without duplication, an amount in cash equal to accumulated and unpaid dividends, divided by the conversion price then in effect. The conversion price of the Series B preferred stock was initially $13.01 per share, and increases at a rate equal to the dividend rate on the Series B preferred stock. We are required to cause the shares of Class A common stock issuable upon conversion of the Series B preferred stock (or in the case of NBC's election to convert into non-voting common stock, upon conversion of such non-voting common stock) to be approved for listing on the American Stock Exchange (or other principal securities exchange on which the Class A common stock may at the time be listed for trading), subject to official notification of issuance, before the date of issuance.

   Exchange Provisions. The shares of Series B preferred stock are exchangeable, at the option of the holders, into convertible debentures ranking on a parity with our other subordinated indebtedness subject, with respect to any exchange before January 1, 2007, to the exchange being permitted under the terms of our debt and preferred stock instruments.

   Restrictive Covenants. The certificate of designation for the Series B preferred stock contains covenants for the benefit of the holder of the Series B preferred stock that, among other things, and subject to certain exceptions, restrict our ability and the ability of our restricted subsidiaries to:

   -  incur additional indebtedness;

   -  pay dividends and make other restricted payments;

   -  issue certain stock of subsidiaries;

   -  enter into transactions with affiliates;

   -  merge or consolidate us or the guarantors; and

   -  transfer and sell assets.

   Our rights and obligations in respect of the Series B preferred stock are also subject to the terms of our agreements with NBC. See "Business -- NBC Relationship."

12-1/2% EXCHANGE DEBENTURES

   Our 12-1/2% exchange debentures due 2006 are issuable upon exchange of our 12-1/2% exchangeable preferred stock. Currently, no 12-1/2% exchange debentures are outstanding. At our option, the 12-1/2% exchangeable preferred stock is exchangeable into the 12-1/2% exchange debentures, in whole or in part, provided that immediately after giving effect to any partial exchange, there must be outstanding shares of 12-1/2% exchangeable preferred stock with an aggregate liquidation preference of not less than $75.0 million and not less than $75.0 million of aggregate principal amount of 12-1/2% exchange debentures.

   The 12-1/2% exchange debentures are limited in aggregate principal amount to the aggregate liquidation preference of the 12-1/2% exchangeable preferred stock. If issued, the 12-1/2% exchange debentures will be our general unsecured obligations, subordinated in right of payment to our senior indebtedness, will rank equally with the notes, our 13-1/4% exchange debentures and the 8% exchange debentures, and will be senior in right of payment to all of our common and preferred stock.

   If issued, the 12-1/2% exchange debentures will be fully and unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by all of our direct and indirect subsidiaries. The 12-1/2% exchange debentures are subordinated to all senior indebtedness of the respective guarantors.

   If issued, the 12-1/2% exchange debentures will mature on October 31, 2006, and bear interest at a rate of 12-1/2% per year from the date of original issuance until maturity. Interest will be payable semi-annually in arrears on April 30 and October 31.

   If issued, we will be entitled, on or after October 31, 2001, to redeem all or a portion of the 12-1/2% exchange debentures, at our option, at any time at the redemption prices set forth below, expressed in percentages of principal amount on the redemption date, if redeemed during the 12-month period commencing on October 15 of the year set forth below:

                                  REDEMPTION
                  PERIOD             PRICE
            ------------------    ----------
            2001..............     106.250%
            2002..............     104.167%
            2003..............     102.083%
            2004 and thereafter    100.000%

in each case together with accrued and unpaid interest to the redemption date. In the event of a change of control (as defined in the 12-1/2% exchange indenture), we will be required to make an offer to purchase all outstanding 12-1/2% exchange debentures at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of repurchase.

   The 12-1/2% exchange indenture contains covenants for the benefit of the holders of the 12-1/2% exchange debentures that restrict our ability and the ability of our restricted subsidiaries (as defined in the 12-1/2% exchange indenture) to:

   -  incur additional indebtedness;

   -  pay dividends and make certain other restricted payments;

   -  issue certain stock of subsidiaries;

   -  enter into transactions with affiliates;

   -  merge or consolidate our company or the guarantors; and

   -  transfer and sell assets.

13-1/4% EXCHANGE DEBENTURES

   Our 13-1/4% exchange debentures due 2006 are issuable upon exchange of our 13-1/4% exchangeable preferred stock. Currently, no 13-1/4% exchange debentures are outstanding. At our option, the 13-1/4% exchangeable preferred stock is exchangeable into the 13-1/4% exchange debentures, in whole or in part; provided that immediately after giving effect to a partial exchange, there must be outstanding shares of 13-1/4% exchangeable preferred stock with an aggregate liquidation preference of not less than $75.0 million and not less than $75.0 million of aggregate principal amount of 13-1/4% exchange debentures.

   The 13-1/4% exchange debentures are limited in aggregate principal amount to the aggregate liquidation preference of the 13-1/4% exchangeable preferred stock. If issued, the 13-1/4% exchange debentures will be our general unsecured obligations, subordinated in right of payment to our senior indebtedness, will rank equally with the notes, the 12-1/2% exchange debentures and the 8% exchange debentures, and will be senior in right of payment to all of our common and preferred stock.

   If issued, the 13-1/4% exchange debentures will be fully and unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by all of our direct and indirect subsidiaries. The 13-1/4% exchange debentures are subordinated to all senior indebtedness of the respective guarantors.

   If issued, the 13-1/4% exchange debentures will mature on November 15, 2006, and bear interest at a rate of 13-1/4% per annum from the date of original issuance until maturity. Interest will be payable semi-annually in arrears on May 15 and November 15.

   If issued, we will be entitled, on or after May 15, 2003, to redeem, at our option, all or a portion of the 13-1/4% exchange debentures at any time at the redemption prices set forth below, expressed in percentages of principal amount on the redemption date, if redeemed during the 12-month period commencing on May 15 of the year set forth below:

                                            REDEMPTION
                      PERIOD                   PRICE
                      ------                ----------
                      2003..............     106.625%
                      2004..............     103.313%
                      2005 and thereafter    100.000%

in each case together with accrued and unpaid interest to the redemption date. In the event of a change of control (as defined in the 13-1/4% exchange indenture), we will be required to make an offer to purchase all outstanding 13-1/4% exchange debentures at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase.

   The 13-1/4% exchange indenture contains covenants for the benefit of the holders of the 13-1/4% exchange debentures that restrict our ability and the ability of our restricted subsidiaries (as defined in the junior exchange indenture) to:

   -  incur additional indebtedness;

   -  pay dividends and make other restricted payments;

   -  issue certain stock of subsidiaries;

   -  enter into transactions with affiliates;

   -  merge or consolidate our company or the guarantors; and

   -  transfer and sell assets.

8% EXCHANGE DEBENTURES

   Our 8% exchange debentures due 2009 are issuable upon exchange of our Series B preferred stock. Currently, no 8% exchange debentures are outstanding. At the option of the holder of the Series B preferred stock, the Series B preferred stock is exchangeable in whole or in part into the 8% exchange debentures, subject to certain conditions, including that, with respect to any exchange before January 1, 2007, the exchange be permitted under the terms of our existing debt instruments (including the indenture governing the notes); provided that any partial exchange must be with respect to outstanding shares of Series B preferred stock with an aggregate liquidation preference of not less than $50.0 million.

   If issued, the 8% exchange debentures will be our general unsecured obligations, subordinated in right of payment to our senior indebtedness (as defined in the related indenture), will rank equally with the notes, the 12-1/2% exchange debentures and the 13-1/4% exchange debentures, and will be senior in right of payment to all of our common and preferred stock.

   If issued, the 8% exchange debentures will be fully and unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by all of our direct and indirect subsidiaries. The 8% exchange debentures are subordinated to all senior indebtedness of the respective guarantors.

   If issued, the 8% exchange debentures will mature on December 31, 2009, and bear interest at a rate of 8% per annum from the date of original issuance until maturity, provided that if the 8% exchange debentures are issued before September 15, 2004, then the dividend rate will be adjusted on September 15, 2004, to equal the dividend rate at which the 8% exchange debentures would trade at par, as determined by a nationally recognized investment banking firm. Interest will be payable semi-annually in arrears on June 30 and December 31. We may, at our option, pay interest on any interest payment date either in cash or by the issuance of additional 8% exchange debentures in an aggregate principal amount equal to the amount of interest due.

   We will be entitled, at any time on or after September 10, 2004, to redeem all or a portion of any 8% exchange debentures that are issued at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest. In the event of a change of control (as defined in the related indenture), we will be required to make an offer to purchase all outstanding 8% exchange debentures at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of repurchase.

   The indenture for the 8% exchange debentures contains covenants for the benefit of the holders of the 8% exchange debentures that restrict our ability and the ability of our restricted subsidiaries (as defined in the related indenture) to:

   -  incur additional indebtedness;

   -  pay dividends and make other restricted payments;

   -  issue certain stock of subsidiaries;

   -  enter into transactions with affiliates;

   -  merge or consolidate our company or the guarantors; and

   -  transfer and sell assets.

   The 8% exchange debentures will be convertible into our common stock to the same extent, in the same manner and subject to the same restrictions, as the Series B preferred stock.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         The original notes were sold by us on July 12, 2001 to the initial purchasers, who resold them to certain qualified institutional buyers in a private offering. In connection with the private offering, we entered into the registration rights agreement, which requires that within 60 days following the issuance of the original notes, we file with the SEC a registration statement under the Securities Act with respect to an issue of new notes of our company identical in all material respects to the original notes, that we use our best efforts to cause such registration statement to become effective under the Securities Act within 120 days following the issuance of the original notes, and that upon the effectiveness of that registration statement, we offer to the holders of the original notes the opportunity to exchange their original notes for a like principal amount of new notes, which will be issued without a restrictive legend. The purpose of the exchange offer is to fulfill our obligations under the registration rights agreement. The original notes were initially represented by three global notes in registered form, registered in the name of Cede & Co., a nominatee of The Depository Trust Company, New York, New York ("DTC"), as depositary.

         We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan Stanley & Co. Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993). We have not, however, sought our own no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances. Based upon these interpretations by the staff of the SEC, we believe that the new notes issued under the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by a holder thereof other than (i) a broker-dealer who purchased such original notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is our "affiliate" (as defined in Rule 405 of the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in the distribution of such new notes. Holders of original notes accepting the exchange offer will represent to us in the Letter of Transmittal that such conditions have been met. Any holder who participates in the exchange offer for the purpose of participating in a distribution of the new notes may not rely on the position of the staff of the SEC as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. This prospectus may not be used by such holders for any secondary resale. A secondary resale transaction in the United States by a holder who is using the exchange offer to participate in the distribution of new notes must be covered by a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act.

         Each broker-dealer that receives new notes for its own account under the exchange offer must acknowledge that it acquired the original notes as a result of market-making activities or other trading activities and will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Letter of Transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that we will make this prospectus available to broker-dealers for use in connection with any such resale. See "Plan of Distribution."

         Except as aforesaid, this prospectus may not be used for an offer to resell, resale or other retransfer of new notes.

         The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of original notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         As described above, the original notes were sold to the initial purchasers and resold by the initial purchasers to certain qualified institutional buyers on July 12, 2001, and there is currently a limited trading market for them. To the extent original notes are tendered and accepted in the exchange offer, the aggregate outstanding principal amount of original notes will decrease. Following the consummation of the exchange offer, holders of original notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the original notes could be adversely affected. See "Risk Factors - If you do not exchange your original notes, your original notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your original notes."

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal (which together constitute the "exchange offer"), we will accept any and all original notes validly tendered, and not theretofore withdrawn, before 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of original notes accepted in the exchange offer. Holders may tender some or all of their original notes pursuant to the exchange offer. The exchange offer is not conditioned upon any minimum number of original notes being tendered for exchange.

         The form and terms of the new notes are identical in all material respects to the form and terms of the original notes except that the new notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof.

         We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

         For purposes of the exchange offer, we shall be deemed to have accepted for exchange and exchanged original notes validly tendered for exchange when, as and if we give oral or written notice to the exchange agent of acceptance of the tenders of such original notes for exchange. Exchange of original notes accepted for exchange pursuant to the exchange offer will be made by deposit of tendered original notes with the exchange agent, which will act as agent for the tendering holders for the purpose of receiving new notes from us and transmitting such new notes to tendering holders. In all cases, any exchange of new notes for original notes accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of such original notes (or of a confirmation of a book-entry transfer of such original notes in the exchange agent's account at the Book-Entry Transfer Facility (as defined in "Procedures for Tendering" below)), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents. For a description of the procedures for tendering original notes pursuant to the exchange offer, see "Procedures for Tendering."

         If any tendered original notes are not accepted for exchange because of an invalid tender, or because of the occurrence of certain other events set forth herein or otherwise, any such unaccepted original notes will be returned without expense to the tendering holders thereof (or in the case of original notes tendered by book-entry transfer, such original notes will be credited to the account of that holder maintained at the Book-Entry Transfer Facility), as promptly as practicable after the expiration or termination of the exchange offer.

         No alternative, conditional or contingent tenders will be accepted. All tendering holders, by execution of a Letter of Transmittal (or facsimile thereof), waive any right to receive notice of acceptance of their original notes for exchange.

         Holders who tender original notes in the exchange offer will not be required to pay brokerage commission or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of original notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "Fees and Expenses."

         This prospectus, together with the Letter of Transmittal, is being sent to registered holders of original notes as of ___________, 2001.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

         The expiration date will be 5:00 p.m. New York City time on ___________, 2001, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

         In order to extend the exchange offer, we will notify the exchange agent of any extension by oral (promptly confirmed in writing) or written notice and will make a public announcement thereof, each before 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

         We reserve the right, at any time and from time to time, in our sole discretion (subject to our obligations under the registration rights agreement)
(i) to delay accepting any original notes or to delay the issuance and exchange of new notes for original notes, (ii) to extend the exchange offer or, if any of the conditions set forth below under "Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer by giving oral or written notice of such delay, extension or termination to the exchange agent, or (iii) to amend the terms of the exchange offer in any manner.

         If we extend the period of time during which the exchange offer is open, or if we are delayed in accepting for exchange, or in issuing and exchanging the new notes for, any original notes, or are unable to accept for exchange, or issue new notes for, any original notes pursuant to the exchange offer for any reason, then, without prejudice to our rights under the exchange offer, the exchange agent may, on our behalf, retain all original notes tendered, and such original notes may not be withdrawn except as otherwise provided below in "Withdrawal of Tenders." The exercise by us of the right to delay acceptance for exchange of, or the issuance and the exchange of the new notes for, any original notes is subject to applicable law, including Rule 14e-1(c) under the Exchange Act, which requires that we pay the consideration offered or return the original notes deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the exchange offer.

         Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period. The term "business day" shall mean any day other than Saturday, Sunday or a federal holiday and shall consist of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

         Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of the exchange offer, we shall have no obligation to make public, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service. Any such announcement of an extension of the exchange offer shall be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

PROCEDURES FOR TENDERING

         Only a holder of original notes may tender such original notes in the exchange offer. To tender in the exchange offer, the holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with any other required documents, to the exchange agent so that delivery is received before 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the exchange agent at the address set forth below under "Exchange Agent" before 5:00 p.m., New York City time, on the expiration date. In addition, either (i) the tendered original notes must be received by the exchange agent along with the Letter of Transmittal, or such original notes must be tendered pursuant to the procedures for book-entry transfer described below and a confirmation of receipt of such tendered original notes must be received by the exchange agent before 5:00 p.m., New York City time, on the expiration date, or (ii) the tendering holder must comply with the guaranteed delivery procedures described below.

         NO LETTERS OF TRANSMITTAL, CERTIFICATES REPRESENTING ORIGINAL NOTES OR ANY OTHER REQUIRED DOCUMENTATION SHOULD BE SENT TO US. SUCH DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT.

         The tender by a holder of original notes made pursuant to any method of delivery set forth in the Letter of Transmittal will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the exchange offer.

         The method of delivery of original notes and the Letter of Transmittal and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transaction for such holders or for assistance concerning the exchange offer.

         Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, before completing and executing the Letter of Transmittal and delivering such owner's original notes, either make appropriate arrangements to register ownership of the original notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         If the Letter of Transmittal is signed by a person other than the registered holder of any original notes (which term includes any participants in DTC whose name appears on a security position listing as the owner of the original notes) or if delivery of the original notes is to be made to a person other than the registered holder, such original notes must be endorsed or accompanied by a properly completed bond power, in either case signed by such registered holder as such registered holder's name appears on such original notes with the signature on the original notes or the bond power guaranteed by an Eligible Institution (as defined herein).

         If the Letter of Transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, must submit with the Letter of Transmittal evidence satisfactory to us of their authority to so act.

         Signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution unless the original notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal, (ii) for the account of an Eligible Institution, or (iii) for the account of DTC. See Instruction 4 in the Letter of Transmittal. If signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (any of which is referred to in this prospectus as an "Eligible Institution").

         The exchange agent will establish an account with respect to the original notes at DTC (the "Book-Entry Transfer Facility") for the purpose of the exchange offer promptly after the date of this prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make delivery of the original notes by causing the Book-Entry Transfer Facility to transfer such original notes into the exchange agent's notes account in accordance with the Book-Entry Transfer Facility's procedure for such transfer. ALTHOUGH DELIVERY OF ORIGINAL NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER IN THE EXCHANGE AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, THE LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF) WITH ALL REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS MUST, IN ANY CASE, BE TRANSMITTED TO AND RECEIVED AND CONFIRMED BY THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH BELOW BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, EXCEPT AS OTHERWISE PROVIDED BELOW UNDER THE CAPTION "GUARANTEED DELIVERY PROCEDURES." DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         All questions as to the validity, form (including time of receipt), acceptance and withdrawal of tendered original notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all original notes determined by us not to be validly tendered or any original notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived by us in our sole discretion, any defects or irregularities in connection with tenders of original notes will render such tenders invalid unless such defects or irregularities are cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes, neither we, the exchange agent nor any other person shall incur any liability for failure to give such notification. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived, as provided for herein, will be returned by the exchange agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the expiration date.

         In addition, we reserve the right in our sole discretion to purchase or make offers for any original notes that remain outstanding after the expiration date, or, as set forth herein, to terminate the exchange offer and, to the extent permitted by applicable law, purchase original notes in the open market, privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

GUARANTEED DELIVERY PROCEDURES

         Holders who wish to tender their original notes and (i) whose original notes are not immediately available, or (ii) who cannot deliver their original notes (or complete the procedures for book-entry transfer), the Letter of Transmittal or any other required documents to the exchange agent before the expiration date, may nevertheless effect a tender of original notes if all of the following conditions are met:

         (a) the tender is made by or through an Eligible Institution;

         (b) before the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail, hand delivery or overnight courier) setting forth the name and address of the holder, any certificate number(s) of such original notes and the principal amount of original notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the expiration date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the original notes (or a confirmation of a book-entry transfer of such original notes in the exchange agent's account at the Book-Entry Transfer Facility) and any other documents required by the Letter of Transmittal will be deposited into the exchange agent's account at the Book-Entry Transfer Facility and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the exchange agent; and

         (c) such properly completed and executed Letter of Transmittal (or facsimile thereof) as well as the certificate(s) representing all tendered original notes in proper form for transfer (or a confirmation of book-entry transfer of such original notes into the Exchange Agent's account at the Book-Entry Transfer Facility) and all other documents required by the Letter of Transmittal are received by the exchange agent within five New York Stock Exchange trading days after the Expiration Date.

         A Notice of Guaranteed Delivery is being sent to holders along with this prospectus and the Letter of Transmittal.

WITHDRAWAL OF TENDERS

         Except as otherwise provided in this prospectus, tenders of original notes may be withdrawn at any time before 5:00 p.m. New York City time, on the expiration date, as such term is defined above under the caption "Expiration Date; Extensions; Amendments; Termination." If we extend the period of time during which the exchange offer is open, or if we are delayed in accepting for exchange, or in issuing and exchanging the new notes for, any original notes or are unable to accept for exchange, or issue and exchange the new notes for, any original notes pursuant to the exchange offer for any reason, then without prejudice to our rights under the exchange offer, the exchange agent may, on our behalf, retain all original notes tendered, and such original notes may not be withdrawn except as otherwise provided herein, subject to Rule 14e-1(c) under the Exchange Act, which provides that the person making an issuer tender offer shall either pay the consideration offered or return tendered securities, promptly after the termination or withdrawal of the offer.

         To withdraw a tender of original notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its offices as set forth herein before 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must (i) specify the name of the person having deposited the original notes to be withdrawn (the "Depositor"), (ii) specify the serial numbers on the particular certificates evidencing the original notes to be withdrawn and the name of the registered holder thereof (if certificates have been delivered or otherwise identified to the exchange agent) or the name and number of the account at DTC to be credited with withdrawal of the original notes (if the original notes have been tendered under the procedures for book-entry transfer), (iii) be signed by the holders in the same manner as the original signature on the Letter of Transmittal by which original notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the registrar (the "Registrar") with respect to the original notes register the transfer of such original notes into the name of the person withdrawing the tender and (iv) specify the name in which any such original notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, which determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly retendered for purposes of the exchange offer and no new notes will be issued with respect thereto unless the original notes so withdrawn are validly retendered. Properly withdrawn original notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time before the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other term of the exchange offer and without prejudice to our other rights under the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any original notes, and may amend or terminate the exchange offer as provided herein before the acceptance of such original notes, if, among other things:

         (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer, which might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

         (b) any change, or any development involving a prospective change, in our business or financial affairs or those of any of our subsidiaries has occurred, which might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

         (c) any law, statute, rule or regulation is proposed, adopted or enacted, which might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

         (d) the new notes to be received by holders of original notes in the exchange offer, upon receipt, will not be transferable by such holders (other than our "affiliates") without restriction under the Securities Act and Exchange Act and without material restriction under the blue sky laws of substantially all of the states of the United States (subject, in the case of Restricted Holders, to any requirements that such persons comply with the prospectus delivery requirements applicable to Restricted Holders).

         If we determine in our reasonable judgment that any of the conditions are not satisfied, we may, subject to our obligations under the registration rights agreement to consummate the exchange offer, (i) terminate the exchange offer and return all tendered original notes to tendering holders, (ii) extend the exchange offer and, subject to withdrawal rights as set forth in "Withdrawal of Tenders" above, retain all such original notes until the expiration of the exchange offer as so extended, (iii) waive such condition and, subject to any requirement to extend the period of time during which the exchange offer is open, exchange all original notes validly tendered for exchange by the expiration date and not withdrawn, or (iv) delay acceptance or exchange of, or delay the issuance and exchange of new notes for, any original notes until satisfaction or waiver of such conditions to the exchange offer even though the exchange offer has expired. Our right to delay acceptance for exchange of, or delay the issuance and exchange of new notes for, original notes tendered for exchange pursuant to the exchange offer is subject to provisions of applicable law, including, to the extent applicable, Rule 14e-1(c) promulgated under the Exchange Act, which requires that we pay the consideration offered or return the original notes deposited by or on behalf of holders of original notes promptly after the termination or withdrawal of the exchange offer. For a description of our right to extend the period of time during which the exchange offer is open and to amend, delay or terminate the exchange offer, see "Expiration Date; Extensions; Amendments; Termination" above. If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

         The Bank of New York has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

    By Registered or Certified Mail:

        The Bank of New York
        101 Barclay Street
        New York, New York 10286

        Attn:  Reorganization Section, Floor 7E

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
    By Overnight Courier or By Hand:

        The Bank of New York
        101 Barclay Street
        Corporation Trust Services Window
        Ground Floor
        New York, New York 10236

        Attn:  Reorganization Section

    By Facsimile:

        (212) 571-3083

    Confirm by Telephone:

        (212) 815-6333

FEES AND EXPENSES

         The expense of soliciting tenders will be borne by us. The principal solicitation is being made by mail; additional solicitation, however, may be made by telegraph, telephone or in person by officers and regular employees of us and our affiliates.

         We have not retained any dealer-manager or other soliciting agent in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

         The cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be approximately $250,000. Such expenses include fees and expenses of the exchange agent, Trustee, Paying Agent and Registrar, accounting and legal fees and printing costs, among others.

         We will pay all transfer taxes, if any, applicable to the exchange of original notes pursuant to the exchange offer. If, however, certificates representing new notes, or original notes not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holders of the original notes tendered, or if tendered original notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of original notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

         The new notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the exchange offer will be amortized over the term of the new notes.

                              DESCRIPTION OF NOTES

         You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the words "our company", "we", "us" and "our" refer only to Paxson Communications Corporation and not to any of its subsidiaries.

         We issued the original notes under, and the new notes will be issued under, an indenture dated as of July 12, 2001 (the "Indenture"), among us, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee").

         We urge you to read the Indenture because it, and not this description, defines your rights as a holder of these notes. A copy of the Indenture is available upon request to us at the address indicated under "Where You Can Find Additional Information." We will issue notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

PRINCIPAL, MATURITY AND INTEREST

         The notes will mature on July 15, 2008. We can issue a maximum of $200.0 million aggregate principal amount of notes.

         The notes will bear interest at a rate of 10 3/4% per annum from the Issue Date until maturity. Interest will be payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2002. We will pay interest to those persons who were holders of record on the January 1 or July 1 immediately preceding each interest payment date.

         The notes will bear interest from the Issue Date or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

RANKING

         The notes will be:

         -        our senior subordinated, unsecured obligations;

         - guaranteed on a senior subordinated, unsecured basis by the Subsidiary Guarantors;

         - subordinate in right of payment to all existing and future Senior Debt of our company and the Subsidiary Guarantors;

         - equal in ranking ("pari passu") in right of payment with all existing and future Senior Subordinated Debt of our company and the Subsidiary Guarantors; and

         - senior to all existing and future Subordinated Obligations of our company and the Subsidiary Guarantors.

         In addition, the notes will be senior to all of our Preferred Stock; however, we have the option to exchange outstanding shares of our 13-1/4% Cumulative Junior Exchangeable Preferred Stock and 12-1/2% Cumulative Exchangeable Preferred Stock, and the holder has the right to require us to exchange outstanding shares of our 8% Cumulative Exchangeable Preferred Stock, in each case, into the applicable series of Exchange Debentures, which will rank pari passu with the notes; provided, however, that the 8% Cumulative Exchangeable Preferred Stock, 13-1/4% Cumulative Junior Exchangeable Preferred Stock and 12-1/2% Cumulative Exchangeable Preferred Stock may only be exchanged for Exchange Debentures if, at the time of any such exchange, we are permitted to incur the Debt represented by the Exchange Debentures under the covenant described under " -- Limitation on Debt."

         The payment of principal of, premium, if any, interest on, and Special Interest, if any, on the notes, and payment under any Subsidiary Guarantee, will be subordinated in right of payment to the prior payment in full in cash, cash equivalents or, as acceptable to the holders of Senior Debt, in any other manner, of all Senior Debt of our company or the relevant Subsidiary Guarantor, as the case may be. As a result of this subordination, holders of Senior Debt will be entitled, in any of the following situations, to receive payment in full of all amounts owed to them in respect of Senior Debt before any kind of payment in respect of the notes can be made to holders of the notes:

         - liquidation, dissolution or other winding up of our company or the relevant Subsidiary Guarantor;

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
         - bankruptcy, reorganization, receivership or similar proceedings of or with respect to our company or the relevant Subsidiary Guarantor;

         - assignments for the benefit of our or the relevant Subsidiary Guarantor's creditors; or

         - any marshaling of our or the relevant Subsidiary Guarantor's assets and liabilities.

         As of June 30, 2001, after giving effect to the Refinancing, the total outstanding Senior Debt and Senior Subordinated Debt of our company and the Subsidiary Guarantors, excluding unused commitments made by lenders, would have been as follows:

         $287.6 million      Approximate Senior Debt of our company
         $227.9 million      Approximate Senior Debt of the Subsidiary
                             Guarantors
                             (consisting entirely of guarantees of a
                             portion of our
                             Borrowings under our new senior credit
                             facility)
         $200.0 million      Approximate Senior Subordinated Debt of our
                             company and the
                             Subsidiary Guarantors combined

         In addition, as of June 30, 2001, we had $1,037.4 million aggregate liquidation preference of Preferred Stock outstanding that is exchangeable, subject to the terms of the Preferred Stock and the restrictions contained in the Indenture, into an aggregate principal amount of $1,037.4 million of Exchange Debentures.

         Holders of the notes will only be creditors of our company and of those subsidiaries that are Subsidiary Guarantors. In the case of subsidiaries that are not Subsidiary Guarantors, all the existing and future liabilities of those subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the notes.

         A substantial portion of our operations is conducted through our subsidiaries. Therefore, our ability to service our debt, including the notes, is dependent upon the earnings of our subsidiaries, and their ability to distribute those earnings as dividends, loans or other payments to us. Certain laws may restrict our subsidiaries' ability to pay us dividends or to make loans and advances to us. If these restrictions were applied to subsidiaries that are not Subsidiary Guarantors, then we would not be able to use the earnings of those subsidiaries to make payments on the notes. Furthermore, under certain circumstances, bankruptcy "fraudulent conveyance" laws or other similar laws could invalidate the Subsidiary Guarantees. If this were to occur, we would also be unable to use the assets of the Subsidiary Guarantors to the extent they face restrictions on distributing funds to us. Any of the situations described above could make it more difficult for us to service our debt. See "Risk Factors -- Risks Relating to the Notes -- A court may void the guarantees of the notes or subordinate the guarantees to other obligations of the subsidiary guarantors."

         The Indenture contains limitations on the amount of additional Debt that we and the Restricted Subsidiaries may incur. The amounts of such Debt could nevertheless be substantial and may be incurred either by Subsidiary Guarantors or by our other subsidiaries.

         We may not pay principal of, premium, if any, interest on or Special Interest, if any, on the notes, or make any deposit pursuant to the provisions described under " -- Defeasance," and may not repurchase, redeem or otherwise retire any notes (collectively, "pay the notes"), if any principal, including amounts payable upon acceleration, premium, interest or other Obligation owing in respect of any Designated Senior Debt has not been paid within any applicable grace period (including at maturity), unless:

         (1)      the default has been cured or waived or has ceased to exist;
                  or
         (2)      such Designated Senior Debt has been paid in full in cash;

provided, however, that we may pay the notes without regard to the foregoing if we and the Trustee receive written notice approving such payment from the Representative of such issue of Designated Senior Debt.

         During the continuance of any default (other than a default described in the preceding paragraph) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated, we may not pay the notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee of written notice of such default from the Representative of the holders of such

Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter, unless such Payment Blockage Period is earlier terminated:

         (a) by written notice to the Trustee or us from the Representative that gave such Payment Blockage Notice or the holders of at least a majority in principal amount of such issue of Designated Senior Debt;

         (b) because such default is cured, waived or otherwise no longer continuing; or

         (c) because such Designated Senior Debt has been repaid in full in cash.

Unless the holders of such Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, we may (unless otherwise prohibited as described in the first sentence of this paragraph) resume payments on the notes after the end of such Payment Blockage Period.

         Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period.

         Upon any payment or distribution of our assets upon a total or partial liquidation, dissolution or winding up of our company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our Property, an assignment for the benefit of creditors or any marshaling of our assets and liabilities:

         (a) the holders of Senior Debt will be entitled to receive payment in full in cash or cash equivalents or, as acceptable to the holders of Senior Debt, in any other manner, before the holders of the notes are entitled to receive any payment of principal of, premium, if any, interest on or Special Interest, if any, on the notes, except that holders of notes may receive and retain Permitted Junior Securities; and

         (b) until the Senior Debt is paid in full in cash, any distribution to which holders of the notes would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Debt. If a payment or distribution is made to holders of notes (or the trustee for the benefit of such holders) that, because of the subordination provisions, should not have been made to them (or it), the recipients are required to hold the amount paid in trust for the holders of Senior Debt and pay it over to them as their interests may appear.

         If the maturity of the notes is accelerated when any amounts are outstanding under instruments constituting Senior Debt, we may not pay the notes until the first to occur of an acceleration under any of the instruments constituting Senior Debt or five business days after receipt by us and the Representative under any Senior Debt of notice of the acceleration of the notes unless all Events of Default specified in such notice have been cured or waived.

         The Subsidiary Guarantee of each Subsidiary Guarantor will be subordinated to Senior Debt of such Subsidiary Guarantor to the same extent and in the same manner as the notes are subordinated to our Senior Debt.

         Because of the Indenture's subordination provisions, holders of Senior Debt and other creditors (including trade creditors) of our company or the Subsidiary Guarantors may recover disproportionately more than the holders of the notes recover in a bankruptcy or similar proceeding relating to our company or a Subsidiary Guarantor. This could apply even if the notes or the applicable Subsidiary Guarantee ranked pari passu with the other creditors' claims. In such a case, there may be insufficient assets, or no assets, remaining to pay the principal of or interest on the notes.

         Payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust pursuant to the provisions described under " -- Defeasance" will not be subject to the subordination provisions described above.

         See "Risk Factors -- Risks Relating to the Notes -- Our substantial indebtedness and preferred stock could impair our financial condition and our ability to fulfill our obligations under our indebtedness and preferred stock," " -- Risks Relating to the Notes -- Your right to receive payments on the notes and under the subsidiary guarantees is junior to the senior debt and that of the subsidiary guarantors" and "Description of Material Indebtedness and Preferred Stock."

SUBSIDIARY GUARANTEES

         Our obligations under the Indenture, including the repurchase obligation resulting from a Change of Control, will be fully and unconditionally guaranteed, jointly and severally, on a senior subordinated, unsecured basis, by each Subsidiary Guarantor.

    If

         (1) our company and its Restricted Subsidiaries have sold their ownership interest in a Subsidiary Guarantor or

         (2) our company or a Subsidiary Guarantor has sold all or substantially all the assets of a Subsidiary Guarantor,

such Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee. In addition, if we redesignate a Subsidiary Guarantor as an Unrestricted Subsidiary, which we can do under certain circumstances, the redesignated Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee. See " -- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," " -- Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries" and " -- Merger, Consolidation and Sale of Property."

         If any Subsidiary Guarantor makes payments under its Subsidiary Guarantee, each of our company and the other Subsidiary Guarantors must contribute their share of such payments. Our company's and the other Subsidiary Guarantors' shares of such payment will be computed based on the proportion that the net worth of or the relevant Subsidiary Guarantor represents relative to the aggregate net worth of our company and all the Subsidiary Guarantors combined.

OPTIONAL REDEMPTION

         Except as set forth below, the notes will not be redeemable at our option before July 15, 2005. Starting on that date, we may redeem all or any portion of the notes, at once or over time, after giving the required notice under the Indenture. We may redeem the notes at the redemption prices set forth below, plus accrued and unpaid interest and Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for notes redeemed during the 12-month period commencing on July 15 of the years set forth below, and are expressed as percentages of principal amount:

                    REDEMPTION YEAR           PRICE
                    2005 ...................  105.375%
                    2006 ...................  102.688%
                    2007 and thereafter.....  100.000%

         At any time before July 15, 2005, we may redeem all or any portion of the notes, at once or over time, after giving the required notice under the Indenture at a redemption price equal to the greater of:

         (a) 100% of the principal amount of the notes to be redeemed, and

         (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest and Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

         Any notice to holders of notes of any such redemption needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers' Certificate delivered to the Trustee no later than two business days before the redemption date.

         At any time and from time to time, before July 15, 2004, we may redeem up to a maximum of 35% of the original aggregate principal amount of the notes with the proceeds of one or more Public Equity Offerings, at a redemption price equal to 110.75% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the notes remains outstanding.

Any such redemption shall be made within 90 days of such Public Equity Offering upon not fewer than 30 nor more than 60 days' prior notice.

SINKING FUND

         There will be no mandatory sinking fund payments for the notes.

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

         Upon the occurrence of a Change of Control, each holder of notes shall have the right to require us to repurchase all or any part of such holder's notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, and Special Interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

   Within 30 days following any Change of Control, we shall:

         (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

         (b) send, by first-class mail, with a copy to the Trustee, to each holder of notes, at such holder's address appearing in the Security Register, a notice stating:

            (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all notes timely tendered will be accepted for payment;

            (2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

            (3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

            (4) the procedures that holders of notes must follow in order to tender their notes (or portions thereof) for payment, and the procedures that holders of notes must follow in order to withdraw an election to tender notes (or portions thereof) for payment.

         We will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and will be deemed not to have breached our obligations under the covenant described hereunder by virtue of such compliance.

         The Change of Control repurchase feature is a result of negotiations between us and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. In addition, our company and Mr. Paxson currently are parties to agreements with NBC pursuant to which, subject to the satisfaction of certain conditions, NBC may acquire control of us. As discussed below, such acquisition would not constitute a Change of Control under the notes, but would constitute a change of control under certain of our other indebtedness and preferred stock. Subject to certain covenants described below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Debt outstanding at such time or otherwise affect our capital structure or credit ratings.

         A change of control (as defined in the Senior Credit Facility) would constitute an event of default under that facility and would permit the lenders to require us to repay all outstanding amounts thereunder. The terms of the Exchange Indentures and the Existing Preferred Stock each require us to make an offer to purchase the outstanding securities upon the occurrence of a change of control (as such term is defined in the applicable Exchange Indenture or Existing Preferred Stock). Other future debt of our company may contain prohibitions of certain events which would constitute a change of control or require such debt to be repurchased upon a change of control. The definitions of change of control in the Exchange Indentures and Existing Preferred Stock differ (and in future debt may differ) from the definition of Change of Control as used in the notes in certain material respects. Consequently, certain events, such as the acquisition by NBC of control of us, could trigger an obligation of our company to offer to repurchase the Exchange Debentures, the Existing Preferred Stock and any future debt we may have, but not the notes.

         To the extent our other debt is both subject to similar repurchase obligations in the event of a change of control and ranks senior in right of payment to the notes, all available funds will first be expended for the repurchase of such debt. Moreover, the exercise by holders of notes of their right to require us to repurchase such notes could cause a default under our existing or future debt, even if the Change of Control itself does not, because of the financial effect of such repurchase on us. Finally, our ability to pay cash to holders of notes in connection with a Change of Control Offer may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase notes tendered by holders accepting a Change of Control Offer would result in a default under the Indenture. Such a default would, in turn, constitute a default under our existing debt, and may constitute a default under future debt as well. If such debt constitutes Designated Senior Debt, the subordination provisions in the Indenture would likely restrict payment to holders of notes. Our obligation to make a Change of Control Offer may be waived or modified at any time before the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the notes. See " -- Amendments and Waivers."

CERTAIN COVENANTS

         Limitation on Debt. We shall not, and shall not permit any Restricted Subsidiary to, incur, directly or indirectly, any Debt (including Acquired Debt) other than Permitted Debt unless:

                  (1) after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the ratio of total Debt to our Consolidated EBITDA (determined on a pro forma basis for the last four full fiscal quarters for which financial statements are available at the date of determination) would be less than 7.0 to 1.0; provided that for purposes of calculating the ratio, Debt shall not include the Existing Preferred Stock; and, provided, further that if the Debt which is the subject of a determination under this provision is Acquired Debt or Debt to be incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period) to both the incurrence of the Acquired Debt or other Debt by us and the inclusion in our Consolidated EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets; and

                  (2) no Default or Event of Default would occur as a consequence of such incurrence or be continuing following such incurrence.

         The term "Permitted Debt" is defined to include the following:

                  (a) Debt of our company evidenced by the notes and the Exchange Notes and of Subsidiary Guarantors evidenced by Subsidiary Guarantees;

                  (b) Debt under the Credit Facilities, provided that the aggregate principal amount of all such Debt under the Credit Facilities at any one time outstanding shall not exceed $360.0 million;

                  (c) Debt in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

                           (1) the aggregate principal amount of such Debt does
                  not exceed the Fair Market Value (on the date of the incurrence thereof) of the Property acquired, constructed or leased; and

                           (2) the aggregate principal amount of all Debt
                  incurred and then outstanding pursuant to this clause (c) (together with all Refinancing Debt incurred and then outstanding in respect of Debt previously incurred pursuant to this clause (c)) does not exceed 5% of our consolidated total assets at the date of incurrence of Permitted Debt pursuant to this clause (c);

                  (d) Debt of our company owing to and held by any Wholly Owned Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by us or any Wholly Owned Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of any such Debt (except to our company or a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Debt by the issuer thereof;


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
    (e) Debt under Interest Rate Agreements entered into by us or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of our company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

    (f) Debt under Currency Exchange Protection Agreements entered into by us or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by us or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

    (g) Debt in connection with one or more standby letters of credit or performance bonds issued by us or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

    (h) Attributable Debt with respect to Sale and Leaseback Transactions; provided, that the aggregate principal amount outstanding at any one time (together with all Refinancing Debt incurred and then outstanding in respect of Debt previously incurred pursuant to this clause (h)) does not exceed $40.0 million;

    (i) Debt outstanding on the Issue Date not otherwise described in clauses
(a) through (h) above;

    (j) Debt in an aggregate principal amount outstanding at any one time not to exceed $25.0 million;

    (k) Debt under either clause (1) or (2) below (but not both):

        (1) Debt under the 12-1/2% Exchange Debentures and the guarantees related thereto issued upon exchange of the 12-1/2% Cumulative Exchangeable Preferred Stock; provided, that:

            (A) there are no principal payments in respect of such 12-1/2% Exchange Debentures before the 91st day after the Stated Maturity of the notes and no cash interest is payable on such 12-1/2% Exchange Debentures before July 15, 2005; or

            (B) the 12-1/2% Exchange Debentures are Refinanced substantially concurrently with the issuance thereof and the Debt that Refinances such 12-1/2% Exchange Debentures:

                (I) is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                    (x) the aggregate principal amount then outstanding (or if incurred with original issue discount, the aggregate accreted value at the date of such Refinancing) of such 12-1/2% Exchange Debentures; and

                    (y) an amount necessary to pay any fees and expenses,
                including premiums and defeasance costs, related to such Refinancing;

                (II) the Average Life of such Debt is equal to or greater than the Average Life of such 12-1/2% Exchange Debentures; and

                (III) there are no principal payments in respect of such Debt before the 91st day after the Stated Maturity of the notes and no cash interest is payable on such Debt before July 15, 2005; or

        (2) Debt under the 13-1/4% Exchange Debentures and the guarantees related thereto issued upon exchange of the 13-1/4% Cumulative Junior Exchangeable Preferred Stock; provided, that:

            (A) there are no principal payments in respect of such 13-1/4% Exchange Debentures before the 91st day after the Stated Maturity of the notes and no cash interest is payable on such 13-1/4% Exchange Debentures before July 15, 2005; or

            (B) the 13-1/4% Exchange Debentures are Refinanced substantially concurrently with the issuance thereof and the Debt that Refinances such 13-1/4% Exchange Debentures:


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
                (I) is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                    (x) the aggregate principal amount then outstanding (or if incurred with original issue discount, the aggregate accreted value at the date of such Refinancing) of such 13-1/4% Exchange Debentures; and

                    (y) an amount necessary to pay any fees and expenses,
                including premiums and defeasance costs, related to such Refinancing;

                (II) the Average Life of such Debt is equal to or greater than the Average Life of such 13-1/4% Exchange Debentures; and

                (III) there are no principal payments in respect of such Debt before the 91st day after the Stated Maturity of the notes and no cash interest is payable on such Debt before July 15, 2005;

    (l) Refinancing Debt incurred in respect of Debt incurred pursuant to clause
(1) of the first paragraph of this covenant or clauses (a), (c), (h), (i) or (k) above; and

    (m) Debt of our company or any Restricted Subsidiary under any Receivables Facility not to exceed $35.0 million at any one time outstanding.

     Notwithstanding anything to the contrary contained in this covenant,

     (a) we shall not, and shall not permit any Subsidiary Guarantor to, incur any Debt pursuant to this covenant (other than Debt incurred under clause (1) of the first paragraph of this covenant or clause (k)(1)(A) or (k)(2)(A), as applicable) if the proceeds thereof are used, directly or indirectly, to Refinance

       (1) any Subordinated Obligations unless such Debt shall be subordinated to the notes or the applicable Subsidiary Guarantee, as the case may be, to at least the same extent as such Subordinated Obligations or

       (2) any Senior Subordinated Debt unless such Debt shall be Senior Subordinated Debt or shall be subordinated to the notes or the applicable Subsidiary Guarantee, as the case may be;

     (b) we shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to incur any Debt pursuant to this covenant (other than Debt incurred under clause (1) of the first paragraph of this covenant) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations or Senior Subordinated Debt of our company or any Subsidiary Guarantor;

     (c) accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an incurrence of Debt for purposes of this covenant; and

     (d) for purposes of determining compliance with this covenant, if an item of Debt (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (m) above or is entitled to be incurred pursuant to clause (1) of the first paragraph of this covenant, we will, in our sole discretion, classify (or later reclassify in whole or in part, in our sole discretion) such item of Debt in any manner that complies with this covenant.

   Limitation on Restricted Payments. We shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted
Payment:

     (a) a Default or Event of Default shall have occurred and be continuing;

     (b) we could not incur at least $1.00 of additional Debt pursuant to clause
   (1) of the first paragraph of the covenant described under " -- Limitation on Debt;" or


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
     (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed the sum of

       (1) 100% of our Cumulative Consolidated EBITDA minus 1.4 times our Cumulative Consolidated Interest Expense, plus

       (2) 100% of the aggregate net proceeds (after deduction of fees, expenses, discounts and commissions incurred in connection with issuance and sale) and the Fair Market Value of securities or other Property received by us from the issue or sale, after the Issue Date, of our Capital Stock (other than our Disqualified Capital Stock or Capital Stock of our company issued to any Restricted Subsidiary of our company) or any of our Debt or other securities convertible into or exercisable or exchangeable for our Capital Stock (other than Disqualified Capital Stock) which have been so converted or exercised or exchanged, as the case may be, plus

        (3) $10.0 million.

     Notwithstanding the foregoing limitation, we may:

     (a) pay dividends on our Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

     (b) purchase, repurchase, redeem, legally defease, acquire or retire for value (x) our Capital Stock or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, our Capital Stock (other than Disqualified Capital Stock and other than Capital Stock issued or sold to a Subsidiary of our company), and (y) our Disqualified Capital Stock in exchange for, or out of the proceeds of the substantially concurrent sale of (other than to a Subsidiary of our company) our Disqualified Capital Stock that has a redemption date, and requires the payment of current dividends in cash, no earlier than the Disqualified Capital Stock being purchased, redeemed or otherwise acquired or retired; provided, however, that

        (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

        (2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

     (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Debt or Debt permitted under clause (k) of " -- Limitation on Debt;" provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

     (d) repurchase shares of, or options to purchase shares of, common stock of our company or any of its Subsidiaries from current or former officers, directors or employees of our company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that:

        (1) the aggregate amount of such repurchases shall not exceed $1.0 million in any calendar year and

        (2) at the time of such repurchase, no other Default or Event of Default shall have occurred and be continuing (or result therefrom);

     provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments;

     (e) as long as no Default or Event of Default has occurred and is continuing, purchase, repurchase, redeem, legally defease, acquire or retire for value outstanding Preferred Stock in exchange for, or out of, consideration received by us or any Restricted Subsidiary from any Spectrum Sale as permitted under " -- Limitation on Asset Sales and Spectrum Sales;" provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;


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
     (f) as long as no Default or Event of Default has occurred and is continuing, pay cash dividends (not constituting a return on capital) on the Existing Preferred Stock under the terms related to the payment of dividends on the Existing Preferred Stock as in effect on the Issue Date and described under "Description of Material Indebtedness and Preferred Stock" in this prospectus; provided, however, that any cash dividends paid with respect to the Existing Preferred Stock shall reduce amounts otherwise available for Restricted Payments; and provided further, however, in no event shall any such cash dividend be paid at any time when we are permitted to pay a dividend on such stock otherwise than in cash, unless we would be required to pay such non-cash dividends at a rate higher than that applicable to cash dividends;

     (g) pay dividends on Disqualified Capital Stock solely in additional shares of Disqualified Capital Stock;

     (h) make Restricted Payments in the aggregate of $15.0 million; and

     (i)  make distributions or payments of Receivables Fees.

   Limitation on Liens. We shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist any Lien (other than Permitted Liens or Liens securing Obligations in respect of Senior Debt) upon any of our Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless:

     (a) if such Lien secures Senior Subordinated Debt, the notes or the applicable Subsidiary Guarantee are secured on an equal and ratable basis with such Debt; and

     (b) if such Lien secures Subordinated Obligations, such Lien shall be subordinated to a Lien securing the notes or the applicable Subsidiary Guarantee in the same Property as that subject to such Lien to the same extent as such Subordinated Obligations are subordinated to the notes and the Subsidiary Guarantees.

   Limitation on Issuance or Sale of Capital Stock of Restricted
Subsidiaries.  We shall not:

     (a) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary; or

     (b) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock;

   other than, in the case of either (a) or (b):

        (1)  directors' qualifying shares;

        (2)  to us or a Wholly Owned Restricted Subsidiary;

        (3) Preferred Stock issued by a Restricted Subsidiary other than to us or a Restricted Subsidiary if we or such Restricted Subsidiary would be permitted to incur Debt under clause (1) of the first paragraph of the covenant described under " -- Limitation on Debt" in the principal amount of the aggregate liquidation value of the Preferred Stock to be issued;

        (4) to secure our or a Restricted Subsidiary's obligations under any Senior Debt; or

        (5) a disposition of the Capital Stock of a Restricted Subsidiary; provided, however, that such disposition is effected in compliance with the covenant described under " -- Limitation on Asset Sales and Spectrum Sales."

   Limitation on Asset Sales and Spectrum Sales.

   (a) We shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

     (1) we or such Restricted Subsidiary receive consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;


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
     (2) at least 75% of the consideration paid to us or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents (other than as set forth in clause (3) below) or the assumption by the purchaser of liabilities of our company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or the applicable Subsidiary Guarantee) as a result of which we and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and

     (3) notwithstanding clause (2) above, we may exchange all or substantially all of the assets of one or more media properties operated by us, including by way of the transfer of Capital Stock, for all or substantially all of the assets, including by way of Capital Stock, constituting one or more media properties operated by another Person, provided that not less than 75% of the consideration received by us in the exchange is in the form of cash or cash equivalents considering, for this purpose only, the media properties, valued at their Fair Market Value, as cash equivalents; and

     (4) we deliver an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (1), (2) and, if applicable,
   (3).

   The Net Available Cash (or any portion thereof) from Asset Sales other than from Excluded Asset Sales may be applied by us or a Restricted Subsidiary, to the extent our company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

     (1) to Repay Senior Debt of our company or any Subsidiary Guarantor or Debt of any Restricted Subsidiary that is not a Subsidiary Guarantor (excluding, in any such case, any Debt owed to us or an Affiliate of our company);

     (2) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by us or another Restricted Subsidiary); or

     (3) to make any required offer in connection with Asset Sales to holders of the Exchange Debentures in accordance with the terms of the Exchange Indentures

   Any Net Available Cash from an Asset Sale other than an Excluded Asset Sale not applied in accordance with the preceding paragraph within 180 days from the date of the receipt of such Net Available Cash or allocated for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, before the end of such 180-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds;" provided, however, that the amount of any Net Available Cash that ceases to be so allocated as contemplated above and any Net Available Cash that is allocated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so allocated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be allocated for investment and that is not actually reinvested within 24 months from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds."

   When the aggregate amount of Excess Proceeds exceeds $10.0 million, we will be required to make an offer to purchase (the "Prepayment Offer") the notes, which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the preceding sentence and provided that all holders of notes have been given the opportunity to tender their notes for purchase in accordance with the Indenture, we or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture, and the amount of Excess Proceeds will be reset to zero.

   (b) We or any Restricted Subsidiary may use any Net Available Cash from any Spectrum Sales (the "Spectrum Proceeds") in any manner permitted by the Indenture, and may use any Spectrum Proceeds in excess of an aggregate of $200 million (cumulative from the date of the Indenture) ("Excess Spectrum Proceeds"), whether or not otherwise permitted by the Indenture, to purchase, repurchase, redeem, legally defease, acquire or retire our outstanding preferred stock, provided we have first made an offer in the amount of the Allocable Spectrum Proceeds to purchase (the "Spectrum Prepayment Offer") the notes on a pro rata basis according to principal amount, at a price of 105% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture.


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
   The terms "Allocable Excess Proceeds" and "Allocable Spectrum Proceeds," as the case may be, shall mean the product of:

     (1) the Excess Proceeds or Excess Spectrum Proceeds, as the case may be;
   and

     (2)    a fraction,

        (A) the numerator of which is the aggregate principal amount of the notes outstanding on the date of the Prepayment Offer or Spectrum Prepayment Offer, as the case may be, and

        (B) the denominator of which is the sum of the aggregate principal amount of the notes outstanding on the date of the Prepayment Offer or Spectrum Prepayment Offer, as the case may be, and the aggregate principal amount of our other Debt outstanding on the date of the Prepayment Offer or Spectrum Prepayment Offer, as the case may be, that is pari passu in right of payment with the notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring us to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer or Spectrum Prepayment Offer, as the case may be. Notwithstanding the foregoing, Debt under the Exchange Debentures shall not be included in the denominator for purposes of this clause (B).

   Promptly, and in any event within 30 days after we are obligated to make a Prepayment Offer or Spectrum Prepayment Offer, as the case may be, as described in the preceding paragraph, we shall send a written notice, by first-class mail, to the holders of notes, accompanied by such information regarding us and our Subsidiaries as we in good faith believe will enable such holders to make an informed decision with respect to such Prepayment Offer or Spectrum Prepayment Offer, as the case may be. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

   We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and will be deemed not to have breached our obligations under the covenant described hereunder by virtue thereof.

   Limitation on Restrictions on Distributions from Restricted Subsidiaries. We shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

     (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to us or any other Restricted Subsidiary;

     (b) make any loans or advances to us or any other Restricted Subsidiary;
   or

     (c) transfer any of its Property to us or any other Restricted
   Subsidiary.

The foregoing limitations will not apply:

     (1) with respect to clauses (a), (b) and (c), to restrictions

        (A) in effect on the Issue Date,

        (B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by us,

        (C) relating to the Senior Credit Facility,

        (D) created in connection with any Receivables Facility that, in the good faith determination of our Board of Directors, are necessary or advisable to effect such Receivables Facility, or


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
        (E) that result from the Refinancing of Debt incurred pursuant to an agreement referred to in clause (1)(A), (B) or (C) above or in clause
      (2)(A) or (B) below, provided such restriction is no less favorable to the holders of notes than those under the agreement evidencing the Debt so Refinanced; and

     (2)    with respect to clause (c) only, to restrictions

        (A) relating to Debt that is permitted to be incurred and secured without also securing the notes or the applicable Subsidiary Guarantee pursuant to the covenants described under " -- Limitation on Debt" and " -- Limitation on Liens" that limit the right of the debtor to dispose of the Property securing such Debt,

        (B) encumbering Property at the time such Property was acquired by us or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

        (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or

        (D) customarily contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

   Limitation on Transactions with Affiliates. We shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of our company (an "Affiliate Transaction"), unless:

     (a) the terms of such Affiliate Transaction are

         (1) fair and reasonable to us or such Restricted Subsidiary, as the case may be, and

         (2) no less favorable to us or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of our company;

      (b) if such Affiliate Transaction involves aggregate payments or value in excess of $1.0 million, we obtain and promptly deliver to the Trustee a resolution of our Board of Directors (including a majority of the disinterested members of the Board of Directors) approving such Affiliate Transaction and certifying that, in its good faith judgment, such Affiliate Transaction complies with clauses (a)(1) and (2) of this paragraph; and

     (c) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, we obtain a written opinion from an Independent Financial Advisor that the transaction is fair to us and the Restricted Subsidiaries.

   Without regard to the foregoing limitations, we or any Restricted Subsidiary may enter into or suffer to exist the following:

     (a) any transaction or series of transactions between us and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of our company (other than a Restricted Subsidiary);

     (b) any Restricted Payment permitted to be made pursuant to the covenant described under " -- Limitation on Restricted Payments" or any Permitted Investment;

     (c) any transaction, including compensation and employee benefit arrangements, with an officer or director of our company or any of the Restricted Subsidiaries in his or her capacity as an officer or director, so long as the Board of Directors in good faith shall have approved the terms thereof;


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
     (d) loans and advances to employees made in the ordinary course of business and consistent with the past practices of our company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $1.0 million to any one employee and $5.0 million in the aggregate at any one time outstanding;

     (e) agreements in effect on the Issue Date and any modifications, extensions or renewals thereto that are no less favorable to us or any Restricted Subsidiary than such agreement as in effect on the Issue Date; and

     (f) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

   Limitation on Layered Debt. We shall not, and shall not permit any Subsidiary Guarantor to, incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to Senior Subordinated Debt. In addition, no Subsidiary Guarantor shall Guarantee, directly or indirectly, any of our Debt that is subordinate or junior in right of payment to any Senior Debt unless such Guarantee is expressly subordinate in right of payment to, or ranks pari passu with, the Subsidiary Guarantee of such Subsidiary Guarantor.

   Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of our company to be an Unrestricted Subsidiary if:

     (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, us or any other Restricted Subsidiary; and

     (b) either:

        (1) the Subsidiary to be so designated has total assets of $1,000 or less or

        (2) such designation is effective immediately upon such entity becoming our Subsidiary.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes our Subsidiary will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

   Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither our company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable before its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

   The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

     (x) we could incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under " -- Limitation on Debt" and

     (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

   Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that

     (a) certifies that such designation or redesignation complies with the foregoing provisions and

     (b) gives the effective date of such designation or redesignation,


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such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of our company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of our fiscal year, within 90 days after the end of such fiscal year).

   Future Subsidiary Guarantors. We shall cause each Person that becomes a Domestic Restricted Subsidiary following the Issue Date and any other entity that guarantees any Exchange Debentures to execute and deliver to the Trustee a Subsidiary Guarantee at the time such Person becomes a Domestic Restricted Subsidiary or guarantees any Exchange Debentures.

MERGER, CONSOLIDATION AND SALE OF PROPERTY

   We shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into us) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all our Property in any one transaction or series of transactions unless:

     (a) we shall be the surviving Person in such merger, consolidation or amalgamation, or the surviving person (if other than us) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made (the "Surviving Person") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

     (b) the Surviving Person expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by us;

     (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all our Property, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

     (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

     (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, we or the Surviving Person, as the case may be, would be able to incur at least $1.00 of additional Debt under clause
   (1) of the first paragraph of the covenant described under " -- Certain Covenants -- Limitation on Debt;" and

     (f) we shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been satisfied.

   We shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into us or any such Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

     (a) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

     (b) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by Subsidiary Guarantee in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;


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
     (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

     (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, our company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been incurred by the Surviving Person, our company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

     (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, we would be able to incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under " -- Certain Covenants -- Limitation on Debt;" and

     (f) we shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, in respect thereto comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been satisfied.

   The foregoing provisions shall not apply to any transactions which constitute an Asset Sale if we have complied with the covenant described under " -- Certain Covenants -- Limitation on Asset Sales and Spectrum Sales."

   The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of our company under the Indenture (or of the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be), but the predecessor company in the case of

     (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all our assets as an entirety or virtually as an entirety) or

     (b) a lease,

shall not be released from any of the obligations or covenants under the Indenture, including with respect to the payment of the notes.

SEC REPORTS

   Notwithstanding that we may not be subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, for so long as the notes are outstanding, we shall file with the Commission and provide the Trustee and holders of notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that we shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings.

EVENTS OF DEFAULT

   Events of Default in respect of the notes include:

     (1) failure to pay any interest on, or Special Interest with respect to, any note when the same becomes due and payable, and such failure continues for a period of 30 days;

     (2) failure to pay any principal of, or premium, if any, on, any of the notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

     (3) failure to comply with the covenant described under " -- Merger, Consolidation and Sale of Property;"

     (4) failure to comply with any other covenant or agreement in the notes or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 60 days after written notice is given to us as provided below;


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
     (5) a default under any Debt (other than the Existing Preferred Stock and any Disqualified Capital Stock issued to refinance Existing Preferred Stock, the terms of which provide for substantially the same remedies to the holders thereof upon a failure to pay any amount due at maturity as the terms of the Existing Preferred Stock so refinanced) by us or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount of Debt greater than $10.0 million or its foreign currency equivalent at the time (the "cross acceleration provisions");

     (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $10.0 million (or its foreign currency equivalent at the time) shall be rendered against us or any Restricted Subsidiary and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions");

     (7) certain events involving bankruptcy, insolvency or reorganization of our company or any Significant Subsidiary (the "bankruptcy provisions"); and

     (8) Subsidiary Guarantees provided by Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty (the "guarantee provisions").

   A Default under clause (4) is not an Event of Default until the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding notify us of the Default and we do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

   We shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action we are taking or propose to take with respect thereto.

   If an Event of Default with respect to the notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to us) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the principal amount of all the notes then outstanding, plus accrued but unpaid interest to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under any of the instruments constituting Senior Debt, such amounts shall become due and payable upon the first to occur of an acceleration under any of the instruments constituting Senior Debt or five business days after receipt by us and the Representative under any Senior Debt of notice of the acceleration of the notes unless all Events of Default specified in such notice have been cured or waived. If an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to us shall occur, such amount with respect to all the notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.

   Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes.

   No holder of notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

     (a) such holder has previously given to the Trustee written notice of a continuing Event of Default;

     (b) the registered holders of at least 25% in aggregate principal amount of the notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee; and


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     (c) the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest on, such note on or after the respective due dates expressed in such Note.

AMENDMENTS AND WAIVERS

   Subject to certain exceptions, our company, the Trustee and the Subsidiary Guarantors, with the consent of the registered holders of a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the notes) may amend the Indenture and may waive any past default or compliance with any provisions (except a default in the payment of principal, premium, interest or Special Interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of each holder of an outstanding Note). Without the consent of each holder of an outstanding Note, however, no amendment may, among other things,

     (1) reduce the amount of notes whose holders must consent to an amendment or waiver,

     (2) reduce the rate of or extend the time for payment of interest or Special Interest on any Note,

     (3) reduce the principal of or extend the Stated Maturity of any Note,

     (4) make any Note payable in money other than that stated in the Note,

     (5) impair the right of any holder of the notes to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes or any Subsidiary Guarantee,

     (6) release any Guarantee or security interest that may have been granted in favor of the holders of the notes other than pursuant to the terms of the Indenture or such security interest,

     (7) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under " -- Optional Redemption,"

     (8) reduce the premium payable in connection with a Change of Control Offer or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the notes must be repurchased pursuant to such Change of Control Offer,

     (9) at any time after we are obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the notes must be repurchased pursuant thereto,

     (10) make any change to the subordination provisions of the Indenture that would adversely affect the holders of the notes, or

     (11) make any change in any Subsidiary Guarantee that would adversely affect the holders of the notes.

   Without the consent of any holder of the notes, our company, the Trustee and the Subsidiary Guarantors may amend the Indenture to

     (1) cure any ambiguity, omission, defect or inconsistency,

     (2) provide for the assumption by a successor corporation of our obligations under the Indenture,

     (3) provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code),


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     (4) add additional Guarantees with respect to the notes or release
   Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of the Indenture,

     (5) secure the notes, add to our covenants for the benefit of the holders of the notes or surrender any right or power conferred upon us,

     (6) make any change that does not adversely affect the rights of any holder of the notes,

     (7) make any change to the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions, or

     (8) comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

   No amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Designated Senior Debt then outstanding unless the holders of such Designated Senior Debt (or their Representative) consent to such change. The consent of the holders of the notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, we are required to mail to each registered holder of the notes at such holder's address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

   We at any time may terminate all of our obligations under the notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. We at any time may terminate:

     (1) our obligations under the covenants described under " -- Repurchase at the Option of Holders Upon a Change of Control" and " -- Certain Covenants;"

     (2) the operation of the cross acceleration provisions, the judgment default provisions, and the bankruptcy provisions and the guarantee provisions described under " -- Events of Default" above; and

     (3) the limitations contained in clause (e) under each of the first and second paragraphs of " -- Merger, Consolidation and Sale of Property" above ("covenant defeasance").

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

   If we exercise our legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under " -- Certain Covenants"), (5), (6) or (7) (with respect only to Significant Subsidiaries) or (8) under " -- Events of Default" above or because of our failure to comply with clause (e) under either the first or second paragraphs of " -- Merger, Consolidation and Sale of Property" above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee.

   The legal defeasance option or the covenant defeasance option may be exercised only if:

     (a) we irrevocably deposit in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest or Special Interest, if any, on the notes to maturity or redemption, as the case may be;

     (b) we deliver to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S.


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   Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the notes to maturity or redemption, as the case may be;

     (c) 123 days pass after the deposit is made and during the 123-day period no Default described in clause (7) under " -- Events of Default" occurs with respect to us or any other Person making such deposit which is continuing at the end of the period;

     (d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

     (e) such deposit does not constitute a default under any other agreement or instrument binding on us;

     (f) we deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

     (g) in the case of the legal defeasance option, we deliver to the Trustee an Opinion of Counsel stating that

        (1) we have received from, or there has been published by, the Internal Revenue Service a ruling or

        (2) since the date of the Indenture there has been a change in the applicable federal income tax law,

   to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;

     (h) in the case of the covenant defeasance option, we deliver to the Trustee an Opinion of Counsel to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

     (i) we deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the notes have been complied with as required by the Indenture.

GOVERNING LAW

   The Indenture and the notes are governed by the internal laws of the State of New York without reference to principles of conflicts of law.

THE TRUSTEE

   The Bank of New York is the Trustee under the Indenture. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

   The Bank of New York also serves as the trustee under the Exchange
Indentures.

CERTAIN DEFINITIONS

   Set forth below is a summary of some of the defined terms used in the Indenture. You should refer to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

   "Acquired Debt" means Debt of a Person (including an Unrestricted Subsidiary) outstanding on the date on which such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.


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   "Additional Assets" means:

     (a) any Property (other than cash, cash equivalents and securities) to be owned by us or any Restricted Subsidiary and used in a Company Business; or

     (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by us or another Restricted Subsidiary from any Person other than us or another Restricted Subsidiary; provided, however, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Company Business.

   "Affiliate" of any specified Person means:

     (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

     (b)  any other Person who is a director or officer of

        (1)  such specified Person,

        (2)  any Subsidiary of such specified Person or

        (3)  any Person described in clause (a) above.

For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenant described under " -- Certain Covenants -- Limitation on Transactions with Affiliates" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of our Voting Stock (on a fully diluted basis) or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

   "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by us or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

     (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) or

     (b) any other assets of our company or any Restricted Subsidiary outside of the ordinary course of business of our company or such Restricted Subsidiary,

other than, in the case of clause (a) or (b) above,

     (1) any disposition by a Restricted Subsidiary to us or by us or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

     (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments,"

     (3) any disposition effected in compliance with the covenant described under " -- Merger, Consolidation and Sale of Property," and

     (4) any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $1.0 million.

Notwithstanding the foregoing, a Spectrum Sale shall not constitute an Asset
Sale.

   "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,


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     (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation,
   the amount of Debt represented thereby according to the definition of "Capital Lease Obligation" and

     (b) in all other instances, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

   "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing

     (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

     (b)  the sum of all such payments.

   "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease before the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of " -- Certain Covenants -- Limitation on Liens," a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

   "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

   "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by us from the issuance or sale (other than to a Subsidiary of our company) by us of our Capital Stock (other than Disqualified Capital Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

   "Change of Control" means the occurrence of any of the following events:

     (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 33 1/3% or more of the total voting power of our Voting Stock; provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of our Voting Stock than such other person or group (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

     (b) we merge, consolidate or amalgamate with or into any other Person or any other Person merges, consolidates or amalgamates with or into us, in any such event pursuant to a transaction in which our outstanding Voting Stock is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where

        (1) our outstanding Voting Stock is reclassified into or exchanged for other Voting Stock of our company or for Voting Stock of the surviving corporation and


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
        (2) the holders of our Voting Stock immediately before such transaction own, directly or indirectly, not less than a majority of the Voting Stock of our company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

     (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by our stockholders was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

     (d) our stockholders shall have approved any plan of liquidation or dissolution of our company.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Company Business" means any business in which our company or any Restricted Subsidiary was engaged on the Issue Date, or any business related or ancillary to any business or industry in which our company or any Restricted Subsidiary was engaged on the Issue Date.

   "Consolidated EBITDA" means, for any Person, for any period, an amount equal to:

     (a) the sum of Consolidated Net Income for such period, plus, to the extent deducted in determining Consolidated Net Income,

        (i) the provision for taxes for such period based on income or profits and any provision for taxes utilized in computing a loss in Consolidated Net Income above, plus

        (ii) Consolidated Interest Expense, net of interest income earned on cash or cash equivalents for such period, plus

        (iii) depreciation for such period on a consolidated basis, plus

        (iv) amortization of intangibles (excluding the amortization of Film Contracts), plus

        (v) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period); minus

     (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period);

provided, however, that, for purposes of calculating Consolidated EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only if cash income has been received by such Person as a result of the operation of the business in which such Investment has been made in the ordinary course without giving effect to any extraordinary unusual and non-recurring gains.

   "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis, including, but not limited to:

     (a) interest expense attributable or imputed to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations;

     (b) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

     (c)  the net costs associated with Hedging Obligations;

     (d)  amortization of other financing fees and expenses;


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
     (e)  the interest portion of any deferred payment obligation;

     (f) amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales); and

     (g) without duplication,

       (1) all net capitalized interest for such period and all interest incurred or paid under any Guarantee of Debt (including a Guarantee of principal, interest or any combination thereof) of any Person, and

       (2) all time brokerage fees relating to financing of radio or television stations which such Person has an agreement or option to acquire.

   "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

     (a) the net income of any Person (the "other Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or to the Subsidiary;

     (b) the net income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than, if applicable, pursuant to the notes, the Indenture, the Exchange Debentures or the Exchange Indentures) shall be excluded to the extent of such restriction or limitation;

     (c) (i) the net income of any Person acquired in a pooling of interests transaction for any period before the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded;

     (d) extraordinary, unusual and non-recurring gains and losses shall be excluded;

     (e) losses associated with discontinued and terminated operations in an amount not to exceed $1.0 million per annum shall be excluded; and

     (f) all non-cash items (including, without limitation, cumulative effects of changes in GAAP and equity entitlements granted to employees of such Person and its Restricted Subsidiaries) increasing and decreasing Consolidated Net Income and not otherwise included in the definition of Consolidated EBITDA shall be excluded.

   "Credit Facilities" means, with respect to us or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any amendments, amendments and restatements or modifications thereof or extensions, revisions, refinancings or replacements thereof by one or more lenders or a syndicate of lenders.

   "Cumulative Consolidated EBITDA" means, with respect to any Person, as of any date of determination, Consolidated EBITDA from the Issue Date to the end of our most recently ended full fiscal quarter before such date, taken as a single accounting period.

   "Cumulative Consolidated Interest Expense" means, with respect to any Person, as of any date of determination, Consolidated Interest Expense from the Issue Date to the end of such Person's most recently ended full fiscal quarter before such date, taken as a single accounting period.

    "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

    "Debt" means, with respect to any Person on any date of determination (without duplication):

        (a) the principal of and premium (if any) in respect of

           (1) debt of such Person for money borrowed and

           (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is liable;

        (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

        (c) all obligations of such Person representing the deferred and unpaid purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business, including any obligations in respect of Film Contracts);

        (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

        (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Capital Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

        (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

        (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property and the amount of the obligation so secured; and

        (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding principal balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Debt shall not include contingent obligations arising out of customary indemnification agreements with respect to the sale of assets or securities. The amount of Debt represented by a Hedging Obligation shall be equal to:

           (1) zero if such Hedging Obligation has been incurred pursuant to clause (e) or (f) of the second paragraph of the covenant described under " -- Certain Covenants -- Limitation on Debt;" or

           (2) the notional amount of such Hedging Obligation if not incurred pursuant to such clauses.

    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "Designated Senior Debt" means:

        (a) any Senior Debt which, at the time of determination, has an aggregate principal amount outstanding of at least $25.0 million (or accreted value in the case of Debt issued at a discount) that is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt"; and

        (b) the Senior Credit Facility.

    "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise

        (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

        (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

        (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Capital Stock,

on or before, in the case of clause (a), (b) or (c), the 91st day after the Stated Maturity of the notes.

    "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than
(a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

    "Event of Default" has the meaning set forth under " -- Events of Default."

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exchange Debentures" means the 8% Exchange Debentures due 2009, if issued, the 13 -1/4% Exchange Debentures due 2006, if issued, and the 12 -1/2% Exchange Debentures due 2006, if issued, each as issued under the Exchange Indentures, in each case as they may be modified or amended from time to time.

    "Exchange Indentures" means the indentures dated September 15, 1999, June 10, 1998 and October 4, 1996, between us, the guarantors parties thereto and The Bank of New York, as trustee, which govern the Exchange Debentures, in each case as they may be modified or amended from time to time.

    "Excluded Asset Sales" means (1) the sale of our stations in each of Puerto Rico (three full power stations), Honolulu, Hawaii (one full power station), Boston (Merrimack, New Hampshire) (one full power station), New York (East Orange, New Jersey & Long Island) (two low power stations), St. Croix, Virgin Islands (one full power station), Houston, Texas (one low power station), West Palm Beach, Florida (one low power station), Boston-Cape Cod, Massachusetts (Dennis, Massachusetts) (one low power station), and Indianapolis, Indiana (one low power station), (2) the sale of Tower Assets, and (3) any disposition of accounts receivable in connection with a Receivables Facility.

    "Existing Preferred Stock" means:

        (a) the 12 -1/2% Cumulative Exchangeable Preferred Stock, $.001 par value, of which 261,063 shares are outstanding as of the Issue Date with a liquidation preference of $1,000 per share, and any additional shares issued as payment of dividends on such shares;

        (b) the 13 -1/4% Cumulative Junior Exchangeable Preferred Stock, $.001 par value, of which 29,145 shares are outstanding as of the Issue Date with a liquidation preference of $10,000 per share, and any additional shares issued as payment of dividends on such shares;

        (c) the 8% Convertible Exchangeable Preferred Stock, $.001 par value, of which 41,500 shares are outstanding as of the Issue Date with a liquidation preference of $10,000 per share; and

        (d) the 9 -3/4% Series A Convertible Preferred Stock, $.001 par value, of which 10,069 shares are outstanding as of the Issue Date with a liquidation preference of $10,000 per share, and any additional shares issued as payment of dividends on such shares;

    in each case as they may be modified or amended from time to time.


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    "Fair Market Value" means, with respect to any Property, the sale price for such Property that could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

    "Film Contract" means any contract with suppliers that conveys the right to broadcast specified film, videotape, motion pictures, syndicated television programs or sports or other programming.

    "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

    "GAAP" means United States generally accepted accounting principles as in effect from time to time, including those set forth in:

        (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

        (b) the statements and pronouncements of the Financial Accounting Standards Board; and

        (c) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

        (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

        (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

           (1) endorsements for collection or deposit in the ordinary course of business; or

           (2) a contractual commitment to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of "Permitted Investment."

The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

    "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

    "incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "incurrence" and "incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an incurrence of such Debt; and provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary.

    "Independent Financial Advisor" means an investment banking firm of national standing, provided that such firm is not our Affiliate.

    "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

    "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments," " -- Designation of Restricted and Unrestricted Subsidiaries" and the definition of "Restricted Payment," "Investment" shall include the portion (proportionate to our equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of our company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, we shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to

        (a) our "Investment" in such Subsidiary at the time of such redesignation, less

        (b) the portion (proportionate to our equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

    In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

    "Issue Date" means the date on which the original notes are initially issued.

    "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

    "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

    "Net Available Cash" from any Asset Sale or Spectrum Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or Spectrum Sale or received in any other non-cash form), in each case net of:

        (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale or Spectrum Sale;

        (b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale or Spectrum Sale in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Spectrum Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale or Spectrum Sale;

        (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or Spectrum Sale; and

        (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale or Spectrum Sale and retained by us or any Restricted Subsidiary after such Asset Sale or Spectrum Sale.


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    "Obligations" means, with respect to any Debt, any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, at the rate specified in the applicable documents governing such Debt, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, indemnification, guarantees, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

    "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of our company or a Subsidiary Guarantor.

    "Officers' Certificate" means with respect to any Person, a certificate signed by two Officers, at least one of whom shall be the principal executive officer or principal financial officer of such Person, and delivered to the Trustee.

    "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to us or the Trustee.

    "Permitted Holders" means:

        (a) collectively Lowell W. Paxson, his spouse, children or other lineal descendants (whether adoptive or biological), and any revocable or irrevocable inter vivos or testamentary trust or the probate estate of any such individual, so long as one or more of the foregoing individuals is the principal beneficiary of such trust or probate estate; and

        (b) National Broadcasting Company, Inc. and its Affiliates.

    "Permitted Investment" means any Investment by us or a Restricted Subsidiary in existence on the Issue Date, and any Investment after the Issue Date in:

        (a) our company or any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Company Business;

        (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, us or a Restricted Subsidiary, provided that such Person's primary business is a Company Business;

        (c) Temporary Cash Investments;

        (d) receivables owing to us or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as our company or such Restricted Subsidiary deems reasonable under the circumstances;

        (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

        (f) loans and advances to employees made in the ordinary course of business consistent with past practices of us or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $1.0 million to any one employee and $5.0 million in the aggregate at any one time outstanding;

        (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to us or a Restricted Subsidiary or in satisfaction of judgments;

        (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under " -- Certain Covenants -- Limitation on Asset Sales and Spectrum Sales;"

        (i) Investments in connection with time brokerage and other similar agreements with independently owned broadcast properties, not to exceed an aggregate of $25.0 million outstanding at any one time;


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
        (j) Investments primarily for the purpose of acquiring programming, not to exceed an aggregate of $25.0 million outstanding at any one time;

        (k) any transaction where the consideration provided by us or any Restricted Subsidiary in connection with such Investment consists solely or principally of broadcast air time, not to exceed an aggregate of $5.0 million in any one year;

        (l) other Investments that do not exceed $40.0 million outstanding at any one time in the aggregate; provided, however, that such Investments are related to a Company Business; and

        (m) Investments relating to any special purpose wholly-owned Subsidiary of our company organized in connection with a Receivables Facility that, in the good faith determination of our Board of Directors, are necessary or advisable to effect such Receivables Facility.

For purposes of determining the amount of an Investment under clauses (i) through (l), the amount of the Investment shall be the fair market value thereof as measured at the time made and without giving effect to subsequent changes in value.

    "Permitted Junior Securities" means:

        (1) Capital Stock in us or any Subsidiary Guarantor of the notes; or

        (2) debt securities that are subordinated to all Senior Debt and debt securities that are issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the Indenture and have a stated maturity after (and do not provide for scheduled principal payments before) the stated maturity of any Senior Debt and any debt securities issued in exchange for Senior Debt;

provided, however, that, if such Capital Stock or debt securities are distributed in a bankruptcy or insolvency proceeding, such Capital Stock or debt securities are distributed pursuant to a plan of reorganization consented to by each class of Designated Senior Debt.

    "Permitted Liens" means:

        (a) Liens to secure all Obligations in respect of Debt permitted to be incurred under clause (c) of the second paragraph of the covenant described under " -- Certain Covenants -- Limitation on Debt;" provided that any such Lien may not extend to any Property of our company or any Restricted Subsidiary other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

        (b) Liens for taxes, assessments or governmental charges or levies on the Property of our company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

        (c) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of our company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

        (d) Liens on the Property of our company or any Restricted Subsidiary incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of our company and the Restricted Subsidiaries taken as a whole;

        (e) Liens on Property at the time we or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into us or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of our company or any Restricted Subsidiary; provided further, however, that such Liens shall not have


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    been incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by us or any Restricted Subsidiary;

        (f) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of our company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

        (g) pledges or deposits by us or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which our company or any Restricted Subsidiary is party, or deposits to secure our public or statutory obligations, or deposits for the payment of rent, in each case incurred in the ordinary course of business;

        (h) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

        (i) Liens existing on the Issue Date not otherwise described in clauses
    (a) through (h) above; and

        (j) Liens on the Property of our company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a), (e), (f), or (i) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

        (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (a), (e), (f), or (i) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture; and

        (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by us or such Restricted Subsidiary in connection with such Refinancing.

    "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

    "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

    "Public Equity Offering" means an underwritten public offering by us of our common stock pursuant to an effective registration statement under the Securities Act.

    "Purchase Money Debt" means Debt:

        (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds; and

        (b) incurred to finance the acquisition, construction or lease by us or a Restricted Subsidiary of such Property, including additions and improvements thereto;

in each case including the reasonable fees and expenses incurred in connection therewith; provided, however, that such Debt is incurred within 180 days after the acquisition, construction or lease of such Property by us or such Restricted Subsidiary.

    "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, pursuant to which our company or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.


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    "Receivable Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold, and other fees paid to a Person that is not a Restricted Subsidiary, in connection with any Receivables Facility.

    "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

    "Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

        (a) such Debt is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of

           (1) the aggregate principal amount then outstanding (or if incurred with original issue discount, the aggregate accreted value at the date of such Refinancing) of the Debt being Refinanced and

           (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

        (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

        (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

        (d) with respect to Debt that is being Refinanced that is subordinate to the notes or the Subsidiary Guarantees, such Refinancing Debt shall be subordinate to the notes or the Subsidiary Guarantees at least to the same extent and in the same manner as the Debt being Refinanced;

    provided, however, that in the case of a Refinancing of Debt referred to in clause (k) of the second paragraph of "Limitation on Debt," no cash interest is payable on such Refinanced Debt before July 15, 2005; and provided, further however, that Refinancing Debt shall not include:

        (x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of our company or a Subsidiary Guarantor; or

        (y) Debt of our company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

    "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of the covenant described under " -- Certain Covenants -- Limitation on Asset Sales and Spectrum Sales," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

    "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Designated Senior Debt.

    "Restricted Payment" means:

        (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of our company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into us or any Restricted Subsidiary), except for any dividend or distribution that is made solely to us or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by our company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of our Capital Stock (other than Disqualified Capital Stock);

        (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of our company or any Restricted Subsidiary (other than from us or a Restricted Subsidiary) or any securities exchangeable for or convertible into any


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    such Capital Stock, including the exercise of any option to exchange any
    Capital Stock (other than for or into Capital Stock of our company that is not Disqualified Capital Stock), but excluding the conversion of any of our Capital Stock, Debt or other securities into our Capital Stock (other than Disqualified Capital Stock);

        (c) the purchase, repurchase, redemption, acquisition or retirement for value, before the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

        (d) any Investment (other than Permitted Investments) in any Person.

    "Restricted Subsidiary" means any Subsidiary of our company other than an Unrestricted Subsidiary.

    "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

    "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby our company or a Restricted Subsidiary transfers such Property to another Person and our company or a Restricted Subsidiary leases it from such Person.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Senior Credit Facility" means the credit agreement, dated as of the date the notes are issued, by and among our company, Citicorp USA, Inc., as Administrative Agent, and the several banks and other financial institutions or entities from time to time parties thereto, including any related notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits or schedules to any of the foregoing, as any or all of such agreements may be in effect from time to time, in each case, as any or all of such agreements (or any other agreement that renews, refunds, refinances, restructures, replaces, repays or extends any or all of such agreements) may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements or otherwise.

    "Senior Debt" of our company means:

        (a) all Obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us at the rate specified in the agreement or instrument evidencing such Debt, whether or not such interest is allowed in such proceeding) and any other Obligation in respect of

          (1) the Credit Facilities,

          (2) Debt of our company for borrowed money and

          (3) Debt of our company evidenced by notes, debentures, bonds or other similar instruments permitted under the Indenture for the payment of which we are responsible or liable;

        (b) all our Capital Lease Obligations and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by us;

        (c) all our obligations

          (1) for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction,

          (2) under any Interest Rate Agreement or

          (3) issued or assumed as the deferred purchase price of Property and all our conditional sale obligations and all obligations under any title retention agreement permitted under the Indenture; and


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        (d) all obligations of other Persons of the type referred to in clauses
    (a), (b) and (c) for the payment of which we are responsible or liable as Guarantor;

provided, however, that Senior Debt shall not include:

        (A) Debt of our company that is by its terms subordinate or pari passu in right of payment to the notes, including any Senior Subordinated Debt or any Subordinated Obligations;

        (B) any Debt incurred in violation of the provisions of the Indenture;

        (C) accounts payable or any other obligations of our company to trade creditors created or assumed by us in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities and obligations with respect to Film Contracts);

        (D) any liability for federal, state, local or other taxes owed or owing by us;

        (E) any obligation of our company to any Subsidiary;

        (F) any obligations with respect to any of our Capital Stock; or

        (G) any Debt that does not constitute Senior Debt under the Exchange Indentures, for so long as any Exchange Debentures are outstanding or issuable thereunder (it being understood that, in any event, Obligations under the Credit Facilities constitute Senior Debt).

    "Senior Debt" of any Subsidiary Guarantor has a correlative meaning.

    "Senior Subordinated Debt" of our company means the notes, the Exchange Debentures (or any Debt ranking pari passu with the Exchange Debentures) and any other subordinated Debt of our company that specifically provides that such Debt is to rank pari passu with the notes and is not subordinated by its terms to any other subordinated Debt or other obligation of our company which is not Senior Debt. "Senior Subordinated Debt" of any Subsidiary Guarantor has a correlative meaning and includes any Guarantee by such Subsidiary Guarantor of Exchange Debentures (or any Guarantee by such Subsidiary Guarantor of Debt ranking pari passu with the Exchange Debentures).

    "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of our company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

    "Spectrum Sale" means any sale, lease, transfer, license or other disposition (or series of related sales, leases, transfers, licenses or dispositions), with or without the consent of our company or any Restricted Subsidiary, of any broadcast license issued by the FCC pursuant to or in connection with either: (a) the FCC's upper 700MHz (746-764 MHz and 776-794 MHz) band auction or (b) the FCC's lower 700 MHz (698-746 MHz) band auction, provided that, in each case, the expected use of such license shall not include the transmission of a television signal.

    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

    "Subordinated Obligation" means any Debt of our company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the notes or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect or otherwise pursuant to the terms of such Debt.

    "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:


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        (a) such Person;

        (b) such Person and one or more Subsidiaries of such Person; or

        (c) one or more Subsidiaries of such Person.

    "Subsidiary Guarantor" means each Domestic Restricted Subsidiary and any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under " -- Certain Covenants -- Future Subsidiary Guarantors."

    "Subsidiary Guarantee" means a Guarantee on the terms set forth in the Indenture by a Subsidiary Guarantor of our obligations with respect to the notes.

    "Temporary Cash Investments" means any of the following:

        (a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

        (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term debt is rated "A-3" or "A -- " or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

        (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with

           (1) a bank meeting the qualifications described in clause (b) above or

           (2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

        (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of our company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); and

        (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that

          (1) the long-term debt of such state is rated "A-3" or "A -- " or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) and

          (2) such obligations mature within 180 days of the date of acquisition thereof.

    "Tower Assets" means the broadcast towers, transmitters and antennas and related real property on which they are situated owned by us or any of our Subsidiaries.

    "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days before the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 15, 2005; provided, however, that if the period from the redemption date to July 15, 2005 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.


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    "Unrestricted Subsidiary" means:

        (a) any Subsidiary of our company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under " -- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries" and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

        (b) any Subsidiary of an Unrestricted Subsidiary.

    "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

    "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

    "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all of the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by us or one or more Wholly Owned Subsidiaries of our company.

BOOK-ENTRY SYSTEM

    The new notes will be issued in the form of one or more Global Securities registered in the name of The Depository Trust Company ("DTC") or its nominee.

    Upon the issuance of each such Global Security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the new notes represented by such Global Security acquired by such Persons in the exchange offer. Such accounts were designated by the initial purchasers. Ownership of beneficial interests in a Global Security is limited to Persons that have accounts with DTC ("participants") or Persons that may hold interests through participants. Any Person acquiring an interest in a Global Security through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Clearstream or Euroclear. Ownership of beneficial interests in a Global Security is shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such Global Security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    Payment of principal of and interest on notes represented by a Global Security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented thereby for all purposes under the Indenture. We have been advised by DTC that upon receipt of any payment of principal of or interest on any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

    A Global Security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A Global Security is exchangeable for certificated notes only if:

        (a) DTC notifies us that it is unwilling or unable to continue as a depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act;

        (b) we in our discretion at any time determine not to have all the notes represented by such Global Security; or

        (c) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes represented by such Global Security.


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Any Global Security that is exchangeable for certificated notes pursuant to the preceding sentence will be exchanged for certificated notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. If a Global Security becomes exchangeable for certificated notes,

        (a) certificated notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,

        (b) payment of principal of, and premium, if any, and interest on, the certificated notes will be payable, and the transfer of the certificated notes will be registerable, at our office or agency maintained for such purposes, and

        (c) no service charge will be made for any registration of transfer or exchange of the certificated notes, although we may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

    So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered owner of such Global Security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Security for all purposes under the Indenture and the notes. Except as set forth above, owners of beneficial interests in a Global Security will not be entitled to have the notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owners or holders of any notes under such Global Security. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    DTC has advised us that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations, some of which (or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of our company, the Trustee or the initial purchasers will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


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                   IMPORTANT FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change, possibly with retroactive effect. Expect as specifically provided below, the following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a note who or which is (i) a citizen or resident of the United States, (ii) a corporation (or other entity, other than a partnership, estate or trust) created or organized under the laws of the United States, or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each a "U.S. Holder"). This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws (for example, financial institutions, insurance companies, dealers in securities, tax-exempt organizations, or taxpayers holding the notes through a partnership or similar pass-thru entity or as part of a "straddle," "hedge" or "conversion transaction"). Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

    Except as otherwise indicated below, this discussion assumes that the notes are held as capital assets (as defined in Section 1221 of the Code) by the holders thereof. This discussion is limited to the U.S. federal income tax consequences to holders acquiring notes on original issue for cash. We will treat the notes as indebtedness for U.S. federal income tax purposes, and the balance of the discussion is based on the assumption that such treatment will be respected.

    PROSPECTIVE HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSIDERATIONS OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES.

EXCHANGE OFFER

    The exchange of the original notes for the new notes pursuant to the exchange offer should not constitute a significant modification of the terms of the notes and, therefore, such exchange should not constitute an exchange for U.S. federal income tax purposes. Accordingly, such exchange should have no U.S. federal income tax consequences to U.S. Holders of notes.

U.S. HOLDERS

    Stated Interest on the Notes. The stated interest on the notes will be included in income by a U.S. Holder in accordance with such U.S. Holder's usual method of tax accounting.

    Tax Basis. A U.S. Holder's initial tax basis in a note will be equal to the purchase price paid by such holder for such note.

    Sale, Exchange, Redemption or Repayment. Unless a nonrecognition provision applies, the sale, exchange, redemption or other disposition of notes will be a taxable event for U.S. federal income tax purposes. In such event, a U.S. Holder will recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of any property received (except to the extent that amounts received are attributable to accrued interest not previously included in income, which portion of the consideration would be taxed as ordinary income) and (ii) the holder's adjusted tax basis therein. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the notes have been held for more than one year at the time of disposition. Noncorporate taxpayers are generally subject to a maximum regular U.S. federal income tax rate of 20% on net long term capital gains. The deductibility of capital losses is subject to certain limitations.

    Backup Withholding and Information Reporting. Under the Code, U.S. Holders of notes may be subject, under certain circumstances, to information reporting and "backup withholding" at a 31% rate with respect to cash payments in respect of principal (and premium, if any), interest, and the gross proceeds from dispositions thereof. Backup withholding applies only if the U.S. Holder (i) fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after a request therefor, (ii) furnishes an incorrect TIN, (iii) fails to report properly interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit (and may entitle such holder to a refund) against such U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. Certain persons are exempt from backup withholding, including corporations and financial institutions. U.S. Holders of notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

    We will furnish annually to the Internal Revenue Service and to record holders of the notes (to whom it is required to furnish such information) information relating to the amount of interest.

    THE FOREGOING DISCUSSION IS BASED ON THE PROVISIONS OF THE CODE, REGULATIONS, RULINGS AND JUDICIAL DECISIONS NOW IN EFFECT, ALL OF WHICH ARE SUBJECT TO CHANGE. ANY SUCH CHANGES MAY BE APPLIED RETROACTIVELY IN A MANNER THAT COULD ADVERSELY AFFECT U.S. HOLDERS OF NOTES. EACH PURCHASER OF ANY OF THE NOTES SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO IT, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

NON-U.S. HOLDERS

    The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. Holder of a note.

    For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of a note will be considered to be "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business and (ii) in the case of a treaty resident, attributable to a permanent establishment (or, in the case of an individual, a fixed-base) in the United States.

    Stated Interest on notes. Generally any interest paid to a non-U.S. Holder of a note that is not U.S. trade or business income will not be subject to U.S. federal income tax if the interest qualifies as "portfolio interest." Generally interest on the notes will qualify as portfolio interest if (i) the non-U.S. Holder does not actually or constructively own 10% or more of our total voting power of all voting stock (in the case of the notes) and (ii) such holder is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Code, and (iii) either the beneficial owner, under penalty of perjury, certifies that the beneficial owner is not a United States person and such certificate provides the beneficial owner's name and address, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes certifies under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner, and (iv) the non-U.S. Holder is not a bank receiving interest on the extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business.

    The gross amount of payments to a non-U.S. Holder of interest that do not qualify for the portfolio interest exception and that are not effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed on a net basis at regular U.S. rates rather than the 30% gross rate. In the case of a non-U.S. Holder that is a corporation, such United States trade or business income may also be subject to the branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to United States trade or business income) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if a recipient is a qualified resident of certain countries with which the United States has an income tax treaty. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the non-U.S. Holder must provide a properly executed Form W-8BEN or W-8ECI (or such successor forms as the Internal Revenue Service designates), as applicable, before the payment of interest. These forms must be periodically updated. Also under these regulations, a non-U.S. Holder who is claiming the benefits of a treaty may be required in certain instances to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

    Sales, Exchange or Redemption of Notes. A non-U.S. Holder will generally not be subject to U.S. federal income tax on gain recognized on a sale, redemption or other disposition of a note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Holder; (ii) in the case of a non-U.S. Holder who is a nonresident alien individual and holds such note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met; or (iii) the non-U.S. Holder is subject to the special rules applicable to former citizens and residents of the United States.

    Federal Estate Tax. If interest on the notes is exempt from withholding of U.S. federal income tax as portfolio interest described above, the notes will not be included in the estate of a deceased non-U.S. Holder for U.S. federal estate tax purposes.

    Information Reporting and Backup Withholding. We must report annually to the Internal Revenue Service and to each non-U.S. Holder any interest that is subject to withholding, or that is exempt from U.S. withholding tax pursuant to a tax treaty, or interest that is exempt from United States tax under the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides.

    In the case of payments of interest to non-U.S. Holders, Treasury Regulations provide that information reporting and backup withholding at a rate of 31% will not apply to such payments with respect to which either the requisite certification has been received or an exemption has otherwise been established (provided that neither the payor nor its paying agent has actual knowledge that the holder is a U.S. person or the conditions of any other exemption are not, in fact, satisfied).

    The Treasury Regulations provide that backup withholding and information reporting will not apply to payments of principal on the notes by us to a non-U.S. Holder, if the Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither we nor our paying agents have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied).

    The payment of the proceeds from the disposition of the notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. For this purpose a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business.

    In the case of the payment of proceeds from the disposition of notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is not a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).

    The Treasury Department recently promulgated final Treasury Regulations regarding the withholding and information reporting rules discussed above. In general, the final Regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. Non-U.S. Holders should consult their own tax advisors with respect to the impact, if any, of the new final Treasury Regulations.

    Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder will be allowed as a refund or a credit against such non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed.

    THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives new notes for its own account pursuant to the exchange offer ("Restricted Holder") must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a Restricted Holder in connection with resales of new notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We will make this prospectus available to any Restricted Holder for use in connection with any such resale if such Restricted Holder indicates in the Letter of Transmittal that it is a broker-dealer. In addition, under Section 4(3) of the Securities Act, all dealers effecting transactions in the new notes, whether or not participating in the exchange offer, may be required to deliver a prospectus.

    We will not receive any proceeds from any sale of new notes by Restricted Holders. New notes received by Restricted Holders for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or through a combination of such methods of resale, at market prices prevailing at the time of resale, or at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through Restricted Holders who may receive compensation in the form of commissions or concessions from any such Restricted Holder and/or the purchasers of any new notes. Any Restricted Holder that resells new notes that were received by it for its own account pursuant to the exchange offer and any person that participates in the distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes and any commissions or concessions received by any such Restricted Holder may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Restricted Holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of one year after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer, including the reasonable fees and expenses of counsel to the initial purchasers of the original notes, other than commissions or concessions of any brokers or dealers, and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

    By acceptance of the exchange offer, each Restricted Holder that receives new notes pursuant to the exchange offer agrees that, upon receipt of notice from us of the happening of any event that makes any statement in this prospectus untrue in any material respect or that requires the making of any changes in this prospectus to make the statements herein not misleading (which notice we agree to deliver promptly to such Restricted Holder), such Restricted Holder will suspend use of the prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such Restricted Holder.

                                  LEGAL MATTERS

    Legal matters in connection with the issuance of the new notes in exchange for the original notes will be passed upon for us by Holland & Knight LLP (a registered limited liability partnership).

                                    EXPERTS

    The financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

    We are subject to the informational requirements of the Exchange Act, and in accordance with the requirements of the Exchange Act, we file reports and other information with the SEC. You may read and, for a fee, copy any document that we file with the SEC: (1) at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549,
(2) at the regional office of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 or (3) at the regional office of the SEC located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these documents may also be obtained at prescribed rates from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain the documents that we file electronically from the SEC's Web site at http://www.sec.gov. While any notes remain outstanding, we will make available, upon request, to any beneficial owner and any prospective purchaser of notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to our Secretary at 601 Clearwater Park Road, West Palm Beach, Florida 33401.

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
                        PAXSON COMMUNICATIONS CORPORATION

                          INDEX OF FINANCIAL STATEMENTS

                                                                                                                  PAGE
                                                                                                                  ----
PAXSON COMMUNICATIONS CORPORATION

Consolidated Financial Statements -- December 31, 2000, 1999 and 1998
Report of Independent Certified Public Accountants...........................................................     F-2
Consolidated Balance Sheets..................................................................................     F-3
Consolidated Statements of Operations........................................................................     F-4
Consolidated Statement of Changes in Common Stockholders' Equity.............................................     F-5
Consolidated Statements of Cash Flows........................................................................     F-6
Notes to Consolidated Financial Statements...................................................................     F-7

PAXSON COMMUNICATIONS CORPORATION

Unaudited Interim Consolidated Financial Statements -- June 30, 2001 and 2000 Consolidated Balance Sheets....     F-29
Consolidated Statements of Operations........................................................................     F-30
Consolidated Statement of Stockholders' Deficit..............................................................     F-31
Consolidated Statements of Cash Flows........................................................................     F-32
Notes to Consolidated Financial Statements...................................................................     F-33

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Paxson Communications Corporation:

         In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in common stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Paxson Communications Corporation and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PRICEWATERHOUSECOOPERS LLP

Miami, Florida
March 16, 2001

                        PAXSON COMMUNICATIONS CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS EXCEPT SHARE DATA)


                                                                                                               DECEMBER 31,
                                                                                                        ---------------------------
                                                                                                            2000           1999
                                                                                                        ------------   ------------
                                            ASSETS

Current assets:
  Cash and cash equivalents...........................................................................  $     51,363   $    125,189
  Short-term investments..............................................................................        50,001        124,987
  Restricted cash and short-term investments..........................................................        13,729          8,158
  Accounts receivable, less allowance for doubtful accounts of $4,167 and $4,255, respectively........        39,528         40,069
  Program rights......................................................................................        79,160         79,686
  Prepaid expenses and other current assets...........................................................         2,065          2,777
                                                                                                        ------------   ------------
         Total current assets.........................................................................       235,846        380,866
Property and equipment, net...........................................................................       174,649        189,908
Intangible assets, net................................................................................       949,614        916,145
Program rights, net of current portion................................................................       119,423        130,016
Investments in broadcast properties...................................................................        33,453         40,347
Other assets, net.....................................................................................        13,062         32,805
                                                                                                        ------------   ------------
         Total assets.................................................................................  $  1,526,047   $  1,690,087
                                                                                                        ============   ============

        LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND COMMON STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities............................................................  $     21,828   $     15,885
  Accrued interest....................................................................................        10,464          7,862
  Obligations for cable distribution rights...........................................................        19,840         14,712
  Obligations for satellite distribution rights.......................................................         5,114          2,947
  Obligations for program rights......................................................................        88,336         82,907
  Current portion of bank financing...................................................................        15,966         18,698
                                                                                                        ------------   ------------
         Total current liabilities....................................................................       161,548        143,011
Obligations for cable distribution rights, net of current portion.....................................           972          6,672
Obligations for satellite distribution rights, net of current portion.................................        14,076         12,000
Obligations for program rights, net of current portion................................................        79,341        112,153
Senior subordinated notes and bank financing..........................................................       389,510        369,723
                                                                                                        ------------   ------------
         Total liabilities............................................................................       645,447        643,559
                                                                                                        ------------   ------------
Mandatorily redeemable preferred stock................................................................     1,080,389        949,807
                                                                                                        ------------   ------------
Commitments and contingencies (Note 18)...............................................................           --             --
                                                                                                        ------------   -----------
Stockholders' equity (deficit):
  Class A common stock, $0.001 par value; one vote per share; 215,000,000 shares
    authorized, 55,872,152 and 54,577,784 shares issued and outstanding...............................            56             55
  Class B common stock, $0.001 par value; ten votes per share; 35,000,000 shares authorized and
    8,311,639 shares issued and outstanding...........................................................             8              8
  Common stock warrants and call option...............................................................        68,384         68,245
  Stock subscription notes receivable.................................................................        (1,270)        (1,270)
  Additional paid-in capital..........................................................................       499,304        417,652
  Deferred stock option compensation..................................................................        (6,999)       (20,026)
  Accumulated deficit.................................................................................      (759,272)      (367,943)
                                                                                                        ------------   ------------
         Total stockholders' equity (deficit).........................................................      (199,789)        96,721
                                                                                                        ------------   ------------
         Total liabilities, mandatorily redeemable preferred stock and common stockholders' equity
           (deficit)..................................................................................  $  1,526,047   $  1,690,087
                                                                                                        ============   ============

         The accompanying notes are an integral part of the consolidated financial statements.

                        PAXSON COMMUNICATIONS CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                                                                    FOR THE YEARS ENDED DECEMBER 31,
                                                                              --------------------------------------------
                                                                                  2000            1999            1998
                                                                              ------------    ------------    ------------
Revenues ..................................................................   $    315,936    $    248,362    $    134,196
Less: agency commissions ..................................................        (44,044)        (34,182)        (16,908)
                                                                              ------------    ------------    ------------
Net revenues ..............................................................        271,892         214,180         117,288
                                                                              ------------    ------------    ------------
Expenses:
  Programming and broadcast operations ....................................         38,633          33,139          26,717
  Program rights amortization .............................................        100,324          91,799          31,422
  Selling, general and administrative .....................................        137,804         135,063         118,559
  Time brokerage and affiliation fees .....................................          5,259          14,257          15,699
  Stock-based compensation ................................................         13,866          16,814          10,413
  Adjustment of programming to net realizable value .......................         24,400          70,499              --
  Restructuring charge related to Joint Sales Agreements ..................          5,760              --              --
  Depreciation and amortization ...........................................         96,881          77,860          50,009
                                                                              ------------    ------------    ------------
          Total operating expenses ........................................        422,927         439,431         252,819
                                                                              ------------    ------------    ------------
Operating loss ............................................................       (151,035)       (225,251)       (135,531)
Other income (expense):
  Interest expense ........................................................        (47,973)        (50,286)        (41,906)
  Interest income .........................................................         14,022           8,570          14,992
  Other expenses, net .....................................................         (4,426)         (7,855)         (2,744)
  Gain on modification of program rights obligations ......................         10,221              --              --
  Gain on sale of Travel Channel and other broadcast assets ...............          1,325          59,453          51,603
  Equity in loss of unconsolidated investment .............................           (539)         (2,260)        (13,273)
                                                                              ------------    ------------    ------------
Loss from continuing operations before income taxes .......................       (178,405)       (217,629)       (126,859)
Income tax (provision) benefit ............................................           (120)         57,257          37,389
                                                                              ------------    ------------    ------------
Loss from continuing operations ...........................................       (178,525)       (160,372)        (89,470)
Gain on disposal of discontinued operations, net of applicable income taxes             --              --           1,182
                                                                              ------------    ------------    ------------
Net loss ..................................................................       (178,525)       (160,372)        (88,288)
Dividends and accretion on redeemable preferred stock .....................       (137,674)        (88,740)        (49,667)
Beneficial conversion feature on issuance of convertible preferred stock ..        (75,130)        (65,467)             --
                                                                              ------------    ------------    ------------
Net loss available to common stockholders .................................   $   (391,329)   $   (314,579)   $   (137,955)
                                                                              ============    ============    ============
Basic and diluted (loss) earnings per share:
Continuing operations .....................................................   $      (6.16)   $      (5.10)   $      (2.31)
Discontinued operations ...................................................             --              --            0.02
                                                                              ------------    ------------    ------------
Net loss ..................................................................   $      (6.16)   $      (5.10)   $      (2.29)
                                                                              ============    ============    ============
Weighted average shares outstanding .......................................     63,515,340      61,737,576      60,360,384
                                                                              ============    ============    ============

        The accompanying notes are an integral part of the consolidated financial statements.

                        PAXSON COMMUNICATIONS CORPORATION

        CONSOLIDATED STATEMENT OF CHANGES IN COMMON STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                   COMMON
                                              COMMON STOCK          STOCK          STOCK                        DEFERRED
                                           --------------------   WARRANTS     SUBSCRIPTION    ADDITIONAL        OPTION
                                                                  AND CALL         NOTES         PAID-IN          PLAN
                                           CLASS A    CLASS B      OPTION       RECEIVABLE       CAPITAL      COMPENSATION
                                           -------    -------     --------     ------------    ----------     ------------
Balance at December 31, 1997..........      $  51      $  8       $   2,316      $  (2,813)    $   285,796     $   (2,205)
 Stock issued for acquisitions........          1                                                    5,249
 Issuance of common stock
   warrants...........................                                1,582
 Exercise of common stock
   warrants...........................          1                    (2,316)                         2,315
 Deferred option plan
   compensation.......................                                                              24,314        (24,314)
 Stock-based compensation.............                                                                              9,791
 Stock options exercised..............                                                               1,261
 Dividends on redeemable and
   convertible preferred stock........
 Accretion on redeemable preferred
   stock..............................
 Net loss.............................
                                            -----      ----       ---------      ---------     -----------     ----------
Balance at December 31, 1998..........         53         8           1,582         (2,813)        318,935        (16,728)
 Stock issued for cable
   distribution rights................          1                                                    8,478
 Stock issued for acquisition.........                                                                 500
 Issuance of common stock warrants
   and Class B common stock call
   option.............................                               66,663
 Deferred option plan
   compensation.......................                                                              20,112        (20,112)
 Repayment of stock subscription
   receivable.........................                                               1,543
 Stock-based compensation.............                                                                             16,814
 Stock options exercised..............          1                                                    4,160
 Beneficial conversion feature on
   issuance of convertible
   preferred stock....................                                                              65,467
 Dividends on redeemable and
   convertible preferred stock........
 Accretion on redeemable preferred
   stock..............................
 Net loss.............................
                                            -----      ----       ---------      ---------     -----------     ----------
Balance at December 31, 1999..........         55         8          68,245         (1,270)        417,652        (20,026)
 Stock issued for acquisition.........                                                                 251
 Deferred option plan
   compensation.......................                                                                 700           (700)
 Stock-based compensation.............                                  139                                        13,727
 Stock options exercised..............          1                                                    5,571
 Cumulative effect adjustment for
   beneficial conversion
   feature............................                                                              75,130
 Dividends on redeemable and
   convertible preferred stock........
 Accretion on redeemable preferred
   stock..............................
 Net loss.............................
                                            -----      ----       ---------      ---------     -----------     ----------
Balance at December 31, 2000..........      $  56      $  8       $  68,384      $  (1,270)    $   499,304     $   (6,999)
                                            =====      ====       =========      =========     ===========     ==========



                                              RETAINED          TOTAL
                                              EARNINGS       STOCKHOLDERS'
                                            (ACCUMULATED        EQUITY
                                              DEFICIT)         (DEFICIT)
                                            ------------     -------------
Balance at December 31, 1997..........       $    84,591      $   367,744
 Stock issued for acquisitions........                              5,250
 Issuance of common stock
   warrants...........................                              1,582
 Exercise of common stock
   warrants...........................                                --
 Deferred option plan
   compensation.......................                                --
 Stock-based compensation.............                              9,791
 Stock options exercised..............                              1,261
 Dividends on redeemable and
   convertible preferred stock........           (47,399)         (47,399)
 Accretion on redeemable preferred
   stock..............................            (2,268)          (2,268)
 Net loss.............................           (88,288)         (88,288)
                                             -----------      -----------
Balance at December 31, 1998..........           (53,364)         247,673
 Stock issued for cable
   distribution rights................                              8,479
 Stock issued for acquisition.........                                500
 Issuance of common stock warrants
   and Class B common stock call
   option.............................                             66,663
 Deferred option plan
   compensation.......................                                --
 Repayment of stock subscription
   receivable.........................                              1,543
 Stock-based compensation.............                             16,814
 Stock options exercised..............                              4,161
 Beneficial conversion feature on
   issuance of convertible
   preferred stock....................           (65,467)             --
 Dividends on redeemable and
   convertible preferred stock........           (79,005)         (79,005)
 Accretion on redeemable preferred
   stock..............................            (9,735)          (9,735)
 Net loss.............................          (160,372)        (160,372)
                                             -----------      -----------
Balance at December 31, 1999..........          (367,943)          96,721
 Stock issued for acquisition.........                                251
 Deferred option plan
   compensation.......................                                --
 Stock-based compensation.............                             13,866
 Stock options exercised..............                              5,572
 Cumulative effect adjustment for
   beneficial conversion
   feature............................           (75,130)             --
 Dividends on redeemable and
   convertible preferred stock........          (111,203)        (111,203)
 Accretion on redeemable preferred
   stock..............................           (26,471)         (26,471)
 Net loss.............................          (178,525)        (178,525)
                                             -----------      -----------
Balance at December 31, 2000..........       $  (759,272)     $  (199,789)
                                             ===========      ===========

        The accompanying notes are an integral part of the consolidated financial statements.

                        PAXSON COMMUNICATIONS CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    FOR THE YEARS ENDED DECEMBER 31,
                                                                ---------------------------------------
                                                                  2000           1999           1998
                                                                ---------      ---------      ---------
Cash flows from operating activities:
  Net loss ................................................     $(178,525)     $(160,372)     $ (88,288)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization .........................        96,881         77,860         50,009
    Stock-based compensation ..............................        13,866         16,814         10,413
    Non-cash restructuring charge .........................         5,677             --             --
    Program rights amortization ...........................       100,324         91,799         31,422
    Adjustment of programming to net realizable value .....        24,400         70,499             --
    Payments for cable distribution rights ................       (10,727)       (30,713)       (19,905)
    Program rights payments and deposits ..................      (128,288)      (125,916)       (62,076)
    Provision for doubtful accounts .......................         3,277          6,164          4,214
    Deferred income tax benefit ...........................            --        (58,109)       (42,143)
    Loss on sale or disposal of assets ....................         3,449          4,483          3,852
    Gain on sale of Travel Channel and other broadcast
      assets ..............................................        (1,325)       (59,453)       (51,603)
    Equity in loss of unconsolidated investment ...........           539          2,260         13,273
    Gain on restructuring of program rights obligations ...        (9,230)            --             --
    Gain on disposal of discontinued operations, net ......            --             --         (1,182)
    Changes in assets and liabilities:
      (Increase) decrease in restricted cash and short-term
         investments ......................................        (5,571)        17,638         (1,096)
      Increase in accounts receivable .....................        (2,654)       (21,036)       (20,791)
      Decrease (increase) in prepaid expenses and other
         current assets ...................................           712            394           (188)
      Decrease in other assets ............................         8,291          1,425          2,050
      Increase (decrease) in accounts payable and accrued
         liabilities ......................................           266        (13,837)        21,544
      Increase (decrease) in accrued interest .............         2,602         (1,708)           (85)
                                                                ---------      ---------      ---------
         Net cash used in operating activities ............       (76,036)      (181,808)      (150,580)
                                                                ---------      ---------      ---------
Cash flows from investing activities:
  Decrease (increase) in short-term investments ...........        74,987       (124,987)            --
  Acquisitions of broadcasting properties, including DP
    Media, Inc. ...........................................       (74,180)      (171,586)      (591,368)
  (Increase) decrease in investments in broadcast
    properties ............................................        (2,957)        10,780        (15,659)
  Decrease in deposits on broadcast properties ............            --          4,214         29,399
  Collection of notes receivable from CAP Communications,
    Inc ...................................................            --         30,644             --
  Cash held by qualified intermediary .....................            --             --        418,950
  Purchases of property and equipment .....................       (25,110)       (34,609)       (82,922)
  Proceeds from sales of Travel Channel, broadcast assets
    and discontinued operations ...........................        14,476        120,726         69,944
  Other ...................................................            --          4,310          3,170
                                                                ---------      ---------      ---------
         Net cash used in investing activities ............       (12,784)      (160,508)      (168,486)
                                                                ---------      ---------      ---------
Cash flows from financing activities:
  Proceeds from issuance of exchangeable and convertible
    preferred stock, net ..................................            --        406,500        261,706
  Borrowings of long-term debt ............................        19,452         15,812         23,411
  Repayments of long-term debt ............................        (2,018)        (9,780)          (513)
  Payment of loan origination costs .......................          (920)            --             --
  Preferred stock dividends ...............................        (7,092)          (171)            --
  Proceeds from exercise of common stock options, net .....         5,572          4,161          1,261
  Repayment of stock subscription notes receivable ........            --          1,543             --
                                                                ---------      ---------      ---------
         Net cash provided by financing activities ........        14,994        418,065        285,865
                                                                ---------      ---------      ---------
(Decrease) increase in cash and cash equivalents ..........       (73,826)        75,749        (33,201)
Cash and cash equivalents, beginning of year ..............       125,189         49,440         82,641
                                                                ---------      ---------      ---------
Cash and cash equivalents, end of year ....................     $  51,363      $ 125,189      $  49,440
                                                                =========      =========      =========


        The accompanying notes are an integral part of the consolidated financial statements.

                        PAXSON COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     Paxson Communications Corporation (the "Company"), a Delaware corporation, was organized in December 1993. The Company owns and operates television stations nationwide, and on August 31, 1998, launched PAX TV. PAX TV is the brand name for the programming that the Company broadcasts through its owned, operated and affiliated television stations, as well as certain cable and satellite system affiliates.

     The consolidated financial statements include the accounts of the Company and its subsidiaries and those of DP Media, Inc. ("DP Media"), a company acquired in June 2000. Prior to acquisition, DP Media was beneficially owned by family members of Lowell W. Paxson ("Mr. Paxson"), the Company's Chairman and principal shareholder. The financial position and results of operations of DP Media have been included in the Company's consolidated financial statements since September 1999 (see Note 3). All significant intercompany balances and transactions have been eliminated.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

SHORT-TERM INVESTMENTS

     Short-term investments consist of marketable government securities with original maturities of one year or less. All short-term investments are classified as trading and are recorded at fair value.

RESTRICTED CASH AND SHORT-TERM INVESTMENTS

     Restricted cash and short-term investments consist of cash and other liquid securities held in an escrow account to be applied to the payment of principal and interest due in connection with the Company's senior credit facility (see
Note 11).

PROPERTY AND EQUIPMENT

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of assets, are capitalized at cost and depreciated using the straight line method over their estimated useful lives as follows (see Note 7):

     Broadcasting towers and equipment......................      6-13 years
     Office furniture and equipment.........................      5-10 years
     Buildings and building improvements....................     15-40 years
     Leasehold improvements.................................   Term of lease
     Aircraft, vehicles and other...........................         5 years

     Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

Intangible Assets

     Intangible assets are recorded at cost and amortized using the straight line method over their estimated useful lives as follows (see Note 8):

      FCC licenses and goodwill.......................            25 years
      Cable distribution rights.......................   Generally 7 years
      Covenants not to compete........................   Generally 3 years
      Favorable lease and other contracts.............       Contract term

INVESTMENTS IN BROADCAST PROPERTIES

     Investments in broadcast properties represent the Company's financing of television station acquisitions by third party licensees, purchase options or other investments in entities owning television broadcasting stations or construction permits. In connection with a number of these agreements, the Company has obtained the right to provide programming for the related stations pursuant to time brokerage agreements ("TBAs") and has options to purchase certain of the related station assets and Federal Communications Commission ("FCC") licenses at various amounts and terms (see Note 18). Included in other expenses, net for 1999 is a loss of $4.5 million, reflecting the Company's estimate of advances and costs related to the planned acquisition of a television station which were determined to be unrecoverable due to the termination of the acquisition contract.

PROGRAM RIGHTS

     Program rights are carried at the lower of unamortized cost or estimated net realizable value. Program rights and the related liabilities are recorded at the contractual amounts when the programming is available to air, and are amortized over the licensing agreement term using the greater of the straight line per run or straight line over the license term method. The estimated costs of programming which will be amortized during the next year are included in current assets; program rights obligations which become due within the next year are included in current liabilities.

     The Company periodically evaluates the net realizable value of its program rights based on anticipated future usage of programming and the anticipated future ratings and related advertising revenue to be generated. As further described in Note 9, during the years ended December 31, 2000 and 1999, the Company recorded charges of approximately $24.4 million and $70.5 million, respectively, related to the write-down of program rights to net realizable value.

CABLE DISTRIBUTION RIGHTS

     The Company has agreements under which it receives cable carriage of its PAX TV programming on certain cable systems in markets not currently served by a Company owned television station. The Company pays fees based on the number of cable television subscribers reached and in certain instances provides local advertising airtime during PAX TV programming. Cable distribution rights are recorded at the present value of the Company's future obligation when the Company receives affidavits of subscribers delivered. Cable distribution rights are amortized over seven years using the straight line method. Obligations for cable distribution rights which will be paid within the next year are included in current liabilities.

SATELLITE DISTRIBUTION RIGHTS

     The Company has entered into agreements with satellite television providers for carriage on their systems in exchange for advertising credits. The Company has recorded satellite distribution rights based on the estimated value of the advertising credits at prevailing rates. Satellite distribution rights are amortized over five to seven years using the straight line method. Obligations for satellite distribution rights are recognized as advertising revenue when advertising credits are utilized. An estimate of the advertising credit that will be utilized within the next year is included in current liabilities.

LONG-LIVED ASSETS

     The Company reviews long-lived assets, identifiable intangibles and goodwill and reserves for impairment whenever events or changes in circumstances indicate that, based on estimated undiscounted future cash flows, the carrying amount of the assets may not be fully recoverable. It is possible that the estimated life of certain long-lived assets will be reduced significantly in the near term due to the anticipated industry migration from analog to digital broadcasting. If and when the Company becomes aware of such a reduction of useful lives, depreciation expense will be adjusted prospectively to ensure assets are fully depreciated upon migration.

REVENUE RECOGNITION

     Revenue is recognized as commercial spots are aired and air time is provided.

TIME BROKERAGE AGREEMENTS

     The Company operates certain stations under TBAs whereby the Company has agreed to provide the station with programming and sells and retains all advertising revenue during such programming. The broadcast station licensee retains responsibility for ultimate control of the station in accordance with FCC policies. The Company pays a fixed fee to the station owner as well as certain expenses of the station and performs other functions. The financial results of TBA operated stations are included in the Company's statements of operations from the date of commencement of the TBA.

STOCK-BASED COMPENSATION

     The Company's employee stock option plans are accounted for using the intrinsic value method. Stock-based compensation to non-employees is accounted for using the fair value method. The Company also provides disclosure of certain pro forma information as if the Company's employee stock option plans were accounted for using the fair value method (see Note 13).

INCOME TAXES

     The Company records deferred income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and income tax bases of the Company's assets and liabilities. An allowance is recorded, based upon currently available information, when it is more likely than not that any or all of a deferred tax asset will not be realized. The provision for income taxes includes taxes currently payable, if any, plus the net change during the year in deferred tax assets and liabilities recorded by the Company.

PER SHARE DATA

     Basic and diluted loss per share from continuing operations was computed by dividing the loss from continuing operations less dividends and accretion and the effect of beneficial conversion features on redeemable preferred stock by the weighted average number of common shares outstanding during the period. Because of losses from continuing operations, the effect of stock options and warrants is antidilutive. Accordingly, the Company's presentation of diluted earnings per share is the same as that of basic earnings per share.

     The following securities, which could potentially dilute earnings per share in the future, were not included in the computation of diluted earnings per share, because to do so would have been antidilutive for the periods presented (in thousands):

                                                      2000       1999       1998
                                                    ------     ------     ------
Stock options outstanding .....................     10,974     11,991      9,342
Class A and B common stock warrants outstanding     32,428     32,428        396
Class A common stock reserved under convertible
  securities ..................................     37,893     37,342      4,946
                                                    ------     ------     ------
                                                    81,295     81,761     14,684
                                                    ======     ======     ======

USE OF ESTIMATES

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain reclassifications have been made to prior year's financial statements to conform with the 2000 presentation. The primary change was the reclassification of agency commissions from selling, general and administrative expenses to a separate line item in presenting net revenues.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 as amended by SFAS No. 137 and SFAS No. 138, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS 133 is effective for fiscal years beginning after June 15, 2000. The Company will adopt SFAS 133 beginning January 1, 2001. The Company believes that the adoption of SFAS 133 will not have a material impact on its consolidated financial position or results of operations.

2. NBC TRANSACTION:

     Effective September 15, 1999 (the "Issue Date"), the Company entered into an Investment Agreement (the "Investment Agreement") with National Broadcasting Company, Inc. ("NBC"), pursuant to which NBC purchased shares of convertible exchangeable preferred stock (the "Series B Convertible Preferred Stock"), and common stock purchase warrants from the Company for an aggregate purchase price of $415 million. Further, Mr. Paxson and certain entities controlled by Mr. Paxson granted NBC the right (the "Call Right") to purchase all (but not less than all) 8,311,639 shares of Class B Common Stock of the Company beneficially owned by Mr. Paxson.

     The common stock purchase warrants issued to NBC consist of a warrant to purchase up to 13,065,507 shares of Class A Common Stock at an exercise price of $12.60 per share ("Warrant A") and a warrant to purchase up to 18,966,620 shares of Class A Common Stock ("Warrant B") at an exercise price equal to the average of the closing sale prices of the Class A Common Stock for the 45 consecutive trading days ending on the trading day immediately preceding the warrant exercise date (provided that such price shall not be more than 17.5% higher or 17.5% lower than the six month trailing average closing sale price), subject to a minimum exercise price during the first three years after the Issue Date of $22.50 per share. The Warrants are exercisable for ten years from the Issue Date, subject to certain conditions and limitations.

     The Call Right has a per share exercise price equal to the higher of (i) the average of the closing sale prices of the Class A Common Stock for the 45 consecutive trading days ending on the trading day immediately preceding the exercise of the Call Right (provided that such price shall not be more than 17.5% higher or 17.5% lower than the six month trailing average closing sale prices), and (ii) $22.50 for any exercise of the Call Right on or before the third anniversary of the Issue Date and $20.00 for any exercise of the Call Right thereafter. The owners of the shares which are subject to the Call Right may not transfer such shares before the sixth anniversary of the Issue Date, and may not convert such shares into any other securities of the Company (including shares of Class A Common Stock). Exercise of the Call Right is subject to compliance with applicable provisions of the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations of the FCC. The Call Right may not be exercised until Warrant A and Warrant B have been exercised in full. The Call Right expires on the tenth anniversary of the Issue Date, or prior thereto under certain circumstances.

     The Company valued the common stock purchase warrants issued to NBC and the Call Right at $66.7 million. The Company recorded this value along with transaction costs as a reduction of the face value of the Series B Convertible Preferred Stock. Such discount is being accreted as preferred stock dividends over three years using the interest method.

     The Series B Convertible Preferred Stock was issued with a conversion price per share that was less than the closing price of the Class A Common Stock at the Issue Date. As a result, the Company recognized a beneficial conversion feature in connection with the issuance of the stock equal to the difference between the closing price and the conversion price multiplied by the number of shares issuable upon conversion of the Series B Convertible Preferred Stock. The amount of the beneficial conversion feature calculated for the 1999 fiscal year totaling approximately $65.5 million was reflected in the accompanying statement of operations as a preferred stock dividend during 1999 and allocated to additional paid-in capital in the accompanying balance sheet because the preferred stock was immediately convertible. In November 2000, the Emerging Issues Task Force of the Financial Accounting Standards Board reached a consensus regarding the accounting for beneficial conversion features which required the Company to recalculate the beneficial conversion feature utilizing the accounting conversion price as opposed to the stated conversion price used for 1999. This change resulted in a cumulative catch-up adjustment totaling approximately $75.1 million which was recorded as a preferred stock dividend in the fourth quarter of 2000.

     The Investment Agreement requires the Company to obtain the consent of NBC or its permitted transferee with respect to certain corporate actions, as set forth in the Investment Agreement, and grants NBC certain rights with respect to the network operations of the Company. NBC was also granted certain demand and piggyback registration rights with respect to the shares of Class A Common Stock issuable upon conversion of the Series B Convertible Preferred Stock (or conversion of any exchange debentures issued in exchange therefor), exercise of the Warrants or conversion of the Class B Common Stock subject to the Call Right.

     NBC, the Company, Mr. Paxson and certain entities controlled by Mr. Paxson also entered into a Stockholder Agreement, pursuant to which, if permitted by the Communications Act and FCC rules and regulations, the Company may nominate persons named by NBC for election to the Company's board of directors and Mr. Paxson and his affiliates have agreed to vote their shares of common stock in favor of the election of such persons as directors of the Company. Should no NBC nominee be serving as a member of the Company's board of directors, then NBC may appoint two observers to attend all board meetings. In December 1999 and March 2000, the Company's Board of Directors elected three NBC nominees to fill newly created vacancies on the board. At the Company's Annual Meeting of Stockholders in May 2000, all of the Company's directors, including the NBC nominees were reelected for terms of one to three years. The Stockholder Agreement further provides that the Company shall not, without the prior written consent of NBC, enter into certain agreements or adopt certain plans, as set forth in the Stockholder Agreement, which would be breached or violated upon the acquisition of the Company securities by NBC or its affiliates or would otherwise restrict or impede the ability of NBC or its affiliates to acquire additional shares of capital stock of the Company.

     The Company and NBC have entered into a number of agreements affecting the Company's business operations, including an agreement under which NBC provides network sales, marketing and research services for the Company's PAX TV Network, and Joint Sales Agreements ("JSA") between the Company's stations and NBC's owned and operated stations serving the same markets. Pursuant to the terms of the JSAs, the NBC stations sell all non-network spot advertising of the Company's stations and receive commission compensation for such sales and the Company's stations may agree to carry one hour per day of the NBC station's syndicated or news programming. Certain Company station operations, including sales operations, are integrated with the corresponding functions of the related NBC station and the Company reimburses NBC for the cost of performing these operations. During the year ended December 31, 2000, the Company paid or accrued amounts due to NBC totaling approximately $17.8 million for commission compensation and cost reimbursements incurred in conjunction with these agreements.

3. DP MEDIA:

     In June 2000, the Company completed the acquisition of DP Media for aggregate consideration of $113.5 million, $106.0 million of which had previously been advanced by the Company during 1999. DP Media's assets included a 32% equity interest in a limited liability company controlled by the former stockholders of DP Media, which owns television station WWDP in Norwell, Massachusetts. The Company is entitled to receive a 45% distribution of the proceeds upon sale of the station which, pursuant to the terms of the limited liability agreement, must be sold by March 2003. The Company allocated the aggregate purchase price of DP Media to the assets acquired and liabilities assumed based on their relative fair market values. The assets, liabilities and results of operations of WWDP are no longer consolidated within the financial statements of the Company. The Company accounts for its equity interest in WWDP utilizing the equity method of accounting and has recorded its equity investment in WWDP within other assets as of December 31, 2000.

     During the third quarter of 1999, the Company advanced funds to DP Media which were utilized to fund operating cash flow needs. As a result of the Company's significant operating relationships with DP Media and its funding of DP Media's operating cash flow needs, the assets and liabilities of DP Media, together with their results of operations were included in the Company's consolidated financial statements since September 30, 1999. In consolidating DP Media, at December 31, 1999, the Company recorded current assets of approximately $4.3 million, current liabilities of approximately $1.3 million, property, plant and equipment of approximately $22.2 million, intangible assets of approximately $72.2 million and other assets of approximately $2.6 million.

     In August 1999, a subsidiary of DP Media repaid notes receivable to the Company of $15.5 million and $15.0 million in connection with its acquisition of WBPX in Boston and WHPX in Hartford. Both WBPX and WHPX were indirectly acquired from the Company by DP Media in prior years and have been reflected in the accompanying consolidated balance sheet as of December 31, 1999 at the Company's approximate historical cost.

     During August 1998, the Company advanced $1.75 million to DP Media in connection with its acquisition of WIPX in Bloomington, Indiana and was repaid these amounts at the closing of the acquisition transaction.

     During 1998, the Company sold two television stations to DP Media for aggregate consideration of approximately $13 million. The stations, which serve the Grand Rapids and Milwaukee markets, became PAX TV affiliates upon their acquisition by DP Media. No significant gain or loss was recorded in connection with these transactions.

     Before the acquisition of DP Media, the Company and DP Media had entered into various operating agreements including affiliation, services and commercial representation, and sales agreements. Subsequent to the consolidation of DP Media in September 1999, all intercompany transactions with DP Media have been eliminated. Prior to consolidation, the Company recorded time brokerage and affiliation fees related to stations owned by DP Media totaling approximately $13.6 million in 1999 and $5.7 million in 1998. Additionally, during 1999, the Company recorded commission revenue of $404,000 under its services and commercial representation agreements with DP Media.

4. JSA RESTRUCTURING:

     In connection with the NBC strategic relationship, the Company entered into JSAs with certain of NBC's owned and operated stations in 1999 and 2000. During the fourth quarter of 2000, the Company approved a plan to restructure its television station operations by entering into JSAs primarily with NBC affiliate stations in each of the Company's remaining non-JSA markets. To date, the Company has entered into JSAs for 45 of its television stations, 19 of which entered into JSAs before adoption of the formal JSA restructuring plan. Under the JSA structure, the Company generally terminates its station sales staff. The JSA partner then provides local and national spot advertising sales management and representation to the Company station and integrates and co-locates the Company station operations. The Company's restructuring plan includes two major components: (1) termination of 226 station sales and administrative employees; and (2) exiting Company studio and sales office leased properties. These restructuring activities resulted in a charge of approximately $5.8 million in the fourth quarter of 2000 consisting of $2.7 million of termination benefits and $3.1 million of costs associated with exiting leased properties which will no longer be utilized upon implementation of the JSAs. Through December 31, 2000, the Company paid termination benefits to five employees totaling approximately $83,000 which were charged against the restructuring reserve. The Company expects to be substantially complete with the restructuring plan by the end of 2001; however, certain lease obligations may continue through mid-2002.

     During 2000, the Company recognized severance and lease termination costs related to JSAs entered into before management's approval of the restructuring plan totaling approximately $942,000 which are included in selling, general and administrative expenses.

5. CERTAIN TRANSACTIONS WITH RELATED PARTIES:

     In addition to the transactions with NBC described in Note 2, the Company has entered into certain operating and financing transactions with related parties as described below.

THE CHRISTIAN NETWORK, INC.

     The Company has entered into several agreements with The Christian Network, Inc. and certain of its for profit subsidiaries (individually and collectively referred to herein as "CNI"). The Christian Network, Inc. is a section 501(c)(3) not-for-profit corporation to which Mr. Paxson, the majority stockholder of the Company, has been a substantial contributor and of which he was a member of the Board of Stewards through 1993.

     In connection with the NBC transactions described elsewhere herein, the Company entered into a Master Agreement for Overnight Programming, Use of Digital Capacity and Public Interest Programming with CNI, pursuant to which the Company granted CNI, for a term of 50 years (with automatic ten year renewals, subject to certain limited conditions), certain rights to continue broadcasting CNI's programming on Company stations during the hours of 1:00 a.m. to 6:00 a.m. When digital programming begins, the Company will make a digital channel available for CNI's use for 24 hour CNI digital programming.

     Investments in Broadcast Properties. In April 1998, DP Media contracted to acquire WBPX in Boston, a PAX TV affiliate, for $18 million, including the assumption of CNI's obligations to the Company totaling approximately $15.5 million. In February of 1999 DP Media's acquisition of WBPX was completed.

     CNI Agreement. The Company and CNI entered into an agreement in May 1994 (the "CNI Agreement") under which the Company agreed that, if the tax exempt status of CNI were jeopardized by virtue of its relationships with the Company and its subsidiaries, the Company would take certain actions to ensure that CNI's tax exempt status would no longer be so jeopardized. Such steps could include, but not be limited to, rescission of one or more transactions or payment of additional funds by the Company. If the Company's activities with CNI are consistent with the terms governing their relationship, the Company believes that it will not be required to take any actions under the CNI Agreement. However, there can be no assurance that the Company will not be required to take any actions under the CNI Agreement at a material cost to the Company.

     Worship Channel Studio. CNI and the Company have contracted for the Company to lease CNI's television production and distribution facility, the Worship Channel Studio. The Company utilizes this facility primarily as its network operations center and originates the PAX TV network signal from this location. During the years ended December 31, 2000, 1999 and 1998, the Company incurred rental charges in connection with this agreement of $199,000, $195,000 and $252,000, respectively.

AIRCRAFT LEASE

     During 1997, the Company entered into a three year aircraft lease with a company which is owned by Mr. Paxson. The lease is for a Boeing 727 aircraft with monthly payments of approximately $64,000. The Company continued to lease the Boeing 727 aircraft on a month to month basis through December 2000. Effective, January 1, 2001 the Company no longer leases the aircraft. In connection with such lease, the Company incurred rental costs of approximately $759,000, $763,000 and $763,000 during the years ended December 31, 2000, 1999 and 1998, respectively.

BOARD OF DIRECTORS

     The Company has entered into transactions with certain current and former members of its Board of Directors.

     Vice Chairman of the Board of Directors. In May 1998, the Board of Directors of the Company elected a Vice Chairman of the Board. In connection with this appointment, an affiliate of the Vice Chairman received fully vested warrants to acquire 155,500 shares of Class A common stock at an exercise price of $16 per share (see Note 15). The warrants were valued at approximately $622,000, which was recorded as stock-based compensation at the time the warrants were issued.

     In June 1998, an affiliate of the Vice Chairman purchased $10 million of the Company's mandatorily redeemable convertible preferred stock and warrants to purchase 32,000 shares of Class A common stock at an exercise price of $16 per share. In connection with the Company's offering of such stock, the affiliate of the Vice Chairman received a consulting fee of $500,000 and an underwriting fee of $550,000 for the placement of additional shares of mandatorily redeemable convertible preferred stock. The Company recorded such fees as issuance costs in connection with the sale of the preferred stock.

     In March 2000, the Company reduced the exercise price of all of the warrants held by the previously described affiliate of the Vice Chairman from $16.00 per share to $12.60 per share resulting in a stock based compensation charge of approximately $139,000.

     Stockholders Agreement. Certain entities controlled by Mr. Paxson and entities which are affiliates of a former director of the Company are parties to a stockholders agreement whereby the parties to such agreement were granted registration rights with respect to certain shares of common stock held by such parties and the right of first refusal to acquire a pro rata share of any new securities the

Company may issue. Additionally, the stockholders agreement grants certain cosale rights if Mr. Paxson should sell more than a predetermined percentage of his ownership interest in the Company.

6. ACQUISITIONS AND DIVESTITURES

     In addition to the acquisition of DP Media described in Note 3, during 2000, the Company acquired the assets of four television stations (including construction permits) for total consideration of approximately $68.7 million of which $10.9 million was paid in prior years. Additionally, the Company paid approximately $8.9 million of consideration for a prior year acquisition. During 1999, the Company acquired the assets of five television stations (including construction permits), for total consideration of approximately $65.6 million. In February 1999, the Company also completed its acquisition of WCPX in Chicago by transferring its interest in KWOK in San Francisco as partial consideration for WCPX. In connection with the transfer of ownership of KWOK, the Company recognized a pre-tax gain of approximately $23.8 million. During 1998, the Company acquired the assets of 26 television stations (including construction permits), for total consideration of approximately $591.4 million.

     During 2000, the Company sold interests in four stations for aggregate consideration of approximately $14.5 million and realized pre-tax gains of approximately $1.3 million on these sales. During 1999, the Company sold its interests in four stations for aggregate consideration of approximately $61 million and realized pre-tax gains of approximately $18.7 million on these sales. In addition, in February 1999, the Company sold its 30% interest in The Travel Channel, L.L.C. ("The Travel Channel") for aggregate consideration of approximately $55 million and realized a pre-tax gain of approximately $17 million. The results of operations of The Travel Channel have been included in the Company's December 31, 1999 and 1998 consolidated statement of operations using the equity method of accounting through the date of sale. During 1998, the Company sold its interests in three stations for aggregate consideration of $79.5 million and realized a gain of approximately $51.6 million.

7. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                                  2000           1999
                                                ---------      ---------
       Broadcasting towers and equipment ..     $ 229,414      $ 212,550
       Office furniture and equipment .....        20,012         19,552
       Buildings and leasehold improvements        21,446         20,982
       Land and land improvements .........         3,417          5,986
       Aircraft, vehicles and other .......         3,905          3,832
                                                ---------      ---------
                                                  278,194        262,902
       Accumulated depreciation ...........      (103,545)       (72,994)
                                                ---------      ---------
       Property and equipment, net ........     $ 174,649      $ 189,908
                                                =========      =========

     Depreciation expense aggregated approximately $37.7 million, $28.4 million and $20.7 million for the years ended December 31, 2000, 1999 and 1998, respectively. In connection with restructuring activities described in Note 4, the Company identified certain leasehold improvements and office furniture and equipment which will no longer be used in its operations upon exiting certain leased properties in 2001. The Company has prospectively shortened the estimated remaining useful lives through the expected disposal date of these assets resulting in approximately $2.1 million of additional depreciation expense in 2000.

8. INTANGIBLE ASSETS:

     Intangible assets consist of the following (in thousands):

                                                2000             1999
                                             -----------      -----------
     FCC licenses and goodwill .........     $   969,052      $   892,674
     Cable distribution rights .........         101,172           93,003
     Satellite distribution rights .....          20,345           15,004
     Covenants not to compete ..........           4,364            5,574
     Favorable lease and other contracts           2,003              511
                                             -----------      -----------
                                               1,096,936        1,006,766
     Accumulated amortization ..........        (147,322)         (90,621)
                                             -----------      -----------
     Intangible assets, net ............     $   949,614      $   916,145
                                             ===========      ===========

     Amortization expense related to intangible assets aggregated $59.2 million, $49.5 million and $29.3 million for the years ended December 31, 2000, 1999 and 1998, respectively.

9. PROGRAM RIGHTS:

     Program rights consist of the following (in thousands):

                                            2000           1999
                                          ---------      ---------
             Program rights .........     $ 512,804      $ 400,737
             Accumulated amortization      (314,221)      (191,035)
                                          ---------      ---------
                                            198,583        209,702
             Less: current portion ..       (79,160)       (79,686)
                                          ---------      ---------
             Program rights, net ....     $ 119,423      $ 130,016
                                          =========      =========

     Program rights amortization expense aggregated $100.3 million, $91.8 million and $31.4 million for the years ended December 31, 2000, 1999 and 1998, respectively.

     In addition to its existing inventory of program rights, the Company continues to develop additional original programming and purchase additional syndicated programs, as well as negotiate with NBC for the acquisition of programming. The Company has entered into certain Joint Sales Agreements with NBC and NBC affiliated television station operators whereby the Company expects to obtain rights to additional news or syndicated programming. As a result of these factors, the Company adjusted its estimates of the anticipated future usage of its existing programming assets and the related advertising revenues to be generated by such programming and recorded an expense of approximately $24.4 million related to reduction of the carrying value of certain of its programming rights to net realizable value during 2000. In addition, in 1999 the Company adjusted the carrying value of certain of its program rights to net realizable value resulting in an expense of approximately $70.5 million.

     In March 2000, the Company gave up its rights to air certain syndicated programming, in exchange for approximately $4.9 million in cash and forgiveness of the remaining programming rights payments due under the original programming agreement. This transaction resulted in a gain of approximately $9.9 million. In September 2000, the Company assigned certain other programming rights to a third party who assumed the Company's remaining payment obligation. In connection with this transaction, $2.8 million of deferred gain was recorded. The deferred gain is being amortized over the term of the third party's assumed payments as the Company remains liable should the third party default. Approximately $311,000 of this deferred gain was recognized into income in 2000.

     As of December 31, 2000, the Company's programming contracts require collective payments by the Company of approximately $219.4 million as follows (in thousands):

                                           PROGRAM
                      OBLIGATIONS FOR      RIGHTS
                      PROGRAM RIGHTS     COMMITMENTS         TOTAL
                      ---------------   ------------    --------------
         2001.....    $       88,336    $     19,158    $      107,494
         2002.....            54,962          12,816            67,778
         2003.....            18,273           8,692            26,965
         2004.....             6,106           6,650            12,756
         2005.....               --            4,433             4,433
                      --------------    ------------    --------------
                      $      167,677    $     51,749    $      219,426
                      ==============    ============    ==============

     The Company has also committed to purchase at similar terms additional future episodes of certain of these programs should they be made available.

10. OBLIGATIONS FOR CABLE DISTRIBUTION RIGHTS:

     As of December 31, 2000, obligations for cable distribution rights require collective payments by the Company of approximately $22.8 million as follows (in thousands):

     2001.....................................................  $      19,840
     2002.....................................................          2,624
     2003.....................................................            260
     2004.....................................................            108
                                                                -------------
                                                                       22,832

     Less: Amount representing interest.......................         (2,020)
                                                                -------------
     Present value of obligations for cable distribution
       rights.................................................  $      20,812
                                                                =============

11. SENIOR SUBORDINATED NOTES AND BANK FINANCING:

     Senior subordinated notes and bank financing consists of the following (in thousands):

                                                                             2000               1999
                                                                        --------------     --------------
11 5/8% Senior Subordinated Notes, due 2002..........................   $      230,000     $      230,000
Senior Bank Credit Facility, maturing June 30, 2002,
  interest at LIBOR plus 3.50% or base rate plus 2.50%, at
  the Company's option (10.26% at December 31, 2000),
  quarterly principal payments commencing January 2001...............          122,000            122,000
Equipment facility, as amended in March 2001, maturing June
  30, 2002, interest at the Index Rate, as defined, plus
  2.75% per annum, LIBOR plus 3.75% per annum or the
  commercial paper rate plus 3.75% per annum, at the
  Company's option (10.11% at December 31, 2000), secured by
  purchased assets...................................................           53,689             36,003
Other................................................................              648              1,724
                                                                        --------------     --------------
                                                                               406,337            389,727
Less: discount on Senior Subordinated Notes..........................             (861)            (1,306)
Less: current portion................................................          (15,966)           (18,698)
                                                                        --------------     --------------
                                                                        $      389,510     $      369,723
                                                                        ==============     ==============

     On September 28, 1995, the Company issued $230 million of senior subordinated notes (the "Notes") at a discount, netting proceeds of approximately $227.3 million to the Company. Interest on the Notes accrues at 11.625% to yield an effective rate per annum of 11.875%. Interest payments are payable semiannually on each April 1 and October 1. The principal balance is due at maturity on October 1, 2002.

     The Notes contain certain covenants which, among other things, restrict additional indebtedness, payment of dividends, stock issuance of subsidiaries, certain investments and transfers or sales of assets, and provide for the repurchase of the Notes in the event of a change in control of the Company. The Notes are general unsecured obligations of the Company subordinate in right of payment to all existing and future senior indebtedness of the Company and senior in right to all future subordinated indebtedness of the Company.

     The Notes are currently redeemable at the option of the Company through September 30, 2001 at 102% of the face value plus accrued interest. Commencing October 1, 2001 through maturity, the Notes are redeemable at the option of the Company at 100% of the face value plus accrued interest.

     In 2000, the Company entered into three amendments of its Senior Bank Credit Facility. The amended terms include: (1) requiring the Company to make certain escrow deposits if it does not meet certain quarterly financial ratios;
(2) allowing the Company to sell its communications towers and related equipment; (3) allowing the Company to sell its accounts receivable; (4) adjustment to the timing and amounts of principal payments; (5) amendment of certain financial covenants. In connection with the amendments, the interest rates under the agreement were increased to 2.50% over base rate or 3.50% over LIBOR. At December 31, 2000, $13.7 million was deposited in escrow pursuant to the amended terms of the facility. Under the current terms, the Company is required to make principal payments of $2.5 million in 2001, $10 million on March 31, 2002 and $109.5 million on June 30, 2002. Should the Company not meet certain future quarterly financial ratios, the Company will be required to deposit quarterly into escrow an amount equal to principal amortization due in the following quarter and annualized interest as calculated under the terms of the agreement. Unless the credit agreement is amended or refinanced, the Company believes that, more likely than not, it will be required to make the future escrow deposits previously described.

     In March 2001, the Company and its lender amended its equipment credit facility (the "Equipment Facility") as follows: (1) the maximum borrowing capacity was increased from $65 million to $85 million with availability through June 30, 2002; and (2) scheduled principal amortization was eliminated and replaced with a requirement to repay in full amounts outstanding on June 30, 2002. In connection with the amendment, the interest rates were increased to Index Rate, as defined, plus 2.75%, LIBOR plus 3.75% or commercial paper rate plus 3.75%, at the Company's option. The Company paid a $200,000 origination fee for the increased commitment.

     Under the Senior Bank Credit Facility and the Equipment Facility, the Company is required to maintain certain financial ratios commencing March 31, 2001 and December 31, 2001, respectively. In addition, these credit facilities contain a number of covenants that restrict, among other things, the Company's ability to incur additional indebtedness, incur liens, make investments, pay dividends or make other restricted payments, consummate certain asset sales, consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company.

     Aggregate maturities of senior subordinated notes and bank financing at December 31, 2000 are as follows (in thousands):

       2001......................................         $       15,966
       2002......................................                367,445
       2003......................................                 22,424
       2004......................................                     59
       2005......................................                     65
       Thereafter................................                    378
                                                          --------------
                                                          $      406,337
                                                          ==============

12. INCOME TAXES:

     Income tax (expense) benefit included in the consolidated statements of operations follows (in thousands):

                                      2000         1999         1998
                                    --------      -------     --------
        Continuing operations .     $   (120)     $57,257     $ 37,389
        Discontinued operations           --           --       (4,505)
                                    --------      -------     --------
                                    $   (120)     $57,257     $ 32,884
                                    ========      =======     ========

     The (provision) benefit for federal and state income taxes for the three years ended December 31, 2000, 1999 and 1998 is as follows (in thousands):

                                2000          1999          1998
                              --------      --------      --------
             Current:
                  Federal ..  $     --      $    975      $     --
                  State ....      (120)       (1,827)       (4,754)
                              --------      --------      --------
                              $   (120)     $   (852)     $ (4,754)
                              ========      ========      ========
             Deferred:
                  Federal...  $     --      $ 51,293      $ 33,676
                  State ....        --         6,816         3,962
                              --------      --------      --------
                              $     --      $ 58,109      $ 37,638
                              ========      ========      ========

     Deferred tax assets and deferred tax liabilities reflect the tax effect of differences between financial statement carrying amounts and tax bases of assets and liabilities as follows (in thousands):

                                                           2000           1999
                                                         ---------      ---------
Deferred tax assets:
     Net operating loss carryforwards ..............     $ 190,365      $ 125,699
     Programming rights ............................        14,980         18,667
     Deferred compensation .........................        14,987         13,199
     Other .........................................         4,335          3,637
                                                         ---------      ---------
                                                           224,667        161,202
     Deferred tax asset valuation allowance ........       (84,204)       (27,429)
                                                         ---------      ---------
                                                           140,463        133,773
Deferred tax liabilities:
     Basis difference on fixed and intangible assets      (140,463)      (133,773)
                                                         ---------      ---------
          Net deferred tax liabilities .............     $      --      $      --
                                                         =========      =========

     The reconciliation of income tax provision (benefit) attributable to continuing operations, computed at the U.S. federal statutory tax rate, to the provision for income taxes is as follows (in thousands):

                                                     2000          1999          1998
                                                   --------      --------      --------
Tax benefit at U.S. federal statutory tax rate     $(62,442)     $(76,170)     $(43,132)
State income tax benefit, net of federal tax .       (5,145)       (6,426)         (320)
Non deductible items .........................        1,548         1,198         2,364
Valuation allowance ..........................       63,498        24,358            --
Other ........................................        2,661          (217)        3,699
                                                   --------      --------      --------
Provision (benefit) for income taxes .........     $    120      $(57,257)     $(37,389)
                                                   ========      ========      ========

     The Company has recorded a valuation allowance for its net deferred tax assets at December 31, 2000, as it believes it is more likely than not that it will be unable to utilize its deferred tax assets. During the year ended December 31, 1999, the Company recognized a deferred tax benefit to the extent that the Company had offsetting deferred tax liabilities.

     The Company has net operating loss carryforwards for income tax purposes subject to certain carryforward limitations of approximately $501 million at December 31, 2000 expiring through 2020. A portion of the net operating losses, amounting to approximately $7.9 million, are limited to annual utilization as a result of a change in ownership occurring when the Company acquired the subsidiary. The Company has recorded a valuation allowance in connection with the deferred tax asset relating to the net operating losses subject to limitation. Additionally, further limitations on the utilization of the Company's net operating tax loss carryforwards could result in the event of certain changes in the Company's ownership.

13. STOCK INCENTIVE PLANS:

     The Company has established various stock incentive plans to provide incentives to officers, employees and others who perform services for the Company through awards of options and shares of restricted stock. Awards granted under the plans are at the discretion of the Company's Compensation Committee and may be in the form of either incentive or nonqualified stock options or awards of restricted stock. Options granted under the plans generally vest over a five year period and expire ten years after the date of grant. At December 31, 2000, 276,861 shares of Class A common stock were available for additional awards under the plans.

     When options are granted to employees, a non-cash charge representing the difference between the exercise price and the fair market value of the common stock underlying the vested options on the date of grant is recorded as stock-based compensation expense with the balance deferred and amortized over the remaining vesting period. For the years ended December 31, 2000, 1999 and 1998, the Company recognized approximately $13.9 million, $16.8 million and $10.4 million, respectively, of stock-based compensation expense related to options and warrants and expects to recognize an additional expense of approximately $7 million over the next five years as such outstanding options vest. Stock-based compensation relates primarily to selling, general and administrative expenses.

     In May 2000, the Compensation Committee of the Board of Directors approved certain amendments to the terms of the stock options previously granted under the Company's stock option plans. The amendments were as follows: (1) to extend the exercise period in the event of an involuntary termination other than for cause to three years from the date of termination (or the original expiration, if earlier); (2) to extend the exercise period in the event of a voluntary termination to one year from the date of termination

(or the original expiration, if earlier); and (3) to retroactively revise the vesting schedule for those options which included a deferred vesting schedule over a five year period at the rates of 10%, 15%, 20%, 25% and 30% per year to a vesting schedule at the rate of 20% per year over a five year period. These modifications resulted in a new measurement date for purposes of measuring compensation expense for stock options outstanding at the date of the modification. However, no additional compensation expense was recognized as the intrinsic value at the modification date did not exceed the intrinsic value at the original measurement date.

     During 1999, the Company modified the terms of certain stock options in connection with the termination of employment of the holders. Included in stock-based compensation expense is $2.1 million reflecting the additional intrinsic value of those awards at the date of modification. Also in 1999, the Compensation Committee of the Board of Directors reduced the per share exercise price of 840,000 unvested stock options held by the Company's CEO to $.01 and 360,000 vested stock options held by the Company's CEO to $1.00. The Company recognized stock based compensation of approximately $5.7 million and $8.2 million for the years ended December 31, 2000 and 1999, respectively, related to these options.

     In October 1999, the Company amended the terms of substantially all of its outstanding employee stock options to provide for certain accelerated vesting of the options in the event of termination of employment with the Company as a result of the consolidation of Company operations or functions with those of NBC or within six months preceding or three years following a change in control of the Company. Were such events to occur, the Company could be required to recognize stock-based compensation expense at earlier dates than currently expected.

     A summary of the Company's 1994, 1996 and 1998 stock option plans as of December 31, 2000 and 1999 and changes during the three years ending December 31, 2000 is presented below:

                                                      2000                           1999                          1998
                                            ------------------------      -------------------------       -----------------------
                                                            WEIGHTED                       WEIGHTED                      WEIGHTED
                                                             AVERAGE                        AVERAGE                       AVERAGE
                                             NUMBER OF      EXERCISE        NUMBER OF      EXERCISE       NUMBER OF      EXERCISE
                                              OPTIONS         PRICE          OPTIONS         PRICE         OPTIONS         PRICE
                                             ---------      --------      ------------     --------       ---------      --------
Outstanding, beginning of
   year..............................         8,891,061     $  6.31          9,341,662     $  5.86         3,605,461     $  3.28
Granted..............................           515,000        7.25          2,364,000        7.25         6,279,500        7.23
Forfeited............................          (366,925)       6.88         (1,612,500)       7.21          (228,000)       6.36
Exercised............................        (1,264,850)       4.40         (1,202,101)       3.46          (315,299)       3.22
                                           ------------                   ------------                   -----------
Outstanding, end of year.............         7,774,286        6.66          8,891,061        6.31         9,341,662        5.86
                                           ============                   ============                   ===========
Weighted average fair value of
   options granted during the
   year..............................                          6.88                           6.90                          9.14

     The majority of the Company's option grants have been at exercise prices of $7.25 and $3.42, prices which have historically been below the fair market value of the underlying common stock at the date of grant.

     The following table summarizes information about employee and director stock options outstanding and exercisable at December 31, 2000:

                                                    WEIGHTED
                                NUMBER               AVERAGE            NUMBER
                            OUTSTANDING AT          REMAINING       EXERCISABLE AT
                             DECEMBER 31,          CONTRACTUAL       DECEMBER 31,
EXERCISE PRICES                  2000                 LIFE               2000
---------------             --------------         -----------      --------------
  $0.01..............              840,000              7                  300,000
  $1.00..............              360,000              7                  360,000
  $3.42..............            1,188,850              4                1,067,961
  $7.25..............            5,385,436              8                2,328,725
                             -------------                          --------------
                                 7,774,286                               4,056,686
                             =============                          ==============

                 Had compensation expense for the Company's option plans been determined using the fair value method the Company's net loss and net loss per share would have been as follows (in thousands except per share data):

                                                           YEAR ENDED DECEMBER 31,
                                               ---------------------------------------------
                                                  2000             1999             1998
                                               -----------      -----------      -----------
Net loss available to common stockholders:
  As reported ............................     $  (391,329)     $  (314,579)     $  (137,955)
  Pro forma ..............................        (402,495)        (319,919)        (144,743)
Basic and diluted net loss per share:
  As reported ............................     $     (6.16)     $     (5.10)     $     (2.29)
  Pro forma ..............................           (6.34)           (5.18)           (2.40)

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model assuming a dividend yield of 0.0%, expected volatility range of 50% to 73%, and risk free interest rates of 4.83% to 6.9% and weighted average expected option terms of .5 to 7.5 years.

     In addition to the options granted under its stock incentive plans, the Company has granted nonqualified options to purchase 3,200,000 (3,100,000 in 1999) shares of Class A common stock to members of senior management and others. These grants consist primarily of options granted in 1999 to purchase 1,000,000 shares of Class A common stock, which vest over three years and expire in ten years, and options to purchase 2,000,000 shares which vest over four years and expire in ten years. The exercise price for options vesting on the first anniversary is $10. The exercise prices for options vesting on the second anniversary are $12.03 (options to purchase 333,333 shares) and $11.68 (options to purchase 500,000 shares). The exercise price for options vesting on subsequent anniversaries will be the lower of a range between $18 and $21, or the fair market value of the common stock on the prior anniversary date. The Company recognized stock based compensation related to these grants of approximately $2.3 million and $873,000 for the years ended December 2000 and 1999, respectively. The options granted which vest subsequent to the second year are being accounted for as variable plans and the ultimate compensation expense for such options cannot be determined until their vesting date.

14. REDEEMABLE PREFERRED STOCK:

     The following represents a summary of the changes in the Company's mandatorily redeemable preferred stock during the three years ended December 31, 2000 and the aggregate liquidation preference as of December 31, 2000 (in thousands):

                                                                      JUNIOR
                                                                   EXCHANGEABLE                          SERIES B
                                  JUNIOR         EXCHANGEABLE        PREFERRED        CONVERTIBLE       CONVERTIBLE
                                 PREFERRED         PREFERRED           STOCK           PREFERRED         PREFERRED
                                 STOCK 12%      STOCK 12-1/2%         13-1/4%         STOCK 9-3/4%       STOCK 8%          TOTAL
                                 --------      ---------------     ------------      -------------      -----------     -----------
Balance at December 31,
  1997 .....................     $ 42,612         $168,375           $     --           $    --           $     --      $   210,987
Issuances ..................           --               --            190,000            70,747                 --          260,747
Accretion ..................          681              670                646               271                 --            2,268
Accrual of cumulative
  dividends ................        5,803           22,472             14,986             4,138                 --           47,399
                                 --------         --------           --------           -------           --------      -----------
Balance at December 31,
  1998 .....................       49,096          191,517            205,632            75,156                 --          521,401
Issuances ..................           --               --                 --                --            339,837          339,837
Accretion ..................          697              673              1,164               486              6,715            9,735
Accrual of cumulative
  dividends ................        6,519           25,371             29,430             8,002              9,683           79,005
Cash dividends .............         (171)              --                 --                --                 --             (171)
                                 --------         --------           --------           -------           --------      -----------
Balance at December 31,
  1999 .....................       56,141          217,561            236,226            83,644            356,235          949,807
Accretion ..................          714              676              1,170               489             23,422           26,471
Accrual of cumulative
  dividends ................        7,092           28,641             33,458             8,812             33,200          111,203
Cash dividends .............       (7,092)              --                 --                --                 --           (7,092)
                                 --------         --------           --------           -------           --------      -----------
Balance at December 31,
  2000 .....................     $ 56,855         $246,878           $270,854           $92,945           $412,857      $ 1,080,389
                                 ========         ========           ========           =======           ========      ===========
Aggregate liquidation
  preference at December 31,
  2000 .....................     $ 59,102         $250,833           $277,874           $95,952           $457,883      $ 1,141,644
                                 ========         ========           ========           =======           ========      ===========

Junior Preferred Stock 12%

     At December 31, 2000 and 1999, the Company had 33,000 shares of $0.001 par value Junior Preferred Stock authorized, issued and outstanding (the "Junior Preferred Stock"). Holders of the Junior Preferred Stock are entitled to cumulative dividends at an annual rate of 12% prior to December 22, 2001, 13% from December 23, 2001 to December 22, 2002, and 14% per annum thereafter. Semi-annual dividend payments commenced December 31, 1999.

     The Junior Preferred Stock is currently redeemable, at the option of the Company, at par plus unpaid, deferred, and accrued dividends. The shares are subject to mandatory redemption on December 22, 2003. The Company paid cash dividends of approximately $7.1 million and $171,000 in 2000 and 1999, respectively.

     Junior Preferred Stock dividends in arrears aggregated approximately $26.1 million at December 31, 2000 and 1999.

CUMULATIVE EXCHANGEABLE PREFERRED STOCK 12-1/2%

     At December 31, 2000, the Company had authorized 440,000 shares of $0.001 par value Cumulative Exchangeable Preferred Stock (the "Exchangeable Preferred Stock") of which 245,706 and 217,649 were issued and outstanding as of December 31, 2000 and 1999, respectively. Holders of Exchangeable Preferred Stock are entitled to cumulative dividends at an annual rate of 12.5% of the liquidation preference, payable semi-annually in cash or additional shares beginning April 30, 1997. The Company is required to make dividend payments in cash after October 31, 2002.

     The Company is required to redeem all of the then outstanding Exchangeable Preferred Stock on October 31, 2006 at a price equal to the aggregate liquidation preference thereof plus accumulated and unpaid dividends to the date of redemption. The Exchangeable Preferred Stock is redeemable at the Company's option on or after October 31, 2001 at the redemption prices set forth below (expressed as a percentage of liquidation preference) plus accumulated and unpaid dividends to the date of redemption:

          TWELVE MONTH PERIOD
          BEGINNING OCTOBER 31,
          ---------------------
                 2001...........................        106.250%
                 2002...........................        104.167%
                 2003...........................        102.083%
                 2004 and thereafter............        100.000%

     Upon a change of control, the Company is required to offer to purchase the Exchangeable Preferred Stock at a price equal to 101% of the liquidation preference thereof plus accumulated and unpaid dividends.

     The Company may, provided it is not contractually prohibited from doing so, exchange the outstanding Exchangeable Preferred Stock for 12.5% Exchange Debentures due 2006. Additionally, the Company has agreed to exchange all outstanding Exchangeable Preferred Stock for 12.5% Exchange Debentures within 60 days from the date on which the Company is no longer contractually prohibited from effecting such exchange. The 12.5% Exchange Debentures have redemption features similar to those of the Exchangeable Preferred Stock.

     During 2000, 1999 and 1998, the Company paid dividends of approximately $28.1 million, $24.9 million, $22.0 million, respectively, by the issuance of additional shares of Exchangeable Preferred Stock. Accrued Exchangeable Preferred Stock dividends since the last dividend payment date aggregated approximately $5.1 million and $4.5 million at December 31, 2000 and 1999, respectively.

JUNIOR EXCHANGEABLE PREFERRED STOCK 13-1/4%

     During 1998, the Company issued 20,000 shares of Cumulative Junior Exchangeable Preferred Stock (the "Junior Exchangeable Preferred Stock") with an aggregate $200 million liquidation preference for gross proceeds of an equivalent amount. At December 31, 2000 and 1999, the Company had authorized 72,000 shares of $0.001 par value Junior Exchangeable Preferred Stock of which 27,335 and 24,043 were issued and outstanding, respectively. Holders of the Junior Exchangeable Preferred Stock are entitled to cumulative dividends at an annual rate of 13-1/4% of the liquidation preference, payable semi-annually in cash or additional shares beginning November 15, 1998 and accumulating from the issue date. If dividends for any period ending after May 15, 2003 are paid in additional shares of Junior Exchangeable Preferred Stock, the dividend rate will increase by 1% per annum for such dividend payment period.

     The Company is required to redeem all of the then outstanding Junior Exchangeable Preferred Stock on November 15, 2006, at a price equal to the aggregate liquidation preference thereof plus accumulated and unpaid dividends to the date of redemption. The Junior Exchangeable Preferred Stock is redeemable at the Company's option at any time on or after May 15, 2003, at the redemption prices set forth below (expressed as a percentage of liquidation preference) plus accumulated and unpaid dividends to the date of redemption:

          TWELVE MONTH PERIOD
          BEGINNING MAY 15,
          -----------------
               2003...........................        106.625%
               2004...........................        103.313%
               2005 and thereafter............        100.000%

     Prior to May 15, 2001, the Company may use the proceeds of certain public stock offerings or major asset sales to redeem up to an aggregate of 35% of the shares of Junior Exchangeable Preferred Stock outstanding at 113.25% of the aggregate liquidation preference of such shares, plus accumulated and unpaid dividends. Upon a change of control, the Company is required to offer to purchase the Junior Exchangeable Preferred Stock at a price equal to 101% of the liquidation preference thereof plus accumulated and unpaid dividends.

     The Company may, provided it is not contractually prohibited from doing so, exchange the outstanding Junior Exchangeable Preferred Stock on any dividend payment date for 13 1/4% Exchange Debentures due 2006. The Exchange Debentures have redemption features similar to those of the Junior Exchangeable Preferred Stock.

     During 2000, 1999 and 1998, the Company paid dividends of approximately $32.9 million, $28.9 million and $11.5 million, respectively, by the issuance of additional shares of Junior Exchangeable Preferred Stock. Accrued Junior Exchangeable Preferred Stock dividends since the last dividend payment date aggregated approximately $4.5 million and $4.0 million at December 31, 2000 and 1999, respectively.

CONVERTIBLE PREFERRED STOCK 9 3/4%

     During 1998, the Company issued 7,500 shares of Series A Convertible Preferred Stock ("Convertible Preferred Stock") with an aggregate liquidation preference of $75 million, and warrants to purchase 240,000 shares of Class A common stock. At December 31, 2000 and 1999, the Company had authorized 17,500 shares of $0.001 par value Convertible Preferred Stock of which 9,595 and 8,714 were issued and outstanding, respectively. Of the gross proceeds of $75 million, approximately $960,000 was allocated to the value of the warrants, which are exercisable at a price of $16 per share through June 2003. Holders of the Convertible Preferred Stock are entitled to receive cumulative dividends at an annual rate of 9 3/4%, payable quarterly beginning September 30, 1998 and accumulating from the issue date. The Company may pay dividends either in cash, in additional shares of Convertible Preferred Stock, or (subject to an increased dividend rate) by the issuance of shares of Class A common stock equal in value to the amount of such dividends.

     During 2000, 1999 and 1998, the Company paid dividends of approximately $8.8 million, $8.0 million and $4.1 million, respectively, by the issuance of additional shares of Convertible Preferred Stock. At December 31, 2000 and 1999, there were no accrued and unpaid dividends on the Convertible Preferred Stock.

     The Company is required to redeem the Convertible Preferred Stock on December 31, 2006, at a price equal to the aggregate liquidation preference thereof plus accumulated and unpaid dividends to the date of redemption. The Convertible Preferred Stock is redeemable at the Company's option at any time on or after June 30, 2003, at the redemption prices set forth below (expressed as a percentage of liquidation preference) plus accumulated and unpaid dividends to the date of redemption:

             TWELVE MONTH PERIOD
             BEGINNING JUNE 30,
             ------------------
                  2003...........................        104.000%
                  2004...........................        102.000%
                  2005 and thereafter............        100.000%

     Upon a change of control, the Company is required to offer to purchase the Convertible Preferred Stock at a price equal to the liquidation preference thereof plus accumulated and unpaid dividends. The Convertible Preferred Stock contains restrictions, primarily based on the trading price of the common stock, on the issuance of additional preferred stock ranking senior to the Convertible Preferred Stock.

     Each share of Convertible Preferred Stock is convertible into shares of Class A common stock at an initial conversion price of $16 per share. If the Convertible Preferred Stock is called for redemption, the conversion right will terminate at the close of business on the date fixed for redemption.

     Holders of the Convertible Preferred Stock have voting rights on all matters submitted for a vote to the Company's common stockholders and are entitled to one vote for each share of Class A common stock into which their Convertible Preferred Stock is convertible.

SERIES B CONVERTIBLE PREFERRED STOCK 8%

     Pursuant to the Investment Agreement, NBC acquired $415 million aggregate liquidation preference of a new series of the Company's convertible exchangeable preferred stock which accrues cumulative dividends from the Issue Date at an annual rate of 8% and is convertible (subject to adjustment under the terms of the Certificate of Designation relating to the Series B Convertible Preferred Stock) into 31,896,032 shares of the Company's Class A common stock at an initial conversion price of $13.01 per share, which increases at a rate equal to the dividend rate.

     The Series B Convertible Preferred Stock is mandatorily redeemable at NBC's option in September 2002 or annually thereafter through September 2009. The Series B Convertible Preferred Stock also has redemption rights prior to September 2002 under certain circumstances related to the attribution to NBC of its investment in the Company under rules established by the FCC. The Company's mandatory redemption obligation in respect of the Series B Convertible Preferred Stock is subject to the Company's compliance with the terms of its existing debt and preferred stock agreements as well as the existence of funds on hand to consummate such redemption.

     The Series B Convertible Preferred Stock is exchangeable, at the option of the holder, subject to the Company's debt and preferred stock covenants limiting additional indebtedness but in any event not later than January 1, 2007, into convertible debentures of the Company ranking on a parity with the Company's other subordinated indebtedness. Should NBC determine that the rules and regulations of the FCC prohibit it from holding shares of Class A common stock, NBC may convert the Series B Convertible Preferred Stock held by it into an equal number of shares of non-voting common stock of the Company, which non-voting common stock shall be immediately convertible into Class A common stock upon transfer by NBC.

     Series B Convertible Preferred Stock dividends in arrears aggregated approximately $42.9 million and $9.7 million at December 31, 2000 and 1999, respectively.

REDEMPTION FEATURES OF PREFERRED STOCK

     The following table presents the redemption value of the five classes of preferred stock outstanding at December 31, 2000 should the Company elect to redeem the preferred stock in the indicated year, assuming no dividends are paid before redemption, unless required (in thousands):

                                                                           JUNIOR           CONVERTIBLE       SERIES B
                            JUNIOR            EXCHANGEABLE              EXCHANGEABLE         PREFERRED       CONVERTIBLE
                           PREFERRED            PREFERRED                 PREFERRED            STOCK          PREFERRED
                         STOCK 12%(1)       STOCK 12 1/2%(2)          STOCK 13 1/4%(3)       9 3/4%(4)       STOCK 8%(5)
                         ------------       ----------------          ----------------     ------------     ------------
2001...........           $   59,102          $    300,495            $        --          $       --       $        --
2002...........               59,102               332,708                     --                  --                --
2003...........               59,102               326,182                 407,907             133,228               --
2004...........                  --                319,659                 395,430             143,880           582,383
2005...........                  --                319,659                 382,950             155,324           615,583

----------
(1) Mandatorily redeemable on December 22, 2003; redeemable by the Company prior to that date.

(2) Mandatorily redeemable on October 31, 2006; redeemable by the Company on or after October 31, 2001.

(3) Mandatorily redeemable on November 15, 2006; redeemable by the Company on or after May 15, 2003. See previous discussion for earlier redemption features on up to 35% of the shares.

(4) Mandatorily redeemable on December 31, 2006; redeemable by the Company on or after June 30, 2003.

(5) Mandatorily redeemable in September 2002 and annually thereafter through September 2009, and prior to such dates under certain circumstances related to the attribution of NBC's investment in the Company under rules established by the FCC. The Company has the right to redeem the Series B Convertible Preferred Stock in whole or in part commencing in September 2004 at the redemption value of such shares plus accrued and unpaid dividends.

COVENANTS UNDER PREFERRED STOCK TERMS

     The certificates of designation of the preferred stock contain certain covenants which, among other things, restrict additional indebtedness, payment of dividends, transactions with related parties, certain investments and transfers or sales of assets.

15. COMMON STOCK WARRANTS:

     In connection with the NBC transaction discussed elsewhere herein, NBC acquired a warrant to purchase up to 13,065,507 shares of Class A Common stock at an exercise price of $12.60 per share ("Warrant A") and a warrant to purchase up to 18,966,620 shares of Class A Common Stock ("Warrant B") at an exercise price equal to the average of the closing sale prices of the Class A Common Stock for the 45 consecutive trading days ending on the trading day immediately preceding the warrant exercise date (provided that such price shall not be more than 17.5% higher or 17.5% lower than the six month trailing average closing sale price) subject to a minimum exercise price during the first three years after the Issue Date of $22.50 per share. The Warrants are exercisable for ten years from the Issue Date, subject to certain conditions and limitations.

     In connection with the Series A Convertible Preferred Stock sale in June 1998, the Company issued warrants to purchase 240,000 shares of Class A common stock at an exercise price of $16. The warrants were valued at $960,000.

     In June 1998, the Company issued to an affiliate of a newly appointed member of its Board of Directors five year warrants entitling the holder to purchase 155,500 shares of Class A common stock at an exercise price of $16.00 per share. The Company recorded $622,000 of stock-based compensation expense in connection with this issuance. In March 2000, the Company reduced the exercise price of warrants held by the affiliate from $16.00 per share to $12.60 per share. See Note 5.

16. COMMON STOCK:

     On May 1, 2000, the Company's stockholders approved an amendment to the Company's certificate of incorporation to increase the total number of authorized shares of common stock from 197,500,000 shares to 327,500,000 shares, the number of authorized shares of Class A common stock from 150,000,000 shares to 215,000,000 shares and the number of authorized shares of Class C non-voting common stock, par value $0.001 per share, from 12,500,000 shares to 77,500,000 shares. No shares of the Company's Class C common stock were issued or outstanding at December 31, 2000 or 1999.

     Class A common stock and Class B common stock will vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes; Class C common stock is non-voting. Each share of Class B common stock is convertible, at the option of its holder, into one share of Class A common stock at any time. Under certain circumstances, Class C common stock may be converted, at the option of the holder, into Class A common stock.

     During December 1996, the Company approved a program under which it extended loans to certain members of management for the purchase of Company common stock in the open market by those individuals. The loans are full recourse promissory notes bearing interest at 5.75% per annum and are collateralized by the shares of stock purchased with the loan proceeds. The Company extended the maturity of all outstanding loans under this program until March 31, 2001. The outstanding principal balance on such loans was approximately $1.3 million at December 31, 2000 and 1999 and is reflected as stock subscription notes receivable in the accompanying balance sheets.

17. FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The estimated fair value of financial instruments has been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The fair value estimates presented herein are based on pertinent information available to management as of December 31, 2000. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate such value:

     Cash and cash equivalents, accounts receivable, cash held by qualified intermediary, accounts payable and accrued expenses. The fair values approximate the carrying values due to their short term nature.

     Investments in broadcast properties. The fair value of investments in broadcast properties is estimated based on recent market sale prices for comparable stations and/or markets. The fair value approximates the carrying value.

     Long-term debt and Senior subordinated notes. The fair value of the Company's long-term debt is estimated based on current market rates and instruments with the same risk and maturities. The fair value of the Company's long-term debt approximates its carrying value. The fair market value of the Company's senior subordinated notes is estimated based on year end quoted market prices for such securities. At December 31, 2000, the estimated fair market value of the Company's senior subordinated notes was approximately $231.2 million.

     Mandatorily redeemable securities. The fair market value of the Company's mandatorily redeemable preferred stock is estimated based on quoted market prices except for the Junior Preferred Stock and the Series B Convertible Preferred Stock which are estimated at the December 31, 2000 aggregate liquidation preference as no quoted market prices are available for these securities. The estimated fair market value of the Company's mandatorily redeemable preferred stock is as follows (in thousands):

         Junior Preferred 12%.............................    $     59,102
         Exchangeable Preferred 12 1/2%...................         240,792
         Junior Exchangeable Preferred 13 1/4%............         252,868
         Convertible Preferred 9 3/4%.....................          90,673
         Series B Convertible Preferred 8%................         457,883
                                                              ------------
                                                              $  1,101,318
                                                              ============

18. COMMITMENTS AND CONTINGENCIES:

     Future minimum annual payments under non-cancelable operating leases for broadcasting facilities and equipment and employment agreements, as of December 31, 2000, are as follows (in thousands):

                 2001.............................     $  14,639
                 2002.............................        13,506
                 2003.............................         9,985
                 2004.............................         6,791
                 2005.............................         6,063
                 Thereafter.......................        27,206
                                                       ---------
                                                       $  78,190
                                                       =========

     The Company incurred total operating expenses of approximately $17.7 million, $15.2 million and $10.8 million for the years ended December 31, 2000, 1999 and 1998, respectively, under these agreements.

     At December 31, 2000, the Company had entered into certain affiliation and time brokerage agreements which required certain minimum payments as follows (in thousands):

                   2001....................     $     3,577
                   2002....................           3,627
                   2003....................             275
                                                -----------
                                                $     7,479
                                                ===========

INVESTMENT COMMITMENTS

     The Company has agreements to purchase significant assets of, or to enter into time brokerage and financing arrangements with respect to, the following properties, which are subject to various conditions, including the receipt of regulatory approvals. The completion of each of the investments discussed below is subject to a variety of factors and to the satisfaction of various conditions, and there can be no assurance that any of such investments will be completed.

                                                                                            PURCHASE PRICE
STATION                                                   MARKET SERVED                     (IN THOUSANDS)
-------                                                   -------------                     --------------
WPXX/WPXL............................................     Memphis, TN/New Orleans, LA(1)    $      40,000
KPPX.................................................     Phoenix, AZ(2)                           15,303
WAOM.................................................     Lexington, KY                             8,000
WBSG.................................................     Brunswick, GA(3)                          7,100
Channel 61...........................................     Mobile, AL                                6,750
WBNA.................................................     Louisville, KY                            3,000
Less: advances and escrow deposits...................                                             (19,823)
                                                                                            -------------
Total investment commitments.........................                                       $      60,330
                                                                                            =============

----------
(1)   The Company has a $4 million escrow deposit on these stations.

(2) The Company had acquired a 49% interest in this station as of December 31, 2000. The Company has acquired the remaining 51% interest in this station as of January 2001.

(3)   Acquisition completed during January 2001.

LEGAL PROCEEDINGS

     The Company is involved in litigation from time to time in the ordinary course of its business. In the opinion of management, the ultimate resolution of these matters will not have a material effect on the Company's consolidated financial position or results of operations and cash flows.

     In October, November and December 1999, complaints were filed in the 15th Judicial Circuit Court in Palm Beach County, Florida, in the Court of Chancery of the State of Delaware and in Superior Court of the State of California against certain of the Company's officers and directors by alleged stockholders of the Company alleging breach of fiduciary duty by the directors in approving the transactions with NBC which occurred in September 1999. The complaints generally allege that the directors failed to pursue acquisition negotiations with a party other than NBC, which transaction would have provided the Company's stockholders with a substantial premium over the then market price of the Company's common stock and instead completed the NBC Investment Agreement and related transactions. All of these actions are at an early stage procedurally. The Company believes the suits to be wholly without merit and intends to vigorously defend its actions on these matters.

OTHER

     See also Notes 9 and 10.

19. DISCONTINUED OPERATIONS:

     During 1998, the Company recognized an additional gain of $1.2 million on the 1997 sale of its former radio segment, net of applicable income taxes of $2.2 million. This gain reflects a reduction of $2.7 million of estimated costs attributable to the segment disposal and the recovery of a $3 million loan by the billboard operations of Radio, which was charged off against the gain in 1997.

An additional $2.3 million of income taxes were recorded within discontinued operations in 1998 as a result of certain adjustments by the Internal Revenue Service reducing the Company's net operating loss carry forwards relating to the historical results of the Radio segment.

20. SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental cash flow information and non-cash operating, investing and financing activities are as follows (in thousands):

                                                                    YEARS ENDED DECEMBER 31,
                                                               ---------------------------------
                                                                  2000        1999        1998
                                                               ---------     -------     -------
Supplemental disclosures of cash flow information:
  Cash paid for interest .................................     $  40,101     $44,076     $38,849
                                                               =========     =======     =======
  Cash paid for income taxes .............................     $   1,301     $ 1,346     $ 2,239
                                                               =========     =======     =======
Non-cash operating, investing and financing activities:

  Accretion of discount on Senior Subordinated Notes .....     $     445     $   389     $   346
                                                               =========     =======     =======
  Issuance of common stock in connection with
     acquisitions ........................................     $     251     $   500     $ 5,250
                                                               =========     =======     =======
  Beneficial conversion feature on issuance of convertible
     preferred stock .....................................     $  75,130     $65,467     $    --
                                                               =========     =======     =======
  Dividends accrued on redeemable preferred stock ........     $ 104,111     $78,834     $47,399
                                                               =========     =======     =======
  Discount accretion on redeemable securities ............     $  26,471     $ 9,735     $ 2,268
                                                               =========     =======     =======
  Satellite distribution .................................     $   5,345     $15,000     $    --
                                                               =========     =======     =======
  Sale of KWOK in exchange for WCPX ......................     $      --     $30,000     $    --
                                                               =========     =======     =======
  Issuance of common stock in payment of obligations for
     cable distribution rights ...........................     $      --     $ 8,479     $    --
                                                               =========     =======     =======

21. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                         FOR THE 2000 QUARTERS ENDED
                                      ------------------------------------------------------------------
                                                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
                                      ------------------------------------------------------------------
                                       DECEMBER 31      SEPTEMBER 30        JUNE 30           MARCH 31
                                      ------------      ------------      ------------      ------------
Revenues ........................     $     85,886      $     73,443      $     78,151      $     78,456
Less: agency commissions ........          (11,830)          (10,344)          (10,886)          (10,984)
                                      ------------      ------------      ------------      ------------
Net revenues ....................           74,056            63,099            67,265            67,472
Expenses, excluding depreciation,
  amortization and stock based
  compensation ..................           73,622            74,472            67,675            96,411
Depreciation and amortization ...           31,713            22,594            21,394            21,180
Stock based compensation ........            3,026             3,090             5,583             2,167
                                      ------------      ------------      ------------      ------------
Operating loss ..................     $    (34,305)     $    (37,057)     $    (27,387)     $    (52,286)
                                      ============      ============      ============      ============
Net loss attributable to common
  stockholders ..................     $   (154,785)     $    (80,073)     $    (68,835)     $    (87,636)
                                      ============      ============      ============      ============
Basic and diluted loss per share      $      (2.41)     $      (1.26)     $      (1.09)     $      (1.39)
                                      ============      ============      ============      ============
Weighted average common shares
  outstanding ...................       64,167,739        63,705,076        63,135,530        63,043,758
                                      ============      ============      ============      ============
  Stock price(1)
     High .......................     $     11.938      $     13.813      $      8.875      $     12.375
     Low ........................     $      8.750      $      8.375      $      6.125      $      7.750

----------
(1) The Company's Class A common stock is listed on the American Stock Exchange under the symbol PAX.

                                                        FOR THE 1999 QUARTERS ENDED
                                      ------------------------------------------------------------------
                                                (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
                                      ------------------------------------------------------------------
                                      DECEMBER 31       SEPTEMBER 30        JUNE 30           MARCH 31
                                      ------------      ------------      ------------      ------------
Revenues ........................     $     80,677      $     58,051      $     57,855      $     51,779
Less: agency commission .........          (10,647)           (8,089)           (8,221)           (7,225)
                                      ------------      ------------      ------------      ------------
Net revenues ....................           70,030            49,962            49,634            44,554
Expenses, excluding depreciation,
  amortization and stock based
  compensation ..................           70,411            70,433           140,247            63,666
Depreciation and amortization ...           21,016            19,488            18,730            18,626
Stock based compensation ........            3,101             9,419             2,147             2,147
                                      ------------      ------------      ------------      ------------
Operating loss ..................     $    (24,498)     $    (49,378)     $   (111,490)     $    (39,885)
                                      ============      ============      ============      ============
Net loss attributable to common
  stockholders ..................     $    (76,958)     $   (129,759)     $    (82,732)     $    (25,130)
                                      ============      ============      ============      ============
Basic and diluted loss per share      $      (1.23)     $      (2.10)     $      (1.35)     $      (0.41)
                                      ============      ============      ============      ============
Weighted average common shares
  outstanding ...................       62,668,330        61,887,000        61,420,661        60,954,281
                                      ============      ============      ============      ============
  Stock price(1)
     High .......................     $     13.813      $     17.438      $     14.250      $     10.063
     Low ........................     $      9.625      $     10.500      $      7.875      $      7.625

----------
(1) The Company's Class A common stock is listed on the American Stock Exchange under the symbol PAX.

                        PAXSON COMMUNICATIONS CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                        (in thousands except share data)

                                                                                                        June 30,        December 31,
                                                                                                          2001               2000
                                                                                                          ----               ----
                                                                                                       (Unaudited)
  Assets

  Current assets:
      Cash and cash equivalents.................................................................     $      28,115     $     51,363
      Short-term investments....................................................................            34,988           50,001
      Restricted cash and short-term investments................................................            11,731           13,729
      Accounts receivable, net of allowance for doubtful accounts of
        $4,858 and $4,167, respectively.........................................................            32,727           39,528
      Program rights............................................................................            66,676           79,160
      Prepaid expenses and other current assets.................................................             2,349            2,065
                                                                                                     -------------     ------------
         Total current assets...................................................................           176,586          235,846

  Property and equipment, net...................................................................           167,600          174,649
  Intangible assets, net........................................................................           944,478          949,614
  Program rights, net of current portion........................................................           109,892          119,423
  Investments in broadcast properties...........................................................            17,373           33,453
  Other assets, net.............................................................................            15,321           13,062
                                                                                                     -------------     ------------
         Total assets...........................................................................     $   1,431,250     $  1,526,047
                                                                                                     =============     ============
  Liabilities, Mandatorily Redeemable Preferred Stock and Stockholders' Deficit

  Current liabilities:
      Accounts payable and accrued liabilities..................................................     $      18,779     $     21,828
      Accrued interest..........................................................................             8,250           10,464
      Obligations for cable distribution rights.................................................            12,967           19,840
      Obligation for satellite distribution rights..............................................             5,126            5,114
      Obligations for program rights............................................................            84,052           88,336
      Current portion of bank financing.........................................................                47           15,966
                                                                                                     -------------     ------------
         Total current liabilities..............................................................           129,221          161,548

      Obligations for cable distribution rights, net of current portion.........................             1,910              972
      Obligation for satellite distribution rights, net of current portion......................            13,572           14,076
      Obligations for program rights, net of current portion....................................            45,826           79,341
      Senior subordinated notes and bank financing, net.........................................           414,322          389,510
                                                                                                     -------------     ------------
         Total liabilities......................................................................           604,851          645,447
                                                                                                     -------------     ------------

  Mandatorily redeemable preferred stock........................................................         1,149,852        1,080,389
                                                                                                     -------------     ------------
  Commitments and contingencies.................................................................                --               --
                                                                                                     -------------     ------------

  Stockholders' deficit:
      Class A common stock, $0.001 par value; one vote per share; 215,000,000
         shares authorized, 56,273,477 and 55,872,152 shares issued and outstanding.............                56               56
      Class B common stock, $0.001 par value; ten votes per share; 35,000,000
         shares authorized and 8,311,639 shares issued and outstanding..........................                 8                8
      Common stock warrants and call option.....................................................            68,384           68,384
      Stock subscription notes receivable.......................................................            (1,088)          (1,270)
      Additional paid-in capital................................................................           501,828          499,304
      Deferred stock option compensation........................................................            (3,810)          (6,999)
      Accumulated deficit.......................................................................          (888,831)        (759,272)
                                                                                                     -------------     ------------
         Total stockholders' deficit............................................................          (323,453)        (199,789)
                                                                                                     -------------     ------------

  Total liabilities, mandatorily redeemable preferred stock, and stockholders' deficit..........     $   1,431,250     $  1,526,047
                                                                                                     =============     ============

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                        PAXSON COMMUNICATIONS CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands except share and per share data)


                                                                     For the Three Months                For the Six Months
                                                                        Ended June 30,                     Ended June 30,
                                                                     ----------------------             ----------------------
                                                                     2001              2000             2001              2000
                                                                     ----              ----             ----              ----
                                                                          (Unaudited)                        (Unaudited)
  REVENUES
  Gross revenues.............................................      $   78,981       $   78,151        $  159,195       $   156,607
  Less: agency commissions...................................         (11,249)         (10,886)          (22,148)          (21,870)
                                                                   ----------       ----------        ----------       -----------
  Net revenues...............................................          67,732           67,265           137,047           134,737
                                                                   ----------       ----------        ----------       -----------

  EXPENSES:
     Programming and broadcast operations....................          10,432            9,510            20,382            18,484
     Program rights amortization.............................          21,430           24,170            45,863            51,931
     Selling, general and administrative.....................          30,635           32,503            62,245            65,901
     Time brokerage and affiliation fees.....................             894            1,492             1,833             3,370
     Stock-based compensation................................           2,071            5,583             3,189             7,750
     Adjustment of programming to net realizable value.......              --               --                --            24,400
     Depreciation and amortization...........................          24,136           21,394            48,132            42,574
                                                                   ----------       ----------        ----------       -----------


         Total operating expenses............................          89,598           94,652           181,644           214,410
                                                                   ----------       ----------        ----------       -----------

  Operating loss.............................................         (21,866)         (27,387)          (44,597)          (79,673)
                                                                   ----------       ----------        ----------       -----------

  OTHER INCOME (EXPENSE):
     Interest expense........................................         (11,855)         (11,812)          (24,138)          (23,392)
     Interest income.........................................           1,253            5,649             2,737             8,686
     Other expenses, net.....................................          (1,276)            (106)           (1,607)           (2,441)
     Gain on modification of program rights obligations......             233                -               466             9,910
     Gain (loss) on sale of television stations..............          10,649           (1,000)           10,649            (1,800)
                                                                   ----------       ----------        ----------       -----------

  Loss before income taxes...................................         (22,862)         (34,656)          (56,490)          (88,710)
  Income tax provision.......................................             (16)              --               (60)               --
                                                                   ----------       ----------        ----------       -----------
  Net loss...................................................         (22,878)         (34,656)          (56,550)          (88,710)

  Dividends and accretion on redeemable preferred stock......         (36,843)         (34,179)          (73,009)          (67,761)
                                                                   ----------       ----------        ----------       -----------
  Net loss attributable to common stockholders...............      $  (59,721)     $   (68,835)      $  (129,559)      $  (156,471)
                                                                   ==========      ===========       ===========       ============

  Basic and diluted loss per common share....................      $    (0.93)     $     (1.09)      $     (2.01)      $     (2.48)
                                                                   ==========      ===========       ===========       ============
  Weighted average shares outstanding........................      64,482,532       63,135,530        64,385,930        63,089,644
                                                                   ==========      ===========       ===========       ============

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                        PAXSON COMMUNICATIONS CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                 (in thousands)

                                                                        Stock
                                                           Common        Sub-                                              Total
                                                            Stock      scription  Additional    Deferred                   Stock-
                                       Common Stock      Warrants and    Notes     Paid-In    Option Plan  Accumulated     holders'
                                     Class A   Class B    Call Option  Receivable   Capital  Compensation    Deficit       Deficit
                                     -------   -------    -----------  ----------   -------  ------------    -------      ---------

Balance, December 31, 2000 .......  $     56   $     8   $  68,384  $  (1,270)   $ 499,304   $  (6,999)     $(759,272)    $(199,789)
   Stock based compensation ......        --        --          --         --           --       3,189             --         3,189
   Stock options exercised .......        --        --          --         --        2,524          --             --         2,524
   Repayment of stock
     subscription notes
     receivable ..................        --        --          --        182           --          --             --           182
   Dividends on redeemable
     preferred stock .............        --        --          --         --           --          --        (58,967)      (58,967)
   Accretion on redeemable
     preferred stock .............        --        --          --         --           --          --        (14,042)      (14,042)
   Net loss ......................        --        --          --         --           --          --        (56,550)      (56,550)
                                   --------- ---------   ---------  ---------    ---------   ---------      ---------     ---------
Balance, June 30, 2001 (unaudited) $      56 $       8   $  68,384  $  (1,088)   $ 501,828   $  (3,810)     $(888,831)    $(323,453)
                                   ========= =========   =========  =========    =========   =========      =========     =========


         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                        PAXSON COMMUNICATIONS CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                                  For the Six Months
                                                                                                    Ended June 30,
                                                                                             ----------------------------
                                                                                                  2001            2000
                                                                                             -------------     ----------
                                                                                                     (Unaudited)
        Cash flows from operating activities:
            Net loss...............................................................          $   (56,550)     $   (88,710)

        Adjustments to reconcile net loss to net cash used in operating activities:
            Depreciation and amortization..........................................               48,132           42,574
            Stock-based compensation...............................................                3,189            7,750
            Program rights amortization............................................               45,863           51,931
            Payments for cable distribution rights.................................               (8,425)          (2,160)
            Payments for program rights and deposits...............................              (58,710)         (56,607)
            Provision for doubtful accounts........................................                1,831            1,724
            Adjustment of programming to net realizable value......................                   --           24,400
            Loss on sale or disposal of assets.....................................                1,669              839
            (Gain) loss from sale of television stations...........................              (10,649)           1,800
            Gain on restructuring of program rights obligations....................                 (466)          (9,910)
        Changes in assets and liabilities:
            Decrease (increase) in restricted cash and short-term investments......                1,998           (5,634)
            Decrease in accounts receivable........................................                1,862              217
            (Increase) decrease in prepaid expenses and other current assets.......               (1,923)             156
            Decrease in other assets...............................................                2,617            3,567
            (Decrease) increase in accounts payable and accrued liabilities........               (2,999)             382
            (Decrease) increase in accrued interest................................               (2,214)           1,955
            (Decrease) in current income taxes payable.............................                   --           (1,182)
                                                                                             -----------      -----------
                 Net cash used in operating activities.............................              (34,775)         (26,908)
                                                                                             -----------      -----------

        Cash flows from investing activities:
            Acquisitions of broadcasting properties................................              (12,932)         (77,757)
            Decrease in deposits on broadcast properties...........................                   --            3,008
            Decrease in investments in broadcast properties........................                   --            7,096
            Decrease in short-term investments.....................................               15,013           55,955
            Purchases of property and equipment....................................              (13,688)          (8,866)
            Proceeds from sales of television stations.............................               15,121              650
            Proceeds from sales of property and equipment..........................                  202               --
                                                                                             -----------      -----------
                 Net cash provided by (used in) investing activities...............                3,716          (19,914)
                                                                                             -----------      -----------

        Cash flows from financing activities:
            Borrowings of long-term debt...........................................                9,766            4,371
            Repayments of long-term debt...........................................               (1,115)          (1,978)
            Preferred stock dividends paid.........................................               (3,546)          (3,546)
            Proceeds from exercise of common stock options, net....................                2,524            1,217
            Repayments of stock subscription notes receivable......................                  182               --
                                                                                             -----------      -----------
                 Net cash provided by financing activities.........................                7,811               64
                                                                                             -----------      -----------

            Decrease in cash and cash equivalents..................................              (23,248)         (46,758)
            Cash and cash equivalents, beginning of period.........................               51,363          125,189
                                                                                             -----------      -----------
            Cash and cash equivalents at end of period.............................          $    28,115      $    78,431
                                                                                             ===========      ===========


         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                        PAXSON COMMUNICATIONS CORPORATION

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION

     Paxson Communications Corporation's (the "Company") financial information contained in the financial statements and notes thereto as of June 30, 2001 and for the three and six month periods ended June 30, 2001 and 2000, is unaudited. In the opinion of management, all adjustments necessary for the fair presentation of such financial information have been included. These adjustments are of a normal recurring nature. There have been no changes in accounting policies since the year ended December 31, 2000.

     The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries and those of DP Media, Inc. ("DP Media"), a company which was acquired in June 2000. Prior to acquisition, DP Media was beneficially owned by family members of Lowell W. Paxson, the Company's Chairman and principal stockholder. The financial position and results of operations of DP Media have been included in the Company's consolidated financial statements since September 1999. All significant intercompany balances and transactions have been eliminated.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Certain reclassifications have been made to the prior year's financial statements to conform to the 2001 presentation. These financial statements, footnotes and discussions should be read in conjunction with the financial statements and related footnotes and discussions contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and the definitive proxy statement for the annual meeting of stockholders held May 1, 2001, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, all of which were filed with the United States Securities and Exchange Commission.

2.   JSA RESTRUCTURING

     During the fourth quarter of 2000, the Company approved a plan to restructure its television station operations by entering into Joint Sales Agreements ("JSA") primarily with National Broadcasting Company, Inc. ("NBC") affiliate stations in each of the Company's remaining non-JSA markets. Under the JSA structure, the Company generally terminates its station sales staff. The JSA partner then provides local and national spot advertising sales management and representation to the Company station and integrates and co-locates the Company station operations. These restructuring activities resulted in a charge of approximately $5.8 million in the fourth quarter of 2000 consisting of $2.7 million of termination benefits and $3.1 million of costs associated with exiting leased properties which will no longer be utilized upon implementation of the JSAs. During the six months ended June 30, 2001, the Company paid termination benefits to 39 employees totaling approximately $905,000 which were charged against the restructuring reserve. The Company expects to substantially complete the restructuring plan by the end of 2001. However, certain lease obligations may continue through mid-2002.

     The following summarizes the activity in the Company's restructuring reserves for the six months ended June 30, 2001 (in thousands):


                                                            Balance                                          Balance
                                                       December 31, 2000         Cash Deductions          June 30, 2001
                                                       -----------------         ---------------          -------------
             Accrued Liabilities:
                  Lease Costs.................              $   3,091               $    (342)               $   2,749
                  Severance...................                  2,586                    (905)                   1,681
                                                            ---------               ---------                ---------
                                                            $   5,677               $  (1,247)               $   4,430
                                                            =========               =========                =========

3.   MANDATORILY REDEEMABLE PREFERRED STOCK

     The following represents a summary of the changes in the Company's mandatorily redeemable preferred stock during the six month period ended June 30, 2001 (in thousands):


                                                                            Junior                       Series B
                                             Junior     Exchangeable     Exchangeable   Convertible     Convertible
                                           Preferred      Preferred       Preferred      Preferred     Exchangeable
                                             Stock          Stock           Stock          Stock         Preferred
                                              12%          12 1/2%         13 1/4%         9 3/4%        Stock 8%         Total
                                              ---          -------         -------         ------        --------         -----

Balance at December 31, 2000.........      $  56,855     $   246,878       $  270,854    $   92,945     $   412,857    $ 1,080,389
Accretion............................            366             340              588           246          12,502         14,042
Accrual of cumulative dividends......          3,546          15,677           18,409         4,735          16,600         58,967
Cash dividends.......................         (3,546)             --               --            --              --         (3,546)
                                           ---------     -----------       ----------    ----------     -----------    -----------
Balance at June 30, 2001 (unaudited)       $  57,221     $   262,895       $  289,851    $   97,926     $   441,959    $ 1,149,852
                                           =========     ===========       ==========    ==========     ===========    ===========

Aggregate liquidation preference at
June 30, 2001........................      $  59,102     $   266,593       $  296,282    $  100,687     $   474,483    $ 1,197,147
                                           =========     ===========       ==========    ==========     ===========    ===========
Shares authorized....................         33,000         440,000           72,000        17,500          41,500        604,000
                                           =========     ===========       ==========    ==========     ===========    ===========
Shares issued and outstanding........         33,000         261,063           29,145        10,069          41,500        374,777
                                           =========     ===========       ==========    ==========     ===========    ===========
Accrued dividends....................      $  26,102     $     5,439       $    4,827    $       --     $    59,483    $    95,851
                                           =========     ===========       ==========    ==========     ===========    ===========

4.   INCOME TAXES

     The Company has recorded a provision for income taxes based on its estimated annual income tax liability. For the six months ended June 30, 2001, the Company recorded a valuation allowance related to its net deferred tax asset resulting from tax losses generated during the period. Management believes that it is more likely than not that the Company will be unable to realize such assets.

5.   PER SHARE DATA

     Basic and diluted loss per common share was computed by dividing net loss less dividends and accretion on redeemable preferred stock by the weighted average number of common shares outstanding during the period. The effect of stock options and warrants is antidilutive. Accordingly, the Company's presentation of diluted earnings per share is the same as that of basic earnings per share.

     As of June 30, 2001 and 2000, the following securities, which could potentially dilute earnings per share in the future, were not included in the computation of earnings per share, because to do so would have been antidilutive (in thousands):

                                                      June 30,
                                               --------------------
                                               2001            2000
                                               ----            ----

     Stock options outstanding.............   12,506         11,726
     Class A common stock
       warrants outstanding.................  32,428         32,428
     Class A common stock reserved
       under convertible securities.........  38,189         37,611
                                              ------         ------
                                              83,123         81,765
                                              ======         ======

6.   SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental cash flow information and non-cash investing and financing activities are as follows (in thousands):


                                                                                                 For the Six Months
                                                                                                   Ended June 30,
                                                                                                --------------------
                                                                                                2001            2000
                                                                                                ----            ----
                                                                                                    (Unaudited)
           Supplemental disclosures of cash flow information:
                Cash paid for interest...............................................         $   23,653      $  19,177
                                                                                              ==========      =========
                Cash paid for income taxes...........................................         $       83      $   1,224
                                                                                              ==========      =========

           Non-cash operating and financing activities:
                Accretion of discount on senior subordinated notes...................         $      240      $     214
                                                                                              ==========      =========
                Issuance of common stock in connection with acquisition..............         $       --      $     251
                                                                                              ==========      =========
                Dividends accrued on redeemable preferred stock......................         $   55,421      $  50,979
                                                                                              ==========      =========
                Discount accretion on redeemable securities..........................         $   14,042      $  13,236
                                                                                              ==========      =========


7.   DIVESTITURES

     During the six months ended June 30, 2001, the Company sold interests in three stations for aggregate consideration of approximately $18.9 million and realized pre-tax gains of approximately $10.6 million on these sales.

8.   NEW ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), and No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 addresses financial accounting and reporting for business combinations and requires all business combinations to be accounted for using the purchase method of accounting. SFAS 141 is effective for all business combinations initiated after June 30, 2001. The Company does not believe adoption of SFAS 141 will have a material impact on its financial position, results of operations or cash flows.

     SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. Under SFAS 142, goodwill and intangible assets that have indefinite lives will not be amortized but rather will be tested at least annually for impairment. Intangible assets that have finite useful lives will continue to be amortized over their useful lives. SFAS 142 is effective for fiscal years beginning after December 15, 2001. Impairment losses for goodwill and other indefinite-lived intangible assets that arise due to the initial application of SFAS 142 are to be reported as resulting from a change in accounting principle. The Company will adopt SFAS 142 on January 1, 2002. The Company is currently assessing the impact of adopting SFAS 142 and has not yet determined whether it will recognize an impairment loss, if any, resulting from adoption. However, upon adoption of SFAS 142, the Company will no longer amortize goodwill and FCC license intangibles (which the Company believes have indefinite lives) which totaled approximately $869.4 million, net of accumulated amortization of $121.8 million at June 30, 2001. Under existing accounting standards, these assets are being amortized over 25 years. Amortization expense related to goodwill and FCC licenses totaled approximately $19.7 million and $17.8 million for the six months ended June 30, 2001 and 2000, respectively.

9.   SUBSEQUENT EVENT

     On July 12, 2001, the Company completed a $560 million financing consisting of a $360 million bank credit facility and $200 million of 10 3/4% Senior Subordinated Notes due 2008. Proceeds from the initial funding under the new bank credit facility and the 10 3/4% Senior Subordinated Notes offering were used to repay all of the Company's indebtedness and obligations under its previously existing credit facilities, and its 11 5/8% Senior Subordinated Notes, and to redeem the Company's 12% redeemable preferred stock, as well as to pay premiums, fees and expenses in connection with the refinancing. In the third quarter of 2001, the Company will recognize an extraordinary loss totaling approximately $10.0 million resulting primarily from the write-off of unamortized debt costs and the $4.6 million redemption premium associated with the repayment of 11 5/8% Senior Subordinated Notes.

     The $360 million bank credit facility consists of a $25 million revolving credit facility of which $2.0 million is currently drawn, maturing June 2006, a $50 million delayed draw Term A facility, maturing December 2005 and a $285 million fully drawn Term B facility, maturing June 2006. The revolving credit facility is available for general corporate purposes and the Term A facility is available to fund capital expenditures. The interest rate under the bank facility is LIBOR plus 3.0%. The 10 3/4% Senior Subordinated Notes are due in 2008 and interest on the notes is payable on January 15 and July 15 of each year, beginning on January 15, 2002. Indebtedness under the Company's previously existing senior credit facility and equipment financing facility was scheduled to mature in June 2002. Since such indebtedness was refinanced in July 2001 with indebtedness maturing in 2005 and 2006, these obligations have been classified as long-term debt in the accompanying consolidated balance sheet.

    UNTIL __________, 2001 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                  $200,000,000





                                     PAXSON

                                 COMMUNICATIONS

                                   CORPORATION





                           OFFER TO EXCHANGE 10-3/4%
                       SENIOR SUBORDINATED NOTES DUE 2008,
                      WHICH HAVE BEEN REGISTERED UNDER THE
                   SECURITIES ACT OF 1933, AS AMENDED, FOR ANY
                       AND ALL OUTSTANDING 10-3/4% SENIOR
                          SUBORDINATED NOTES DUES 2008





                                ----------------

                                   PROSPECTUS

                                ----------------







                               SEPTEMBER ___, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      We are a Delaware corporation. Our certificate of incorporation and bylaws provide for the mandatory indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Reference is made to the Delaware General Corporation Law and to its Section 145, which permits, and in some cases requires, indemnification of our directors, officers, employees and agents under certain circumstances, subject to certain limitations.

      The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions that are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and court approval is required before there can be any indemnification if the person seeking indemnification has been found liable to the corporation.

      We have purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) Exhibits


    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------

    3.1.1             Certificate of Incorporation of the Company(1)

    3.1.2             Bylaws of the Company(2)

    3.1.3 Certificate of Designations of the Company's 12-1/2% Cumulative Exchangeable Preferred Stock(3)

    3.1.4 Certificate of Designations of the Company's 13-1/4% Cumulative Junior Exchangeable Preferred Stock(4)

    3.1.5 Certificate of Designations of the Company's 9-3/4% Series a Convertible Preferred Stock(4)

    3.1.6 Certificate of Designations of the Company's 8% Series B Convertible Exchangeable Preferred Stock(5)

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------


    3.2.1             Certificate of Limited Partnership of America 51, L.P.

    3.2.2 Second Amended and Restated Agreement of Limited Partnership of America 51, L.P.

    3.3.1             Articles of Incorporation of Bud Hits, Inc.

    3.3.2             Bylaws of Bud Hits, Inc.

    3.4.1             Articles of Incorporation of Bud Songs, Inc.

    3.4.2             Bylaws of Bud Songs, Inc.

    3.5.1             Articles of Incorporation of CAP Communications, Inc.

    3.5.2             Bylaws of CAP Communications, Inc.

    3.6.1 Articles of Incorporation of CAP Communications License of New London, Inc.

    3.6.2             Bylaws of CAP Communications License of New London, Inc.

    3.7.1             Articles of Incorporation of CAP Communications of New
                      London, Inc.

    3.7.2             Bylaws of CAP Communications of New London, Inc.

    3.8.1             Articles of Incorporation of Channel 66 of Tampa, Inc.

    3.8.2             Bylaws of Channel 66 of Tampa, Inc.

    3.9.1             Articles of Incorporation of Clearlake Productions, Inc.

    3.9.2             Bylaws of Clearlake Productions, Inc.

    3.10.1 Certificate of Incorporation of Cocola Media Corporation of Florida(4)

    3.10.2            Bylaws of Cocola Media Corporation of Florida(4)

    3.11.1 Certificate of Incorporation of Cocola Media Corporation of San Francisco, Inc.(4)

    3.11.2            Bylaws of Cocola Media Corporation of San Francisco(4)

    3.12.1            Amended and Restated Articles of Incorporation of
                      DP Media, Inc.

    3.12.2            Amended and Restated Bylaws of DP Media, Inc.

    3.13.1            Articles of Incorporation of DP Media License of Battle
                      Creek, Inc.

    3.13.2            Bylaws of DP Media License of Battle Creek, Inc.

    3.14.1            Articles of Incorporation of DP Media License of Boston,
                      Inc.

    3.14.2            Bylaws of DP Media License of Boston, Inc.

    3.15.1            Articles of Incorporation of DP Media License of
                      Martinsburg, Inc.

    3.15.2            Bylaws of DP Media License of Martinsburg, Inc.

    3.16.1            Articles of Incorporation of DP Media License of
                      Milwaukee, Inc.

    3.16.2            Bylaws of DP Media License of Milwaukee, Inc.

    3.17.1            Articles of Incorporation of DP Media License of Raleigh
                      Durham, Inc.

    3.17.2            Bylaws of DP Media License of Raleigh Durham, Inc.

    3.18.1            Articles of Incorporation of DP Media Battle Creek, Inc.

    3.18.2 Articles of Amendment to Articles of Incorporation of DP Media Battle Creek, Inc.

    3.18.3            Bylaws of DP Media Battle Creek, Inc.

    3.19.1            Articles of Incorporation of DP Media of Boston, Inc.

    3.19.2            Bylaws of DP Media of Boston, Inc.

    3.20.1            Articles of Incorporation of DP Media of Martinsburg, Inc.

    3.20.2            Bylaws of DP Media of Martinsburg, Inc

    3.21.1            Articles of Incorporation of DP Media of Milwaukee, Inc.

    3.21.2            Bylaws of DP Media of Milwaukee, Inc

    3.22.1            Articles of Incorporation of DP Media of Raleigh Durham,
                      Inc.

    3.22.2 Articles of Amendment to Articles of Incorporation of DP Media of Raleigh Durham, Inc.

    3.22.3            Bylaws of DP Media of Raleigh Durham, Inc.

    3.23.1            Articles of Incorporation of DP Media of St. Louis, Inc.

    3.23.2            Bylaws of DP Media of St. Louis, Inc.

    3.24.1            Articles of Incorporation of Flagler Productions, Inc.

    3.24.2            Bylaws of Flagler Productions, Inc.

    3.25.1            Articles of Incorporation of Hispanic Broadcasting, Inc.

    3.25.2 Articles of Amendment to Articles of Incorporation of Hispanic Broadcasting, Inc.

    3.25.3            Amended and Restated Bylaws of Hispanic Broadcasting, Inc.

    3.26.1            Articles of Incorporation of Iron Mountain Productions,
                      Inc.

    3.26.2            Bylaws of Iron Mountain Productions, Inc.

    3.27.1 Certificate of Formation of Ocean State Television, LLC (formerly known as Offshore Television Company, LLC)(4)

    3.27.2            Operating Agreement of Ocean State Television, LLC(4)

    3.27.3            Amendment to Operating Agreement of Ocean State
                      Television, LLC

    3.27.4            Amendment to Certificate of Formation of Ocean State
                      Television, LLC

    3.28.1            Articles of Incorporation of Pax Hits Publishing, Inc.
                      (formerly known as Pax Tunes, Inc.)

    3.28.2 Articles of Amendment to Articles of Incorporation of Pax Hits Publishing, Inc.

    3.28.3            Amended and Restated Bylaws of Pax Hits Publishing, Inc.

    3.29.1 Articles of Incorporation of Pax Internet, Inc. (formerly known as Excel Marketing Enterprises, Inc.)(6)

    3.29.2 Articles of Amendment to Articles of Incorporation of Pax Internet, Inc.

    3.29.3            Bylaws of Pax Internet, Inc.(6)

    3.30.1            Certificate of Incorporation of Pax Net, Inc.(4)

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------
    3.30.2            Bylaws of Pax Net, Inc.(4)

    3.31.1            Articles of Incorporation of Pax Net Television
                      Productions, Inc.)(4)

    3.31.2            Bylaws of Pax Net Television Productions, Inc.(4)

    3.32.1            Articles of Incorporation of Paxson Akron License, Inc.(6)

    3.32.2            Bylaws of Paxson Akron License, Inc.(6)

    3.33.1            Articles of Incorporation of Paxson Albany License,
                      Inc.(3)

    3.33.2            Bylaws of Paxson Albany License, Inc.(3)

    3.34.1            Articles of Incorporation of Paxson Albuquerque License,
                      Inc.(4)

    3.34.2            Bylaws of Paxson Albuquerque License, Inc.(4)

    3.35.1            Articles of Incorporation of Paxson Atlanta License,
                      Inc.(6)

    3.35.2            Bylaws of Paxson Atlanta License, Inc.(6)

    3.36.1            Articles of Incorporation of Paxson Birmingham License,
                      Inc.(3)

    3.36.2            Bylaws of Paxson Birmingham License, Inc.(3)

    3.37.1            Articles of Incorporation of Paxson Boston License,
                      Inc.(6)

    3.37.2            Bylaws of Paxson Boston License, Inc.(6)

    3.38.1            Articles of Incorporation of Paxson Boston-68 License,
                      Inc.

    3.38.2            Bylaws of Paxson Boston-68 License, Inc.

    3.39.1            Articles of Incorporation of Paxson Buffalo License,
                      Inc.(4)

    3.39.2            Bylaws of Paxson Buffalo License, Inc.(4)

    3.40.1            Articles of Incorporation of Paxson Cedar Rapids License,
                      Inc.(4)

    3.40.2            Bylaws of Paxson Cedar Rapids License, Inc.(4)

    3.41.1            Articles of Incorporation of Paxson Charleston License,
                      Inc.(4)

    3.41.2            Bylaws of Paxson Charleston License, Inc.(4)

    3.42.1            Articles of Incorporation of Paxson Chicago License,
                      Inc.(4)

    3.42.2            Bylaws of Paxson Chicago License, Inc.(4)

    3.43.1 Certificate of Incorporation of Paxson Communications License Company, LLC(4)

    3.43.2            Bylaws of Paxson Communications License Company, LLC(4)

    3.44.1            Articles of Incorporation of Paxson Communications LPTV,
                      Inc.(3)

    3.44.2            Bylaws of Paxson Communications LPTV, Inc.(3)

    3.45.1 Articles of Incorporation of Paxson Communications Management Company (6)

    3.45.2            Bylaws of Paxson Communications Management Company(6)

    3.46.1            Articles of Incorporation of Paxson Communications of
                      Akron-23, Inc.(6)

    3.46.2            Bylaws of Paxson Communications of Akron-23, Inc.(6)

    3.47.1 Articles of Incorporation of Paxson Communications of Albany-55, Inc.(3)

    3.47.2            Bylaws of Paxson Communications of Albany-55, Inc.(3)

    3.48.1 Articles of Incorporation of Paxson Communications of Albuquerque-14, Inc.(4)

    3.48.2            Bylaws of Paxson Communications of Albuquerque-14, Inc.(4)

    3.49.1 Articles of Incorporation of Paxson Communications of Atlanta 14, Inc.(6)

    3.49.2            Bylaws of Paxson Communications of Atlanta-14, Inc.(6)

    3.50.1 Articles of Incorporation of Paxson Communications of Birmingham-44, Inc. (3)

    3.50.2            Bylaws of Paxson Communications of Birmingham-44, Inc.(3)

    3.51.1 Articles of Incorporation of Paxson Communications of Boston-46, Inc.(3)

    3.51.2            Bylaws of Paxson Communications of Boston-46, Inc.(3)

    3.52.1 Articles of Incorporation of Paxson Communications of Boston-60, Inc.(6)

    3.52.2            Bylaws of Paxson Communications of Boston-60, Inc.(6)

    3.53.1            Articles of Incorporation of Paxson Communications of
                      Boston-68, Inc.

    3.53.2            Bylaws of Paxson Communications of Boston-68, Inc.

    3.54.1 Articles of Incorporation of Paxson Communications of Buffalo-51, Inc.(4)

    3.54.2            Bylaws of Paxson Communications of Buffalo-51, Inc.(4)

    3.55.1 Articles of Incorporation of Paxson Communications of Cedar Rapids-48, Inc.(4)

    3.55.2            Bylaws of Paxson Communications of Cedar Rapids-48,
                      Inc.(4)

    3.56.1 Articles of Incorporation of Paxson Communications of Charleston-29, Inc.(4)

    3.56.2            Bylaws of Paxson Communications of Charleston-29, Inc.(4)

    3.57.1 Articles of Incorporation of Paxson Communications of Chicago-38, Inc.(4)

    3.57.2            Bylaws of Paxson Communications of Chicago-38, Inc.(4)

    3.58.1 Articles of Incorporation of Paxson Communications of Dallas-68, Inc.(6)

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------
    3.58.2            Bylaws of Paxson Communications of Dallas-68, Inc.(6)

    3.59.1 Articles of Incorporation of Paxson Communications of Davenport-67, Inc.(4)

    3.59.2            Bylaws of Paxson Communications of Davenport-67, Inc.(4)

    3.60.1 Articles of Incorporation of Paxson Communications of Denver-59, Inc.(6)

    3.60.2            Bylaws of Paxson Communications of Denver-59, Inc.(6)

    3.61.1 Articles of Incorporation of Paxson Communications of Des Moines-39 Inc.(4)

    3.61.2            Bylaws of Paxson Communications of Des Moines-39, Inc.(4)

    3.62.1 Articles of Incorporation of Paxson Communications of Detroit-31, Inc.(4)

    3.62.2            Bylaws of Paxson Communications of Detroit-31, Inc.(4)

    3.63.1 Articles of Incorporation of Paxson Communications of Fayetteville-62, Inc.(4)

    3.63.2            Bylaws of Paxson Communications of Fayetteville-62,
                      Inc.(4)

    3.64.1 Articles of Incorporation of Paxson Communications of Fresno-61, Inc.(4)

    3.64.2            Bylaws of Paxson Communications of Fresno-61, Inc.(4)

    3.65.1 Articles of Incorporation of Paxson Communications of Greensboro-16, Inc.(3)

    3.65.2            Bylaws of Paxson Communications of Greensboro-16, Inc.(3)

    3.66.1 Articles of Incorporation of Paxson Communications of Greenville-38, Inc.(4)

    3.66.2            Bylaws of Paxson Communications of Greenville-38, Inc.(4)

    3.67.1 Articles of Incorporation of Paxson Communications of Honolulu-66, Inc. (formerly known as Paxson Communications of Hawaii-66, Inc.)

    3.67.2 Articles of Amendment to Articles of Incorporation of Paxson Communications of Honolulu-66, Inc.

    3.67.3            Bylaws of Paxson Communications of Honolulu-66, Inc.

    3.68.1 Articles of Incorporation of Paxson Communications of Houston-49, Inc.(6)

    3.68.2            Bylaws of Paxson Communications of Houston-49, Inc.(6)

    3.69.1 Articles of Incorporation of Paxson Communications of Jacksonville-21, Inc.

    3.69.2            Bylaws of Paxson Communications of Jacksonville-21, Inc.

    3.70.1 Articles of Incorporation of Paxson Communications of Jacksonville-35, Inc.

    3.70.2            Bylaws of Paxson Communications of Jacksonville-35, Inc.

    3.71.1 Articles of Incorporation of Paxson Communications of Kansas City-50, Inc.(4)

    3.71.2            Bylaws of Paxson Communications of Kansas City-50, Inc.(4)

    3.72.1 Articles of Incorporation of Paxson Communications of Knoxville-54. Inc.(4)

    3.72.2            Bylaws of Paxson Communications of Knoxville-54, Inc.(4)

    3.73.1 Articles of Incorporation of Paxson Communications of Lexington-67, Inc.(4)

    3.73.2            Bylaws of Paxson Communications of Lexington-67, Inc.(4)

    3.74.1 Articles of Incorporation of Paxson Communications of Los Angeles-30, Inc.(6)

    3.74.2            Bylaws of Paxson Communications of Los Angeles-30, Inc.(6)

    3.75.1 Articles of Incorporation of Paxson Communications of Louisville-21, Inc.

    3.75.2            Bylaws of Paxson Communications of Louisville-21, Inc.

    3.76.1 Articles of Incorporation of Paxson Communications of Memphis-50, Inc.(4)

    3.76.2            Bylaws of Paxson Communications of Memphis-50, Inc.(4)

    3.77.1            Articles of Incorporation of Paxson Communications of
                      Miami-35, Inc.(6)

    3.77.2            Bylaws of Paxson Communications of Miami-35, Inc.(6)

    3.78.1 Articles of Incorporation of Paxson Communications of Minneapolis-41, Inc.(6)

    3.78.2            Bylaws of Paxson Communications of Minneapolis-41, Inc.(6)

    3.79.1 Articles of Incorporation of Paxson Communications of Mobile-61, Inc.(4)

    3.79.2            Bylaws of Paxson Communications of Mobile-61, Inc.(4)

    3.80.1 Articles of Incorporation of Paxson Communications of Nashville-28, Inc.(4)

    3.80.2            Bylaws of Paxson Communications of Nashville-28, Inc.(4)

    3.81.1 Articles of Incorporation of Paxson Communications of New Orleans-49, Inc.(4)

    3.81.2            Bylaws of Paxson Communications of New Orleans-49, Inc.(4)

    3.82.1 Articles of Incorporation of Paxson Communications of New York-31, Inc.(4)

    3.82.2            Bylaws of Paxson Communications of New York-31, Inc.(4)

    3.83.1 Articles of Incorporation of Paxson Communications of Norfolk-49, Inc.(4)

    3.83.2            Bylaws of Paxson Communications of Norfolk-49, Inc.(4)

    3.84.1 Articles of Incorporation of Paxson Communications of Oklahoma City-62, Inc.(3)

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------
    3.84.2            Bylaws of Paxson Communications of Oklahoma City-62,
                      Inc.(3)

    3.85.1 Articles of Incorporation of Paxson Communications of Orlando-56, Inc.(6)

    3.85.2            Bylaws of Paxson Communications of Orlando-56, Inc.(6)

    3.86.1 Articles of Incorporation of Paxson Communications of Philadelphia-61, Inc.(6)

    3.86.2            Bylaws of Paxson Communications of Philadelphia-61,
                      Inc.(6)

    3.87.1 Articles of Incorporation of Paxson Communications of Phoenix-13, Inc.(6)

    3.87.2            Bylaws of Paxson Communications of Phoenix-13, Inc.(6)

    3.88.1 Articles of Incorporation of Paxson Communications of Phoenix-51, Inc.(3)

    3.88.2            Bylaws of Paxson Communications of Phoenix-51, Inc.(3)

    3.89.1 Articles of Incorporation of Paxson Communications of Pittsburgh-40, Inc.(4)

    3.89.2            Bylaws of Paxson Communications of Pittsburgh-40, Inc.(4)

    3.90.1 Articles of Incorporation of Paxson Communications of Portland-22, Inc.(4)

    3.90.2            Bylaws of Paxson Communications of Portland-22, Inc.(4)

    3.91.1 Articles of Incorporation of Paxson Communications of Portland-23, Inc.(4)

    3.91.2            Bylaws of Paxson Communications of Portland-23, Inc.(4)

    3.92.1 Articles of Incorporation of Paxson Communications of Providence-69, Inc.(3)

    3.92.2            Bylaws of Paxson Communications of Providence-69, Inc.(3)

    3.93.1 Articles of Incorporation of Paxson Communications of Roanoke-38, Inc.(4)

    3.93.2            Bylaws of Paxson Communications of Roanoke-38, Inc.(4)

    3.94.1 Articles of Incorporation of Paxson Communications of Sacramento-29, Inc.(3)

    3.94.2            Bylaws of Paxson Communications of Sacramento-29, Inc.(3)

    3.95.1 Articles of Incorporation of Paxson Communications of Salt Lake City-30, Inc.(4)

    3.95.2            Bylaws of Paxson Communications of Salt Lake City-30,
                      Inc.(4)

    3.96.1 Articles of Incorporation of Paxson Communications of San Antonio-26, Inc.(4)

    3.96.2            Bylaws of Paxson Communications of San Antonio-26, Inc.(4)

    3.97.1 Articles of Incorporation of Paxson Communications of San Jose-65, Inc.(6)

    3.97.2            Bylaws of Paxson Communications of San Jose-65, Inc.(6)

    3.98.1            Articles of Incorporation of Paxson Communications of San
                      Juan, Inc.(3)

    3.98.2            Bylaws of Paxson Communications of San Juan, Inc.(3)

    3.99.1 Articles of Incorporation of Paxson Communications of Scranton-64, Inc.(4)

    3.99.2            Bylaws of Paxson Communications of Scranton-64, Inc.(4)

    3.100.1 Articles of Incorporation of Paxson Communications of Seattle-33, Inc.(3)

    3.100.2           Bylaws of Paxson Communications of Seattle-33, Inc.(3)

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------
    3.101.1           Articles of Incorporation of Paxson Communications of
                      Shreveport-21, Inc.(4)

    3.101.2           Bylaws of Paxson Communications of Shreveport-21, Inc.(4)

    3.102.1 Articles of Incorporation of Paxson Communications of Spokane-34, Inc.(4)

    3.102.2           Bylaws of Paxson Communications of Spokane-34, Inc.(4)

    3.103.1           Articles of Incorporation of Paxson Communications of St.
                      Croix-15, Inc.(4)

    3.103.2           Bylaws of Paxson Communications of St. Croix-15, Inc.(4)

    3.104.1 Articles of Incorporation of Paxson Communications of Syracuse-56, Inc.(4)

    3.104.2           Bylaws of Paxson Communications of Syracuse-56, Inc.(4)

    3.105.1 Articles of Incorporation of Paxson Communications of Tampa-66, Inc.(6)

    3.105.2           Bylaws of Paxson Communications of Tampa-66, Inc.(6)

    3.106.1 Articles of Incorporation of Paxson Communications of Tucson-46, Inc.(4)

    3.106.2           Bylaws of Paxson Communications of Tucson-46, Inc.(4)

    3.107.1 Articles of Incorporation of Paxson Communications of Tulsa-44, Inc.(3)

    3.107.2           Bylaws of Paxson Communications of Tulsa-44, Inc.(3)

    3.108.1 Articles of Incorporation of Paxson Communications of Washington-66, Inc.(4)

    3.108.2           Bylaws of Paxson Communications of Washington-66, Inc.(4)

    3.109.1 Articles of Incorporation of Paxson Communications of Wausau-46, Inc.(4)

    3.109.2           Bylaws of Paxson Communications of Wausau-46, Inc.(4)

    3.110.1 Articles of Incorporation of Paxson Communications of West Palm Beach-67, Inc.(4)

    3.110.2           Bylaws of Paxson Communications of West Palm Beach-67,
                      Inc.(4)

    3.111.1           Articles of Incorporation of Paxson Communications
                      Television, Inc.(6)

    3.111.2           Bylaws of Paxson Communications Television, Inc.(6)

    3.112.1           Articles of Incorporation of Paxson Dallas License,
                      Inc.(6)

    3.112.2           Bylaws of Paxson Dallas License, Inc.(6)

    3.113.1           Articles of Incorporation of Paxson Davenport License,
                      Inc.(4)

    3.113.2           Bylaws of Paxson Davenport License, Inc.(4)

    3.114.1           Articles of Incorporation of Paxson Denver License,
                      Inc.(3)

    3.114.2           Bylaws of Paxson Denver License, Inc.(3)

    3.115.1           Articles of Incorporation of Paxson Des Moines License,
                      Inc.(4)

    3.115.2           Bylaws of Paxson Des Moines License, Inc.(4)

    3.116.1           Articles of Incorporation of Paxson Detroit License,
                      Inc.(4)

    3.116.2           Bylaws of Paxson Detroit License, Inc.(4)

    3.117.1           Articles of Incorporation of Paxson Development, Inc.

    3.117.2           Bylaws of Paxson Development, Inc.

    3.118.1           Articles of Incorporation of Paxson Fayetteville License,
                      Inc.(4)

    3.118.2           Bylaws of Paxson Fayetteville License, Inc.(4)

    3.119.1           Articles of Incorporation of Paxson Fresno License,
                      Inc.(4)

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------
    3.119.2           Bylaws of Paxson Fresno License, Inc.(4)

    3.120.1           Articles of Incorporation of Paxson Greensboro License,
                      Inc.(3)

    3.120.2           Bylaws of Paxson Greensboro License, Inc.(3)

    3.121.1           Articles of Incorporation of Paxson Greenville License,
                      Inc.(4)

    3.121.2           Bylaws of Paxson Greenville License, Inc.(4)

    3.122.1           Articles of Incorporation of Paxson Hawaii License,
                      Inc.(4)

    3.122.2           Bylaws of Paxson Hawaii License, Inc.(4)

    3.123.1           Articles of Incorporation of Paxson Houston License,
                      Inc.(6)

    3.123.2           Bylaws of Paxson Houston License, Inc.(6)

    3.124.1           Articles of Incorporation of Paxson Jacksonville License,
                      Inc.

    3.124.2           Bylaws of Paxson Jacksonville License, Inc.

    3.125.1           Articles of Incorporation Paxson Jax License, Inc.

    3.125.2           Bylaws of Paxson Jax License, Inc.

    3.126.1           Articles of Incorporation of Paxson Kansas City License,
                      Inc.(4)

    3.126.2           Bylaws of Paxson Kansas City License, Inc.(4)

    3.127.1           Articles of Incorporation of Paxson Knoxville License,
                      Inc.(4)

    3.127.2           Bylaws of Paxson Knoxville License, Inc.(4)

    3.128.1           Articles of Incorporation of Paxson Lexington License,
                      Inc.(4)

    3.128.2           Bylaws of Paxson Lexington License, Inc.(4)

    3.129.1           Articles of Incorporation of Paxson Los Angeles License,
                      Inc.(6)

    3.129.2           Bylaws of Paxson Los Angeles License, Inc.(6)

    3.130.1           Articles of Incorporation of Paxson Merchandising &
                      Licensing, Inc.

    3.130.2           Bylaws of Paxson Merchandising & Licensing, Inc.

    3.131.1           Articles of Incorporation of Paxson Miami-35 License,
                      Inc.(4)

    3.131.2           Bylaws of Paxson Miami-35 License, Inc.(4)

    3.132.1           Articles of Incorporation of Paxson Minneapolis License,
                      Inc.(6)

    3.132.2           Bylaws of Paxson Minneapolis License, Inc.(6)

    3.133.1           Articles of Incorporation of Paxson Mobile License,
                      Inc.(4)

    3.133.2           Bylaws of Paxson Mobile License, Inc.(4)

    3.134.1           Articles of Incorporation of Paxson New York License,
                      Inc.(6)

    3.134.2           Bylaws of Paxson New York License, Inc.(6)

    3.135.1           Articles of Incorporation of Paxson Norfolk License, Inc.

    3.135.2           Bylaws of Paxson Norfolk License, Inc.

    3.136.1           Articles of Incorporation of Paxson Oklahoma City License,
                      Inc.(4)

    3.136.2           Bylaws of Paxson Oklahoma City License, Inc.(4)

    3.137.1           Articles of Incorporation of Paxson Orlando License,
                      Inc.(4)

    3.137.2           Bylaws of Paxson Orlando License, Inc.(4)

    3.138.1           Articles of Incorporation of Paxson Philadelphia License,
                      Inc.(6)

    3.138.2           Bylaws of Paxson Philadelphia License, Inc.(6)

    3.139.1           Articles of Incorporation of Paxson Phoenix License,
                      Inc.(6)

    3.139.2           Bylaws of Paxson Phoenix License, Inc.(6)

    3.140.1           Articles of Incorporation of Paxson Portland License,
                      Inc.(4)

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------
    3.140.2           Bylaws of Paxson Portland License, Inc.(4)

    3.141.1           Articles of Incorporation of Paxson Productions, Inc.

    3.141.2           Bylaws of Paxson Productions, Inc.

    3.142.1           Articles of Incorporation of Paxson Roanoke License,
                      Inc.(4)

    3.142.2           Bylaws of Paxson Roanoke License, Inc.(4)

    3.143.1           Articles of Incorporation of Paxson Sacramento License,
                      Inc.(3)

    3.143.2           Bylaws of Paxson Sacramento License, Inc.(3)

    3.144.1           Articles of Incorporation of Paxson Salem License, Inc.(4)

    3.144.2           Bylaws of Paxson Salem License, Inc.(4)

    3.145.1           Articles of Incorporation of Paxson Salt Lake City
                      License, Inc.(4)

    3.145.2           Bylaws of Paxson Salt Lake City License, Inc.(4)

    3.146.1           Articles of Incorporation of Paxson San Antonio License,
                      Inc.

    3.146.2           Bylaws of Paxson San Antonio License, Inc.

    3.147.1           Articles of Incorporation of Paxson San Jose License,
                      Inc.(6)

    3.147.2           Bylaws of Paxson San Jose License, Inc.(6)

    3.148.1           Articles of Incorporation of Paxson Scranton License,
                      Inc.(4)

    3.148.2           Bylaws of Paxson Scranton License, Inc.(4)

    3.149.1           Articles of Incorporation of Paxson Seattle License,
                      Inc.(3)

    3.149.2           Bylaws of Paxson Seattle License, Inc.(3)

    3.150.1           Articles of Incorporation of Paxson Shreveport License,
                      Inc.(4)

    3.150.2           Bylaws of Paxson Shreveport License, Inc.(4)

    3.151.1           Articles of Incorporation of Paxson Spokane License,
                      Inc.(4)

    3.151.2           Bylaws of Paxson Spokane License, Inc.(4)

    3.152.1           Articles of Incorporation of Paxson Sports of Miami,
                      Inc.(3)

    3.152.2           Bylaws of Paxson Sports of Miami, Inc.(3)

    3.153.1           Articles of Incorporation of Paxson St. Croix License,
                      Inc.(4)

    3.153.2           Bylaws of Paxson St. Croix License, Inc.(4)

    3.154.1           Articles of Incorporation of Paxson Syracuse License,
                      Inc.(4)

    3.154.2           Bylaws of Paxson Syracuse License, Inc.(4)

    3.155.1           Articles of Incorporation of Paxson Tampa-66 License,
                      Inc.(4)

    3.155.2           Bylaws of Paxson Tampa-66 License, Inc.(4)

    3.156.1           Articles of Incorporation of Paxson Television
                      Productions, Inc.(4)

    3.156.2           Bylaws of Paxson Television Productions, Inc.(4)

    3.157.1           Articles of Incorporation of Paxson Television, Inc.

    3.157.2           Bylaws of Paxson Television, Inc.

    3.158.1           Articles of Incorporation of Paxson Tennessee License,
                      Inc.(4)

    3.158.2           Bylaws of Paxson Tennessee License, Inc.(4)

    3.159.1           Articles of Incorporation of Paxson Tulsa License, Inc.(4)

    3.159.2           Bylaws of Paxson Tulsa License, Inc.(4)

    3.160.1           Articles of Incorporation of Paxson Washington License,
                      Inc.(6)

    3.160.2           Bylaws of Paxson Washington License, Inc.(6)

    3.161.1           Articles of Incorporation of Paxson Wausau License,
                      Inc.(4)

    3.161.2           Bylaws of Paxson Wausau License, Inc.(4)

    3.162.1           Articles of Incorporation of PCC Direct, Inc.(3)

    3.162.2           Bylaws of PCC Direct, Inc.(3)

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------

    3.163.1 Articles of Incorporation of RDP Communications License of Indianapolis, Inc.

    3.163.2           Bylaws of RDP Communications License of Indianapolis, Inc.

    3.164.1           Articles of Incorporation of RDP Communications of
                      Indianapolis, Inc.

    3.164.2           Bylaws of RDP Communications of Indianapolis, Inc.

    3.165.1           Articles of Incorporation of RDP Communications, Inc.

    3.165.2           Bylaws of RDP Communications, Inc.

    3.166.1 Certificate of Incorporation of Travel Channel Acquisition Corporation(4)

    3.166.2           Bylaws of Travel Channel Acquisition Corporation(4)

    4.1 Indenture, dated as of July 12, 2001, among Paxson Communications Corporation, its domestic subsidiaries and The Bank of New York, as trustee (7)

    4.2 First Supplemental Indenture, dated as of July 31, 2001, among Paxson Communications Corporation, its domestic subsidiaries, S&E Network, Inc. and The Bank of New York, as trustee

    4.3 Registration Rights Agreement, dated July 12, 2001, among Paxson Communications Corporation, its domestic subsidiaries, Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC World Markets Corp. and Bear, Stearns & Co., Inc.

    4.4               Form of Note (contained in Exhibit 4.1)

    12.1              Computation of Ratio of Earnings to Fixed Charges

    21.1              List of Subsidiaries

    23.1 Consent of PricewaterhouseCoopers LLP, independent certified public accountants

    24.1 Powers of Attorney (included on signature pages of Registration Statement)

    25.1 Statement of Eligibility of Trustee, The Bank of New York, on Form T-1

    99.1              Form of Letter of Transmittal for the Original Notes

    99.2              Form of Notice of Guaranteed Delivery for the Original
                      Notes

-----------------------
(1) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

(2) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and incorporated herein by reference.

(3) Filed with the Company's Registration Statement on Form S-3, as amended, filed August 15, 1996, Registration No. 333-10267 and incorporated herein by reference.

(4) Filed with the Company's Registration Statement on Form S-4, as amended, filed July 23, 1998, Registration No. 333-59641, and incorporated herein by reference.

(5) Filed with the Company's Report on Form 8-K, dated September 15, 1999, and incorporated herein by reference.

(6) Filed with the Company's Registration Statement on Form S-4, as amended, filed January 23, 1996, Registration No. 33-63765 and incorporated herein by reference.

(7) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated herein by reference.

ITEM 22.

      The undersigned Registrants hereby undertake:

      (A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration statement:

      (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (B) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

      (C) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on September 7, 2001.

                                PAXSON COMMUNICATIONS CORPORATION


                                By: /s/ Jeffrey Sagansky
                                    -------------------------------------------
                                        Jeffrey Sagansky, President



                                POWER OF ATTORNEY

      Each of the undersigned officers and directors of PAXSON COMMUNICATIONS CORPORATION (the "Company"), a Delaware corporation, for himself and not for one another, does hereby constitute and appoint ANTHONY L. MORRISON and ADAM K. WEINSTEIN, and each and either of them and his substitutes, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this registration statement, including post-effective amendments, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power of substitution and full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                                           Title                                      Date
         ----------                                           -----                                      ----
/s/ Lowell W. Paxson                                 Chairman of the Board,
------------------------------------                 Director                                    September 7, 2001
Lowell W. Paxson

/s/ Jeffrey Sagansky                                 President, Chief Executive Officer,
------------------------------------                 Director
Jeffrey Sagansky                                     (Principal Executive Officer)               September 7, 2001


/s/ Thomas E. Severson, Jr.                          Senior Vice President,
------------------------------------                 Chief Financial Officer
Thomas E. Severson, Jr.                              (Principal Financial Officer)               September 7, 2001


/s/ Ronald L. Rubin                                  Vice President, Chief Accounting Officer,
------------------------------------                 Corporate Controller                        September 7, 2001
Ronald L. Rubin


/s/ Bruce L. Burnham                                 Director                                    September 7, 2001
------------------------------------
Bruce L. Burnham

/s/ James L. Greenwald                               Director                                    September 7, 2001
------------------------------------
James L. Greenwald

/s/ John E. Oxendine                                 Director                                    September 7, 2001
------------------------------------
John E. Oxendine

/s/ Henry J. Brandon                                 Director                                    September 7, 2001
------------------------------------
Henry J. Brandon

/s/ R. Brandon Burgess                              Director                                     September 7, 2001
------------------------------------
R. Brandon Burgess

/s/ Keith G. Turner                                 Director                                     September 7, 2001
------------------------------------
Keith G. Turner

                                                    Director                                    September __ , 2001
------------------------------------
Royce E. Wilson



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Additional Registrants listed directly below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on September 7, 2001.

                           ADDITIONAL REGISTRANTS:

                           BUD HITS, INC.
                           (a Florida corporation)
                           BUD SONGS, INC.
                           (a Florida corporation)
                           CAP COMMUNICATIONS LICENSE OF NEW LONDON, INC. (a Florida corporation)
                           CAP COMMUNICATIONS OF NEW LONDON, INC.
                           (a Florida corporation)
                           CAP COMMUNICATIONS, INC.
                           (a Florida corporation)
                           CHANNEL 66 OF TAMPA, INC.
                           (a Florida corporation)
                           CLEARLAKE PRODUCTIONS, INC.
                           (a Florida corporation)
                           COCOLA MEDIA CORPORATION OF FLORIDA
                           (a Delaware corporation)
                           COCOLA MEDIA CORPORATION OF SAN FRANCISCO, INC. (a California corporation)
                           DP MEDIA, INC.
                           (a Florida corporation)
                           DP MEDIA LICENSE OF BATTLE CREEK, INC.
                           (a Florida corporation)
                           DP MEDIA LICENSE OF BOSTON, INC.
                           (a Florida corporation)

                           DP MEDIA LICENSE OF MARTINSBURG, INC.
                           (a Florida corporation)
                           DP MEDIA LICENSE OF MILWAUKEE, INC.
                           (a Florida corporation)
                           DP MEDIA LICENSE OF RALEIGH DURHAM, INC.
                           (a Florida corporation)
                           DP MEDIA OF BATTLE CREEK, INC.
                           (a Florida corporation)
                           DP MEDIA OF BOSTON, INC.
                           (a Florida corporation)
                           DP MEDIA OF MARTINSBURG, INC.
                           (a Florida corporation)
                           DP MEDIA OF MILWAUKEE, INC.
                           (a Florida corporation)
                           DP MEDIA OF RALEIGH DURHAM, INC.
                           (a Florida corporation)
                           DP MEDIA OF ST. LOUIS, INC.
                           (a Florida corporation)
                           FLAGLER PRODUCTIONS, INC.
                           (a Florida corporation)
                           HISPANIC BROADCASTING, INC.
                           (a Florida corporation)
                           IRON MOUNTAIN PRODUCTIONS, INC.
                           (a Florida corporation)
                           OCEAN STATE TELEVISION, LLC
                           (a Delaware limited liability company)
                           PAX HITS PUBLISHING, INC.
                           (a Florida corporation)
                           PAX INTERNET, INC.
                           (a Florida corporation)
                           PAX NET TELEVISION PRODUCTIONS, INC.
                           (a Florida corporation)
                           PAX NET, INC.
                           (a Delaware corporation)
                           PAXSON AKRON LICENSE, INC.
                           (a Florida corporation)
                           PAXSON ALBANY LICENSE, INC.
                           (a Florida corporation)
                           PAXSON ALBUQUERQUE LICENSE, INC.
                           (a Florida corporation)
                           PAXSON ATLANTA LICENSE, INC.
                           (a Florida corporation)
                           PAXSON BIRMINGHAM LICENSE, INC.
                           (a Florida corporation)
                           PAXSON BOSTON LICENSE, INC.
                           (a Florida corporation)
                           PAXSON BOSTON-68 LICENSE, INC.
                           (a Florida corporation)
                           PAXSON BUFFALO LICENSE, INC.
                           (a Florida corporation)
                           PAXSON CEDAR RAPIDS LICENSE, INC.
                           (a Florida corporation)
                           PAXSON CHARLESTON LICENSE, INC.
                           (a Florida corporation)
                           PAXSON CHICAGO LICENSE, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS LICENSE COMPANY, LLC
                           (a Delaware limited liability company)
                           PAXSON COMMUNICATIONS LPTV, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS MANAGEMENT COMPANY, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF AKRON-23, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF ALBANY-55, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF ALBUQUERQUE-14, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF ATLANTA-14, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF BOSTON-46, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF BOSTON-60, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF BOSTON-68, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF BUFFALO-51, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF CEDAR RAPIDS-48, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF CHARLESTON-29, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF CHICAGO-38, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF DALLAS-68, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF DAVENPORT-67, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF DENVER-59, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF DES MOINES-39, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF DETROIT-31, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF FAYETTEVILLE-62, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF FRESNO-61, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF GREENSBORO-16, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF GREENVILLE-38, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF HONOLULU-66, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF HOUSTON-49, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF JACKSONVILLE-21, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF JACKSONVILLE-35, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF KANSAS CITY-50, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF KNOXVILLE-54, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF LEXINGTON-67, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF LOS ANGELES-30, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF LOUISVILLE-21, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF MEMPHIS-50, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF MIAMI-35, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF MINNEAPOLIS-41, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF MOBILE-61, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF NASHVILLE-28, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF NEW ORLEANS-49, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF NEW YORK-31, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF NORFOLK-49, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF OKLAHOMA CITY-62, INC. (a Florida corporation)
                           PAXSON COMMUNICATIONS OF ORLANDO-56, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF PHILADELPHIA-61, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF PHOENIX-13, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF PHOENIX-51, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF PITTSBURGH-40, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF PORTLAND-22, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF PORTLAND-23, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF ROANOKE-38, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF SACRAMENTO-29, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF SALT LAKE CITY-30, INC. (a Florida corporation)
                           PAXSON COMMUNICATIONS OF SAN ANTONIO-26, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF SAN JOSE-65, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF SAN JUAN, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF SCRANTON-64, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF SEATTLE-33, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF SHREVEPORT-21, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF SPOKANE-34, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF ST. CROIX-15, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF SYRACUSE-56, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF TAMPA-66, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF TUCSON-46, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF TULSA-44, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF WASHINGTON-66, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF WAUSAU-46, INC.
                           (a Florida corporation)
                           PAXSON COMMUNICATIONS OF WEST PALM BEACH-67, INC. (a Florida corporation)
                           PAXSON COMMUNICATIONS TELEVISION, INC.
                           (a Florida corporation)
                           PAXSON DALLAS LICENSE, INC.
                           (a Florida corporation)
                           PAXSON DAVENPORT LICENSE, INC.
                           (a Florida corporation)
                           PAXSON DENVER LICENSE, INC.
                           (a Florida corporation)
                           PAXSON DES MOINES LICENSE, INC.
                           (a Florida corporation)
                           PAXSON DETROIT LICENSE, INC.
                           (a Florida corporation)
                           PAXSON DEVELOPMENT, INC.
                           (a Florida corporation)
                           PAXSON FAYETTEVILLE LICENSE, INC.
                           (a Florida corporation)
                           PAXSON FRESNO LICENSE, INC.
                           (a Florida corporation)
                           PAXSON GREENSBORO LICENSE, INC.
                           (a Florida corporation)
                           PAXSON GREENVILLE LICENSE, INC.
                           (a Florida corporation)
                           PAXSON HAWAII LICENSE, INC.
                           (a Florida corporation)
                           PAXSON HOUSTON LICENSE, INC.
                           (a Florida corporation)
                           PAXSON JACKSONVILLE LICENSE, INC.
                           (a Florida corporation)
                           PAXSON JAX LICENSE, INC.
                           (a Florida corporation)
                           PAXSON KANSAS CITY LICENSE, INC.
                           (a Florida corporation)
                           PAXSON KNOXVILLE LICENSE, INC.
                           (a Florida corporation)
                           PAXSON LEXINGTON LICENSE, INC.
                           (a Florida corporation)
                           PAXSON LOS ANGELES LICENSE, INC.
                           (a Florida corporation)
                           PAXSON MERCHANDISING & LICENSING, INC.
                           (a Florida corporation)
                           PAXSON MIAMI-35 LICENSE, INC.
                           (a Florida corporation)
                           PAXSON MINNEAPOLIS LICENSE, INC.
                           (a Florida corporation)
                           PAXSON MOBILE LICENSE, INC.
                           (a Florida corporation)
                           PAXSON NEW YORK LICENSE, INC.
                           (a Florida corporation)
                           PAXSON NORFOLK LICENSE, INC.
                           (a Florida corporation)
                           PAXSON OKLAHOMA CITY LICENSE, INC.
                           (a Florida corporation)
                           PAXSON ORLANDO LICENSE, INC.
                           (a Florida corporation)
                           PAXSON PHILADELPHIA LICENSE, INC.
                           (a Florida corporation)
                           PAXSON PHOENIX LICENSE, INC.
                           (a Florida corporation)
                           PAXSON PORTLAND LICENSE, INC.
                           (a Florida corporation)
                           PAXSON PRODUCTIONS, INC.
                           (a Florida corporation)
                           PAXSON ROANOKE LICENSE, INC.
                           (a Florida corporation)
                           PAXSON SACRAMENTO LICENSE, INC.
                           (a Florida corporation)
                           PAXSON SALEM LICENSE, INC.
                           (a Florida corporation)
                           PAXSON SALT LAKE CITY LICENSE, INC.
                           (a Florida corporation)
                           PAXSON SAN ANTONIO LICENSE, INC.
                           (a Florida corporation)
                           PAXSON SAN JOSE LICENSE, INC.
                           (a Florida corporation)
                           PAXSON SCRANTON LICENSE, INC.
                           (a Florida corporation)
                           PAXSON SEATTLE LICENSE, INC.
                           (a Florida corporation)
                           PAXSON SHREVEPORT LICENSE, INC.
                           (a Florida corporation)
                           PAXSON SPOKANE LICENSE, INC.
                           (a Florida corporation)
                           PAXSON SPORTS OF MIAMI, INC.
                           (a Florida corporation)
                           PAXSON ST. CROIX LICENSE, INC.
                           (a Florida corporation)
                           PAXSON SYRACUSE LICENSE, INC.
                           (a Florida corporation)

                           PAXSON TAMPA-66 LICENSE, INC.
                           (a Florida corporation)
                           PAXSON TELEVISION PRODUCTIONS, INC.
                           (a Florida corporation)
                           PAXSON TELEVISION, INC.
                           (a Florida corporation)
                           PAXSON TENNESSEE LICENSE, INC.
                           (a Florida corporation)
                           PAXSON TULSA LICENSE, INC.
                           (a Florida corporation)
                           PAXSON WASHINGTON LICENSE, INC.
                           (a Florida corporation)
                           PAXSON WAUSAU LICENSE, INC.
                           (a Florida corporation)
                           PCC DIRECT, INC.
                           (a Florida corporation)
                           RDP COMMUNICATIONS LICENSE OF INDIANAPOLIS, INC. (a Florida corporation)
                           RDP COMMUNICATIONS OF INDIANAPOLIS, INC.
                           (a Florida corporation)
                           RDP COMMUNICATIONS, INC.
                           (a Florida corporation)
                           TRAVEL CHANNEL ACQUISITION CORPORATION
                           (a Florida corporation)


                           By:      /s/ Anthony L. Morrison
                                    ----------------------------
                           Name:    Anthony L. Morrison
                           Title:   Vice President and Assistant
                                    Secretary of each of such Additional
                                    Registrants

                           AMERICA 51, L.P.
                           (a Delaware limited partnership)

                           By: Paxson Communications of Phoenix-51, Inc., its General Partner and Limited Partner
                           By: Paxson Communications Television, Inc., its Limited Partner



                           By:      /s/ Anthony L. Morrison
                                    ----------------------------------------
                                    Name:   Anthony L. Morrison
                                    Title:  Vice President and Assistant
                                            Secretary of such General and
                                            Limited Partners of such Additional
                                            Registrant



                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of the Additional Registrants listed directly above (or, in the case of America 51, L.P., of the general partner and the limited partner of such Additional Registrant), for himself and not for one another, does hereby constitute and appoint ANTHONY L. MORRISON and ADAM K. WEINSTEIN, and each and either of them and his substitutes, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this registration statement, including post-effective amendments, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power of substitution and full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signatures                                   Title                                    Date
           ----------                                   -----                                    ----


/s/ Lowell W. Paxson                        Sole Director                               September 7, 2001
-------------------------------------
Lowell W. Paxson

/s/ Jeffrey Sagansky                        President                                   September 7, 2001
-------------------------------------       (Principal Executive Officer)
Jeffrey Sagansky


/s/ Thomas E. Severson, Jr.                 Vice President and Chief Financial          September 7, 2001
-------------------------------------       Officer (Principal Financial Officer
Thomas E. Severson, Jr.                     and Principal Accounting Officer)



                               INDEX TO EXHIBITS

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------

    3.1.1             Certificate of Incorporation of the Company(1)

    3.1.2             Bylaws of the Company(2)

    3.1.3 Certificate of Designations of the Company's 12-1/2% Cumulative Exchangeable Preferred Stock(3)

    3.1.4 Certificate of Designations of the Company's 13-1/4% Cumulative Junior Exchangeable Preferred Stock(4)

    3.1.5 Certificate of Designations of the Company's 9-3/4% Series a Convertible Preferred Stock(4)

    3.1.6 Certificate of Designations of the Company's 8% Series B Convertible Exchangeable Preferred Stock(5)

    3.2.1             Certificate of Limited Partnership of America 51, L.P.

    3.2.2 Second Amended and Restated Agreement of Limited Partnership of America 51, L.P.

    3.3.1             Articles of Incorporation of Bud Hits, Inc.

    3.3.2             Bylaws of Bud Hits, Inc.

    3.4.1             Articles of Incorporation of Bud Songs, Inc.

    3.4.2             Bylaws of Bud Songs, Inc.

    3.5.1             Articles of Incorporation of CAP Communications, Inc.

    3.5.2             Bylaws of CAP Communications, Inc.

    3.6.1 Articles of Incorporation of CAP Communications License of New London, Inc.

    3.6.2             Bylaws of CAP Communications License of New London, Inc.

    3.7.1             Articles of Incorporation of CAP Communications of New
                      London, Inc.

    3.7.2             Bylaws of CAP Communications of New London, Inc.

    3.8.1             Articles of Incorporation of Channel 66 of Tampa, Inc.

    3.8.2             Bylaws of Channel 66 of Tampa, Inc.

    3.9.1             Articles of Incorporation of Clearlake Productions, Inc.

    3.9.2             Bylaws of Clearlake Productions, Inc.

    3.10.1 Certificate of Incorporation of Cocola Media Corporation of Florida(4)

    3.10.2            Bylaws of Cocola Media Corporation of Florida(4)

    3.11.1 Certificate of Incorporation of Cocola Media Corporation of San Francisco, Inc.(4)

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------



    3.11.2            Bylaws of Cocola Media Corporation of San Francisco(4)

    3.12.1            Amended and Restated Articles of Incorporation of DP
                      Media, Inc.

    3.12.2            Amended and Restated Bylaws of DP Media, Inc.

    3.13.1            Articles of Incorporation of DP Media License of Battle
                      Creek, Inc.

    3.13.2            Bylaws of DP Media License of Battle Creek, Inc.

    3.14.1            Articles of Incorporation of DP Media License of Boston,
                      Inc.

    3.14.2            Bylaws of DP Media License of Boston, Inc.

    3.15.1            Articles of Incorporation of DP Media License of
                      Martinsburg, Inc.

    3.15.2            Bylaws of DP Media License of Martinsburg, Inc.

    3.16.1            Articles of Incorporation of DP Media License of
                      Milwaukee, Inc.

    3.16.2            Bylaws of DP Media License of Milwaukee, Inc.

    3.17.1            Articles of Incorporation of DP Media License of Raleigh
                      Durham, Inc.

    3.17.2            Bylaws of DP Media License of Raleigh Durham, Inc.

    3.18.1            Articles of Incorporation of DP Media Battle Creek, Inc.

    3.18.2 Articles of Amendment to Articles of Incorporation of DP Media Battle Creek, Inc.

    3.18.3            Bylaws of DP Media Battle Creek, Inc.

    3.19.1            Articles of Incorporation of DP Media of Boston, Inc.

    3.19.2            Bylaws of DP Media of Boston, Inc.

    3.20.1            Articles of Incorporation of DP Media of Martinsburg, Inc.

    3.20.2            Bylaws of DP Media of Martinsburg, Inc

    3.21.1            Articles of Incorporation of DP Media of Milwaukee, Inc.

    3.21.2            Bylaws of DP Media of Milwaukee, Inc

    3.22.1            Articles of Incorporation of DP Media of Raleigh Durham,
                      Inc.

    3.22.2 Articles of Amendment to Articles of Incorporation of DP Media of Raleigh Durham, Inc.

    3.22.3            Bylaws of DP Media of Raleigh Durham, Inc.

    3.23.1            Articles of Incorporation of DP Media of St. Louis, Inc.

    3.23.2            Bylaws of DP Media of St. Louis, Inc.

    3.24.1            Articles of Incorporation of Flagler Productions, Inc.

    3.24.2            Bylaws of Flagler Productions, Inc.

    3.25.1            Articles of Incorporation of Hispanic Broadcasting, Inc.

    3.25.2 Articles of Amendment to Articles of Incorporation of Hispanic Broadcasting, Inc.

    3.25.3            Amended and Restated Bylaws of Hispanic Broadcasting, Inc.

    3.26.1            Articles of Incorporation of Iron Mountain Productions,
                      Inc.

    3.26.2            Bylaws of Iron Mountain Productions, Inc.

    3.27.1 Certificate of Formation of Ocean State Television, LLC (formerly known as Offshore Television Company, LLC)(4)

    3.27.2            Operating Agreement of Ocean State Television, LLC(4)

    3.27.3            Amendment to Operating Agreement of Ocean State
                      Television, LLC

    3.27.4            Amendment to Certificate of Formation of Ocean State
                      Television, LLC

    3.28.1            Articles of Incorporation of Pax Hits Publishing, Inc.
                      (formerly known as Pax Tunes, Inc.)

    3.28.2 Articles of Amendment to Articles of Incorporation of Pax Hits Publishing, Inc.

    3.28.3            Amended and Restated Bylaws of Pax Hits Publishing, Inc.

    3.29.1 Articles of Incorporation of Pax Internet, Inc. (formerly known as Excel Marketing Enterprises, Inc.)(6)

    3.29.2 Articles of Amendment to Articles of Incorporation of Pax Internet, Inc.

    3.29.3            Bylaws of Pax Internet, Inc.(6)

    3.30.1            Certificate of Incorporation of Pax Net, Inc.(4)

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------
    3.30.2            Bylaws of Pax Net, Inc.(4)

    3.31.1            Articles of Incorporation of Pax Net Television
                      Productions, Inc.)(4)

    3.31.2            Bylaws of Pax Net Television Productions, Inc.(4)

    3.32.1            Articles of Incorporation of Paxson Akron License, Inc.(6)

    3.32.2            Bylaws of Paxson Akron License, Inc.(6)

    3.33.1            Articles of Incorporation of Paxson Albany License,
                      Inc.(3)

    3.33.2            Bylaws of Paxson Albany License, Inc.(3)

    3.34.1            Articles of Incorporation of Paxson Albuquerque License,
                      Inc.(4)

    3.34.2            Bylaws of Paxson Albuquerque License, Inc.(4)

    3.35.1            Articles of Incorporation of Paxson Atlanta License,
                      Inc.(6)

    3.35.2            Bylaws of Paxson Atlanta License, Inc.(6)

    3.36.1            Articles of Incorporation of Paxson Birmingham License,
                      Inc.(3)

    3.36.2            Bylaws of Paxson Birmingham License, Inc.(3)

    3.37.1            Articles of Incorporation of Paxson Boston License,
                      Inc.(6)

    3.37.2            Bylaws of Paxson Boston License, Inc.(6)

    3.38.1            Articles of Incorporation of Paxson Boston-68 License,
                      Inc.

    3.38.2            Bylaws of Paxson Boston-68 License, Inc.

    3.39.1            Articles of Incorporation of Paxson Buffalo License,
                      Inc.(4)

    3.39.2            Bylaws of Paxson Buffalo License, Inc.(4)

    3.40.1            Articles of Incorporation of Paxson Cedar Rapids License,
                      Inc.(4)

    3.40.2            Bylaws of Paxson Cedar Rapids License, Inc.(4)

    3.41.1            Articles of Incorporation of Paxson Charleston License,
                      Inc.(4)

    3.41.2            Bylaws of Paxson Charleston License, Inc.(4)

    3.42.1            Articles of Incorporation of Paxson Chicago License,
                      Inc.(4)

    3.42.2            Bylaws of Paxson Chicago License, Inc.(4)

    3.43.1 Certificate of Incorporation of Paxson Communications License Company, LLC(4)

    3.43.2            Bylaws of Paxson Communications License Company, LLC(4)

    3.44.1            Articles of Incorporation of Paxson Communications LPTV,
                      Inc.(3)

    3.44.2            Bylaws of Paxson Communications LPTV, Inc.(3)

    3.45.1 Articles of Incorporation of Paxson Communications Management Company (6)

    3.45.2            Bylaws of Paxson Communications Management Company(6)

    3.46.1            Articles of Incorporation of Paxson Communications of
                      Akron-23, Inc.(6)

    3.46.2            Bylaws of Paxson Communications of Akron-23, Inc.(6)

    3.47.1 Articles of Incorporation of Paxson Communications of Albany-55, Inc.(3)

    3.47.2            Bylaws of Paxson Communications of Albany-55, Inc.(3)

    3.48.1 Articles of Incorporation of Paxson Communications of Albuquerque-14, Inc.(4)

    3.48.2            Bylaws of Paxson Communications of Albuquerque-14, Inc.(4)

    3.49.1 Articles of Incorporation of Paxson Communications of Atlanta 14, Inc.(6)

    3.49.2            Bylaws of Paxson Communications of Atlanta-14, Inc.(6)

    3.50.1 Articles of Incorporation of Paxson Communications of Birmingham-44, Inc. (3)

    3.50.2            Bylaws of Paxson Communications of Birmingham-44, Inc.(3)

    3.51.1 Articles of Incorporation of Paxson Communications of Boston-46, Inc.(3)

    3.51.2            Bylaws of Paxson Communications of Boston-46, Inc.(3)

    3.52.1 Articles of Incorporation of Paxson Communications of Boston-60, Inc.(6)

    3.52.2            Bylaws of Paxson Communications of Boston-60, Inc.(6)

    3.53.1            Articles of Incorporation of Paxson Communications of
                      Boston-68, Inc.

    3.53.2            Bylaws of Paxson Communications of Boston-68, Inc.

    3.54.1 Articles of Incorporation of Paxson Communications of Buffalo-51, Inc.(4)

    3.54.2            Bylaws of Paxson Communications of Buffalo-51, Inc.(4)

    3.55.1 Articles of Incorporation of Paxson Communications of Cedar Rapids-48, Inc.(4)

    3.55.2            Bylaws of Paxson Communications of Cedar Rapids-48,
                      Inc.(4)

    3.56.1 Articles of Incorporation of Paxson Communications of Charleston-29, Inc.(4)

    3.56.2            Bylaws of Paxson Communications of Charleston-29, Inc.(4)

    3.57.1 Articles of Incorporation of Paxson Communications of Chicago-38, Inc.(4)

    3.57.2            Bylaws of Paxson Communications of Chicago-38, Inc.(4)

    3.58.1 Articles of Incorporation of Paxson Communications of Dallas-68, Inc.(6)

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------
    3.58.2            Bylaws of Paxson Communications of Dallas-68, Inc.(6)

    3.59.1 Articles of Incorporation of Paxson Communications of Davenport-67, Inc.(4)

    3.59.2            Bylaws of Paxson Communications of Davenport-67, Inc.(4)

    3.60.1 Articles of Incorporation of Paxson Communications of Denver-59, Inc.(6)

    3.60.2            Bylaws of Paxson Communications of Denver-59, Inc.(6)

    3.61.1 Articles of Incorporation of Paxson Communications of Des Moines-39 Inc.(4)

    3.61.2            Bylaws of Paxson Communications of Des Moines-39, Inc.(4)

    3.62.1 Articles of Incorporation of Paxson Communications of Detroit-31, Inc.(4)

    3.62.2            Bylaws of Paxson Communications of Detroit-31, Inc.(4)

    3.63.1 Articles of Incorporation of Paxson Communications of Fayetteville-62, Inc.(4)

    3.63.2            Bylaws of Paxson Communications of Fayetteville-62,
                      Inc.(4)

    3.64.1 Articles of Incorporation of Paxson Communications of Fresno-61, Inc.(4)

    3.64.2            Bylaws of Paxson Communications of Fresno-61, Inc.(4)

    3.65.1 Articles of Incorporation of Paxson Communications of Greensboro-16, Inc.(3)

    3.65.2            Bylaws of Paxson Communications of Greensboro-16, Inc.(3)

    3.66.1 Articles of Incorporation of Paxson Communications of Greenville-38, Inc.(4)

    3.66.2            Bylaws of Paxson Communications of Greenville-38, Inc.(4)

    3.67.1 Articles of Incorporation of Paxson Communications of Honolulu-66, Inc. (formerly known as Paxson Communications of Hawaii-66, Inc.)

    3.67.2 Articles of Amendment to Articles of Incorporation of Paxson Communications of Honolulu-66, Inc.

    3.67.3            Bylaws of Paxson Communications of Honolulu-66, Inc.

    3.68.1 Articles of Incorporation of Paxson Communications of Houston-49, Inc.(6)

    3.68.2            Bylaws of Paxson Communications of Houston-49, Inc.(6)

    3.69.1 Articles of Incorporation of Paxson Communications of Jacksonville-21, Inc.

    3.69.2            Bylaws of Paxson Communications of Jacksonville-21, Inc.

    3.70.1 Articles of Incorporation of Paxson Communications of Jacksonville-35, Inc.

    3.70.2            Bylaws of Paxson Communications of Jacksonville-35, Inc.

    3.71.1 Articles of Incorporation of Paxson Communications of Kansas City-50, Inc.(4)

    3.71.2            Bylaws of Paxson Communications of Kansas City-50, Inc.(4)

    3.72.1 Articles of Incorporation of Paxson Communications of Knoxville-54. Inc.(4)

    3.72.2            Bylaws of Paxson Communications of Knoxville-54, Inc.(4)

    3.73.1 Articles of Incorporation of Paxson Communications of Lexington-67, Inc.(4)

    3.73.2            Bylaws of Paxson Communications of Lexington-67, Inc.(4)

    3.74.1 Articles of Incorporation of Paxson Communications of Los Angeles-30, Inc.(6)

    3.74.2            Bylaws of Paxson Communications of Los Angeles-30, Inc.(6)

    3.75.1 Articles of Incorporation of Paxson Communications of Louisville-21, Inc.

    3.75.2            Bylaws of Paxson Communications of Louisville-21, Inc.

    3.76.1 Articles of Incorporation of Paxson Communications of Memphis-50, Inc.(4)

    3.76.2            Bylaws of Paxson Communications of Memphis-50, Inc.(4)

    3.77.1            Articles of Incorporation of Paxson Communications of
                      Miami-35, Inc.(6)

    3.77.2            Bylaws of Paxson Communications of Miami-35, Inc.(6)

    3.78.1 Articles of Incorporation of Paxson Communications of Minneapolis-41, Inc.(6)

    3.78.2            Bylaws of Paxson Communications of Minneapolis-41, Inc.(6)

    3.79.1 Articles of Incorporation of Paxson Communications of Mobile-61, Inc.(4)

    3.79.2            Bylaws of Paxson Communications of Mobile-61, Inc.(4)

    3.80.1 Articles of Incorporation of Paxson Communications of Nashville-28, Inc.(4)

    3.80.2            Bylaws of Paxson Communications of Nashville-28, Inc.(4)

    3.81.1 Articles of Incorporation of Paxson Communications of New Orleans-49, Inc.(4)

    3.81.2            Bylaws of Paxson Communications of New Orleans-49, Inc.(4)

    3.82.1 Articles of Incorporation of Paxson Communications of New York-31, Inc.(4)

    3.82.2            Bylaws of Paxson Communications of New York-31, Inc.(4)

    3.83.1 Articles of Incorporation of Paxson Communications of Norfolk-49, Inc.(4)

    3.83.2            Bylaws of Paxson Communications of Norfolk-49, Inc.(4)

    3.84.1 Articles of Incorporation of Paxson Communications of Oklahoma City-62, Inc.(3)

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------
    3.84.2            Bylaws of Paxson Communications of Oklahoma City-62,
                      Inc.(3)

    3.85.1 Articles of Incorporation of Paxson Communications of Orlando-56, Inc.(6)

    3.85.2            Bylaws of Paxson Communications of Orlando-56, Inc.(6)

    3.86.1 Articles of Incorporation of Paxson Communications of Philadelphia-61, Inc.(6)

    3.86.2            Bylaws of Paxson Communications of Philadelphia-61,
                      Inc.(6)

    3.87.1 Articles of Incorporation of Paxson Communications of Phoenix-13, Inc.(6)

    3.87.2            Bylaws of Paxson Communications of Phoenix-13, Inc.(6)

    3.88.1 Articles of Incorporation of Paxson Communications of Phoenix-51, Inc.(3)

    3.88.2            Bylaws of Paxson Communications of Phoenix-51, Inc.(3)

    3.89.1 Articles of Incorporation of Paxson Communications of Pittsburgh-40, Inc.(4)

    3.89.2            Bylaws of Paxson Communications of Pittsburgh-40, Inc.(4)

    3.90.1 Articles of Incorporation of Paxson Communications of Portland-22, Inc.(4)

    3.90.2            Bylaws of Paxson Communications of Portland-22, Inc.(4)

    3.91.1 Articles of Incorporation of Paxson Communications of Portland-23, Inc.(4)

    3.91.2            Bylaws of Paxson Communications of Portland-23, Inc.(4)

    3.92.1 Articles of Incorporation of Paxson Communications of Providence-69, Inc.(3)

    3.92.2            Bylaws of Paxson Communications of Providence-69, Inc.(3)

    3.93.1 Articles of Incorporation of Paxson Communications of Roanoke-38, Inc.(4)

    3.93.2            Bylaws of Paxson Communications of Roanoke-38, Inc.(4)

    3.94.1 Articles of Incorporation of Paxson Communications of Sacramento-29, Inc.(3)

    3.94.2            Bylaws of Paxson Communications of Sacramento-29, Inc.(3)

    3.95.1 Articles of Incorporation of Paxson Communications of Salt Lake City-30, Inc.(4)

    3.95.2            Bylaws of Paxson Communications of Salt Lake City-30,
                      Inc.(4)

    3.96.1 Articles of Incorporation of Paxson Communications of San Antonio-26, Inc.(4)

    3.96.2            Bylaws of Paxson Communications of San Antonio-26, Inc.(4)

    3.97.1 Articles of Incorporation of Paxson Communications of San Jose-65, Inc.(6)

    3.97.2            Bylaws of Paxson Communications of San Jose-65, Inc.(6)

    3.98.1            Articles of Incorporation of Paxson Communications of San
                      Juan, Inc.(3)

    3.98.2            Bylaws of Paxson Communications of San Juan, Inc.(3)

    3.99.1 Articles of Incorporation of Paxson Communications of Scranton-64, Inc.(4)

    3.99.2            Bylaws of Paxson Communications of Scranton-64, Inc.(4)

    3.100.1 Articles of Incorporation of Paxson Communications of Seattle-33, Inc.(3)

    3.100.2           Bylaws of Paxson Communications of Seattle-33, Inc.(3)

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------
    3.101.1           Articles of Incorporation of Paxson Communications of
                      Shreveport-21, Inc.(4)

    3.101.2           Bylaws of Paxson Communications of Shreveport-21, Inc.(4)

    3.102.1 Articles of Incorporation of Paxson Communications of Spokane-34, Inc.(4)

    3.102.2           Bylaws of Paxson Communications of Spokane-34, Inc.(4)

    3.103.1           Articles of Incorporation of Paxson Communications of St.
                      Croix-15, Inc.(4)

    3.103.2           Bylaws of Paxson Communications of St. Croix-15, Inc.(4)

    3.104.1 Articles of Incorporation of Paxson Communications of Syracuse-56, Inc.(4)

    3.104.2           Bylaws of Paxson Communications of Syracuse-56, Inc.(4)

    3.105.1 Articles of Incorporation of Paxson Communications of Tampa-66, Inc.(6)

    3.105.2           Bylaws of Paxson Communications of Tampa-66, Inc.(6)

    3.106.1 Articles of Incorporation of Paxson Communications of Tucson-46, Inc.(4)

    3.106.2           Bylaws of Paxson Communications of Tucson-46, Inc.(4)

    3.107.1 Articles of Incorporation of Paxson Communications of Tulsa-44, Inc.(3)

    3.107.2           Bylaws of Paxson Communications of Tulsa-44, Inc.(3)

    3.108.1 Articles of Incorporation of Paxson Communications of Washington-66, Inc.(4)

    3.108.2           Bylaws of Paxson Communications of Washington-66, Inc.(4)

    3.109.1 Articles of Incorporation of Paxson Communications of Wausau-46, Inc.(4)

    3.109.2           Bylaws of Paxson Communications of Wausau-46, Inc.(4)

    3.110.1 Articles of Incorporation of Paxson Communications of West Palm Beach-67, Inc.(4)

    3.110.2           Bylaws of Paxson Communications of West Palm Beach-67,
                      Inc.(4)

    3.111.1           Articles of Incorporation of Paxson Communications
                      Television, Inc.(6)

    3.111.2           Bylaws of Paxson Communications Television, Inc.(6)

    3.112.1           Articles of Incorporation of Paxson Dallas License,
                      Inc.(6)

    3.112.2           Bylaws of Paxson Dallas License, Inc.(6)

    3.113.1           Articles of Incorporation of Paxson Davenport License,
                      Inc.(4)

    3.113.2           Bylaws of Paxson Davenport License, Inc.(4)

    3.114.1           Articles of Incorporation of Paxson Denver License,
                      Inc.(3)

    3.114.2           Bylaws of Paxson Denver License, Inc.(3)

    3.115.1           Articles of Incorporation of Paxson Des Moines License,
                      Inc.(4)

    3.115.2           Bylaws of Paxson Des Moines License, Inc.(4)

    3.116.1           Articles of Incorporation of Paxson Detroit License,
                      Inc.(4)

    3.116.2           Bylaws of Paxson Detroit License, Inc.(4)

    3.117.1           Articles of Incorporation of Paxson Development, Inc.

    3.117.2           Bylaws of Paxson Development, Inc.

    3.118.1           Articles of Incorporation of Paxson Fayetteville License,
                      Inc.(4)

    3.118.2           Bylaws of Paxson Fayetteville License, Inc.(4)

    3.119.1           Articles of Incorporation of Paxson Fresno License,
                      Inc.(4)

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------
    3.119.2           Bylaws of Paxson Fresno License, Inc.(4)

    3.120.1           Articles of Incorporation of Paxson Greensboro License,
                      Inc.(3)

    3.120.2           Bylaws of Paxson Greensboro License, Inc.(3)

    3.121.1           Articles of Incorporation of Paxson Greenville License,
                      Inc.(4)

    3.121.2           Bylaws of Paxson Greenville License, Inc.(4)

    3.122.1           Articles of Incorporation of Paxson Hawaii License,
                      Inc.(4)

    3.122.2           Bylaws of Paxson Hawaii License, Inc.(4)

    3.123.1           Articles of Incorporation of Paxson Houston License,
                      Inc.(6)

    3.123.2           Bylaws of Paxson Houston License, Inc.(6)

    3.124.1           Articles of Incorporation of Paxson Jacksonville License,
                      Inc.

    3.124.2           Bylaws of Paxson Jacksonville License, Inc.

    3.125.1           Articles of Incorporation Paxson Jax License, Inc.

    3.125.2           Bylaws of Paxson Jax License, Inc.

    3.126.1           Articles of Incorporation of Paxson Kansas City License,
                      Inc.(4)

    3.126.2           Bylaws of Paxson Kansas City License, Inc.(4)

    3.127.1           Articles of Incorporation of Paxson Knoxville License,
                      Inc.(4)

    3.127.2           Bylaws of Paxson Knoxville License, Inc.(4)

    3.128.1           Articles of Incorporation of Paxson Lexington License,
                      Inc.(4)

    3.128.2           Bylaws of Paxson Lexington License, Inc.(4)

    3.129.1           Articles of Incorporation of Paxson Los Angeles License,
                      Inc.(6)

    3.129.2           Bylaws of Paxson Los Angeles License, Inc.(6)

    3.130.1           Articles of Incorporation of Paxson Merchandising &
                      Licensing, Inc.

    3.130.2           Bylaws of Paxson Merchandising & Licensing, Inc.

    3.131.1           Articles of Incorporation of Paxson Miami-35 License,
                      Inc.(4)

    3.131.2           Bylaws of Paxson Miami-35 License, Inc.(4)

    3.132.1           Articles of Incorporation of Paxson Minneapolis License,
                      Inc.(6)

    3.132.2           Bylaws of Paxson Minneapolis License, Inc.(6)

    3.133.1           Articles of Incorporation of Paxson Mobile License,
                      Inc.(4)

    3.133.2           Bylaws of Paxson Mobile License, Inc.(4)

    3.134.1           Articles of Incorporation of Paxson New York License,
                      Inc.(6)

    3.134.2           Bylaws of Paxson New York License, Inc.(6)

    3.135.1           Articles of Incorporation of Paxson Norfolk License, Inc.

    3.135.2           Bylaws of Paxson Norfolk License, Inc.

    3.136.1           Articles of Incorporation of Paxson Oklahoma City License,
                      Inc.(4)

    3.136.2           Bylaws of Paxson Oklahoma City License, Inc.(4)

    3.137.1           Articles of Incorporation of Paxson Orlando License,
                      Inc.(4)

    3.137.2           Bylaws of Paxson Orlando License, Inc.(4)

    3.138.1           Articles of Incorporation of Paxson Philadelphia License,
                      Inc.(6)

    3.138.2           Bylaws of Paxson Philadelphia License, Inc.(6)

    3.139.1           Articles of Incorporation of Paxson Phoenix License,
                      Inc.(6)

    3.139.2           Bylaws of Paxson Phoenix License, Inc.(6)

    3.140.1           Articles of Incorporation of Paxson Portland License,
                      Inc.(4)

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------
    3.140.2           Bylaws of Paxson Portland License, Inc.(4)

    3.141.1           Articles of Incorporation of Paxson Productions, Inc.

    3.141.2           Bylaws of Paxson Productions, Inc.

    3.142.1           Articles of Incorporation of Paxson Roanoke License,
                      Inc.(4)

    3.142.2           Bylaws of Paxson Roanoke License, Inc.(4)

    3.143.1           Articles of Incorporation of Paxson Sacramento License,
                      Inc.(3)

    3.143.2           Bylaws of Paxson Sacramento License, Inc.(3)

    3.144.1           Articles of Incorporation of Paxson Salem License, Inc.(4)

    3.144.2           Bylaws of Paxson Salem License, Inc.(4)

    3.145.1           Articles of Incorporation of Paxson Salt Lake City
                      License, Inc.(4)

    3.145.2           Bylaws of Paxson Salt Lake City License, Inc.(4)

    3.146.1           Articles of Incorporation of Paxson San Antonio License,
                      Inc.

    3.146.2           Bylaws of Paxson San Antonio License, Inc.

    3.147.1           Articles of Incorporation of Paxson San Jose License,
                      Inc.(6)

    3.147.2           Bylaws of Paxson San Jose License, Inc.(6)

    3.148.1           Articles of Incorporation of Paxson Scranton License,
                      Inc.(4)

    3.148.2           Bylaws of Paxson Scranton License, Inc.(4)

    3.149.1           Articles of Incorporation of Paxson Seattle License,
                      Inc.(3)

    3.149.2           Bylaws of Paxson Seattle License, Inc.(3)

    3.150.1           Articles of Incorporation of Paxson Shreveport License,
                      Inc.(4)

    3.150.2           Bylaws of Paxson Shreveport License, Inc.(4)

    3.151.1           Articles of Incorporation of Paxson Spokane License,
                      Inc.(4)

    3.151.2           Bylaws of Paxson Spokane License, Inc.(4)

    3.152.1           Articles of Incorporation of Paxson Sports of Miami,
                      Inc.(3)

    3.152.2           Bylaws of Paxson Sports of Miami, Inc.(3)

    3.153.1           Articles of Incorporation of Paxson St. Croix License,
                      Inc.(4)

    3.153.2           Bylaws of Paxson St. Croix License, Inc.(4)

    3.154.1           Articles of Incorporation of Paxson Syracuse License,
                      Inc.(4)

    3.154.2           Bylaws of Paxson Syracuse License, Inc.(4)

    3.155.1           Articles of Incorporation of Paxson Tampa-66 License,
                      Inc.(4)

    3.155.2           Bylaws of Paxson Tampa-66 License, Inc.(4)

    3.156.1           Articles of Incorporation of Paxson Television
                      Productions, Inc.(4)

    3.156.2           Bylaws of Paxson Television Productions, Inc.(4)

    3.157.1           Articles of Incorporation of Paxson Television, Inc.

    3.157.2           Bylaws of Paxson Television, Inc.

    3.158.1           Articles of Incorporation of Paxson Tennessee License,
                      Inc.(4)

    3.158.2           Bylaws of Paxson Tennessee License, Inc.(4)

    3.159.1           Articles of Incorporation of Paxson Tulsa License, Inc.(4)

    3.159.2           Bylaws of Paxson Tulsa License, Inc.(4)

    3.160.1           Articles of Incorporation of Paxson Washington License,
                      Inc.(6)

    3.160.2           Bylaws of Paxson Washington License, Inc.(6)

    3.161.1           Articles of Incorporation of Paxson Wausau License,
                      Inc.(4)

    3.161.2           Bylaws of Paxson Wausau License, Inc.(4)

    3.162.1           Articles of Incorporation of PCC Direct, Inc.(3)

    3.162.2           Bylaws of PCC Direct, Inc.(3)

    EXHIBIT
      NO.             DESCRIPTION
 -----------          -----------

    3.163.1 Articles of Incorporation of RDP Communications License of Indianapolis, Inc.

    3.163.2           Bylaws of RDP Communications License of Indianapolis, Inc.

    3.164.1           Articles of Incorporation of RDP Communications of
                      Indianapolis, Inc.

    3.164.2           Bylaws of RDP Communications of Indianapolis, Inc.

    3.165.1           Articles of Incorporation of RDP Communications, Inc.

    3.165.2           Bylaws of RDP Communications, Inc.

    3.166.1 Certificate of Incorporation of Travel Channel Acquisition Corporation(4)

    3.166.2           Bylaws of Travel Channel Acquisition Corporation(4)

    4.1 Indenture, dated as of July 12, 2001, among Paxson Communications Corporation, its domestic subsidiaries and The Bank of New York, as trustee (7)

    4.2 First Supplemental Indenture, dated as of July 31, 2001, among Paxson Communications Corporation, its domestic subsidiaries, S&E Network, Inc. and The Bank of New York, as trustee

    4.3 Registration Rights Agreement, dated July 12, 2001, among Paxson Communications Corporation, its domestic subsidiaries, Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC World Markets Corp. and Bear, Stearns & Co., Inc.

    4.4               Form of Note (contained in Exhibit 4.1)

    12.1              Computation of Ratio of Earnings to Fixed Charges

    21.1              List of Subsidiaries

    23.1 Consent of PricewaterhouseCoopers LLP, independent certified public accountants

    24.1 Powers of Attorney (included on signature pages of Registration Statement)

    25.1 Statement of Eligibility of Trustee, The Bank of New York, on Form T-1

    99.1              Form of Letter of Transmittal for the Original Notes

    99.2              Form of Notice of Guaranteed Delivery for the Original
                      Notes

-----------------------
(1) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

(2) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and incorporated herein by reference.

(3) Filed with the Company's Registration Statement on Form S-3, as amended, filed August 15, 1996, Registration No. 333-10267 and incorporated herein by reference.

(4) Filed with the Company's Registration Statement on Form S-4, as amended, filed July 23, 1998, Registration No. 333-59641, and incorporated herein by reference.

(5) Filed with the Company's Report on Form 8-K, dated September 15, 1999, and incorporated herein by reference.

(6) Filed with the Company's Registration Statement on Form S-4, as amended, filed January 23, 1996, Registration No. 33-63765 and incorporated herein by reference.

(7) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated herein by reference.